CERTAIN INFORMATION HAS BEEN OMITTED FROM THIS EXHIBIT PURSUANT TO ITEM 601(B)(10) OF REGULATION S-K, BECAUSE IT IS BOTH NOT MATERIAL AND THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

Exhibit 10.2

Execution Version

INDENTURE

by and between

BLACKROCK DLF 2026-C CLO, LLC

Issuer

and

COMPUTERSHARE TRUST COMPANY, N.A.

Trustee

Dated as of May 27, 2026

i

(continued)

(continued)

(continued)

Page

Section 10.6	Reports to Rating Agency and Additional Recipients	180
Section 10.7	Reinvestment of Funds in Accounts; Reports by Trustee	180
Section 10.8	Accountings	182
Section 10.9	Release of Collateral	188
Section 10.10	Reports by Independent Accountants	190
Section 10.11	Procedures Relating to the Establishment of Accounts Controlled by the Trustee	191
Section 10.12	Section 3(c)(7) Procedures	192

ARTICLE XI	Application Of Monies	194

Section 11.1	Disbursements of Monies from Payment Account	194

ARTICLE XII	Sale of Collateral Obligations	200

Section 12.1	Sales of Collateral Obligations	200
Section 12.2	Purchase of Additional Collateral Obligations	202
Section 12.3	Conditions Applicable to All Sale and Purchase Transactions	204
Section 12.4	Limitation on Certain Maturity Amendments	205

ARTICLE XIII	Noteholders’ Relations	205

Section 13.1	Subordination	205
Section 13.2	Standard of Conduct	206

ARTICLE XIV	Miscellaneous	206

Section 14.1	Form of Documents Delivered to Trustee	206
Section 14.2	Acts of Holders	207
Section 14.3	Notices, etc., to Trustee, the Issuer, the Investment Manager, the Placement Agent, the Collateral Administrator, the Paying Agent, each Hedge Counterparty and the Rating Agency	208
Section 14.4	Notices to Holders; Waiver	210
Section 14.5	Effect of Headings and Table of Contents	211
Section 14.6	Successors and Assigns	211
Section 14.7	Severability	211
Section 14.8	Benefits of Indenture	212
Section 14.9	Legal Holidays	212
Section 14.10	Governing Law	212
Section 14.11	Submission to Jurisdiction	212
Section 14.12	WAIVER OF JURY TRIAL	212
Section 14.13	Counterparts	212
Section 14.14	Acts of Issuer	213
Section 14.15	[Reserved]	213
Section 14.16	Communications with Rating Agency	213

(continued)

v

Schedules and Exhibits

Schedule 1	List of Collateral Obligations
Schedule 2	S&P Industry Classifications
Schedule 3	S&P Recovery Rate Tables
Schedule 4	Moody’s Rating Definitions
Schedule 5	List of Identified Obligations

Exhibit A	Forms of Notes

A-1	Form of Global Secured Note
A-2	Form of Certificated Secured Note
A-3	[Reserved]
A-4	[Reserved]
Exhibit B	Forms of Transfer and Exchange Certificates
B-1	Form of Transferor Certificate for Transfer of Rule 144A Global Secured Note, Certificated Secured Note or Uncertificated Secured Note to Regulation S Global Secured Note
B-2	Form of Purchaser Representation Letter and Transferee Certificate for Certificated Secured Notes and Uncertificated Secured Notes
B-3	Form of Transferor Certificate for Transfer of Regulation S Global Secured Note, Certificated Secured Note or Uncertificated Secured Note to Rule 144A Global Secured Note
B-4	Form of Transferee Certificate for LLC Interests
B-5	Form of ERISA Certificate
B-6	Form of Transferee Certificate of Rule 144A Global Secured Note
B-7	Form of Transferee Certificate of Regulation S Global Secured Note
B-8	Form of Daisy Chain Letter
Exhibit C	Form of Contribution Notice
Exhibit D	Form of Note Owner Certificate
Exhibit E	Approved Appraisal Firms
Exhibit F	[Reserved]
Exhibit G	Form of Confirmation of Registration
Exhibit H	Form of Request for Transfer of Uncertificated Note

INDENTURE, dated as of May 27, 2026, between BlackRock DLF 2026-C CLO, LLC, a limited liability company organized under the laws of the State of Delaware, as the issuer (the “Issuer”), and Computershare Trust Company, N.A., as trustee (herein, together with its permitted successors and assigns in the trusts hereunder, the “Trustee”).

PRELIMINARY STATEMENT

The Issuer is duly authorized to execute and deliver this Indenture to provide for the Notes issuable as provided in this Indenture. Except as otherwise provided herein, all covenants and agreements made by the Issuer herein are for the benefit and security of the Secured Parties. The Issuer and the Trustee are entering into this Indenture for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

All things necessary to make this Indenture a valid agreement of the Issuer in accordance with the agreement’s terms have been done.

GRANTING CLAUSES

The Issuer hereby Grants to the Trustee, for the benefit and security of the Holders of the Secured Notes, the Trustee, the Bank, and each of their respective Affiliates in each of their respective capacities under the Transaction Documents, each Hedge Counterparty and the Placement Agent (collectively, the “Secured Parties”), all of its right, title and interest in, to and under all property of the Issuer, in each case, whether now owned or existing, or hereafter acquired or arising and wherever located, including, without limitation, the following property of the Issuer (all such property is collectively referred to as the “Assets”):

(a) the Collateral Obligations, the Loss Mitigation Loans and the Specified Equity Securities (listed, as of the Closing Date, in Schedule 1 to this Indenture) which the Issuer causes to be Delivered to the Trustee (directly or through an intermediary or bailee) herewith and all payments thereon or with respect thereto, and all Collateral Obligations, Loss Mitigation Loans and Specified Equity Securities which are Delivered to the Trustee in the future pursuant to the terms hereof and all payments thereon or with respect thereto;

(b) each of the Accounts and any Eligible Investments purchased with funds on deposit therein, and all income from the investment of funds therein;

(c) all income from the investment of funds in each Hedge Counterparty Collateral Account, subject to the rights of the Hedge Counterparty therein;

(d) the Investment Management Agreement as set forth in Article XV hereof, the Placement Agreement, the Hedge Agreements, the Collateral Administration Agreement, the Securities Account Control Agreement and the Risk Retention Letter;

(e) all Cash or Money Delivered to the Trustee (or its bailee) from any source for the benefit of the Secured Parties or the Issuer or a Non-U.S. Obligation Subsidiary; or the Issuer’s ownership interest in and rights in all assets owned by any Non-U.S. Obligation Subsidiary and the Issuer’s rights under any agreement with any Non-U.S. Obligation Subsidiary;

(f) all accounts, chattel paper, deposit accounts, financial assets, general intangibles, instruments, investment property, letter-of-credit rights and other supporting obligations relating to the foregoing (in each case as defined in the UCC);

(g) any other property otherwise Delivered to the Trustee by or on behalf of the Issuer (whether or not constituting Collateral Obligations or Eligible Investments);

(h) any Equity Securities received by the Issuer; and

(i) all proceeds with respect to the foregoing.

The above Grant is made to secure the Secured Notes and certain other amounts payable by the Issuer as described herein. Except as set forth in the Priority of Payments and Article XIII of this Indenture, the Secured Notes are secured by the Grant equally and ratably without prejudice, priority or distinction between any Secured Notes and any other Secured Notes by reason of difference in time of issuance or otherwise. Such Grant is made to secure, in accordance with the priorities set forth in the Priority of Payments and Article XIII of this Indenture, (i) the payment of all amounts due on the Secured Notes in accordance with their terms, (ii) the payment of all other sums (other than in respect of the LLC Interests) payable under this Indenture, (iii) the payment of amounts owing by the Issuer under the Investment Management Agreement, the Securities Account Control Agreement and the Collateral Administration Agreement and (iv) compliance with the provisions of this Indenture, all as provided in this Indenture. The foregoing Grant shall, for the purpose of determining the property subject to the lien of this Indenture, be deemed to include any securities and any investments granted to the Trustee by or on behalf of the Issuer, whether or not such securities or investments satisfy the criteria set forth in the definitions of “Collateral Obligation” or “Eligible Investments,” as the case may be.

The Trustee acknowledges such Grant and agrees to perform the duties herein in accordance with the terms hereof.

ARTICLE I

Definitions

Section 1.1 Definitions.

Except as otherwise specified herein or as the context may otherwise require, the following terms have the respective meanings set forth below for all purposes of this Indenture, and the definitions of such terms are equally applicable both to the singular and plural forms of such terms and to the masculine, feminine and neuter genders of such terms.

“17g-5 Information”: The meaning specified in Section 14.17(a).

“17g-5 Website”: A password protected internet website which shall initially be located at https://17g5.com/datarooms/projectivblackrockstatic. Any change of the 17g-5 Website shall only occur after notice has been delivered by the Issuer to the Information Agent, the Investment Manager, the Placement Agent and the Rating Agency setting the date of change and new location of the 17g-5 Website.

“25% Limitation”: A limitation that is exceeded only if Benefit Plan Investors hold 25% or more of the total value of the Tax Restricted Secured Notes, the LLC Interests or any other Class of Notes that is treated as equity interests in the Issuer for purposes of ERISA, as calculated under 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA.

“ABL Facility”: A lending facility pursuant to which the loans thereunder are secured by a perfected, first priority security interest in accounts receivable, inventory, machinery, equipment, real estate, oil and gas reserves, vessels, or periodic revenues, where such collateral security consists of assets generated or acquired by the related Obligor in its business.

“Accountants’ Certificate”: A certificate, of the firm or firms appointed by the Issuer pursuant to Section 10.10(a).

“Accounts”: (i) the Payment Account, (ii) the Collection Account, (iii) the Revolver Funding Account, (iv) the Custodial Account, (v) each Hedge Counterparty Collateral Account, (vi) the Closing Expense Account, (vii) the Permitted Use Account and (viii) the Closing Date Account, in each case including all subaccounts thereof.

“Accredited Investor”: The meaning set forth in Rule 501(a) under the Securities Act.

“Act” and “Act of Holders”: The meanings specified in Section 14.2.

“Acquired Participation Interests”: Any Collateral Obligations in the form participation interests for which the related trade date is the Closing Date in the form participation interests, in each case, that have not been otherwise elevated to an assignment of the related loan, including those Collateral Obligations transferred to the Issuer on the Closing Date pursuant to the Master Participation Agreement. The failure to elevate the Acquired Participation Interests shall not result or be deemed to result in a default or Event of Default under this Indenture or any other Transaction Document.

“Administrative Expense Cap”: An amount equal on any Payment Date (when taken together with any Administrative Expenses paid during the period since the preceding Payment Date or in the case of the first Payment Date following the Closing Date, the period since the Closing Date), to the sum of (a) 0.025% per annum (prorated for the related Interest Accrual Period on the basis of a 360-day year consisting of twelve 30-day months) of the Aggregate Principal Balance of the Assets (excluding any Assets that constitute Interest Proceeds) as of the first day of the related Collection Period and (b) U.S.$300,000 per annum (prorated for the related Interest Accrual Period on the basis of a 360-day year consisting of twelve 30-day months); provided that in respect of the third Payment Date following the Closing Date and any Payment Date thereafter, if the aggregate amount of Administrative Expenses paid pursuant to Sections 11.1(a)(i)(A), 11.1(a)(ii)(A) and 11.1(a)(iii)(A) (including any excess applied in accordance with this proviso) on the three immediately preceding Payment Dates (or the two immediately preceding Payment Dates in the case of the third Payment Date following the Closing Date) and during the related Collection Periods is less than the stated Administrative Expense Cap (without regard to any excess applied in accordance with this proviso) in the aggregate for such three preceding Payment Dates, then the excess may be applied to the Administrative Expense Cap with respect to the then-current Payment Date, except that, in respect of the third Payment Date following the Closing Date, such excess amount shall be calculated based on the Payment Dates preceding such Payment Date.

“Administrative Expenses”: The fees, expenses (including fees and expenses of counsel and indemnities) and other amounts due or accrued with respect to any Payment Date (including, with respect to any Payment Date, any such amounts that were due and not paid on any prior Payment Date in accordance with the Priority of Payments) and payable in the following order by the Issuer: first, on a pari passu basis to (x) the Trustee pursuant to Section 6.7 and the other provisions of this Indenture, (y) without duplication to clause (x), to the Bank, and their respective Affiliates in all of their respective capacities under the Transaction Documents and (z) the Collateral Administrator pursuant to the Collateral Administration Agreement (including fees and expenses in connection with the compilation of the Transparency Reports pursuant to the Collateral Administration Agreement or any related side letter, if applicable); second, on a pro rata basis, the following amounts (excluding indemnities) to the following parties: (i) the Independent accountants, agents (other than the Investment Manager) and counsel of the Issuer or any Non-U.S. Obligation Subsidiary for fees, costs and expenses; (ii) on a pro rata basis, (x) the Rating Agency for fees and expenses (including any annual fee, amendment fees and surveillance fees) in connection with any rating of the Secured Notes or in connection with the rating of (or provision of credit estimates in respect of) any Collateral Obligations and (y) any person in respect of any fees or expenses incurred as a result of compliance with Rule 17g-5 of the Exchange Act; (iii) the Investment Manager under this Indenture and pursuant to the Investment Management Agreement but excluding the Investment Management Fee and any Risk Retention Expenses, but including other costs and expenses incurred by the Investment Manager on behalf of the Issuer; (iv) the independent manager of the Issuer for fees and expenses; (v) any person in respect of any governmental fee or Tax (including any Tax Account Reporting Rules Compliance Costs, any expenses related to the preparation, filing and delivery of tax returns or tax information returns of the Issuer or any Non-U.S. Obligation Subsidiary, and any expenses reasonably incurred in connection with the actions of the Partnership Representative or its agent and attorney-in-fact in connection with such role); and (vi) any other Person in respect of any other fees or expenses permitted under this Indenture and the documents delivered pursuant to or in connection with this Indenture (including the payment of all legal and other fees and expenses incurred in connection with the purchase or sale of any Collateral Obligations and any other expenses incurred in connection with the Collateral Obligations) and the Notes, including but not limited to, any amounts due in respect of the listing of any Notes on any stock exchange or trading system and any amounts owed in connection with the preparation and delivery of the Transparency Reports (including to any Reporting Agent (if any) related thereto) and/or any other related regulations; third, any Risk Retention Expenses; and fourth, on a pro rata basis, indemnities payable to any Person pursuant to any Transaction Document; provided that (x) amounts due in respect of actions taken on or before the Closing Date shall not be payable as Administrative Expenses but shall be payable only from the Closing Expense Account pursuant to Section 10.5 and (y) for the avoidance of doubt, amounts that are expressly payable to any Person under the Priority of Payments in respect of an amount that is stated to be payable as an amount other than as Administrative Expenses (including, without limitation, interest and principal in respect of the Notes) shall not constitute Administrative Expenses.

“Affected Class”: Any Class of Secured Notes that, as a result of the occurrence of a Tax Event described in the definition of “Tax Redemption,” has not received 100% of the aggregate amount of principal and interest that would otherwise be due and payable to such Class on any Payment Date.

“Affiliate”: With respect to a Person, (a) any other Person who, directly or indirectly, is in control of, or controlled by, or is under common control with, such Person or (b) any other Person who is a director, Officer, employee or general partner (i) of such Person, (ii) of any subsidiary or parent company of such Person or (iii) of any Person described in clause (a) of this sentence; provided that (x) other investment vehicles or funds or accounts managed by the Investment Manager or Affiliates of the Investment Manager shall be excluded from the definition hereof, (y) the Issuer shall not be deemed to be an Affiliate of the Investment Manager or any of its Affiliates solely by reason of the Investment Management Agreement and (z) Obligors in respect of Collateral Obligations shall not be deemed Affiliates solely because they have the same financial sponsor. For the purposes of this definition, “control” of a Person means the power, direct or indirect, (i) to vote more than 50% of the securities having ordinary voting power for the election of directors of such Person or (ii) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

“Agent Members”: Members of, or participants in, DTC, Euroclear or Clearstream.

“Aggregate Outstanding Amount”: With respect to any of the Notes (or if specified, any Class of the Notes) as of any date, the aggregate unpaid principal amount of such Notes Outstanding (including any Deferred Interest previously added to the principal amount of such Class of Notes that remains unpaid except to the extent otherwise expressly provided herein).

“Aggregate Principal Balance”: When used with respect to all or a portion of the Collateral Obligations or the Assets, the sum of the Principal Balances of all or of such portion of the Collateral Obligations or Assets, respectively.

“Applicable Obligation”: As to any Collateral Obligation at any time, any other debt obligation of the same Obligor that either (a) is senior or pari passu in right of payment to such Collateral Obligation or (b) shares the same collateral as such Collateral Obligation, but only (in the case of this clause (b)) if the aggregate principal amount (funded or unfunded) of such other obligation (and all other obligations of such Obligor that share the same collateral) is at least equal to 20% of the aggregate principal amount of such Collateral Obligation (including portions of such Collateral Obligation not held by the Issuer).

“Appraisal”: With respect to any Collateral Obligation, an appraisal of either (A) such Collateral Obligation or (B) the assets securing such Collateral Obligation, in each case, that is conducted by an Approved Appraisal Firm on the basis of the fair market value of such Collateral Obligation or such assets (that is, the price that would be paid by a willing buyer to a willing seller of such Collateral Obligation or such assets in a commercially reasonable sale on an arm’s-length basis). Any Appraisal required hereunder (i) may be in the form of an update or reaffirmation by an Approved Appraisal Firm of an Appraisal previously performed by an Approved Appraisal Firm and (ii) shall be provided within five Business Days following completion to the Collateral Administrator for purposes of the Monthly Report.

“Appraised Value”: With respect to any Collateral Obligation, the Appraisal value (determined in Dollars, and which, if Appraisals for both of the following are available, the greater) of either (A) such Collateral Obligation or (B) the assets securing such Collateral Obligation, net of estimated costs of their liquidation as determined by the applicable Approved Appraisal Firm, in each case as set forth in the related Appraisal or, if a range of values is set forth therein, the midpoint of such values; provided that the Appraised Value of any Collateral Obligation shall in no case be greater than its Principal Balance. If the Issuer owns less than 100% of the total lenders’ interests secured by the assets securing any Collateral Obligation or has sold participation interests in such Collateral Obligation, then the Appraised Value with respect to such Collateral Obligation will be reduced to reflect the proportionate interests of all other lenders or participants secured by such assets (taking into account the relative seniority of all such lenders and participants) that rank pari passu with or senior to (including with respect to liquidation) the Issuer’s interest under the Collateral Obligation.

“Approved Appraisal Firm”: Those entities whose names are set forth in Exhibit E hereto, as it may be amended from time to time; provided that (a) any such entity added to such Exhibit after the Closing Date shall be an independent appraisal firm (i) recognized as being experienced in conducting valuations of loans of the type constituting Collateral Obligations and (ii) that the Issuer, or the Investment Manager in accordance with the Standard of Care, determines is qualified with respect to each Collateral Obligation, (b) at no time may the Issuer, the Investment Manager or any Affiliate thereof be an Approved Appraisal Firm and (c) any amendment to Exhibit E will be not effective without the satisfaction of the S&P Rating Agency Condition.

“Approved Foreign Jurisdiction”: Each of the United Kingdom, Luxembourg, Canada, Australia, the Netherlands, Germany, Denmark, Belgium, Finland, Norway, Sweden, Switzerland, Austria, New Zealand and the Approved Tax Jurisdictions; provided that each such country (other than the Approved Tax Jurisdictions) has a foreign currency issuer credit rating that is at least “AA” by S&P.

“Approved Tax Jurisdiction”: (a) Each of The Bahamas, Bermuda, the British Virgin Islands, the U.S. Virgin Islands, the Cayman Islands, the Channel Islands, the Marshall Islands, Sint Maarten and Curaçao and (b) any other jurisdiction as may be designated an Approved Tax Jurisdiction by the Issuer or the Investment Manager subject to satisfaction of the Global Rating Agency Condition.

“Assets”: The meaning assigned in the Granting Clauses hereof.

“Assumed Reinvestment Rate”: The Benchmark (as determined on the most recent Interest Determination Date relating to an Interest Accrual Period beginning on a Payment Date or the Closing Date); provided that the Assumed Reinvestment Rate shall not be less than 0.00%.

“Authenticating Agent”: With respect to the Notes or a Class of the Notes, the Person designated by the Trustee to authenticate such Notes on behalf of the Trustee pursuant to Section 6.14 hereof.

“Authorized Officer”: With respect to the Issuer, any Officer or any other Person who is authorized to act for such Person in matters relating to, and binding upon, such Person. With respect to the Investment Manager, any Officer, employee, member or agent of the Investment Manager who is authorized to act for the Investment Manager in matters relating to, and binding upon, the Investment Manager with respect to the subject matter of the request, certificate or order in question. With respect to the Collateral Administrator, any Officer, employee, partner or agent of the Collateral Administrator who is authorized to act for the Collateral Administrator in matters relating to, and binding upon, the Collateral Administrator with respect to the subject matter of the request, certificate or order in question. With respect to the Trustee, the Bank, and their respective Affiliates (in all of their respective capacities under the Transaction Documents) or any other bank or trust company acting as trustee of an express trust or as custodian, a Trust Officer. With respect to any Authenticating Agent, any Officer or Trust Officer of such Authenticating Agent who is authorized to authenticate the Notes. Each party may receive and accept a certification of the authority of any other party as conclusive evidence of the authority of any person to act, and such certification may be considered as in full force and effect until receipt by such other party of written notice to the contrary.

“Balance”: On any date, with respect to Cash or Eligible Investments in any Account, the aggregate of the (i) current balance of any Cash, demand deposits, time deposits, certificates of deposit and federal funds; (ii) principal amount of interest-bearing corporate and government securities, money market accounts and repurchase obligations; and (iii) purchase price (but not greater than the face amount) of non-interest-bearing government and corporate securities and commercial paper.

“Bank”: Computershare Trust Company, N.A., in its individual capacity and not as Trustee, and any successor thereto.

“Bankruptcy Law”: The federal Bankruptcy Code, Title 11 of the United States Code, as amended from time to time, and any successor statute or any other applicable federal or state bankruptcy law or similar law.

“Bankruptcy Subordination Agreement”: The meaning specified in Section 5.4(d)(ii).

“Benchmark”: With respect to (a) the Floating Rate Notes, initially, Term SOFR; provided that if Term SOFR or the then-current Benchmark is unavailable for a period of at least 30 consecutive days or the Term SOFR Administrator or the administrator of the then-current Benchmark, as applicable, announces that such rate will no longer be reported, then upon written notice (which notice may be in the form of an email) from the Investment Manager to the Issuer, the Calculation Agent, the Collateral Administrator and the Trustee of the occurrence of such event and the designation of a Fallback Rate, “Benchmark” with respect to the Floating Rate Notes means the applicable Fallback Rate; provided, further, that the Benchmark with respect to the Floating Rate Notes will be no less than zero and (b) any Floating Rate Obligation, the reference rate applicable to such Floating Rate Obligation calculated in accordance with the related Underlying Instruments.

“Benchmark Replacement Adjustment”: The first alternative set forth in the order below that can be determined by the Investment Manager:

(1)	the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected, endorsed or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement; or

(2)	the spread adjustment (which may be a positive or negative value or zero) that has been selected by the Investment Manager giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar denominated securitization transactions at such time.

“Benchmark Replacement Conforming Changes”: With respect to any Fallback Rate, any technical, administrative or operational changes (including changes to the definition of “Interest Accrual Period,” timing and frequency of determining rates and making payments of interest, and other administrative matters) that the Investment Manager decides may be appropriate to reflect the adoption of such Fallback Rate in a manner substantially consistent with market practice (or, if the Investment Manager decides that adoption of any portion of such market practice is not administratively feasible or if the Investment Manager determines that no market practice for use of the Fallback Rate exists, in such other manner as Investment Manager determines is reasonably necessary).

“Benefit Plan Investor”: A benefit plan investor as defined in 29 C.F.R. Section 2510.3-101 and Section 3(42) of ERISA, which includes an employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the fiduciary responsibility provisions of Title I of ERISA, a plan that is subject to Section 4975 of the Code or an entity whose underlying assets include “plan assets” by reason of any such employee benefit plan’s or plan’s investment in the entity.

“Bond”: Any obligation (whether secured or otherwise) that (a) constitutes borrowed money and (b) is in the form of, or represented by, a bond, note, certificated debt security or other debt security of a corporation (other than any of the foregoing that evidences a Loan or Participation Interest).

“Bridge Loan”: Any loan or other obligation that (a) is unsecured and incurred in connection with a merger, acquisition, consolidation, or sale of all or substantially all of the assets of a Person or similar transaction and (b) by its terms, is required to be repaid within one year of the incurrence thereof with proceeds from additional borrowings or other refinancings (it being understood that any such loan or debt security that has a nominal maturity date of one year or less from the incurrence thereof but has a term-out or other provision whereby (automatically or at the sole option of the Obligor thereof) the maturity of the indebtedness thereunder may be extended to a later date is not a Bridge Loan).

“Business Day”: Any day other than (i) a Saturday or a Sunday or (ii) a day on which commercial banks are authorized or required by applicable law, regulation or executive order to close in New York, New York or Los Angeles, California or in the city in which the Corporate Trust Office of the Trustee is located or, for any final payment of principal, in the relevant place of presentation.

“Calculation Agent”: The meaning specified in Section 7.16.

“Cash”: Such funds denominated in currency of the United States of America as at the time shall be legal tender for payment of all public and private debts, including funds standing to the credit of an Account.

“CCC Collateral Obligation”: A Collateral Obligation (other than a Defaulted Obligation) with an S&P Rating of “CCC+” or lower.

“CCC Excess”: With respect to any date of determination, the excess, if any, of (a) the Aggregate Principal Balance of all CCC Collateral Obligations over (b) 20.0% of Total Capitalization as of such date of determination; provided that in determining which of the CCC Collateral Obligations will be included in the CCC Excess, the CCC Collateral Obligations with the lowest Market Value expressed as a percentage of par, in the sole judgement of the Investment Manager, will be deemed to constitute such CCC Excess.

“Certificate of Authentication”: The meaning specified in Section 2.1.

“Certificated Notes”: The meaning specified in Section 2.2(b)(ii).

“Certificated Secured Note”: The meaning specified in Section 2.2(b)(ii).

“Certificated Security”: The meaning specified in Section 8-102(a)(4) of the UCC.

“CFTC”: The U.S. Commodity Futures Trading Commission.

“Class”: (a) In the case of the Secured Notes, all of the Secured Notes having the same priority (as a single class); provided that a Pari Passu Class shall constitute and vote together as a single Class for all purposes under this Indenture and the other Transaction Documents, except (x) as expressly stated otherwise in such Transaction Document, (y) in the case of any vote with respect to any amendment or modification of this Indenture or any other Transaction Document, that directly affects the interest rate on such Class of Notes and (z) in the case of Refinancing and Re-Pricing, each Pari Passu Class will be treated each as a separate Class and (b) in the case of the LLC Interests, all of the LLC Interests.

“Class A Notes”: The Class A-1 Notes and the Class A-2 Notes, collectively.

“Class A-1 Notes”: The Class A-1 Senior Secured Floating Rate Notes issued pursuant to this Indenture and having the characteristics specified in Section 2.3.

“Class A-2 Notes”: The Class A-2 Senior Secured Floating Rate Notes issued pursuant to this Indenture and having the characteristics specified in Section 2.3.

“Class A/B Coverage Tests”: The Class A/B Interest Coverage Test and the Class A/B Overcollateralization Ratio Test.

“Class A/B Interest Coverage Test”: A test that is satisfied as of any Measurement Date or other date of determination on, or subsequent to, the Determination Date occurring immediately prior to the first Payment Date following the Closing Date, if (i) the Interest Coverage Ratio for the Class A Notes and the Class B Notes (treated for such purposes as a single class) is at least equal to (x) with respect to the Determination Date occurring immediately prior to the first Payment Date following the Closing Date, 100% or (y) on each other Measurement Date or other date of determination, 120.00% or (ii) the Class A Notes and the Class B Notes are no longer Outstanding.

“Class A/B Overcollateralization Ratio Test”: A test that is satisfied as of any Measurement Date or other date of determination on which such test is applicable, if (i) the Overcollateralization Ratio for the Class A Notes and the Class B Notes (treated for such purposes as a single class) on such date is at least equal to 132.86% or (ii) the Class A Notes and the Class B Notes are no longer Outstanding.

“Class B Notes”: The Class B Senior Secured Floating Rate Notes issued pursuant to this Indenture and having the characteristics specified in Section 2.3.

“Class C Coverage Tests”: The Class C Interest Coverage Test and the Class C Overcollateralization Ratio Test.

“Class C Notes”: The Class C Secured Deferrable Floating Rate Notes issued pursuant to this Indenture and having the characteristics specified in Section 2.3.

“Class C Interest Coverage Test”: A test that is satisfied as of any Measurement Date or other date of determination on, or subsequent to, the Determination Date occurring immediately prior to the first Payment Date following the Closing Date, if (i) the Interest Coverage Ratio for the Class C Notes is at least equal to (x) with respect to the Determination Date occurring immediately prior to the first Payment Date following the Closing Date, 100% or (y) on each other Measurement Date or other date of determination, 115.0% or (ii) the Class A-1 Notes, the Class A-2 Notes, the Class B Notes and the Class C Notes are no longer Outstanding.

“Class C Overcollateralization Ratio Test”: A test that is satisfied as of any Measurement Date or other date of determination on which such test is applicable, if (i) the Overcollateralization Ratio for the Class C Notes on such date is at least equal to 125.33% or (ii) the Class A-1 Notes, the Class A-2 Notes, the Class B Notes and the Class C Notes are no longer Outstanding.

“Class D Coverage Tests”: The Class D Interest Coverage Test and the Class D Overcollateralization Ratio Test.

“Class D Notes”: The Class D Secured Deferrable Floating Rate Notes issued pursuant to this Indenture and having the characteristics specified in Section 2.3.

“Class D Interest Coverage Test”: A test that is satisfied as of any Measurement Date or other date of determination on, or subsequent to, the Determination Date occurring immediately prior to the first Payment Date following the Closing Date, if (i) the Interest Coverage Ratio for the Class D Notes is at least equal to (x) with respect to the Determination Date occurring immediately prior to the first Payment Date following the Closing Date, 100% or (y) on each other Measurement Date or other date of determination, 110.0% or (ii) the Class A-1 Notes, the Class A-2 Notes, the Class B Notes, the Class C Notes and the Class D Notes are no longer Outstanding.

“Class D Overcollateralization Ratio Test”: A test that is satisfied as of any Measurement Date or other date of determination on which such test is applicable, if (i) the Overcollateralization Ratio for the Class D Notes on such date is at least equal to 118.98% or (ii) the Class A-1 Notes, the Class A-2 Notes, the Class B Notes, the Class C Notes and the Class D Notes are no longer Outstanding.

“Clearing Agency”: An organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act.

“Clearing Corporation”: (i) Clearstream, (ii) DTC, (iii) Euroclear and (iv) any entity included within the meaning of “clearing corporation” under Section 8-102(a)(5) of the UCC.

“Clearing Corporation Security”: Securities which are in the custody of or maintained on the books of a Clearing Corporation or a nominee subject to the control of a Clearing Corporation and, if they are Certificated Securities in registered form, properly endorsed to or registered in the name of the Clearing Corporation or such nominee.

“Clearstream”: Clearstream Banking, société anonyme, a corporation organized under the laws of the Duchy of Luxembourg (formerly known as Cedelbank, société anonyme).

“Closing Date”: May 27, 2026.

“Closing Date Account”: The account established pursuant to Section 10.3(c).

“Closing Date Par Balance”: As of any date of determination, the Initial Par Amount, minus the amount of any reduction or prepayment in the Aggregate Outstanding Amount of the Notes through the payment of Principal Proceeds or Interest Proceeds (other than the payment of any Deferred Interest).

“Closing Date Portfolio”: The portfolio of Collateral Obligations and Eligible Investments on the Closing Date set forth in the Schedule of Collateral Obligations.

“Closing Expense Account”: The account established pursuant to Section 10.5.

“Code”: The United States Internal Revenue Code of 1986, as amended.

“Collateral Administration Agreement”: An agreement dated as of the Closing Date, among the Issuer, the Investment Manager and the Collateral Administrator, as amended from time to time in accordance with the terms thereof and of this Indenture.

“Collateral Administrator”: Computershare Trust Company, N.A., in its capacity as collateral administrator under the Collateral Administration Agreement, and any successor thereto.

“Collateral Interest Amount”: As of any date of determination, without duplication, the aggregate amount of Interest Proceeds that has been received or that is expected to be received (including, for any Partial PIK Loan, only the required current cash pay interest expected to be received on the Underlying Instruments thereon and other Interest Proceeds actually received on such Partial PIK Loan, and excluding Interest Proceeds expected to be received from Defaulted Obligations but including Interest Proceeds actually received from Defaulted Obligations), in each case during the Collection Period in which such date of determination occurs (or after such Collection Period but on or prior to the related Payment Date if such Interest Proceeds would be treated as Interest Proceeds with respect to such Collection Period).

“Collateral Obligation”: (1) A Senior Secured Loan, a First Lien Last-Out Loan, a Second Lien Loan or an Unsecured Loan (in each case whether originated by or assigned to the Issuer), (2) a Permitted Non-Loan Asset or (3) a Participation Interest therein that is either (x) set forth in the Schedule of Collateral Obligations that, as of the Closing Date, meets each of the following criteria or (y) with respect to any Identified Obligations only, is permitted to be acquired pursuant to Section 12.2(f) and at the time the Issuer enters into a binding commitment to acquire or originate the same, meets each of the following criteria:

(i) is denominated and payable in U.S. Dollars (and is not convertible into, or payable in, any other currency) and is governed by the law of a state of the United States or the law of an Approved Foreign Jurisdiction where the Obligor is located (other than an Approved Tax Jurisdiction);

(ii) is an obligation of an Obligor organized or incorporated in the United States (or any state thereof) or an Approved Foreign Jurisdiction;

(iii) is not a Defaulted Obligation;

(iv) does not have (A) an “f,” “p,” “pi,” “t” or “sf” subscript assigned by S&P or (B) an “sf” subscript assigned by any other rating agency;

(v) is not a Credit Risk Obligation, a Bridge Loan, a Synthetic Security, a Zero Coupon Obligation or a Real Estate Loan;

(vi) is not a Structured Finance Obligation, a lease (including a finance lease), a securities lending agreement or chattel paper;

(vii) is not subject to material non-credit related risk (such as the occurrence of a catastrophe), as reasonably determined by the Investment Manager;

(viii) (a) is not an Equity Security or a component of an Equity Security, (b) is not by the terms of its Underlying Instrument exchangeable or convertible into equity and (c) is not attached with a warrant to purchase Equity Securities;

(ix) (a) is not the subject of an Offer or (b) is not called for redemption;

(x) does not constitute Margin Stock;

(xi) has an S&P Rating that is at least “CCC-” (or, if such Collateral Obligation is a DIP Collateral Obligation, was assigned a point-in-time rating by S&P in the prior 12 months that was at least “CCC-” immediately prior to such rating being withdrawn);

(xii) (a) provides for the full principal balance to be payable at 100% of par at or prior to its maturity and (b) has a maturity date falling no later than the earliest Stated Maturity of the Notes (unless, in the case of clause (b), such obligation is a Loss Mitigation Loan or a Permitted Maturity Obligation);

(xiii) if such Collateral Obligation is a Participation Interest, then such Participation Interest (excluding any Acquired Participation Interests) is acquired from (a) a Selling Institution incorporated or organized under the laws of the United States (or any state thereof) or any U.S. branch of a Selling Institution incorporated or organized outside the United States or (b) with respect to Collateral Obligations the Obligors of which are organized or incorporated in an Approved Foreign Jurisdiction (other than an Approved Tax Jurisdiction), a Selling Institution organized or incorporated in an Approved Foreign Jurisdiction (other than an Approved Tax Jurisdiction), in each case to the extent such Selling Institution satisfies the S&P Counterparty Criteria;

(xiv) provides for payment of interest at least semiannually;

(xv) is not an obligation (other than a Revolving Collateral Obligation or a Delayed Drawdown Collateral Obligation) pursuant to which any future advances or payments to the Obligor may be required to be made by the Issuer;

(xvi) will not cause the Issuer or the pool of Assets to be required to be registered as an investment company under the Investment Company Act;

(xvii) is required to pay interest in cash of at least (a) the Benchmark plus 1.00% per annum (or a rate equivalent thereto) if a Floating Rate Obligation or (b) 2.00% per annum if a Fixed Rate Obligation;

(xviii) is not a Subordinated Loan;

(xix) the acquisition price (exclusive of the portion thereof attributable to accrued interest) paid by the Issuer therefor is not less than 65% of the Principal Balance thereof; provided that 5% of the Closing Date Portfolio may be purchased for an acquisition price exclusive of the portion thereof attributable to accrued interest) between 55% and 65% of the Principal Balance thereof;

(xx) is Registered;

(xxi) neither is nor supports a letter of credit;

(xxii) does not subject the Issuer to withholding tax (other than withholding taxes with respect to commitment fees, amendment fees, waiver fees, consent fees, extension fees and similar fees and withholding taxes that may be payable pursuant to FATCA) unless the relevant Obligor is required to make additional payments to the Issuer so that the net amount received by the Issuer after satisfaction of such tax is the full amount the Issuer would have received had such withholding tax not been imposed; and

(xxiii) is not an obligation of a Portfolio Company.

For the avoidance of doubt, Collateral Obligations may include any Loss Mitigation Loan or any Loss Mitigation Qualified Loan designated as a Collateral Obligation by the Investment Manager in accordance with the terms specified in the definition of “Loss Mitigation Loan”, and shall constitute a Collateral Obligation (and not a Loss Mitigation Loan or a Loss Mitigation Qualified Loan) only following such designation.

“Collection Account”: The account established pursuant to Section 10.2 which consists of the Principal Collection Subaccount and the Interest Collection Subaccount.

“Collection Period”: (i) With respect to the first Payment Date, the period commencing on the Closing Date and ending at the close of business on the eighth Business Day prior to the first Payment Date; and (ii) with respect to any other Payment Date, the period commencing on the day immediately following the prior Collection Period and ending (a) in the case of the final Collection Period preceding the latest Stated Maturity of any Class of Notes, on the day of such Stated Maturity, (b) in the case of the final Collection Period preceding an Optional Redemption or Tax Redemption in whole of the Notes, on the Redemption Date and (c) in any other case, at the close of business on the eighth Business Day prior to such Payment Date.

“Commitment Shortfall”: The amount by which:

(a) the aggregate Unfunded Amount exceeds

(b) the sum of (i) amounts on deposit in the Collection Account, including Eligible Investments credited thereto, representing Principal Proceeds plus (ii) amounts on deposit in the Revolver Funding Account, including Eligible Investments credited thereto.

“Commodity Exchange Act”: The United States Commodity Exchange Act of 1936, as amended.

“Confidential Information”: The meaning specified in Section 14.18(b).

“Confirmation of Registration”: The meaning specified in Section 2.2(b)(ii).

“Contribution”: The meaning specified in Section 10.3(f).

“Contribution Notice”: The meaning specified in Section 10.3(f).

“Contribution Repayment Amount”: The meaning specified in Section 10.3(f).

“Contributor”: The meaning specified in Section 10.3(f).

“Controlling Class”: The Class A-1 Notes so long as any Class A-1 Notes are Outstanding; then the Class A-2 Notes so long as any Class A-2 Notes are Outstanding; then the Class B Notes so long as any Class B Notes are Outstanding; then the Class C Notes so long as any Class C Notes are Outstanding; then the Class D Notes so long as any Class D Notes are Outstanding; and then the LLC Interests.

“Controlling Person”: A Person (other than a Benefit Plan Investor) who has discretionary authority or control with respect to the assets of the Issuer or any Person who provides investment advice for a fee (direct or indirect) with respect to such assets or an affiliate of any such Person. For this purpose, an “affiliate” of a person includes any person, directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with the person. “Control,” with respect to a person other than an individual, means the power to exercise a controlling influence over the management or policies of such person.

“Corporate Trust Office”: [***]

“Coverage Tests”: The Class A/B Coverage Tests, the Class C Coverage Tests and the Class D Coverage Tests.

“Cov-Lite Loan”: A Collateral Obligation the Underlying Instruments for which do not (i) contain any financial covenants or (ii) require the borrower thereunder to comply with any Maintenance Covenant (regardless of whether compliance with one or more Incurrence Covenants is otherwise required by such Underlying Instruments); provided that other than for purposes of the S&P Recovery Rate, a Collateral Obligation shall not constitute a Cov-Lite Loan if the Underlying Instruments contain a cross-default or cross-acceleration provision to, or such Collateral Obligation is pari passu with, another loan of the applicable Obligor that contains one or more Maintenance Covenants; provided further that, other than for purposes of the S&P Recovery Rate, for the avoidance of doubt a loan, the Underlying Instruments for which do not (a) contain any financial covenants or (b) require the borrower thereunder to comply with any Maintenance Covenant (regardless of whether compliance with one or more Incurrence Covenants is otherwise required by such Underlying Instruments) only (I) until the expiration of a certain period of time after the initial issuance of such loan or (II) for so long as there is no funded balance in respect of such loan, in each case as set forth in the related Underlying Instruments, shall be deemed not to be a Cov-Lite Loan.

“CPO”: A “commodity pool operator” as defined under the Commodity Exchange Act.

“Credit Improved Obligation”: Any Collateral Obligation that, in the reasonable business judgment of the Investment Manager, has significantly improved in credit quality after it was acquired by the Issuer.

“Credit Risk Obligation”: A Collateral Obligation that is not a Defaulted Obligation but which has, in the Investment Manager’s reasonable business judgment applying the Standard of Care, a significant risk of declining in credit quality and, with the lapse of time, becoming a Defaulted Obligation.

“CTA”: A “commodity trading adviser” as defined under the Commodity Exchange Act.

“Cumulative Deferred Investment Management Fee”: The Cumulative Deferred Senior Investment Management Fee and the Cumulative Deferred Subordinated Investment Management Fee.

“Cumulative Deferred Senior Investment Management Fee”: The meaning specified in the Investment Management Agreement.

“Cumulative Deferred Subordinated Investment Management Fee”: The meaning specified in the Investment Management Agreement.

“Current Deferred Investment Management Fee”: The Current Deferred Senior Investment Management Fee and the Current Deferred Subordinated Investment Management Fee.

“Current Deferred Senior Investment Management Fee”: The meaning specified in the Investment Management Agreement.

“Current Deferred Subordinated Investment Management Fee”: The meaning specified in the Investment Management Agreement.

“Current Pay Obligation”: A Collateral Obligation (other than a DIP Collateral Obligation) that would otherwise be a Defaulted Obligation as to which (i) (x) no default has occurred and is continuing with respect to the payment of interest and any contractual principal (if any) and (y) the Issuer or the Investment Manager reasonably expects that the remaining scheduled interest and principal payments due will be paid in Cash, (ii) the Market Value (which is not determined pursuant to clause (d) or (e) of the definition thereof) of such Collateral Obligation is at least 80% of par and (iii) if the Obligor of such Collateral Obligation is the subject of a bankruptcy, insolvency, receivership or other analogous proceeding, (a) the bankruptcy court or other authorized official has authorized the payment of adequate protection in an amount at least equal to the cash interest payments, principal payments and other amounts due that would otherwise be due and payable on such Collateral Obligation at the non-default rate payable thereunder and (b) all court authorized payments that are due and payable have been paid; provided that to the extent that more than 10% of the Total Capitalization would otherwise constitute Current Pay Obligations, such excess over 10% shall be deemed not to constitute Current Pay Obligations (and shall therefore constitute Defaulted Obligations); provided, further, that (i) in determining which of the Collateral Obligations will be included in such excess, the Collateral Obligations with the lowest Market Value expressed as a percentage will be deemed to constitute such excess and (ii) each such Collateral Obligation included in such excess will be treated as a Defaulted Obligation for all purposes until such time as the Aggregate Principal Balance of Collateral Obligations that would otherwise be Current Pay Obligations, including such Defaulted Obligations, would not exceed, on a pro forma basis 10% of the Total Capitalization. Notwithstanding the foregoing, for all purposes other than the definition of “S&P Rating”, any Collateral Obligation that would otherwise constitute a Defaulted Obligation solely due to the assignment (or withdrawal) of a rating by Moody’s (or other designation pursuant to the definition of Defaulted Obligation) shall for all purposes be considered a Current Pay Obligation.

“Current Portfolio”: At any time, the portfolio of Collateral Obligations and Eligible Investments, representing Principal Proceeds (determined in accordance with Section 1.3 to the extent applicable), then held by the Issuer.

“Custodial Account”: The custodial account established pursuant to Section 10.3(b).

“Custodian”: The meaning specified in the first sentence of Section 3.2(a) with respect to items of collateral referred to therein, and each entity with which an Account is maintained, as the context may require, each of which shall be a Securities Intermediary.

“Daisy Chain Letter”: A certificate substantially in the form specified in Exhibit B-8.

“Deemed Rated Obligation”: Any Collateral Obligation which does not have a publicly monitored S&P Rating and pending receipt of a credit estimate is deemed to have an S&P Rating (i) as determined by the Investment Manager or (ii) of “CCC-”, in each case pursuant to the procedures set forth in clause (iii)(b) of the definition of the term “S&P Rating”.

“Default”: Any Event of Default or any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

“Defaulted Interest”: Any interest due and payable in respect of any Class A-1 Notes, Class A-2 Notes or Class B Notes or, if no Class A-1 Notes, Class A-2 Notes or Class B Notes are Outstanding, in respect of the Controlling Class, which was not punctually paid on the applicable Payment Date or at its Stated Maturity and remains unpaid.

“Defaulted Obligation”: Any Collateral Obligation, as to which:

(a)	a default as to the payment of principal and/or interest has occurred and is continuing with respect to such Collateral Obligation (other than, for the avoidance of doubt, any such default that is the subject of a forbearance or waiver), after the passage of five Business Days or seven calendar days, whichever is greater, but in no case beyond the passage of any grace period applicable thereto;

(b)	the Issuer or the Investment Manager has received written notice or a senior Authorized Officer of the Issuer or the Investment Manager has actual knowledge that a default as to the payment of principal and/or interest has occurred and is continuing on another debt obligation of the same Obligor that is senior or pari passu in right of payment to such Collateral Obligation (in each case, after passage of five Business Days or seven calendar days, whichever is greater, but in no case beyond the passage of any grace period applicable thereto; provided that both the Collateral Obligation and such other debt obligation are full recourse obligations of the applicable Obligor);

(c)	except in the case of a DIP Collateral Obligation, the Obligor in respect of such Collateral Obligation has, or others have, instituted proceedings to have such Obligor adjudicated as bankrupt or insolvent or placed into receivership and such proceedings have not been stayed or dismissed for a period of 60 consecutive days, or such Obligor has filed for protection under Chapter 11 of the Bankruptcy Code;

(d)	such Collateral Obligation has an S&P Rating of “CC”, “C”, “D” or “SD”, or had such a rating before such rating was withdrawn;

(e)	the Issuer or the Investment Manager has received notice or a senior Authorized Officer of the Issuer or the Investment Manager has actual knowledge that an Applicable Obligation has an S&P Rating of “CC”, “C”, “D” or “SD”, or had such rating before such rating was withdrawn;

(f)	a default with respect to which the Issuer or the Investment Manager has received written notice, or a senior Authorized Officer of the Issuer or the Investment Manager has actual knowledge, that a default has occurred under the Underlying Instruments and any applicable grace period has expired and the holders of such Collateral Obligation have accelerated the repayment of the Collateral Obligation (but only until such acceleration has been rescinded) in the manner provided in the Underlying Instruments;

(g)	such Collateral Obligation is a Participation Interest (until it is elevated or converted to an assigned loan) with respect to which the related Selling Institution has defaulted in any material respect in the performance of any of its payment obligations under the Participation Interest;

(h)	such Collateral Obligation is a Participation Interest (until it is elevated or converted to an assigned loan) in a loan that would, if such loan were a Collateral Obligation, constitute a “Defaulted Obligation” (other than under this clause (h)) or with respect to which the Selling Institution has an S&P Rating of “CC”, “C”, “D” or “SD” or had such rating before such rating was withdrawn; or

(i)	the Investment Manager has in accordance with the Standard of Care otherwise declared such Collateral Obligation to be a “Defaulted Obligation”;

provided that (1) Current Pay Obligations up to 10% of Total Capitalization shall not be Defaulted Obligations and (2) a Collateral Obligation that has become a Defaulted Obligation shall no longer constitute a Defaulted Obligation upon the subsequent occurrence of each of the following conditions: (x) the Obligor in respect of such Defaulted Obligation is current on all payments that are due and payable in respect of such Defaulted Obligation for a period of six consecutive months, (y) such Defaulted Obligation would qualify as a Collateral Obligation (disregarding for this purpose clause (iii) of the definition of “Collateral Obligation”) (and, for the avoidance of doubt, no longer falls within any of the foregoing clauses (a) – (i) at such time) and (z) the Issuer has obtained an updated S&P Rating for such Defaulted Obligation of “CCC” or higher. The identity of each Defaulted Obligation will be included in each Monthly Report (with prior written notice from the Investment Manager to the Trustee and the Collateral Administrator of any Collateral Obligation becoming a Defaulted Obligation).

“Deferred Interest”: With respect to the Class C Notes and the Class D Notes, the meaning specified in Section 2.7(a).

“Delayed Drawdown Collateral Obligation”: A Collateral Obligation that (a) requires the Issuer to make one or more future advances to the borrower under the Underlying Instruments relating thereto, (b) specifies a maximum amount that can be borrowed on one or more fixed borrowing dates, and (c) does not permit the re-borrowing of any amount previously repaid by the borrower thereunder; but any such Collateral Obligation will be a Delayed Drawdown Collateral Obligation only until all commitments by the Issuer to make advances to the borrower expire or are terminated or are reduced to zero.

“Deliver” or “Delivered” or “Delivery”: The taking of the following steps:

(i)	in the case of each Certificated Security (other than a Clearing Corporation Security), Instrument and Participation Interest in which the underlying loan is represented by an Instrument,

(a)	causing the delivery of such Certificated Security or Instrument to the Custodian by registering the same in the name of the Custodian or its affiliated nominee or by endorsing the same to the Custodian or in blank;

(b)	causing the Custodian to indicate continuously on its books and records that such Certificated Security or Instrument is credited to the applicable Account; and

(c)	causing the Custodian to maintain continuous possession of such Certificated Security or Instrument;

(ii)	in the case of each Uncertificated Security (other than a Clearing Corporation Security),

(a)	causing such Uncertificated Security to be continuously registered on the books of the issuer thereof to the Custodian; and

(b)	causing the Custodian to indicate continuously on its books and records that such Uncertificated Security is credited to the applicable Account;

(iii)	in the case of each Clearing Corporation Security,

(a)	causing the relevant Clearing Corporation to credit such Clearing Corporation Security to the securities account of the Custodian, and

(b)	causing the Custodian to indicate continuously on its books and records that such Clearing Corporation Security is credited to the applicable Account;

(iv)	in the case of each security issued or guaranteed by the United States of America or agency or instrumentality thereof and that is maintained in book-entry records of a Federal Reserve Bank (“FRB”) (each such security, a “Government Security”),

(a)	causing the creation of a Security Entitlement to such Government Security by the credit of such Government Security to the securities account of the Custodian at such FRB, and

(b)	causing the Custodian to indicate continuously on its books and records that such Government Security is credited to the applicable Account;

(v)	in the case of each Security Entitlement not governed by clauses (i) through (iv) above,

(a)	causing a Securities Intermediary (x) to indicate on its books and records that the underlying Financial Asset has been credited to the Custodian’s securities account, (y) to receive a Financial Asset from a Securities Intermediary or acquiring the underlying Financial Asset for a Securities Intermediary, and in either case, accepting it for credit to the Custodian’s securities account or (z) to become obligated under other law, regulation or rule to credit the underlying Financial Asset to a Securities Intermediary’s securities account,

(b)	causing such Securities Intermediary to make entries on its books and records continuously identifying such Security Entitlement as belonging to the Custodian and continuously indicating on its books and records that such Security Entitlement is credited to the Custodian’s securities account, and

(c)	causing the Custodian to indicate continuously on its books and records that such Security Entitlement (or all rights and property of the Custodian representing such Security Entitlement) is credited to the applicable Account;

(vi)	in the case of Cash or Money,

(a)	causing the delivery of such Cash or Money to the Trustee for credit to the applicable Account or to the Custodian,

(b)	if delivered to the Custodian, causing the Custodian to treat such Cash or Money as a Financial Asset maintained by such Custodian for credit to the applicable Account in accordance with the provisions of Article 8 of the UCC or causing the Custodian to deposit such Cash or Money to a deposit account over which the Custodian has control (within the meaning of Section 9-104 of the UCC), and

(c)	causing the Custodian to indicate continuously on its books and records that such Cash or Money is credited to the applicable Account; and

(vii)	in the case of each general intangible (including any Participation Interest which is not represented by an Instrument), causing the filing of a Financing Statement in the appropriate filing office in accordance with the Uniform Commercial Code as in effect in any relevant jurisdiction.

In addition, the Investment Manager on behalf of the Issuer will obtain any and all consents required by the Underlying Instruments relating to any general intangibles for the transfer of ownership and/or pledge hereunder (except to the extent that the requirement for such consent is rendered ineffective under Section 9-406 of the UCC).

“Determination Date”: The last day of each Collection Period.

“Designated Principal Proceeds Date”: Any date on which the Investment Manager designates an amount remaining in the Principal Collection Subaccount to be deposited into the Interest Collection Subaccount as Interest Proceeds or distributed to the Holder of the LLC Interests as described in Section 10.2.

“Designated Unused Proceeds Date”: Any date on which the Investment Manager designates an amount remaining in the Closing Date Account to be deposited into the Interest Collection Subaccount as Interest Proceeds or distributed to the Holder of the LLC Interests as described in Section 10.3(c).

“DIP Collateral Obligation”: A loan made to a debtor-in-possession pursuant to Section 364 of the Bankruptcy Law or other applicable bankruptcy law having the priority allowed by either Section 364(c) or 364(d) of the Bankruptcy Law (or such other applicable bankruptcy law) and fully secured by senior liens; provided that, any loan or financing facility made to a debtor-in-possession pursuant to any bankruptcy law (other than the U.S. Bankruptcy Code) must be affirmed under Chapter 15 of the U.S. Bankruptcy Code to constitute a DIP Collateral Obligation. Notwithstanding the foregoing, such loan will not be deemed to be a DIP Collateral Obligation following the emergence of the related debtor-in-possession from bankruptcy protection under Chapter 11 of the Bankruptcy Law.

“Direct Tax Owner”: A Holder or beneficial owner (including a holder of any financial instrument described in Treasury Regulations Section 1.7704-1(a)(2)(i)(B)) of LLC Interests or Tax Restricted Secured Notes for U.S. federal income tax purposes that (x) is not and will not be treated as a Flowthrough Entity or (y) is a Flowthrough Entity, if no principal purpose of the use of the Flowthrough Entity is to permit the Issuer to satisfy the 100 partner limitation in Treasury Regulations Section 1.7704-1(h)(1)(ii) and less than 40% of the value of any other Person’s interest in such beneficial owner is or will be attributable to the LLC Interests and Tax Restricted Secured Notes. For the avoidance of doubt, the Sole Equity Owner is the only Holder (and the only beneficial owner) of the LLC Interests and it is required to be a Direct Tax Owner.

“Discount Obligation”: Any Collateral Obligation that the Investment Manager determines:

(i)	in the case of a Collateral Obligation that is a Senior Secured Loan, is acquired by the Issuer for a purchase price that is lower than 80% of the Principal Balance of such Collateral Obligation (or, if such interest has a S&P Rating below “B-” such interest is acquired by the Issuer for a purchase price of less than 85% of its Principal Balance); provided that, such Collateral Obligation shall cease to be a Discount Obligation at such time as the Market Value (expressed as a percentage of par) of such Collateral Obligation, as determined for any period of 30 consecutive days since the acquisition by the Issuer of such Collateral Obligation, equals or exceeds 90% of the Principal Balance of such Collateral Obligation; or

(ii)	in the case of any other Collateral Obligation, is acquired by the Issuer for a purchase price of lower than 75% of the Principal Balance of such Collateral Obligation (or, if such interest has a S&P Rating below “B-” such interest is acquired by the Issuer for a purchase price of less than 80% of its Principal Balance); provided that, such Collateral Obligation shall cease to be a Discount Obligation at such time as the Market Value (expressed as a percentage of par) of such Collateral Obligation, as determined for any period of 30 consecutive days since the acquisition by the Issuer of such Collateral Obligation, equals or exceeds 85% of the Principal Balance of such Collateral Obligation;

provided that, if such interest is a Revolving Collateral Obligation, and there exists an outstanding non-revolving loan to its Obligor ranking pari passu with such Revolving Collateral Obligation and secured by substantially the same collateral as such Revolving Collateral Obligation (a “Related Term Loan”), in determining whether such Revolving Collateral Obligation is and continues to be a Discount Obligation, the price of the Related Term Loan, and not of the Revolving Collateral Obligation, shall be referenced.

“Distribution”: Any payment of principal or interest or any dividend or premium payment made on, or any other distribution in respect of, a Collateral Obligation or other Asset.

“Distribution Report”: The meaning specified in Section 10.8(b).

“Dollar” or “U.S.$”: A dollar or other equivalent unit in such coin or currency of the United States of America as at the time shall be legal tender for all debts, public and private.

“Domicile” or “Domiciled”: With respect to any issuer of, or Obligor with respect to, a Collateral Obligation: (a) except as provided in clause (b) or (c) below, its country of organization; (b) if it is organized in an Approved Tax Jurisdiction, each of such jurisdiction and the country in which, in the Investment Manager’s good faith estimate, a substantial portion of its operations are located or from which a substantial portion of its revenue is derived, in each case directly or through subsidiaries (which shall be any jurisdiction and country known at the time of designation by the Investment Manager to be the source of the majority of revenues, if any, of such issuer or Obligor); or (c) if its payment obligations in respect of such Collateral Obligation are guaranteed by a person or entity that is organized in the United States or Canada, then the United States or Canada.

“Drop Down Asset”: Any obligation issued or incurred by an Unrestricted Subsidiary secured by collateral that was transferred from an Obligor of any Collateral Obligation held by the Issuer (the “Subject Asset”) in connection with any bankruptcy, workout or restructuring of such Collateral Obligation. For the avoidance of doubt, the receipt of any Drop Down Asset shall be subject to the terms of this Indenture, including the requirement that any such asset shall be required to qualify as a Collateral Obligation, Loss Mitigation Loan, Loss Mitigation Qualified Loan, Specified Equity Security or Uptier Priming Debt, as applicable.

“DTC”: The Depository Trust Company, its nominees, and their respective successors.

“Due Date”: Each date on which a Distribution is due on a Collateral Obligation or other Asset, each in accordance with its terms.

“EBITDA”: As of any date of determination, earnings before interest, taxes, depreciation and amortization (determined, for any Collateral Obligation, in the manner provided in the Underlying Instruments) during the previous twelve months.

“Eligible Cov-Lite Loan”: A Collateral Obligation that (i) is a Cov-Lite Loan and (ii) is a Senior Secured Loan.

“Eligible Investment Required Ratings”: A rating of “A-1” or better (or, in the absence of a short-term credit rating, “AA-” or better) from S&P.

“Eligible Investments”: Either (a) cash or (b) any Dollar investment that, at the time it is Delivered (directly or through an intermediary or bailee), is one or more of the following obligations or securities:

(i)	direct Registered obligations of, and Registered obligations the timely payment of principal and interest on which is fully and expressly guaranteed by, the United States of America or any agency or instrumentality of the United States of America the obligations of which are expressly backed by the full faith and credit of the United States of America and which satisfy the Eligible Investment Required Ratings;

(ii)	demand and time deposits in, certificates of deposit of, trust accounts with, bankers’ acceptances payable within 183 days of issuance by, or federal funds sold by any depository institution or trust company incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state banking authorities, so long as the commercial paper and/or the debt obligations of such depository institution or trust company (or, in the case of the principal depository institution in a holding company system, the commercial paper or debt obligations of such holding company) at the time of such investment or contractual commitment providing for such investment have the Eligible Investment Required Ratings;

(iii)	commercial paper (excluding extendible commercial paper or asset backed commercial paper) which satisfies the Eligible Investment Required Ratings;

(iv)	money market funds which have, at all times, credit ratings of “AAAm” by S&P and the highest credit rating assigned by another NRSRO (excluding S&P); and

(v)	Cash;

provided that (1) Eligible Investments purchased with funds in any Account shall be held until maturity except as otherwise specifically provided herein and shall include only such obligations or securities, other than those referred to in clause (iv) above, as mature (or are putable at par to the issuer thereof) no later than the earlier of (x) 60 days after the date of acquisition thereof or (y) the Business Day prior to the next Payment Date unless such Eligible Investments are issued by the Trustee or the Bank in its capacity as a banking institution, in which event such Eligible Investments may mature on such Payment Date; and (2) none of the foregoing obligations or securities shall constitute Eligible Investments if (a) such obligation or security has an “f,” “r,” “p,” “pi,” “q,” “sf” or “t” subscript assigned by S&P, (b) all, or substantially all, of the remaining amounts payable thereunder consist of interest and not principal payments, (c) such obligation or security is secured by real property, (d) such obligation or security is purchased at a price greater than 100% of the principal or face amount thereof, (e) such obligation or security is the subject of a tender offer, voluntary redemption, exchange offer, conversion or other similar action, (f) in the Investment Manager’s judgment, such obligation or security is subject to material non-credit related risks, (g) such obligation is a Structured Finance Obligation, (h) payments with respect to such obligations or securities or proceeds of disposition are subject to withholding taxes by any jurisdiction unless the payor is required to make “gross-up” payments that cover the full amount of any such withholding tax on an after-tax basis, or (i) such obligation or security is represented by a certificate of interest in a grantor trust. Eligible Investments may include, without limitation, those investments issued by or made with the Bank or any Affiliate or for which the Bank or the Trustee or an Affiliate of the Bank or the Trustee provides services and receives compensation. The Trustee shall have no duty to determine whether an investment is an Eligible Investment.

“Enforcement Event”: The meaning specified in Section 11.1(a)(iii).

“EOD Overcollateralization Ratio”: As of any Measurement Date or other date of determination, the percentage derived from:

(a)	the sum of (i) the Aggregate Principal Balance of all Collateral Obligations (excluding Defaulted Obligations), including, for the avoidance of doubt, any undrawn commitments that have not been irrevocably reduced or withdrawn with respect to Revolving Collateral Obligations and Delayed Drawdown Collateral Obligations, plus (ii) without duplication, the amounts on deposit in any Account (including Eligible Investments therein but excluding amounts on deposit in the Revolver Funding Account to the extent of the unfunded funding obligations under all Revolving Collateral Obligations and Delayed Drawdown Collateral Obligations included in the Assets on such date) representing Principal Proceeds plus (iii) any unpaid Principal Financed Accrued Interest (other than in respect of Defaulted Obligations) plus (iv) with respect to each Defaulted Obligation, the Market Value thereof; divided by

(b)	the Aggregate Outstanding Amount on such date of the Class A-1 Notes.

“Equity Security”: Any security (including any Specified Equity Security, but excluding any Loss Mitigation Loan) that by its terms does not provide for periodic payments of interest at a stated coupon rate and repayment of principal at a stated maturity and any other security that is not eligible for purchase by the Issuer as a Collateral Obligation and is not an Eligible Investment; it being understood that Equity Securities (other than Specified Equity Securities) may not be purchased by the Issuer but may be received by the Issuer in exchange for a Collateral Obligation or a portion thereof in connection with an insolvency, bankruptcy, reorganization, debt restructuring or workout of the issuer thereof.

“ERISA”: The United States Employee Retirement Income Security Act of 1974, as amended.

“EU Transparency and Reporting Requirements”: The transparency requirements under Article 7 of the EU Securitisation Regulation, including Commission Implementing Regulation (EU) 2020/1225 and Commission Delegated Regulation (EU) 2020/1224 and any relevant guidance and policy statements relating to the application of such Regulations published by the European Banking Authority, the European Securities and Markets Authority, the European Insurance and Occupational Pensions Authority (or any of their successors) or by the European Commission, as may be amended, varied or substituted from time to time.

“EU/UK Retention Holder”: BlackRock DLF-C 2026, LLC, in its capacity as retention holder for purposes of satisfying the retention requirement under the Risk Retention Letter.

“EU/UK Risk Retention Requirements”: Article 6 of the EU Securitisation Regulation and SECN 5.

“EU/UK Securitisation Regulations/Rules”: (i) Regulation (EU) 2017/2402 (as amended, varied or substituted from time to time, the “EU Securitisation Regulation”) and (ii) the SECN, the PRA Securitisation Rules, the SR 2024 and the relevant provision of the FSMA (as amended, varied or substituted from time to time, the “UK Securitisation Framework”).

“Euroclear”: Euroclear Bank S.A./N.V.

“Event of Default”: The meaning specified in Section 5.1.

“Excess CCC Adjustment Amount”: As of any date of determination, an amount equal to the excess, if any, of:

(a)	the Aggregate Principal Balance of all Collateral Obligations included in the CCC Excess; over

(b)	the sum of the Market Values of all Collateral Obligations included in the CCC Excess.

“Excess Par Amount”: The amount, as of any date of determination, equal to the greater of (a) zero and (b)(i) the Total Capitalization less (ii) the Closing Date Par Balance.

“Excess Par Condition”: A condition satisfied as of any date of determination and after giving effect to the designation of the related Designated Unused Proceeds or Designated Principal Proceeds on such date, if the sum of (i) the Aggregate Principal Balance of the Collateral Obligations that the Issuer has purchased, or entered into binding commitments to purchase, plus (ii) Eligible Investments constituting Principal Proceeds (other than Principal Proceeds in the Principal Collection Subaccount that have been or will be designated as Designated Principal Proceeds or Designated Unused Proceeds on or prior to the second Determination Date following the Closing Date), plus (iii) (without duplication of Collateral Obligations in respect of which the Issuer has entered into a binding commitment to purchase but which have not yet settled) the principal amount of Sale Proceeds on deposit in the Collection Account, plus (iv) any unpaid Principal Financed Accrued Interest (other than in respect of Defaulted Obligations), will equal or exceed the Initial Par Amount; provided, that for this purpose the Principal Balance of any Defaulted Obligation and each Acquired Participation Interest not elevated to an assignment on and after the day that is 120 days following the Closing Date will be equal to the S&P Collateral Value.

“Exchange”: The meaning specified in Section 2.12(f)(i).

“Exchange Act”: The United States Securities Exchange Act of 1934, as amended.

“Exposure Amount”: With respect to any Revolving Collateral Obligation or Delayed Drawdown Collateral Obligation, the excess, if any, of (i) the maximum funding commitment of the Issuer over (ii) the outstanding principal balance of such Revolving Collateral Obligation or Delayed Drawdown Collateral Obligation. For the avoidance of doubt, Exposure Amounts in respect of a Defaulted Obligation shall be included in the calculation of the Exposure Amount only if the Issuer is at such time obligated to honor a request by the Obligor under such Defaulted Obligation to fund the Exposure Amount of such Defaulted Obligation.

“Fallback Rate”: As determined by the Investment Manager in its commercially reasonable discretion, the sum of (a) the Benchmark Replacement Adjustment and (b) the first alternative set forth in the order below that can be determined by the Investment Manager:

(1)	the quarterly pay reference rate recognized or acknowledged as being the industry standard replacement rate for leveraged loans (which recognition may be in the form of a press release, a member announcement, member advice, letter, protocol, publication of standard terms or otherwise) by the Loan Syndications and Trading Association® or the Relevant Governmental Body;

(2)	the quarterly pay reference rate that is used in calculating the interest rate of the largest percentage of Floating Rate Obligations (by par amount) included in the Assets;

(3)	the quarterly pay reference rate that is used in calculating the interest rate of at least 50% of floating rate securities being issued in collateralized loan obligation transactions that have priced in preceding three months; and

(4)	the alternate rate of interest that has been selected by the Investment Manager, with written notice to the Issuer, the Collateral Administrator and the Trustee (who shall promptly forward such notice to the Noteholders within one Business Day), as the replacement for the then-current Benchmark for the Index Maturity giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar denominated securitizations at such time.

All such determinations made by the Investment Manager as described above shall be conclusive and binding, and, absent manifest error, may be made in the sole determination of the Investment Manager (without liability), and shall become effective without consent from any other party and the Trustee, the Collateral Administrator and the Calculation Agent may conclusively rely on such determination.

“FATCA”: Sections 1471 through 1474 of the Code and the Treasury Regulations (and any notices, guidance or official pronouncements) promulgated thereunder, any agreement entered into pursuant thereto, any intergovernmental agreement entered into in connection therewith, and any U.S. or non-U.S. legislation, rules, practices or guidance notes implementing an intergovernmental agreement or approach thereto.

“Federal Reserve Board”: The Board of Governors of the Federal Reserve System.

“Fee Basis Amount”: At any time, the sum of (a) the Aggregate Principal Balance of all Collateral Obligations (excluding any Defaulted Obligations), plus (b) the aggregate of (i) the S&P Recovery Rate of each Defaulted Obligation forming part of the Assets at such time multiplied by (ii) the principal balance thereof at such time, plus (c) the amount of all cash and Eligible Investments in the Collection Account and in the Revolver Funding Account (but excluding amounts on deposit in the Revolver Funding Account to the extent of the unfunded funding obligations under all Revolving Collateral Obligations and Delayed Drawdown Collateral Obligations included in the Assets on such date), in each case, constituting Principal Proceeds, plus (d) unpaid Principal Financed Accrued Interest with respect to any of the Initial Collateral Obligations.

“Financial Asset”: The meaning specified in Section 8-102(a)(9) of the UCC.

“Financing Statements”: The meaning specified in Section 9-102(a)(39) of the UCC.

“First Lien Last-Out Loan”: A Loan that would be a Senior Secured Loan but for the fact that, in the case of an event of default under the applicable Underlying Instrument, the lenders thereunder will be paid after one or more tranches of first lien loans (inclusive of any revolving loan commitments) funded under such Underlying Instrument (for which purposes an Obligor’s obligations in respect of its trade claims, accounts receivables, inventory, capitalized leases or similar obligations shall be deemed not to constitute such first lien loans) issued by the same Obligor have been paid in full in accordance with a specified waterfall of payments. For purposes of this Indenture, a First Lien Last-Out Loan shall not constitute a Senior Secured Loan.

“First Look Right”: The meaning specified in Section 5.19.

“Fixed Rate Notes”: Any Class of Notes that bears a fixed rate of interest.

“Fixed Rate Obligation”: Any Collateral Obligation that bears a fixed rate of interest.

“Floating Rate Notes”: Any Class of Notes that accrues interest at a floating rate of interest, which on the Closing Date shall be the Class A-1 Notes, the Class A-2 Notes, the Class B Notes, the Class C Notes and the Class D Notes.

“Floating Rate Obligation”: Any Collateral Obligation that bears a floating rate of interest.

“Flowthrough Entity”: A partnership, grantor trust or S corporation for U.S. federal income tax purposes.

“GAAP”: The meaning specified in Section 6.3(j).

“Global Note”: Any Global Secured Note.

“Global Rating Agency Condition”: With respect to any action taken or to be taken, the satisfaction of the S&P Rating Agency Condition; provided that such Global Rating Agency Condition shall be deemed inapplicable with respect to such action if (i) the applicable Rating Agency has made a public statement to the effect that it will no longer review events or circumstances of the type requiring satisfaction of the Global Rating Agency Condition for purposes of evaluating whether to confirm the then-current ratings (or initial ratings) of obligations rated by such Rating Agency or (ii) the applicable Rating Agency has communicated to the Issuer, the Investment Manager or the Trustee (or their counsel) that it will not review such event or circumstance for purposes of evaluating whether to confirm the then-current ratings (or initial ratings) of the Secured Notes.

“Global Secured Note”: Any Regulation S Global Secured Note, Temporary Regulation S Global Secured Note or Rule 144A Global Secured Note.

“Grant” or “Granted”: To grant, bargain, sell, convey, assign, transfer, mortgage, pledge, create and grant a security interest in and right of setoff against, deposit, set over and confirm. A Grant of the Assets, or of any other instrument, shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including, the immediate continuing right to claim for, collect, receive and receipt for principal and interest payments in respect of the Assets, and all other Monies payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the granting party or otherwise, and generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto.

“Hedge Agreement”: Any interest rate swap, floor and/or cap agreements, including without limitation one or more interest rate basis swap agreements, between the Issuer and any Hedge Counterparty, as amended from time to time, and any replacement agreement entered into in accordance with this Indenture.

“Hedge Counterparty”: Any one or more institutions entering into or guaranteeing a Hedge Agreement with the Issuer that either satisfies the Required Hedge Counterparty Rating or with respect to which the Global Rating Agency Condition has been satisfied and that has entered into a Hedge Agreement with the Issuer, including any permitted assignee or successor under the Hedge Agreements.

“Highest Ranking Class”: The Class A-2 Notes, or, if the Class A-2 Notes are no longer Outstanding, the Class of Outstanding Notes that is most senior in right of payment of principal in the Note Payment Sequence.

“Hedge Counterparty Collateral Account”: The account established pursuant to Section 10.3(d).

“Holder” or “holder”: With respect to any Notes, the Person whose name appears in the Notes Register as the registered holder of such Notes; except where the context otherwise requires, “Holder” or “holder” will include the beneficial owner of such security. References to the Holder of the LLC Interests shall be construed as referring to the Sole Equity Owner.

“Holder Purchase Request”: The meaning specified in Section 9.7.

“Identified Obligation”: The meaning specified in Section 12.2(f).

“Incurrence Covenant”: A covenant by any borrower to comply with one or more financial covenants (including without limitation any covenant relating to a borrowing base, asset valuation or similar asset-based requirement) only upon the occurrence of certain actions of the borrower, including a debt issuance, drawing a revolver, dividend payment, share purchase, merger, acquisition or divestiture.

“Indenture”: This instrument as originally executed and, if from time to time supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, as so supplemented or amended.

“Independent”: As to any Person, any other Person (including, in the case of an accountant or lawyer, a firm of accountants or lawyers, and any member thereof, or an investment bank and any member thereof) who (i) does not have and is not committed to acquire any material direct or any material indirect financial interest in such Person or in any Affiliate of such Person, and (ii) is not connected with such Person as an Officer, employee, promoter, underwriter, voting trustee, partner, director or Person performing similar functions. “Independent” when used with respect to any accountant may include an accountant who audits the books of such Person if in addition to satisfying the criteria set forth above the accountant is independent with respect to such Person within the meaning of Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants. For purposes of this definition, no manager or director of any Person will fail to be Independent solely because such Person acts as an independent manager or independent director thereof or of any such Person’s affiliates. With respect to the Issuer, the Investment Manager or Affiliates of the Investment Manager, funds or accounts managed by the Investment Manager or Affiliates of the Investment Manager shall not be Independent of the Issuer, the Investment Manager or Affiliates of the Investment Manager.

Whenever any Independent Person’s opinion or certificate is to be furnished to the Trustee, such opinion or certificate shall state that the signer has read this definition and that the signer is Independent within the meaning hereof.

Any pricing service, certified public accountant or legal counsel that is required to be Independent of another Person under this Indenture must satisfy the criteria above with respect to the Issuer, the Investment Manager and their Affiliates.

“Index Maturity”: A term of three months; provided that, with respect to the first Interest Accrual Period after the Closing Date, the Benchmark will be determined by interpolating linearly between the rate for the next shorter period of time for which rates are available and the rate for the next longer period of time for which rates are available. All interpolated rates shall be rounded to five decimal places.

“Information”: S&P’s “Credit FAQ: Anatomy Of A Credit Estimate: What It Means And How We Do It” dated January 14, 2021 (as the same may be amended or updated from time to time) and any other available information S&P reasonably requests in order to produce a credit estimate for a particular asset.

“Information Agent”: The meaning specified in Section 14.17(a).

“Initial Collateral Obligations”: The portfolio of Collateral Obligations held (on a trade date basis) by the Issuer on the Closing Date.

“Initial Par Amount”: U.S.$541,172,383.00.

“Initial Rating”: With respect to the Secured Notes, the rating indicated in Section 2.3.

“Institutional Accredited Investor”: An Accredited Investor under clauses (1), (2), (3), (7), (8) or (9) of Rule 501(a) under the Securities Act.

“Instrument”: The meaning specified in Section 9-102(a)(47) of the UCC.

“Interest Accrual Period”: (i) With respect to the initial Payment Date, the period from and including the Closing Date to but excluding such Payment Date; and (ii) with respect to each succeeding Payment Date, the period from and including the immediately preceding Payment Date to but excluding the following Payment Date until the principal of the Secured Notes is paid or made available for payment.

“Interest Collection Subaccount”: The meaning specified in Section 10.2(a).

“Interest Coverage Ratio”: For any designated Class or Classes of Secured Notes, as of any Measurement Date or other date of determination, the percentage derived from the following equation: (A – B) / C, where:

A = The Collateral Interest Amount as of such Measurement Date or other date of determination;

B = Amounts payable (or expected as of the Measurement Date or other date of determination to be payable) on the following Payment Date as set forth in clauses (A), (B) and (C) in Section 11.1(a)(i); and

C = Interest due and payable on the Secured Notes of such Class or Classes and each Class of Secured Notes that rank senior to or pari passu with such Class or Classes (excluding Deferred Interest but including any interest on Deferred Interest with respect to the Class C Notes and the Class D Notes, as applicable) on such Payment Date.

“Interest Coverage Test”: Each of the Class A/B Interest Coverage Test, the Class C Interest Coverage Test and the Class D Interest Coverage Test.

“Interest Deposit Restriction”: The meaning specified in Section 10.2.

“Interest Determination Date”: The second U.S. Government Securities Business Day preceding the first day of each Interest Accrual Period.

“Interest Proceeds”: With respect to any Collection Period or Determination Date, without duplication, the sum of:

(i)	all payments of interest and delayed compensation (representing compensation for delayed settlement) received in Cash by the Issuer during the related Collection Period on the Collateral Obligations and Eligible Investments, including the accrued interest received in connection with a sale thereof during the related Collection Period, less any such amount that represents Principal Financed Accrued Interest;

(ii)	all principal and interest payments received by the Issuer during the related Collection Period on Eligible Investments purchased with Interest Proceeds;

(iii)	all upfront fees, anniversary fees, redemption fees, collateral monitoring fees, success fees, termination fees, late payment fees, ticking fees received by the Issuer during the related Collection Period, except for (A) those in connection with (1) the reduction of the par amount of the related Collateral Obligation or (2) the reduction of the interest rate of the related Collateral Obligation and (B) origination fees or amounts payable in respect of original issue discount of the related Collateral Obligation, in each case, as determined by the Investment Manager with notice to the Trustee and the Collateral Administrator;

(iv)	commitment fees and other similar fees received by the Issuer during such Collection Period;

(v)	any Contributions made to the Issuer which are designated as Interest Proceeds as permitted by Section 10.3(f);

(vi)	any payment received with respect to any Hedge Agreement other than (a) an upfront payment received upon entering into such Hedge Agreement or (b) a payment received as a result of the termination of any Hedge Agreement (net of any amounts due and payable by the Issuer to the related Hedge Counterparty in connection with such termination) to the extent not used by the Issuer to enter into a new or replacement Hedge Agreement or replace the Hedge Counterparty whether by novation or with a standby provider;

(vii)	any Principal Proceeds designated by the Investment Manager as Interest Proceeds in connection with any Refinancing of the Secured Notes in whole, up to the Excess Par Amount for payment on the Redemption Date of such Refinancing or the first Payment Date thereafter;

(viii)	any Designated Principal Proceeds and any Designated Unused Proceeds; and

(ix)	amounts designated as Interest Proceeds in accordance with the definition of “Permitted Use”;

provided, that

(A) any amounts received in respect of any Defaulted Obligation will constitute Principal Proceeds (and not Interest Proceeds) until the aggregate of all collections in respect of such Defaulted Obligation since it became a Defaulted Obligation equals the outstanding principal balance of such Collateral Obligation at the time it became a Defaulted Obligation; and

(B) the Investment Manager (in its sole discretion exercised on or before the related Determination Date by notice to the Trustee and the Collateral Administrator) may classify any and all amounts (including, for the avoidance of doubt, any Sale Proceeds or fees) received in respect of Loss Mitigation Loans as Interest Proceeds or Principal Proceeds; provided, that, any and all amounts (including, for the avoidance of doubt, any Sale Proceeds or fees) received in respect of any Loss Mitigation Loan that was acquired in connection with a workout, restructuring or related scheme to mitigate losses with respect to a Defaulted Obligation or Credit Risk Obligation will constitute Principal Proceeds (and not Interest Proceeds) except that:

(i)	if only Principal Proceeds were used to acquire such Loss Mitigation Loan and such Loss Mitigation Loan relates to a Defaulted Obligation, the Investment Manager may classify any and all amounts received in respect thereof as Interest Proceeds only after the sum of the aggregate of all amounts received in respect of such Loss Mitigation Loan plus the aggregate of all amounts received in respect of the related Defaulted Obligation is equal to sum of (x) the outstanding Principal Balance of such Collateral Obligation when it became a Defaulted Obligation and (y)(I) in the case of a Loss Mitigation Loan, the aggregate amount of Principal Proceeds used to acquire such Loss Mitigation Loan or (II) in the case of a Loss Mitigation Qualified Loan, the greater of the Principal Proceeds applied to acquire such Loss Mitigation Qualified Loan and the S&P Collateral Value of such Loss Mitigation Qualified Loan;

(ii)	if only Principal Proceeds were used to acquire such Loss Mitigation Loan and such Loss Mitigation Loan relates to a Credit Risk Obligation, the Investment Manager may classify any and all amounts received in respect thereof as Interest Proceeds only after the sum of the aggregate of all amounts received in respect of such Loss Mitigation Loan plus the aggregate of all amounts received in respect of the related Credit Risk Obligation is equal to the sum of (x) the outstanding Principal Balance of such Collateral Obligation when it became a Credit Risk Obligation and (y)(I) in the case of a Loss Mitigation Loan, the aggregate amount of Principal Proceeds used to acquire such Loss Mitigation Loan or (II) in the case of a Loss Mitigation Qualified Loan, the greater of the Principal Proceeds applied to acquire such Loss Mitigation Qualified Loan and the S&P Collateral Value of such Loss Mitigation Qualified Loan;

(iii)	if only Interest Proceeds were used to acquire such Loss Mitigation Loan, the Investment Manager may classify any and all amounts received in respect thereof as Interest Proceeds; provided, that any amounts received in respect of any Loss Mitigation Qualified Loan will constitute Principal Proceeds (and not Interest Proceeds) until the aggregate of all amounts received in respect of such Loss Mitigation Qualified Loan equals the S&P Collateral Value of such Loss Mitigation Qualified Loan;

(iv)	if only Contributions or other amounts withdrawn from the Permitted Use Account were used to acquire such Loss Mitigation Loan, the Investment Manager may classify any and all amounts received in respect thereof as Interest Proceeds; provided, that any amounts received in respect of any Loss Mitigation Qualified Loan will constitute Principal Proceeds (and not Interest Proceeds) until the aggregate of all amounts received in respect of such Loss Mitigation Qualified Loan equals the S&P Collateral Value of such Loss Mitigation Qualified Loan; and

(v)	to the extent any combination of Contributions or other amounts withdrawn from the Permitted Use Account, Interest Proceeds and Principal Proceeds were applied to acquire such Loss Mitigation Loan, after amounts received in respect thereof equal at least the amount of (x) in the case of a Loss Mitigation Loan, Principal Proceeds applied to acquire such Loss Mitigation Loan or (y) in the case of a Loss Mitigation Qualified Loan, the greater of the Principal Proceeds applied to acquire such Loss Mitigation Qualified Loan and the S&P Collateral Value of such Loss Mitigation Qualified Loan, the Investment Manager shall ensure compliance with this clause (B) on a pro rata basis to the extent practicable (in its commercially reasonable discretion); provided, that the amounts that would otherwise constitute Interest Proceeds may be designated as Principal Proceeds pursuant to this Indenture with notice to the Collateral Administrator and the Trustee; and

(C) the Investment Manager (in its sole discretion exercised on or before the related Determination Date) may classify any and all recoveries received in respect of any Equity Security that was received in exchange for a Defaulted Obligation or Credit Risk Obligation, as applicable, that is not a Loss Mitigation Loan (including, for the avoidance of doubt, by way of the exercise of a warrant or other right to acquire securities held in the Assets) as Interest Proceeds or Principal Proceeds, except that all such recoveries shall be treated as Principal Proceeds (and not Interest Proceeds) unless the aggregate of all recoveries in respect of such Equity Security and any Loss Mitigation Loan received in exchange for the same Defaulted Obligation or Credit Risk Obligation equals or exceeds the outstanding principal balance of the Collateral Obligation, at the time such Asset became a Defaulted Obligation or at the time the Credit Risk Obligation was acquired, as applicable, plus any Principal Proceeds used to acquire such Equity Security.

Notwithstanding the foregoing, the Investment Manager may designate that any portion of Interest Proceeds in a Collection Period be deemed to be Principal Proceeds; provided that after giving effect to such designation (x) the Class A/B Interest Coverage Test will be satisfied on a pro forma basis as of the Determination Date related to the next succeeding Payment Date and (y) no interest will be deferred on any Class of Secured Notes on the next succeeding Payment Date.

“Interest Rate”: With respect to each Class of Secured Notes, the per annum stated interest rate payable on such Class with respect to each Interest Accrual Period, which rate shall be equal to the rate specified in Section 2.3; provided that with respect to any Interest Accrual Period during which a Re-Pricing has occurred, the applicable Interest Rate of any Re-Priced Class shall reflect the applicable Re-Pricing Rate from, and including, the applicable Re-Pricing Date.

“Intermediary”: Any agent or broker through which a Holder purchases its Notes, or any nominee or other entity through which a Holder holds its Notes.

“Investment Advisers Act”: The Investment Advisers Act of 1940, as amended from time to time.

“Investment Company Act”: The Investment Company Act of 1940, as amended from time to time.

“Investment Management Agreement”: The agreement dated as of the Closing Date, between the Issuer and the Investment Manager relating to the management of the Collateral Obligations and the other Assets by the Investment Manager on behalf of the Issuer, as amended from time to time in accordance with the terms hereof and thereof.

“Investment Management Fee”: The Senior Investment Management Fee and the Subordinated Investment Management Fee.

“Investment Manager”: Tennenbaum Capital Partners, LLC, until a successor Person shall have become the Investment Manager pursuant to the provisions of the Investment Management Agreement, and thereafter “Investment Manager” shall mean such successor Person.

“Investment Manager Securities”: As of any date of determination, all Securities held on such date by (1) the Investment Manager, (2) any Affiliate of the Investment Manager or (3) any account, fund, client or portfolio managed or advised on a discretionary basis by the Investment Manager or any of its Affiliates (other than any such account, fund or client whose voting rights with respect to such Securities and the matter in question are exercised by or subject to the approval of the account, fund or client or the beneficiary thereof and not solely at the direction of or by the Investment Manager or its Affiliates).

“Investor Report”: A report containing certain information prescribed by Article 7(1)(e) of the EU Securitisation Regulation, in the form set out in, and including the content required by Commission Delegated Regulation (EU) 2020/1224 and Commission Implementing Regulation (EU) 2020/1225 (as currently published on the website https://eur- lex.europa.eu/legal-content/EN/TXT/PDF/?uri=OJ:L:2020:289:FULL&from=EN as Annex XII).

“IRS”: United States Internal Revenue Service.

“ISDA Definitions”: The 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

“ISDA Fallback Adjustment”: The spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor.

“ISDA Fallback Rate”: The rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

“Issuer”: The Person named as such on the first page of this Indenture until a successor Person shall have become the Issuer pursuant to the applicable provisions of this Indenture, and thereafter “Issuer” shall mean such successor Person.

“Issuer Order” and “Issuer Request”: A written order, request or direction (which may be a standing order, request or direction) dated and signed in the name of the Issuer or by an Authorized Officer of the Issuer or by the Investment Manager by an Authorized Officer thereof, on behalf of the Issuer; provided that, for purposes of Section 10.9 and Article XII and the release, sale or acquisition of any Assets thereunder, “Issuer Order” or “Issuer Request” shall mean delivery to the Trustee on behalf of the Issuer or the Investment Manager on its behalf, by email or otherwise in writing, of a trade ticket, confirmation of trade, instruction to post or to commit to the trade, “SWIFT” messages or similar electronic communication or language, all of which shall constitute and be deemed to be a direction and certification by the Issuer and the Investment Manager that the transaction is in compliance with and satisfies all applicable provisions of Section 10.9 and Article XII of this Indenture. An order or request provided in a facsimile, email or other electronic communication by an Authorized Officer of the Issuer or by an Authorized Officer of the Investment Manager on behalf of the Issuer shall constitute an Issuer Order, in each case except to the extent the Trustee requests otherwise.

“Junior Class”: With respect to a particular Class of Notes, each Class of Notes that is subordinated to such Class, as indicated in Section 2.3.

“Limited Liability Company Agreement”: The Amended and Restated Limited Liability Company Agreement of the Issuer, dated as of the Closing Date, as amended, restated or otherwise modified from time to time.

“Loan”: Any obligation for the payment or repayment of borrowed money that is documented by a term loan agreement, revolving loan agreement or other similar credit agreement.

“LLC Interests”: The limited liability company interests in the Issuer.

“Loss Mitigation Loan”: A Loan (including any Loss Mitigation Qualified Loan) acquired or received by the Issuer in connection with the workout, restructuring or a related scheme to mitigate losses with respect to a related Defaulted Obligation or a related Credit Risk Obligation, as applicable, which Loan, (i) in the Investment Manager’s judgment exercised in accordance with the Investment Management Agreement, is necessary to collect an increased recovery value of the related Defaulted Obligation or the related Credit Risk Obligation, as applicable, and (ii) is not a Bond or any other security; provided that, on any Business Day as of which such Loss Mitigation Loan satisfies all of the criteria for acquisition by the Issuer (including, for the avoidance of doubt, the definition of “Collateral Obligation” (other than the requirement that such obligation be acquired on the Closing Date or be an Identified Obligation), without giving effect to any applicable carveouts for Loss Mitigation Loans set forth therein), the Investment Manager may designate (by written notice to the Issuer and the Collateral Administrator) such Loss Mitigation Loan as a “Collateral Obligation”. For the avoidance of doubt, any Loss Mitigation Loan designated as a Collateral Obligation in accordance with the terms of this definition shall constitute a Collateral Obligation (and not a Loss Mitigation Loan) for all purposes herein (including calculations required to be made pursuant to this Indenture), in each case, following such designation.

“Loss Mitigation Qualified Loan”: A Loss Mitigation Loan that (A) meets the requirements of the definition of Collateral Obligation (other than the requirement that such obligation be acquired on the Closing Date or be an Identified Obligation and clauses (iii), (v) (solely with respect to not being a Credit Risk Obligation or Bridge Loan), (ix)(a) (so long as such Offer is in an amount equal to the principal balance thereof plus any accrued interest thereon), (xi), (xii)(b), (xiv), (xvii) and (xix) of the definition of “Collateral Obligation”) as determined by the Investment Manager, (B) ranks in right of payment no more junior than the related Defaulted Obligation or Credit Risk Obligation, and (C) is issued by the same (or an affiliated or related) Obligor as the Obligor on the related Defaulted Obligation or Credit Risk Obligation.

“Maintenance Covenant”: A covenant by any borrower to comply with one or more financial covenants (including without limitation any covenant relating to a borrowing base, asset valuation or similar asset-based requirement) during each reporting period, that exists regardless of whether or not such borrower has taken any specified action; provided that a covenant which otherwise satisfies the definition hereof but only applies when amounts are outstanding under the related loan shall constitute a Maintenance Covenant.

“Majority”: With respect to any Class or Classes of Notes, the Holders of more than 50% of the Aggregate Outstanding Amount of the Notes of such Class or Classes.

“Mandatory Redemption”: The meaning specified in Section 9.1.

“Mandatory Tender”: The meaning specified in Section 9.7.

“Margin Stock”: “Margin Stock” as defined under Regulation U issued by the Federal Reserve Board, including any debt security which is by its terms convertible into “Margin Stock.”

“Market Value”: As of any date of determination, with respect to any loans or other assets, the amount (determined by the Issuer or the Investment Manager in accordance with the Standard of Care) equal to the product of the principal amount thereof and the price (excluding, in the case of Senior Secured Bonds, any accrued and unpaid interest thereon) determined in the following manner:

(a)	the bid-side quote determined by any of (x) in the case of a Loan only, Loan Pricing Corporation, LoanX Inc., MarkIt Partners, Mergent, Inc. or IDC or (y) in the case of a Bond only, Interactive Data Corporation or, in either case, any other nationally recognized loan or bond pricing service selected by the Issuer or the Investment Manager with notice to the Holders of the Notes; provided that the Controlling Class may object to the selection of any loan pricing service selected pursuant to the immediately preceding clause (y) within 5 Business Days after receipt of such notice;

(b)	if such quote described in clause (a) is not available:

(i)	the average of the bid-side quotes determined by three independent SEC registered broker-dealers active in the trading of such asset;

(ii)	if only two such bids can be obtained, the lower of the bid-side quotes of such two bids; or

(iii)	if only one such bid can be obtained, such bid,

provided that a bid provided pursuant to this clause (b) shall not be from any of the Issuer, the Investment Manager or any Affiliate of any thereof;

(c)	if the Market Value of an asset cannot be determined in accordance with clause (a) or (b) above, then the Market Value shall be the Appraised Value; provided that (i) the Appraised Value of such Collateral Obligation has been obtained or updated within the immediately preceding three months, (ii) if the Appraised Value of a Collateral Obligation is determined pursuant to clause (B) of the definition of “Appraised Value”, the Market Value of such Collateral Obligation shall not exceed the aggregate principal amount thereof (or the portion thereof held by the Issuer) and (iii) if the Appraised Value has been requested but has not yet been received, for assets representing an aggregate of up to 5.0% of the Total Capitalization, the Market Value determined by the Investment Manager (according to its own internal marking procedure) exercising reasonable commercial judgment in accordance with the Standard of Care, consistent with the manner in which it would determine the market value of an asset for purposes of other funds or accounts managed by it; provided that the Market Value of any such asset may not be determined in accordance with this clause (c)(iii) for more than 45 days; or

(d)	if such quote or bid described in clause (a), (b) or (c) is not available, then the Market Value of such Collateral Obligation shall be the lower of (i) the S&P Recovery Rate multiplied by the Principal Balance of such Collateral Obligation and (ii) if any, the Market Value determined by the Investment Manager (according to its own internal marking procedure) exercising reasonable commercial judgment in accordance with the Standard of Care, consistent with the manner in which it would determine the market value of an asset for purposes of other funds or accounts managed by it; provided that if the Investment Manager is not a registered investment adviser under the Investment Advisers Act, the Market Value of any such asset may not be determined in accordance with this clause (d) for more than 45 days; or

(e)	if the Market Value of an asset cannot be determined in accordance with clause (a), (b), (c) or (d) above, then the Market Value shall be deemed to be zero until such determination is made in accordance with clause (a), (b), (c) or (d) above.

“Master Participation Agreement”: That certain Master Participation Agreement, dated on or prior to the Closing Date, between Retention Holder, as seller, and the Issuer, as buyer.

“Material Adverse Effect”: With respect to any event or circumstance, a material adverse effect on (a) the business, financial condition (other than the performance of the Assets) or operations of the Issuer, taken as a whole, (b) the validity or enforceability of this Indenture, the Investment Management Agreement or the Issuer’s Limited Liability Company Agreement or (c) the existence, perfection, priority or enforceability of the Trustee’s lien on the Assets.

“Maturity”: With respect to any Notes, the date on which the unpaid principal of such Notes becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

“Maturity Amendment”: With respect to any Collateral Obligation, any waiver, modification, amendment or variance that would extend the stated maturity date of such Collateral Obligation. For the avoidance of doubt, a waiver, modification, amendment or variance that would extend the stated maturity date of the credit facility of which a Collateral Obligation is part, but would not extend the stated maturity date of the Collateral Obligation held by the Issuer, does not constitute a Maturity Amendment.

“Maximum Weighted Average Life Test”: A test satisfied on any date of determination if the Weighted Average Life of all Collateral Obligations as of such date is no higher than the relevant Maximum Weighted Average Life specified in the table below for the Closing Date (if such date of determination occurs before the first Payment Date following the Closing Date) or the Payment Date immediately preceding such date of determination:

Date	Maximum Weighted Average Life
Closing Date	3.25
Payment Date in October 2026	2.84
Payment Date in January 2027	2.59
Payment Date in April 2027	2.34
Payment Date in June 2027	2.09
Payment Date in October 2027	1.84
Payment Date in January 2028	1.59
Payment Date in April 2028	1.34
Payment Date in June 2028	1.09
Payment Date in October 2028	0.84
Payment Date in January 2029	0.59
Payment Date in April 2029	0.34
Payment Date in June 2029	0.09
On and after the Payment Date in October 2029	0.00

“Measurement Date”: (i) any day on which an acquisition or receipt of a Loss Mitigation Loan or a Specified Equity Security with Principal Proceeds occurs, (ii) any Determination Date, (iii) the date as of which the information in any Monthly Report is calculated, (iv) with five Business Days prior written notice, any Business Day requested by a Rating Agency and (v) any day on which a purchase or origination of an Identified Obligation occurs.

“Merging Entity”: The meaning specified in Section 7.10.

“Money”: The meaning specified in Section 1-201(24) of the UCC.

“Monthly Report”: The meaning specified in Section 10.8(a).

“Monthly Report Determination Date”: The meaning specified in Section 10.8(a).

“Moody’s”: Moody’s Investors Service, Inc. and any successor thereto.

“Net Aggregate Exposure Amount”: The excess of the aggregate of the Exposure Amounts of the Revolving Collateral Obligations and Delayed Drawdown Collateral Obligations over the amount of Principal Proceeds in the Revolver Funding Account.

“Non-Call Period”: With respect to (i) the Class A-1 Notes and the Class A-2 Notes, the period from the Closing Date to and excluding May 27, 2028 and (ii) the Class B Notes, the Class C Notes, and the Class D Notes, the period from the Closing Date to and excluding May 27, 2027.

“Non-Permitted ERISA Holder”: The meaning specified in Section 2.11(d).

“Non-Permitted Holder”: The meaning specified in Section 2.11(b).

“Non-U.S. Obligation Subsidiary”: The meaning specified in Section 7.4(b).

“Note Interest Amount”: With respect to any Class of Secured Notes and any Payment Date, the amount of interest for the related Interest Accrual Period payable in respect of each U.S.$100,000 of Outstanding principal amount of such Class of Secured Notes.

“Note Payment Sequence”: The application, in accordance with the Priority of Payments, of Interest Proceeds or Principal Proceeds, as applicable, in the following order:

(i)	to the payment of principal of the Class A-1 Notes (together with any Defaulted Interest) until such amounts have been paid in full;

(ii)	to the payment of principal of the Class A-2 Notes (together with any Defaulted Interest) until such amounts have been paid in full;

(iii)	to the payment of principal of the Class B Notes (together with any Defaulted Interest) until the Class B Notes have been paid in full;

(iv)	to the payment of any (1) first, accrued and unpaid interest (excluding Deferred Interest but including interest on Deferred Interest) on the Class C Notes and (2) second, any Deferred Interest on the Class C Notes until such amounts have been paid in full;

(v)	to the payment of principal of the Class C Notes until such amounts have been paid in full;

(vi)	to the payment of any (1) first, accrued and unpaid interest (excluding Deferred Interest but including interest on Deferred Interest) on the Class D Notes and (2) second, any Deferred Interest on the Class D Notes until such amounts have been paid in full; and

(vii)	to the payment of principal of the Class D Notes until such amounts have been paid in full.

“Noteholder”: With respect to any Notes, the Holder of such Notes as specified in the Notes Register.

“Notes”: Collectively, the Class A-1 Notes, the Class A-2 Notes, the Class B Notes, the Class C Notes and the Class D Notes authorized by, and authenticated and delivered under, this Indenture (as specified in Section 2.3).

“Notes Register” and “Notes Registrar”: The respective meanings specified in Section 2.5(a).

“NRSRO”: Any nationally recognized statistical rating organization, other than the Rating Agency.

“NRSRO Certification”: A certification executed by a NRSRO in favor of the Issuer and the Information Agent that states that such NRSRO has provided the Issuer with the appropriate certifications under Exchange Act Rule 17g-5(a)(3)(iii)(B) and that such NRSRO has access to the 17g-5 Website.

“Obligor”: With respect to a Collateral Obligation, the person who is obligated to repay such Collateral Obligation (including, if applicable, a guarantor thereof), and whose assets are principally relied upon by the Issuer at the time such Collateral Obligation was originated or purchased by the Issuer as the source of repayment of such Collateral Obligation.

“OECD”: The Organisation for Economic Co-Operation and Development.

“Offer”: The meaning specified in Section 10.9(c), provided that for the purposes of paragraph (ix) of the definition of “Collateral Obligation,” “Offer” shall mean, with respect to any security or obligation, any offer by the issuer of such security or obligation or by any other Person made to all of the holders of such security or obligation to purchase or otherwise acquire such security or obligation (other than pursuant to any redemption in accordance with the terms of the related Underlying Instruments) or to convert or exchange such security or obligation into or for Cash, securities or any other type of consideration.

“Offering”: The offering of any Notes pursuant to the Offering Circular.

“Offering Circular”: The offering circular relating to the offer and sale of the Notes dated May 26, 2026, and including any supplements thereto.

“Officer”: (a) With respect to the Issuer and any limited liability company, any managing member or manager thereof or any person to whom the rights and powers of management thereof are delegated in accordance with the limited liability company agreement of such limited liability company, and (b) with respect to any corporation, the Chairman of the board of directors, any director, the President, any Vice President, the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer of such entity or any Person authorized by such entity and shall, for the avoidance of doubt, include any duly appointed attorney-in-fact of such entity.

“offshore transaction”: The meaning specified in Regulation S.

“Operational Arrangements”: The meaning specified in Section 9.7.

“Opinion of Counsel”: A written opinion addressed to the Trustee and, if required by the terms hereof, the Rating Agency then rating a Class of Secured Notes, in form and substance reasonably satisfactory to the Trustee (and, if so addressed, the Rating Agency then rating a Class of Secured Notes), of a nationally or internationally recognized and reputable law firm one or more of the partners of which are admitted to practice, before the highest court of any State of the United States or the District of Columbia, which attorney or law firm, as the case may be, may, except as otherwise expressly provided in this Indenture, be counsel for the Issuer, and which attorney or law firm, as the case may be, shall be reasonably satisfactory to the Trustee. Whenever an Opinion of Counsel is required hereunder, such Opinion of Counsel may rely on opinions of other counsel who are so admitted and so satisfactory, which opinions of other counsel shall accompany such Opinion of Counsel and shall be addressed to the Trustee (and, if required by the terms hereof, the Rating Agency then rating a Class of Secured Notes) or shall state that the Trustee (and, if required by the terms hereof, the Rating Agency then rating a Class of Secured Notes) shall be entitled to rely thereon.

“Optional Redemption”: A redemption of Notes in accordance with Section 9.2.

“Other Plan Law”: Any state, local, other federal or non-U.S. laws or regulations that are substantially similar to the prohibited transaction provisions of Section 406 of ERISA or Section 4975 of the Code.

“Outstanding”: With respect to the Notes or the Notes of any specified Class, as of any date of determination, all of the Notes or all of the Notes of such Class, as the case may be, theretofore authenticated and delivered under this Indenture, except:

(i)	Notes theretofore canceled by the Notes Registrar or delivered to the Notes Registrar for cancellation in accordance with the terms of Section 2.9 or registered in the Notes Register on the date that the Trustee provides notice to the Holders that this Indenture has been discharged in accordance with Article IV;

(ii)	Notes or portions thereof for whose payment or redemption funds in the necessary amount have been theretofore irrevocably deposited with the Trustee or any Paying Agent for the Holders of such Notes pursuant to Section 4.1(a)(ii); provided that if such Notes or portions thereof are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

(iii)	Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, unless proof satisfactory to the Trustee is presented that any such Notes are held by a “protected purchaser” (within the meaning of Section 8-303 of the UCC); and

(iv)	Notes alleged to have been mutilated, destroyed, lost or stolen for which replacement Notes have been issued as provided in Section 2.6.

In determining whether the Holders of the requisite Aggregate Outstanding Amount of Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, (a) Notes owned by the Issuer (or, only in the case of (x) a vote on the removal of the Investment Manager for “Cause” (as defined in the Investment Management Agreement); or (y) a waiver of an event constituting “Cause” under the Investment Management Agreement as a basis for termination of the Investment Management Agreement or removal of the Investment Manager thereunder, the Investment Manager, any Affiliate thereof or any funds or accounts managed by the Investment Manager or one of its Affiliates as to which the Investment Manager or one of its Affiliates has discretionary voting authority) shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that a Trust Officer of the Trustee has actual knowledge to be so owned shall be so disregarded and (b) Notes so owned that have been pledged in good faith shall be regarded as Outstanding if the pledgee establishes to the reasonable satisfaction of the Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not one of the Persons specified above.

“Overcollateralization Ratio”: With respect to any specified Class or Classes of Secured Notes as of any Measurement Date or other date of determination, the percentage derived from: (i) the Principal Collateralization Amount on such date, divided by (ii) the Aggregate Outstanding Amount on such date of the Secured Notes of such Class or Classes, each Priority Class of Secured Notes and each Pari Passu Class of Secured Notes.

“Overcollateralization Ratio Test”: Each of the Class A/B Overcollateralization Ratio Test, the Class C Overcollateralization Ratio Test and the Class D Overcollateralization Ratio Test.

“Pari Passu Class”: With respect to any specified Class of Notes, each Class of Notes that ranks pari passu to such Class, as indicated in Section 2.3.

“Partial PIK Loan”: Any loan on which a portion (but not all) of the interest accrued for a specified portion of time or until the maturity thereof is, or at the option of the Obligor may be, added to the principal balance of such loan or otherwise deferred rather than being paid in cash, which carries a required current cash pay interest rate of not less than, (a) in the case of a Fixed Rate Obligation, 2.00% and (b) in the case of a Floating Rate Obligation, the Benchmark plus 1.00% per annum. For the avoidance of doubt, (i) a Zero Coupon Obligation shall be deemed not to be a Partial PIK Loan hereunder and (ii) if the Obligor under a Partial PIK Loan fails to make a required cash interest payment thereunder, such Partial PIK Loan shall become a Defaulted Obligation.

“Participation Interest”: A participation interest in a loan originated by a bank or financial institution that, at the time of acquisition, or the Issuer’s commitment to acquire the same, satisfies each of the following criteria: (i) such participation would constitute a Collateral Obligation were it acquired directly, (ii) the Selling Institution is a lender on the loan, (iii) the aggregate participation in the loan granted by such Selling Institution to any one or more participants does not exceed the principal amount or commitment with respect to which the Selling Institution is a lender under such loan, (iv) such participation does not grant, in the aggregate, to the participant in such participation a greater interest than the Selling Institution holds in the loan or commitment that is the subject of the participation, (v) the entire purchase price for such participation is paid in full (without the benefit of financing from the Selling Institution or its affiliates) at the time of the Issuer’s acquisition (or, to the extent of a participation in the unfunded commitment under a Revolving Collateral Obligation or Delayed Drawdown Collateral Obligation, at the time of the funding of such loan), (vi) the participation provides the participant all of the economic benefit and risk of the whole or part of the loan or commitment that is the subject of the loan participation and (vii) such participation is documented under a Loan Syndications and Trading Association, Loan Market Association or similar agreement standard for loan participation transactions among institutional market participants. For the avoidance of doubt, a Participation Interest shall not include a sub-participation interest in any loan.

“Partnership Representative”: A “partnership representative” within the meaning of Section 6223 of the Code or the equivalent of the tax matters partner in the case of state and local taxes.

“Party”: The meaning specified in Section 14.15.

“Paying Agent”: Any Person authorized by the Issuer to pay the principal of or interest on any Notes on behalf of the Issuer as specified in Section 7.2.

“Payment Account”: The payment account established pursuant to Section 10.3(a).

“Payment Date”: The 25th day of January, April, July and October of each year (or, if such day is not a Business Day, the next succeeding Business Day), commencing in October 2026, except that (x) “Payment Date” shall include each date fixed by the Trustee on which payments are made in accordance with Section 5.7 and (y) the final Payment Date (subject to any earlier redemption or payment of the Notes) shall be the Payment Date in July 2034 (or, if such day is not a Business Day, the next succeeding Business Day).

“PBGC”: The United States Pension Benefit Guaranty Corporation.

“Permitted Liens”: (a) Liens in favor of the Trustee for the benefit of the Secured Parties granted pursuant to this Indenture and any other Transaction Document; (b) liens for Taxes or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded (provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor); and (c) the interests of lessees and lessors under leases of real or personal property made in the ordinary course of business which interests would not have a Material Adverse Effect.

“Permitted Maturity Obligation”: A Loan that meets the definition of “Collateral Obligation” other than clause (xii)(b) thereof and matures after the earliest Stated Maturity (but no later than two years following such Stated Maturity) of the Notes.

“Permitted Non-Loan Assets”: Senior Secured Bonds and Bonds.

“Permitted Offer”: An Offer (i) pursuant to the terms of which the offeror offers to acquire a debt obligation (including a Collateral Obligation) in exchange for consideration consisting of (x) Cash in an amount equal to or greater than the full face amount of the debt obligation being exchanged plus any accrued and unpaid interest or (y) other debt obligations that rank pari passu or senior to the debt obligation being exchanged which have a face amount equal to or greater than the full face amount of the debt obligation being exchanged and are eligible to be Collateral Obligations plus any accrued and unpaid interest in Cash and (ii) as to which the Investment Manager has determined in its reasonable commercial judgment that the offeror has sufficient access to financing to consummate the Offer.

“Permitted Use”: With respect to any Contribution received into the Permitted Use Account, any of the following uses will constitute a “Permitted Use”: (i) except with respect to any Contribution deposited into the Permitted Use Account, the transfer of the applicable portion of such amount to the Interest Collection Subaccount for application as Interest Proceeds; (ii) the transfer of the applicable portion of such amount to the Principal Collection Subaccount for application as Principal Proceeds; (iii) to designate such amount as Refinancing Proceeds for use in connection with a Refinancing; (iv) the transfer of the applicable portion of such amount to pay any costs or expenses associated with a Refinancing, or a Re-Pricing; (v) amounts required to acquire any Loss Mitigation Loans, Loss Mitigation Qualified Loans, Specified Equity Securities, Identified Obligations or Uptier Priming Debt; and (vi) subject to the limitation described in clause (i) above, for any other use of funds permitted under this Indenture, in each case subject to the limitations set forth therein; provided, that once funds in the Permitted Use Account have been designated as Principal Proceeds, such designation may not be changed.

“Permitted Use Account”: The meaning specified in Section 10.3(e).

“Person”: An individual, corporation (including a business trust), partnership, limited liability company, joint venture, association, joint stock company, statutory trust, trust (including any beneficiary thereof), unincorporated association or government or any agency or political subdivision thereof.

“Placement Agent”: Scotia Capital (USA) Inc., in its capacity as the placement agent of certain of the Notes under the Placement Agreement.

“Placement Agreement”: The placement agency agreement dated as of May 27, 2026 by and between the Issuer and the Placement Agent, as amended from time to time

“Portfolio Company”: Any company that, at the time the related Collateral Obligation is acquired by the Issuer, at least 40% the outstanding equity securities of which are owned by an entity or account managed by the Investment Manager or an Affiliate thereof or the Investment Manager or an Affiliate thereof (and, in the case of accounts, solely to the extent a Managing Director of the Investment Manager’s US based direct lending team has actual knowledge of such ownership as of the date the Issuer entered into binding commitments to acquire such Collateral Obligation).

“Portfolio Report”: A report containing certain information on the Collateral Obligations prescribed by Article 7(1)(a) of the EU Securitisation Regulation, in the form set out in, and including the content required by Commission Delegated Regulation (EU) 2020/1224 and Commission Implementing Regulation (EU) 2020/1225 (as currently published on the website https://eurlex.europa.eu/legalcontent/EN/TXT/PDF/?uri=OJ:L:2020:289:FULL&from=EN as Annex IV).

“Posting”: The forwarding by the Collateral Administrator of emails received at the Rule 17g-5 Address to the 17g-5 Website.

“PRA”: The Prudential Regulation Authority of the Bank of England.

“PRA Securitisation Rules”: The Securitisation Part of the PRA Rulebook.

“Principal Balance”: Subject to Section 1.3, with respect to (a) any Asset other than a Revolving Collateral Obligation or Delayed Drawdown Collateral Obligation, as of any date of determination, the outstanding principal amount of such Asset (excluding any capitalized interest) and (b) any Revolving Collateral Obligation or Delayed Drawdown Collateral Obligation, as of any date of determination, the outstanding principal amount of such Revolving Collateral Obligation or Delayed Drawdown Collateral Obligation (excluding any capitalized interest), plus (except as expressly set forth in this Indenture) any undrawn commitments that have not been irrevocably reduced or withdrawn with respect to such Revolving Collateral Obligation or Delayed Drawdown Collateral Obligation; provided that (i) for purposes of calculating the Overcollateralization Ratio, Total Capitalization and the Excess Par Condition, the Principal Balance of any Revolving Collateral Obligation or Delayed Drawdown Collateral Obligation shall not include any undrawn commitments with respect to such Revolving Collateral Obligation or Delayed Drawdown Collateral Obligation, (ii)(x) for the purposes of calculating compliance with the limit for the Aggregate Principal Balance for Loss Mitigation Loans under Section 12.2(b) and calculating the S&P Recovery Amount of Loss Mitigation Qualified Loans, the Principal Balance in respect of any Loss Mitigation Loan shall be deemed to be the outstanding principal amount thereof due and payable at its maturity and (y) for all other purposes, (1) the Principal Balance of any Loss Mitigation Loan that is not a Loss Mitigation Qualified Loan shall be deemed zero and (2) the Principal Balance of any Loss Mitigation Qualified Loan shall be its S&P Collateral Value, (iii) for all purposes, the Principal Balance of any Equity Security (including any Specified Equity Security) or interest only strip shall be deemed to be zero and (iv) for all purposes, the Principal Balance of any Defaulted Obligation that is not sold or terminated within three years after becoming a Defaulted Obligation shall be deemed to be zero.

“Principal Collateralization Amount”: As of any date, an amount equal to the sum, without duplication, of the following:

(a)	the Aggregate Principal Balance of all Collateral Obligations (excluding Defaulted Obligations, Discount Obligations, Loss Mitigation Loans, Loss Mitigation Qualified Loans, Permitted Maturity Obligations, any Collateral Obligation that matures later than two years following the earliest Stated Maturity of the Notes and any Acquired Participation Interests not elevated to an assigned loan after 120 days following the Closing Date (each as to which the applicable rule below shall apply)), plus

(b)	the aggregate amount of funds on deposit in the Accounts, including Eligible Investments, constituting Principal Proceeds, plus

(c)	with respect to each Defaulted Obligation that has been a Defaulted Obligation for less than three years, the S&P Collateral Value thereof at such time, plus

(d)	for each Discount Obligation, the aggregate purchase price, excluding accrued interest, expressed as a Dollar amount, for such Discount Obligations (after adding the amount of any subsequent borrowings and/or subtracting the amount of any subsequent repayments thereof), plus

(e)	with respect to each Loss Mitigation Qualified Loan, the S&P Collateral Value thereof, minus

(f)	the Excess CCC Adjustment Amount; plus

(g)	with respect to each Loss Mitigation Loan that is not a Loss Mitigation Qualified Loan, zero; plus

(h)	with respect to each Permitted Maturity Obligation, the S&P Collateral Value for such Permitted Maturity Obligation; plus

(i)	with respect to any Acquired Participation Interest, on or prior to the date 120 days after the Closing Date, its Principal Balance, and anytime thereafter, its S&P Recovery Amount; plus

(j)	with respect to each Collateral Obligation that matures later than two years following the earliest Stated Maturity of the Notes, zero;

provided that, (i) with respect to any Collateral Obligation that satisfies more than one of the definitions of Defaulted Obligation, Discount Obligation, CCC Collateral Obligation, Loss Mitigation Qualified Loan, Loss Mitigation Loan, Permitted Maturity Obligation, Collateral Obligation that matures later than two years following the earliest Stated Maturity of the Notes or Acquired Participation Interest, such Collateral Obligation shall, for the purposes of this definition, be treated as belonging to the category of Collateral Obligations which results in the lowest Principal Collateralization Amount on any date of determination and (ii) the Principal Collateralization Amount for any Defaulted Obligation which has been a Defaulted Obligation for three years or more will be zero.

“Principal Collection Subaccount”: The meaning specified in Section 10.2(a).

“Principal Financed Accrued Interest”: With respect to (i) any Collateral Obligation owned or purchased by the Issuer on the Closing Date if purchased with Principal Proceeds, an amount equal to the unpaid interest on such Collateral Obligation that accrued prior to the Closing Date that is owing to the Issuer and remains unpaid as of the Closing Date and (ii) any Identified Obligation purchased after the Closing Date, the amount of Principal Proceeds, if any, applied towards the purchase of accrued interest on such Identified Obligation.

“Principal Proceeds”: With respect to any Collection Period or Determination Date, (i) all amounts received by the Issuer during the related Collection Period that do not constitute Interest Proceeds and (ii) any other amounts that have been designated as Principal Proceeds pursuant to the terms of this Indenture, including any amounts deposited in the Collection Account from the Closing Expense Account in accordance with Section 10.5.

“Priority Class”: With respect to any specified Class of Notes, each Class of Notes that ranks senior to such Class, as indicated in Section 2.3.

“Priority of Payments”: The meaning specified in Section 11.1(a).

“Priority Termination Event”: The meaning specified in the relevant Hedge Agreement, which may include, without limitation, the occurrence of (i) the Issuer’s failure to make required payments or deliveries pursuant to a Hedge Agreement with respect to which the Issuer is the sole Defaulting Party (as defined in the relevant Hedge Agreement), (ii) the occurrence of certain events of bankruptcy, dissolution or insolvency with respect to the Issuer with respect to which the Issuer is the sole Defaulting Party (as defined in the relevant Hedge Agreement), (iii) the liquidation of the Assets due to an Event of Default under this Indenture or (iv) a change in law after the Closing Date which makes it unlawful for either the Issuer or a Hedge Counterparty to perform its obligations under a Hedge Agreement.

“Proceeding”: Any suit in equity, action at law or other judicial or administrative proceeding.

“Process Agent”: The meaning specified in Section 7.2.

“QIB/QP”: Any Person that, at the time of its acquisition, purported acquisition or proposed acquisition of Notes is both (i) a Qualified Institutional Buyer and (ii) either (x) a Qualified Purchaser or (y) a corporation, partnership, limited liability company or other entity (other than a trust), each shareholder, partner, member or other equity owner of which is a Qualified Purchaser.

“QEF”: The meaning specified in Section 7.17(d).

“Qualified Institutional Buyer”: The meaning specified in Rule 144A under the Securities Act.

“Qualified Purchaser”: The meaning specified in Section 2(a)(51) of the Investment Company Act and Rule 2a51-2 or 2a51-3 under the Investment Company Act.

“Rating Agency”: S&P (only for so long as the Notes rated by it on the Closing Date are Outstanding and rated by it), or, with respect to the Assets generally, Moody’s or S&P or, if at any time Moody’s or S&P ceases to provide rating services with respect to debt obligations, any other nationally recognized investment rating agency selected by the Issuer (or the Investment Manager on behalf of the Issuer). If at any time any of the rating agencies referred to above ceases to be a “Rating Agency” and a replacement rating agency is selected in accordance with the preceding sentence, then references to rating categories of such replaced rating agency in this Indenture shall be deemed instead to be references to the equivalent categories of such replacement rating agency as of the most recent date on which such replacement rating agency and such replaced rating agency published ratings for the type of obligation in respect of which such replacement rating agency is used; provided that a replacement rating agency selected to replace Moody’s shall not be applicable for purposes of the determination of an S&P Rating.

“Re-Pricing”: The meaning specified in Section 9.7.

“Re-Priced Class”: The meaning specified in Section 9.7.

“Re-Pricing Intermediary”: The meaning specified in Section 9.7.

“Re-Pricing Date”: The meaning specified in Section 9.7.

“Re-Pricing, Mandatory Tender and Election to Retain Announcement”: The meaning specified in Section 9.7.

“Re-Pricing Rate”: The meaning specified in Section 9.7.

“Re-Pricing Eligible Notes”: Each Class of Secured Notes specified as such in Section 2.3.

“Re-Pricing Proceeds”: The proceeds from the sale of Re-Pricing Replacement Notes.

“Re-Pricing Redemption”: In connection with a Re-Pricing, the redemption by the Issuer of the Notes of the Re-Priced Class held by Non-Accepting Holders from the proceeds of the Re-Pricing Replacement Notes.

“Re-Pricing Redemption Date”: Any day on which a redemption in connection with a Re-Pricing occurs.

“Re-Pricing Replacement Notes”: Notes issued in connection with a Re-Pricing that have terms identical to the Notes of the Re-Priced Class other than the interest rate (after giving effect to the Re-Pricing) and are issued in an Aggregate Outstanding Amount equal to the Aggregate Outstanding Amount of the Re-Priced Class.

“Real Estate Loan”: A loan or other debt obligation that is (a) directly or indirectly secured by a mortgage, deed of trust or similar lien on commercial real estate, residential real estate, office, retail or industrial property or undeveloped land and is underwritten as a mortgage loan or (b) a loan to a company engaged primarily in acquiring and developing undeveloped land (whether or not such loan is secured by real estate).

“Record Date”: With respect to the Notes, the date that is 15 days (whether or not a Business Day) prior to the applicable Payment Date.

“Redemption Date”: Any date specified for a redemption of Notes (other than a Mandatory Redemption) pursuant to Article IX; provided, that other than in the case of any Refinancing or a Tax Redemption, the Redemption Date of one or more Classes of Secured Notes may be delayed to a later redemption date at the election of the Investment Manager with prior written notice to the Trustee, the Rating Agency and the Holders at least three Business Days’ prior to the original Redemption Date and such later date will be the Redemption Date for each such Class; provided, however, that:

(i) no such delay shall permit the redemption of a Class if a senior ranking Class (pursuant to the Note Payment Sequence) or Pari Passu Class would not be paid in full and such later redemption date will apply to each Pari Passu Class and each more Junior Class (relative to the most senior Class with such later redemption date);

(ii) written notice of such delayed Redemption Date shall be provided to the Trustee (who shall forward such notice to the Holders) at least three Business Days prior to such later Redemption Date;

(iii) any payments as of such delayed Redemption Date will still be made pursuant to the applicable Priority of Payments;

(iv) no such delay of the scheduled Redemption Date may delay such Redemption Date past the Stated Maturity of that Class;

(v) no such delay of the scheduled Redemption Date will prevent any otherwise applicable Payment Date from occurring in the interim;

(vi) for the avoidance of doubt, interest on such Class of Notes will accrue to but excluding such new Redemption Date; and

(vii) the Issuer certifies to the Trustee on or prior to the Business Day prior to the delayed Redemption Date that sufficient proceeds are expected to be received or otherwise available to redeem all of the remaining outstanding Classes of Secured Notes in full and to pay all applicable amounts payable or distributable (including all Administrative Expenses without regard to the Administrative Expense Cap) under the Priority of Payments prior to any distributions with respect to the LLC Interests, in each case no later than the latest Redemption Date scheduled for a Class of Secured Notes.

“Redemption Price”: For each Secured Notes to be redeemed will be (x) 100% of the Aggregate Outstanding Amount of such Secured Notes, plus (y) accrued and unpaid interest thereon (including accrued and unpaid Deferred Interest (and any accrued and unpaid interest on such Deferred Interest) and Defaulted Interest) to the Redemption Date or Re-Pricing Date, as applicable; provided that, in connection with any Optional Redemption, Tax Redemption or Re-Pricing, Holders of 100% of the Aggregate Outstanding Amount of any Class of Secured Notes by notifying the Trustee in writing prior to the Redemption Date or Re-Pricing Date, as applicable, may elect to receive less than 100% of the Redemption Price that would otherwise be payable to the Holders of such Class of Secured Notes.

“Reference Rate Floor Obligation”: As of any date of determination, a Floating Rate Obligation (a) the interest in respect of which is paid based on a reference rate corresponding to the reference rate then applicable to the Floating Rate Notes and (b) that provides that such reference rate is (in effect) calculated as the greater of (i) a specified “floor” rate per annum and (ii) the value of such reference rate for the applicable interest period for such Collateral Obligation.

“Reference Time”: With respect to any determination of the Benchmark means (1) if the Benchmark is Term SOFR, 6:00 a.m. (New York time) on the Interest Determination Date, and (2) if the Benchmark is not Term SOFR, the time determined by the Investment Manager in accordance with the Benchmark Replacement Conforming Changes.

“Refinancing”: A loan or an issuance of replacement securities, whose terms in each case will be negotiated by the Investment Manager on behalf of the Issuer, from one or more financial institutions or purchasers to refinance the Secured Notes in connection with an Optional Redemption.

“Refinancing Proceeds”: The Cash proceeds from a Refinancing and other amounts available in accordance with this Indenture.

“Registered”: In registered form for U.S. federal income tax purposes.

“Regulation S”: Regulation S, as amended, under the Securities Act.

“Regulation S Global Secured Note”: The meaning specified in Section 2.2(b)(i).

“Relevant Governmental Body”: The Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“Relevant Recipient”: The meaning specified in Section 14.20.

“Reporting Agent”: Any entity, other than the Collateral Administrator, appointed by the Issuer to prepare (or assist in the preparation of) and/or make available certain reports in accordance with Article 7 of the EU Securitisation Regulation.

“Request for Transfer of Uncertificated Note”: A duly executed certificate substantially in the form of Exhibit H hereto.

“Required Hedge Counterparty Rating”: With respect to any Hedge Counterparty, the ratings required by the criteria of S&P in effect at the time of execution of the related Hedge Agreement.

“Reset Amendment”: The meaning specified in Section 8.2.

“Resolution”: With respect to the Issuer, a resolution of the manager(s) or sole member of the Issuer.

“Restricted Period”: The meaning specified in Section 2.2(b)(i).

“Retention Basis Amount”: On any date of determination, an amount used for determining compliance with the EU/UK Risk Retention Requirements and equal to the sum of (i) the Aggregate Principal Balance of the Collateral Obligations and Eligible Investments plus (ii) without duplication, with respect to any Unsaleable Asset, an amount equal to (a) in the case of a debt obligation or other debt security, the principal amount outstanding of such obligation or security, (b) in the case of an Equity Security received upon a “debt for equity swap” in relation to a restructuring or other similar event, the principal amount outstanding of the debt which was swapped for the Equity Security and (c) in the case of any other Equity Security, the nominal value thereof as determined by the Investment Manager plus (iii) without duplication, the amounts on deposit in the Collection Account (including Eligible Investments therein) representing Principal Proceeds. The Aggregate Principal Balance shall not be reduced by purchase price or market value for the purposes of determining the Retention Basis Amount.

“Retention Deficiency”: As of any date of determination, an event which occurs if the aggregate outstanding principal amount of LLC Interests held by the EU/UK Retention Holder is less than five percent of the Retention Basis Amount and the EU/UK Risk Retention Requirements are not or would not be complied with as a result

“Retention Holder”: BlackRock DLF-C 2026, LLC, in its capacity as both the U.S. Retention Holder and the EU/UK Retention Holder.

“Retention Requirements”: The retention requirements under the U.S. Risk Retention Rules and the EU/UK Risk Retention Requirements, collectively.

“Revolver Funding Account”: The account established pursuant to Section 10.4.

“Revolving Collateral Obligation”: Any Collateral Obligation (other than a Delayed Drawdown Collateral Obligation) that is a loan (including, without limitation, revolving loans, including funded and unfunded portions of revolving credit lines, unfunded commitments under specific facilities and other similar loans and investments) that by its terms may require one or more future advances to be made to the borrower by the Issuer; provided that any such Collateral Obligation will be a Revolving Collateral Obligation only until all commitments to make advances to the borrower expire or are terminated or irrevocably reduced to zero.

“Risk Retention Expenses”: Any out of pocket expenses incurred by the Investment Manager in connection with complying with the U.S. Risk Retention Rules or the EU/UK Risk Retention Requirements in relation to the transactions contemplated in the Transaction Documents (including costs of legal counsel and expenses incurred in connection with compliance obligations under any Refinancing, Re-Pricing, Risk Retention Issuance or other amendment to this Indenture and any investigation therein but excluding any expenses incurred in connection with acquiring Notes, or financing such acquisition, in order to comply with the U.S. Risk Retention Rules or the EU/UK Risk Retention Requirements).

“Risk Retention Issuance”: An issuance of additional LLC Interests in order to permit the EU/UK Retention Holder or the U.S. Retention Holder (or the “sponsor” of the Issuer under the U.S. Risk Retention Rules) to comply with the U.S. Risk Retention Rules or the EU/UK Risk Retention Requirements, as applicable.

“Risk Retention Letter”: Each letter relating to the retention of certain LLC Interests in satisfaction of the EU/UK Risk Retention Requirements from the EU/UK Retention Holder and addressed to the Issuer, the Trustee and the Placement Agent (as amended, replaced, updated or otherwise modified from time to time).

“Rolled Senior Uptier Debt”: The meaning specified in the definition of “Uptier Priming Transaction.”

“Rule 144A”: Rule 144A, as amended, under the Securities Act.

“Rule 144A Global Secured Note”: The meaning specified in Section 2.2(b)(ii).

“Rule 144A Information”: The meaning specified in Section 7.15.

“Rule 17g-5”: The meaning specified in Section 14.17(a).

“Rule 17g-5 Address”: The meaning specified in Section 14.3(e)(ii).

“S&P”: S&P Global Ratings, an S&P Global business, and any successor or successors thereto.

“S&P Collateral Value”: (x) With respect to any Defaulted Obligation or Loss Mitigation Qualified Loan, (i) as of any date during the first 30 days in which the obligation is a Defaulted Obligation or a Loss Mitigation Qualified Loan, the S&P Recovery Amount of such Defaulted Obligation or Loss Mitigation Qualified Loan and (ii) as of any date after the 30 day period referred to in clause (i), the lesser of (a) the S&P Recovery Amount of such Defaulted Obligation or Loss Mitigation Qualified Loan as of such date and (b) the Market Value of such Defaulted Obligation or Loss Mitigation Qualified Loan as of such date and (y) with respect to any Permitted Maturity Obligation, the lesser of (a) the S&P Recovery Amount of such Permitted Maturity Obligation as of such date and (b) the Market Value of such Permitted Maturity Obligation as of such date.

“S&P Counterparty Criteria”: With respect to any Participation Interest (other than Acquired Participation Interests) acquired or committed to be acquired by the Issuer, criteria that will be met if, immediately after giving effect to such acquisition, (a) the percentage of Total Capitalization that consists in the aggregate of Participation Interests with Selling Institutions that have the same or a lower S&P Rating does not exceed the “Aggregate Percentage Limit” set forth below for such S&P Rating and (b) the percentage of Total Capitalization that consists in the aggregate of Participation Interests with any single Selling Institution that has the S&P Rating set forth below or a lower credit rating does not exceed the “Individual Percentage Limit” set forth below for such S&P Rating:

S&P Rating of Selling Institution (at or below)	Aggregate Percentage Limit	Individual Percentage Limit
AAA	20.0%	20.0%
AA+	10.0%	10.0%
AA	10.0%	10.0%
AA-	10.0%	10.0%
A+	5.0%	5.0%
A	5.0%	5.0%
A- and below	0%	0%

provided that a Selling Institution with an S&P Rating of “A” must also have a short-term S&P rating of at least “A-1”, otherwise its “Aggregate Percentage Limit” and “Individual Percentage Limit” shall be 0%.

“S&P Industry Classification”: Each industry identified in Schedule 2.

“S&P Issue Rating”: With respect to a Collateral Obligation that (i) if it is publicly rated by S&P, such public rating or (ii) if it is not publicly rated by S&P, the applicable S&P rating.

“S&P Rating”: With respect to any Collateral Obligation, as of any date of determination, the rating determined in accordance with the following methodology:

(i)	with respect to a Collateral Obligation that is not a DIP Collateral Obligation, (a) if there is an issuer credit rating of the issuer of such Collateral Obligation by S&P as published (which may be via email) by S&P, or the guarantor which unconditionally and irrevocably guarantees such Collateral Obligation pursuant to a form of guaranty which satisfies S&P’s then-current criteria applicable to guaranty agreements, then the S&P Rating shall be such rating (regardless of whether there is a published rating by S&P on the Collateral Obligations of such issuer held by the Issuer, provided that private ratings (that is, ratings provided at the request of the Obligor) may be used for purposes of this definition if the related Obligor has consented to the disclosure thereof and a copy of such consent has been provided to S&P) or (b) if there is no issuer credit rating of the issuer by S&P but (1) there is a senior secured rating on any obligation or security of the issuer, then the S&P Rating of such Collateral Obligation shall be one sub-category below such rating; (2) if clause (1) above does not apply, but there is a senior unsecured rating on any obligation or security of the issuer, the S&P Rating of such Collateral Obligation shall equal such rating; and (3) if neither clause (1) nor clause (2) above applies, but there is a subordinated rating on any obligation or security of the issuer, then the S&P Rating of such Collateral Obligation shall be one sub-category above such rating;

(ii)	with respect to any Collateral Obligation that is a DIP Collateral Obligation, the S&P Rating thereof will be the credit rating assigned to such issue by S&P, or if such DIP Collateral Obligation was assigned a point-in-time rating by S&P that was withdrawn, such withdrawn rating may be used for 12 months after the assignment of such rating; provided that, if any such Collateral Obligation that is a DIP Collateral Obligation is newly issued and the Investment Manager expects an S&P credit rating within 90 days, the S&P Rating of such Collateral Obligation will be (1) as determined by the Investment Manager in its commercially reasonable judgment for a period of up to 90 days after acquisition of such DIP Collateral Obligation so long as the Investment Manager reasonably expects such DIP Collateral Obligation will have such S&P Rating within 90 days of acquisition of such DIP Collateral Obligation and (2) “CCC-” following such 90 day period; unless, during such 90 day period, the Investment Manager has requested the extension of such period and S&P, in its sole discretion, has granted such request (including via email); provided that if an S&P Rating is assigned to such Collateral Obligation at any time during such 90 day period (or such extension period, if applicable), such S&P Rating shall apply;

(iii)	if there is not a rating by S&P on the issuer or on an obligation of the issuer, then the S&P Rating may be determined pursuant to clauses (a) through (c) below:

(a)	if an obligation of the issuer is publicly rated by Moody’s or, with the written consent of S&P, any successor-in-interest to Moody’s, then the S&P Rating will be the S&P equivalent of the Moody’s Rating of such obligation except that the S&P Rating of such obligation will be the S&P equivalent of the Moody’s Rating (for the avoidance of doubt, if S&P does not provide consent in connection with a successor of Moody’s, the S&P Rating may be determined pursuant to clauses (b) through (c) below, to the extent applicable); provided that the Aggregate Principal Balance of the Collateral Obligations that may have an S&P Rating equivalent of the Moody’s Rating as set forth in this clause (a) shall not exceed 15.0% of the Principal Collateralization Amount;

(b)	the S&P Rating may be based on a credit estimate provided by S&P, and in connection therewith, the Issuer, the Investment Manager on behalf of the Issuer or the issuer of such Collateral Obligation will, prior to or within thirty (30) days after the acquisition of such Collateral Obligation, apply (and concurrently submit all available Information in respect of such application) to S&P for a credit estimate which will be its S&P Rating; provided, that, until the receipt from S&P of such estimate, such Collateral Obligation will have an S&P Rating as determined by the Investment Manager in its sole discretion if the Investment Manager certifies to the Trustee and the Collateral Administrator that it believes that such S&P Rating determined by the Investment Manager is commercially reasonable and will be at least equal to such rating; provided, further, that if such Information is not submitted within such thirty (30) day period, then, pending receipt from S&P of such estimate, the Collateral Obligation will have (1) the S&P Rating as determined by the Investment Manager for a period of up to ninety (90) days after the acquisition of such Collateral Obligation and (2) an S&P Rating of “CCC-“ following such ninety day period; unless, during such ninety day period, the Investment Manager has requested the extension of such period and S&P, in its sole discretion, has granted such request (including via email); provided, further, that if such Information is submitted within forty-five (45) days from the acquisition of such Collateral Obligation, any extension requested by the Investment Manager shall automatically be deemed granted; provided, further, that if a S&P credit estimate is assigned to such Collateral Obligation at any time during such ninety day period (or such extension period, as applicable), such S&P credit estimate shall apply; provided, further, that with respect to any Collateral Obligation for which S&P has provided a credit estimate, the Investment Manager (on behalf of the Issuer) will request that S&P confirm or update such estimate annually (and pending receipt of such confirmation or new estimate, the Collateral Obligation will have the prior estimate); provided, further, that such credit estimate shall expire 12 months after the acquisition of such Collateral Obligation, following which such Collateral Obligation shall have an S&P Rating of “CCC-“ unless, during such 12-month period, the Issuer applies for renewal thereof in accordance with this Indenture, in which case such credit estimate shall continue to be the S&P Rating of such Collateral Obligation until S&P has confirmed or revised such credit estimate, upon which such confirmed or revised credit estimate shall be the S&P Rating of such Collateral Obligation; provided, further, that such confirmed or revised credit estimate shall expire on the next succeeding 12-month anniversary of the date of the acquisition of such Collateral Obligation and (when renewed annually in accordance with this Indenture) on each 12-month anniversary thereafter; provided, further that the Issuer will submit all available Information in respect of such Collateral Obligation to S&P notwithstanding that the Issuer is not applying to S&P for a credit estimate; provided, further, that the Issuer will promptly notify S&P of any material events effecting any such Collateral Obligation if the Investment Manager reasonably determines that such notice is required in accordance with S&P’s published criteria for credit estimates titled “Credit FAQ: Anatomy Of A Credit Estimate: What It Means And How We Do It”, Jan. 14, 2021 (as the same may be amended or updated from time to time);

(c)	with respect to a DIP Collateral Obligation, if the S&P Rating cannot otherwise be determined pursuant to this definition, the S&P Rating of such Collateral Obligation will be “CCC-“; and

(d)	with respect to a Collateral Obligation that is not a Defaulted Obligation, the S&P Rating of such Collateral Obligation will at the election of the Issuer (at the direction of the Investment Manager) be “CCC-“; provided that (i) neither the issuer of such Collateral Obligation nor any of its Affiliates are subject to any bankruptcy or reorganization proceedings, (ii) the issuer has not defaulted on any payment obligation in respect of any debt security or other obligation of the issuer at any time within the two year period ending on such date of determination, all such debt securities and other obligations of the issuer that are pari passu with or senior to the Collateral Obligation are current, (iii) the Investment Manager reasonably expects them to remain current and (iv) at any time that more than 15.0% of the Principal Collateralization Amount consists of Collateral Obligations with an S&P Rating of “CCC-” determined pursuant to this clause, the Issuer will submit all available Information in respect of such Collateral Obligation to S&P as if the Issuer were applying to S&P for a credit estimate; provided, further that, if there is a material event with respect to any Collateral Obligation with an S&P Rating of “CCC-” determined pursuant to this clause, the Issuer, or the Investment Manager on behalf of the Issuer, will, upon notice or knowledge thereof, notify S&P and provide available Information with respect thereto via email to [***]; or

(iv)	with respect to a Current Pay Obligation, the S&P Rating of such Current Pay Obligation will be, at the election of the Issuer (at the direction of the Investment Manager), the higher of such obligation’s issue rating and “CCC”; provided that the Investment Manager may not determine such S&P Rating pursuant to clause (iii)(b)(1) above;

provided, that for purposes of the determination of the S&P Rating, (x) if the applicable rating assigned by S&P (or Moody’s, in the case of an S&P Rating pursuant to clause (iii)(a) above) to an Obligor or its obligations is on “credit watch positive” by S&P, such rating will be treated as being one sub-category above such assigned rating and (y) if the applicable rating assigned by S&P to an Obligor or its obligations is on “credit watch negative” by S&P, such rating will be treated as being one sub-category below such assigned rating.

“S&P Rating Agency Condition”: With respect to any event or any action taken or to be taken, a condition that is satisfied if S&P provides written confirmation (which may take the form of a press release or other written communication which may be in electronic form or posted on S&P’s website) that no immediate withdrawal or reduction with respect to its then-current rating by S&P of any Class of Secured Notes rated by S&P will occur as a result of such event or action; provided that the S&P Rating Agency Condition will be deemed to be satisfied if (i) no Class of Secured Notes then outstanding is then rated by S&P (including due to the withdrawal by S&P of its rating on such Secured Notes) or (ii) S&P makes a public announcement or informs the Issuer, the Investment Manager or the Trustee in writing that (A) it believes that satisfaction of the S&P Rating Agency Condition is not required with respect to such event or action, (B) its practice is not to give such confirmations or (C) it will not review such event or action for purposes of evaluating whether to confirm the then-current ratings (or initial ratings) of the Secured Notes rated by S&P.

“S&P Recovery Amount”: With respect to any Collateral Obligation or Loss Mitigation Qualified Loan, an amount equal to the product of (i) the applicable S&P Recovery Rate and (ii) the Principal Balance of such Collateral Obligation or Loss Mitigation Qualified Loan.

“S&P Recovery Rate”: With respect to a Collateral Obligation or other assets of the Issuer, the recovery rate set forth in Section 2 of Schedule 3 using the Initial Rating of the most senior Class of Secured Notes outstanding at the time of determination.

“S&P Recovery Rating”: With respect to a Collateral Obligation for which an S&P Recovery Rate is being determined, the “Recovery Rating” assigned by S&P to such Collateral Obligation.

“Sale”: The meaning specified in Section 5.17.

“Sale Proceeds”: All proceeds (excluding accrued interest, if any) received with respect to Assets as a result of sales of such Assets in accordance with Article XII and the termination of any Hedge Agreement, in each case less any reasonable expenses incurred by the Investment Manager, the Collateral Administrator or the Trustee (other than amounts payable as Administrative Expenses) in connection with such sales and net of any amounts due and payable by the Issuer to the related Hedge Counterparty in connection with any such termination. Sale Proceeds will include Principal Financed Accrued Interest received in respect of such sale.

“Schedule of Collateral Obligations”: The schedule of Collateral Obligations attached as Schedule 1 hereto, which schedule shall include the issuer, Principal Balance, coupon/spread, the stated maturity and the S&P Rating (unless such rating is based on a credit estimate or is a private or confidential rating from S&P), as amended from time to time (without the consent of or any action on the part of any Person) to reflect the release of Collateral Obligations pursuant to Article X hereof and the inclusion of additional Collateral Obligations as provided in Section 12.2 hereof.

“Scheduled Distribution”: With respect to any Asset, for each Due Date, the scheduled payment of principal and/or interest and/or fee due on such Due Date with respect to such Asset, determined in accordance with the assumptions specified in Section 1.3 hereof.

“SEC”: The United States Securities and Exchange Commission.

“SECN”: The securitisation sourcebook of the FCA Handbook.

“Second Lien Loan”: Any assignment of or other interest in a Loan that (i) is not (and that by its terms is not permitted to become) subordinate in right of payment to any other obligation of the Obligor of the Loan other than a Senior Secured Loan with respect to the liquidation of such Obligor or the collateral for such Loan, (ii) is secured by a valid second priority perfected security interest or lien in, to or on specified collateral securing the Obligor’s obligations under the Loan, the value of which is adequate (in the commercially reasonable judgment of the Investment Manager) to repay the Loan in accordance with its terms and to repay all other Loans of equal or higher seniority secured by a lien or security interest in the same collateral, which security interest or lien is not subordinate to the security interest or lien securing any other debt for borrowed money other than a Senior Secured Loan on such specified collateral and (iii) is not secured solely or primarily by common stock or other equity interests; provided that the limitation set forth in this clause (iii) shall not apply with respect to a Loan made to a parent entity that is secured solely or primarily by the stock of one or more of the subsidiaries of such parent entity to the extent that the granting by any such subsidiary of a lien on its own property would violate law or regulations applicable to such subsidiary (whether the obligation secured is such Loan or any other similar type of indebtedness owing to third parties).

“Secured Noteholders”: The Holders of the Secured Notes.

“Secured Notes”: The Class A-1 Notes, the Class A-2 Notes, the Class B Notes, the Class C Notes and the Class D Notes.

“Secured Parties”: The meaning specified in the Granting Clauses.

“Securities Account Control Agreement”: The Securities Account Control Agreement dated as of the Closing Date among the Issuer, the Trustee and Computershare Trust Company, N.A., as securities intermediary and custodian.

“Securities Act”: The United States Securities Act of 1933, as amended.

“Securities Intermediary”: The meaning specified in Section 8-102(a)(14) of the UCC.

“Security Entitlement”: The meaning specified in Section 8-102(a)(17) of the UCC.

“Selling Institution”: The entity obligated to make payments to the Issuer under the terms of a Participation Interest.

“Senior Investment Management Fee”: The meaning specified in the Investment Management Agreement.

“Senior Secured Bond”: Any obligation issued by a corporation, limited liability company, partnership or trust that: (a) constitutes borrowed money, (b) is in the form of, or represented by, a Bond, note, certificated debt security or other debt security (other than any of the foregoing that evidences a Loan, a Senior Secured Floating Rate Note or a Participation Interest), (c) is not secured solely by common stock or other equity interests, (d) if it is subordinated by its terms, is subordinated only to indebtedness for borrowed money, trade claims, capitalized leases or other similar obligations and (e) is secured by a valid first priority perfected security interest or lien in, to or on specified collateral securing the obligor’s obligations under such obligation.

“Senior Secured Floating Rate Note”: Any obligation issued by a corporation, limited liability company, partnership or trust that: (a) constitutes borrowed money, (b) is in the form of, or represented by, a Bond, note, certificated debt security or other debt security (other than any of the foregoing that evidences a Loan or a Participation Interest in a Loan), (c) is expressly stated to bear interest based upon a SOFR rate, a London interbank offered rate for Dollar deposits in Europe or a relevant reference bank’s published base rate or prime rate for Dollar-denominated obligations in the United States or the United Kingdom, (d) does not constitute, and is not secured by, Margin Stock, (e) if it is subordinated by its terms, is subordinated only to indebtedness for borrowed money, trade claims, capitalized leases or other similar obligations and (f) is secured by a valid first priority perfected security interest or lien in, to or on specified collateral securing the obligor’s obligations under such obligation.

“Senior Secured Loan”: Any origination or assignment of or Participation Interest in a loan that: (a) is not (and cannot by its terms become) subordinate in right of payment to any other obligation of the Obligor of such loan (other than with respect to trade claims, capitalized leases or similar obligations); (b) is secured by a valid first priority perfected security interest or lien in, to or on specified collateral securing the Obligor’s obligations under such loan; (c) the value of the collateral securing such loan at the time of origination or purchase together with other attributes of the Obligor (including, without limitation, its general financial condition, ability to generate cash flow available for debt service and other demands for that cash flow) is adequate (in the commercially reasonable judgment of the Investment Manager on behalf of the Issuer) to repay such loan in accordance with its terms and to repay all other debt of equal seniority secured by a first lien or security interest in the same collateral; and (d) is not secured solely or primarily by common stock or other equity interests; provided that the limitation set forth in this clause (d) shall not apply with respect to a loan made to a parent entity that is secured solely or primarily by the stock of, or other equity interests in, one or more of its subsidiaries to the extent that either (1) in the Investment Manager’s judgment, the applicable Underlying Instruments in respect of such loan limit the activities of such parent entity or such subsidiary, as applicable, in such a manner so as to provide a reasonable expectation that (x) cash flows from such parent entity or from such subsidiary, as applicable, are sufficient to provide debt service on such loan and (y) assets of such parent entity or of such subsidiary, as applicable, would be available to repay principal of and interest on such loan in the event of the enforcement of such Underlying Instruments or (2) the granting by such subsidiary of a lien on its own property (whether to secure such loan or to secure any other similar type of indebtedness owing to third parties) would violate laws or regulations applicable to such subsidiary or could be expected to result in adverse tax consequences to such subsidiary or parent entity. Notwithstanding the foregoing, for purposes of determining the S&P Recovery Rate of a Collateral Obligation that is a Senior Secured Loan under the proviso to clause (d) of this definition, such Collateral Obligation shall be deemed to be a senior unsecured loan.

“Similar Law”: Any federal, state, local, non-U.S. or other law or regulation that could cause the underlying assets of the Issuer to be treated as assets of the investor in any Note (or any interest therein) by virtue of its interest and thereby subject the Issuer or the Investment Manager (or other persons responsible for the investment and operation of the Issuer’s assets) to Other Plan Law.

“SOFR”: With respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark, (or a successor administrator) on the Federal Reserve Bank of New York’s Website (or a successor location).

“Sole Equity Owner”: A Person who is treated for U.S. federal income tax purposes as the sole owner of the LLC Interests and any other interests that are treated as equity in the Issuer for U.S. federal income tax purposes.

“Specified Equity Security”: Securities or interests (excluding any Loss Mitigation Loan) that is (a) acquired or received by the Issuer in connection with the workout, restructuring or a related scheme to mitigate losses with respect to a related Defaulted Obligation or a related Credit Risk Obligation, as applicable, which security or interest, in the Investment Manager’s judgment exercised in accordance with the Investment Management Agreement, is necessary to collect an increased recovery value of the related Defaulted Obligation or the related Credit Risk Obligation, as applicable or (b) otherwise offered, or resulting from the exercise of a warrant, option, right of conversion, pre-emptive right, rights offering, credit bid or similar right in connection with the workout or restructuring of a Defaulted Obligation or a Credit Risk Obligation or in connection with an Equity Security or interest received in connection with the workout or restructuring of such Defaulted Obligation or Credit Risk Obligation.

“Specified Event”: With respect to any Collateral Obligation that is the subject of a credit estimate by S&P or any DIP Collateral Obligation, the occurrence of any of the following events:

(a)	nonpayment of interest or principal;

(b)	the rescheduling of any interest or principal in any part of the capital structure of the related Obligor;

(c)	any breach of a covenant by such Obligor;

(d)	any act or omission that, in the determination of the Investment Manager using commercially reasonable efforts, absent a cure by such Obligor, will result in a breach of a covenant occurring the next six months;

(e)	any restructuring of debt (including proposed debt) of such Obligor;

(f)	the occurrence of significant transactions (including any sale or acquisition of assets);

(g)	the reduction or increase in the Cash interest rate payable by the Obligor thereunder (excluding any increase in an interest rate arising by operation of a default or penalty interest clause under a Collateral Obligation);

(h)	the extension of the stated maturity date of such Collateral Obligation; or

(i)	the addition of payment-in-kind terms of such Collateral Obligation.

“STAMP”: The meaning specified in Section 2.5(a).

“Standard of Care”: The meaning specified in the Investment Management Agreement.

“Standby Directed Investment”: Initially, JPM U.S. Government MMF #3164, CUSIP VP31500019 (which investment is, for the avoidance of doubt, an Eligible Investment); provided that the Issuer, or the Investment Manager on behalf of the Issuer, may by written notice to the Trustee change the Standby Directed Investment to any other Eligible Investment of the type described in clause (ii) of the definition of “Eligible Investments” maturing not later than the earlier of (i) 30 days after the date of such investment (unless putable at par to the issuer thereof) or (ii) the Business Day immediately preceding the next Payment Date (unless such Eligible Investment is issued by the Trustee or the Bank in its capacity as a banking institution, in which event such Eligible Investment may mature on the next Payment Date).

“Stated Maturity”: With respect to the Notes of any Class, the date specified as such in Section 2.3.

“Step-Down Obligation”: An obligation which by the terms of the related Underlying Instruments provides for a decrease in the per annum interest rate on such obligation (other than by reason of any change in the applicable index or benchmark rate used to determine such interest rate) or in the spread over the applicable index or benchmark rate, solely as a function of the passage of time; provided that, an obligation providing for payment of a constant rate of interest at all times after the date of acquisition by the Issuer shall not constitute a Step-Down Obligation.

“Step-Up Obligation”: An obligation which by the terms of the related Underlying Instruments provides for an increase in the per annum interest rate on such obligation, or in the spread over the applicable index or benchmark rate, solely as a function of the passage of time (and does not provide for any subsequent decrease); provided that, an obligation providing for payment of a constant rate of interest at all times after the date of acquisition by the Issuer shall not constitute a Step-Up Obligation.

“Structured Finance Obligation”: Any debt obligation owing by a finance vehicle that is secured directly and primarily by, primarily referenced to, and/or primarily representing ownership of, a pool of receivables or a pool of other financial assets, including collateralized debt obligations, residential mortgage-backed securities, commercial mortgage-backed securities, other asset backed securities, “future flow” receivable transactions and other similar obligations; provided that any ABL Facility and loans directly to financial service companies, factoring businesses and other genuine operating businesses do not constitute Structured Finance Obligations; provided further than any debt obligation that has a rating designation of “(sf)” by the Rating Agency shall constitute a Structured Finance Obligation.

“Subordinated Investment Management Fee”: The meaning specified in the Investment Management Agreement.

“Subordinated Loan”: A loan obligation (other than a First Lien Last-Out Loan or a Second Lien Loan) of any corporation, partnership, trust or other business entity which is (whether by its terms or otherwise) subordinate in right of payment to any other debt for borrowed money incurred by the Obligor under such loan.

“Successor Entity”: The meaning specified in Section 7.10(a).

“Synthetic Security”: A security or swap transaction, other than a Participation Interest, that has payments associated with either payments of interest on and/or principal of a reference obligation or the credit performance of a reference obligation.

“Tax”: Any present or future tax, levy, impost, duty, charge, assessment, deduction, withholding or fee of any nature (including interest, penalties and additions thereto) imposed by any governmental taxing authority.

“Tax Account Reporting Rules”: FATCA, and any other laws, intergovernmental agreements, administrative guidance or official interpretations, adopted or entered into on, before or after the date of this Indenture, by one or more governments providing for the collection of financial account information and the automatic exchange of such information between or among governments for purposes of improving tax compliance, and any laws, intergovernmental agreements or other guidance adopted pursuant to the global standard for automatic exchange of financial account information issued by the OECD.

“Tax Account Reporting Rules Compliance”: Compliance with Tax Account Reporting Rules, including as necessary to avoid (a) fines, penalties, or other sanctions imposed on any Non-U.S. Obligation Subsidiary or any of its managers, or (b) the withholding or imposition of tax from or in respect of payments to or for the benefit of any Non-U.S. Obligation Subsidiary.

“Tax Account Reporting Rules Compliance Costs”: The costs to any Non-U.S. Obligation Subsidiary of achieving Tax Account Reporting Rules Compliance.

“Tax Event”: An event that occurs if (i) any Obligor under any Collateral Obligation is required to deduct or withhold from any payment under such Collateral Obligation to the Issuer for or on account of any Tax for whatever reason and such Obligor is not required to pay to the Issuer such additional amount as is necessary to ensure that the net amount actually received by the Issuer (free and clear of Taxes, whether assessed against such Obligor or the Issuer) will equal the full amount that the Issuer would have received had no such deduction or withholding occurred, (ii) any jurisdiction imposes net income, profits or similar Tax on the Issuer (including any tax liability imposed pursuant to Section 1446 of the Code), (iii) a Hedge Counterparty is or will be required to deduct or withhold from any payment under a Hedge Agreement for or on account of any Tax for whatever reason and such Hedge Counterparty is not required to pay to the Issuer such additional amount as is necessary to ensure that the net amount actually received by the Issuer (after payment of all Taxes, whether assessed against such Hedge Counterparty or the Issuer) will equal the full amount that the Issuer would have received had no such Taxes been imposed or (iv) the Issuer is or will be required to deduct or withhold from any payment to another Person for or on account of any Tax for whatever reason and the Issuer is required to pay to such Person such additional amount as is necessary to ensure that the net amount actually received by such Person (after payment of all Taxes, whether assessed against such Person or the Issuer) will equal the full amount that the Person would have received had no such Taxes been imposed, and the aggregate amount of (a) such a Tax or Taxes imposed on the Issuer or withheld from payments to the Issuer and with respect to which the Issuer receives less than the full amount that the Issuer would have received had no such deduction occurred, and (b) of “gross up payments” required to be made by the Issuer is in excess of $1,000,000 (x) during the Collection Period in which such event occurs or (y) during any 12-month period.

“Tax Redemption”: The meaning specified in Section 9.3(a).

“Tax Restricted Secured Notes”: Any Class of Notes (i) if the Issuer has not received an opinion in respect of such Notes from nationally recognized U.S. tax counsel experienced in such matters and reasonably acceptable to the Issuer to the effect that such Notes will be treated as debt for U.S. federal income tax purposes or (ii) owned by the Issuer or the Sole Equity Owner. As of the Closing Date, the Class C Notes and the Class D Notes will be Tax Restricted Secured Notes. For the avoidance of doubt, Notes that are Tax Restricted Secured Notes because they are owned by the Issuer or the Sole Equity Owner would become Tax Unrestricted Secured Notes upon being Transferred from the Issuer or the Sole Equity Owner to one or more third parties unrelated to the Issuer and the Sole Equity Owner if, in connection with such Transfer, the Issuer receives an opinion in respect of such Notes from Milbank LLP or Chapman and Cutler LLP to the effect that after such Notes are Transferred from the Issuer or the Sole Equity Owner (as applicable) to such third party or third parties (as applicable), such Notes will be treated as debt for U.S. federal income tax purposes.

“Tax Unrestricted Secured Notes”: Collectively, (i) the Class A-1 Notes, the Class A-2 Notes and the Class B Notes, and (ii) as of the relevant time of determination, any Class C Notes and Class D Notes (in each case) if such Notes are not Tax Restricted Secured Notes as of such time.

“Temporary Regulation S Global Secured Note”: The meaning specified in Section 2.2(b)(i).

“Term SOFR”: For any Interest Accrual Period, the greater of (a) zero and (b) the Term SOFR Reference Rate for the Index Maturity, as such rate is published by the Term SOFR Administrator; provided that if as of 5:00 p.m. (New York City time) on the related Interest Determination Date, the Term SOFR Reference Rate for the Index Maturity has not been published by the Term SOFR Administrator, then Term SOFR will be (x) the Term SOFR Reference Rate for the Index Maturity as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for the Index Maturity was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than five U.S. Government Securities Business Days prior to such Interest Determination Date or (y) if the Term SOFR Reference Rate cannot be determined in accordance with clause (x) of this proviso, Term SOFR shall be the Term SOFR Reference Rate as determined in the previous Interest Determination Date.

“Term SOFR Administrator”: CME Group Benchmark Administration Limited, or a successor administrator of the Term SOFR Reference Rate selected by the Investment Manager with notice to the Trustee and the Collateral Administrator.

“Term SOFR Reference Rate”: The forward-looking term rate based on SOFR.

“Total Capitalization”: An amount equal to, without duplication (i) the Aggregate Principal Balance of all Collateral Obligations (other than Defaulted Obligations), plus (ii) the aggregate amount of Principal Proceeds on deposit in the Collection Account, the Revolver Funding Account and the Closing Date Account (in each case, including Eligible Investments therein), plus (iii) the aggregate S&P Collateral Values of all Defaulted Obligations that are subject to clause (c) of the definition of Principal Collateralization Amount.

“Total Enterprise Value”: The measure of a company’s total value which is calculated by total equity value or market capitalization plus debt plus preferred stock minus excess cash.

“Transaction Documents”: This Indenture, the Securities Account Control Agreement, the Investment Management Agreement, the Placement Agreement, the Collateral Administration Agreement, the Master Participation Agreement and the Risk Retention Letter.

“Transfer”: The meaning specified in Section 2.12(f)(i). The definition of this term in Section 2.12(f)(i) is with respect to the use of this term as a verb, and the use of this term as a noun shall be construed accordingly. “Transfers” (as a verb or noun) and “Transferred” shall be construed accordingly.

“Transfer Agent”: The Person or Persons, which may be the Issuer, authorized by the Issuer to exchange or register the transfer of Notes.

“Transparency and Reporting Requirements”: Each of the EU Transparency and Reporting Requirements and the UK Transparency and Reporting Requirements.

“Transparency Reports”: The meaning specified in Section 14.20.

“Treasury Regulations”: The United States Treasury regulations promulgated under the Code.

“Trust Officer”: When used with respect to the Trustee, the Collateral Administrator, the Bank, and their respective Affiliates (in all of their respective capacities), any officer within the Corporate Trust Office (or any successor group of the Trustee, the Bank, such other Affiliate) including any vice president, assistant vice president or officer of the Trustee, the Bank, and such respective Affiliates (in all of their respective capacities) customarily performing functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred at the Corporate Trust Office because of such person’s knowledge of and familiarity with the particular subject and, in each case, having direct responsibility for the administration of this transaction.

“Trustee”: The meaning specified in the first sentence of this Indenture, and any successor thereto.

“Trustee’s Website”: The meaning specified in Section 10.8(g).

“UCC”: The Uniform Commercial Code as in effect in the State of New York or, if different, the political subdivision of the United States that governs the perfection of the relevant security interest as amended from time to time.

“UK Transparency and Reporting Requirements”: The transparency requirements under SECN 6, 11 and 12 or Article 7 of Chapter 2 of the PRA Securitisation Rules, in each case including any applicable Annexes thereto, as may be amended, varied or substituted from time to time.

“Unadjusted Benchmark Replacement”: The Benchmark Replacement excluding the applicable Benchmark Replacement Adjustment.

“Uncertificated Note”: Any Uncertificated Secured Note.

“Uncertificated Secured Note”: The meaning specified in Section 2.2(b)(ii).

“Uncertificated Security”: The meaning specified in Section 8-102(a)(18) of the UCC.

“Underlying Instrument”: The indenture or other agreement pursuant to which an Asset has been issued or created and each other agreement that governs the terms of or secures the obligations represented by such Asset or of which the holders of such Asset are the beneficiaries.

“Unfunded Amount”: At any time, the sum of (i) the aggregate Exposure Amount at such time plus (ii) the aggregate Unsettled Amount at such time.

“United States Person”: A “United States person” as defined in Section 7701(a)(30) of the Code or an entity that is and will remain disregarded as separate from its sole owner that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“Unregistered Securities”: The meaning specified in Section 5.17(c).

“Unrestricted Subsidiary”: With respect to any Obligor as of any date of determination, any “unrestricted subsidiary” (or similar term under the relevant Underlying Instruments) of such Obligor.

“Unsaleable Asset”: (a)(i) A Defaulted Obligation, (ii) an Equity Security or (iii) an obligation received in connection with an Offer or a Permitted Offer, in a restructuring or plan of reorganization with respect to the Obligor, in each case, in respect of which the Issuer has not received a payment in cash during the preceding 12 months or (b) any Collateral Obligation identified in an officer’s certificate of the Investment Manager as having a current Market Value (and such Market Value shall not be determined pursuant to clause (d) or clause (e) of the definition thereof) of less than $1,000, in the case of each of (a) and (b) with respect to which the Investment Manager certifies to the Trustee that (x) it has made commercially reasonable efforts to dispose of such obligation for at least 90 days and (y) in its commercially reasonable judgment such obligation is not expected to be saleable in the foreseeable future.

“Unsecured Loan”: A senior unsecured Loan which is not (and by its terms is not permitted to become) subordinate in right of payment to any other debt for borrowed money incurred by the Obligor under such Loan.

“Unsettled Amount”: As of any date, all amounts due in respect of any Collateral Obligations that the Issuer has entered into a binding commitment to originate or purchase but has not yet settled.

“Uptier Priming Debt”: Any Superpriority New Money Debt and any Rolled Senior Uptier Debt acquired by the Issuer resulting from, or received in connection with an Uptier Priming Transaction. For the avoidance of doubt, the acquisition of any Uptier Priming Debt shall be subject to the terms of this Indenture, including the requirement that any such asset shall be required to qualify as a Collateral Obligation, Loss Mitigation Loan or Loss Mitigation Qualified Loan, as applicable.

“Uptier Priming Transaction”: Any transaction effected in connection with the bankruptcy related to, or the workout or restructuring of, a Collateral Obligation held by the Issuer in which (x) new money priming debt is issued by the Obligor of such Collateral Obligation which will be senior in priority to any existing debt of such Obligor (including the Collateral Obligation held by the Issuer) (“Superpriority New Money Debt”) and (y) the current secured lenders (with respect to such Collateral Obligation) that participate in the Superpriority New Money Debt have the opportunity to exchange their current secured loans for priming debt (without any requirement to pay additional amounts, other than reasonable and customary expenses, e.g., transfer costs) that will be senior in priority to any other outstanding debt of such Obligor (including the Collateral Obligation held by the Issuer), other than Superpriority New Money Debt (“Rolled Senior Uptier Debt”).

“U.S. Government Securities Business Day”: Any Business Day other than a Business Day that is a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities as indicated on the SIFMA Website.

“U.S. person”: The meaning specified in Regulation S.

“U.S. Retention Holder”: BlackRock DLF-C 2026, LLC, and thereafter any successor, assignee or transferee thereof permitted under the U.S. Risk Retention Rules.

“U.S. Risk Retention Rules”: The federal interagency credit risk retention rules, codified at 17 C.F.R. Part 246.

“Volcker Rule”: Section 13 of the U.S. Bank Holding Company Act of 1956, as amended, and the applicable rules and regulations thereunder.

“Weighted Average Life”: As of any date of determination with respect to all Collateral Obligations other than Defaulted Obligations, the number of years following such date obtained by summing the products obtained (in respect of all Collateral Obligations (other than Defaulted Obligations)) by multiplying:

(a) (i) the Average Life at such time of each such Collateral Obligation by (ii) the outstanding Principal Balance of such Collateral Obligation;

and dividing such sum by:

(b) the Aggregate Principal Balance at such time of each such Collateral Obligation.

For the purposes of this Indenture, the “Average Life” is, on any date of determination with respect to any Collateral Obligation, the quotient obtained by dividing (i) the sum of the products of (a) the number of years (rounded to the nearest one hundredth thereof) from such date to the respective dates of each successive Scheduled Distribution of principal of such Collateral Obligation and (b) the respective amounts of principal of such Scheduled Distributions by (ii) the sum of all successive Scheduled Distributions of principal on such Collateral Obligation.

“Zero Coupon Obligation”: Any debt security that by its terms (a) does not bear interest for all or part of the remaining period that it is outstanding, (b) provides for periodic payments of interest in Cash less frequently than semi-annually or (c) pays interest only at its stated maturity.

Section 1.2 Usage of Terms.

With respect to all terms in this Indenture, the singular includes the plural and the plural the singular; words importing any gender include the other genders; references to “writing” include printing, typing, lithography and other means of reproducing words in a visible form; references to agreements and other contractual instruments include all amendments, modifications and supplements thereto or any changes therein entered into in accordance with their respective terms and not prohibited by this Indenture; references to Persons include their permitted successors and assigns; and the term “including” means “including without limitation.” All references in this Indenture to designated “Articles,” “Sections,” “subsections” and other subdivisions are to the designated articles, sections, sub-sections and other subdivisions of this Indenture. The words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular article, section, subsection or other subdivision.

Section 1.3 Assumptions as to Assets.

In connection with all calculations required to be made pursuant to this Indenture with respect to Scheduled Distributions on any Asset, or any payments on any other assets included in the Assets, with respect to the sale of Collateral Obligations and investment in Identified Obligations, and with respect to the income that can be earned on Scheduled Distributions on such Assets and on any other amounts that may be received for deposit in the Collection Account, the provisions set forth in this Section 1.3 shall be applied. The provisions of this Section 1.3 shall be applicable to any determination or calculation that is covered by this Section 1.3, whether or not reference is specifically made to Section 1.3, unless some other method of calculation or determination is expressly specified in the particular provision.

(a) [Reserved].

(b) If withholding tax is imposed on Collateral Obligations and the Coverage Tests shall be calculated thereafter net of the full amount of such withholding tax unless the Obligor is required to make “gross-up” payments to the Issuer or a Non-U.S. Obligation Subsidiary that cover the full amount of any such withholding tax on an after-tax basis pursuant to the underlying instruments with respect thereto.

(c) For purposes of calculating the Coverage Tests, except as otherwise specified in the Coverage Tests, such calculations will not include scheduled interest and principal payments on Defaulted Obligations unless or until such payments are actually made.

(d) All calculations, unless otherwise set forth herein or the context otherwise requires, shall be rounded to the nearest ten-thousandth if expressed as a percentage, and to the nearest one-hundredth if expressed otherwise.

(e) For each Collection Period and as of any date of determination, the Scheduled Distribution on any Asset (excluding Defaulted Obligations, which, except as otherwise provided herein, shall be assumed to have a Scheduled Distribution of zero, except to the extent any payments have actually been received) shall be the sum of (i) the total amount of payments and collections anticipated to be received during such Collection Period in respect of such Asset (including the proceeds of the sale of such Asset received and, in the case of sales which have not yet settled, to be received during the Collection Period and not reinvested in additional Eligible Investments or retained in the Collection Account for subsequent application pursuant to Section 12.2) that, if paid as scheduled, will be available in the Collection Account at the end of the Collection Period and (ii) any such amounts received by the Issuer in prior Collection Periods that were not disbursed on a previous Payment Date.

(f) Each Scheduled Distribution receivable with respect to an Asset shall be assumed to be received on the applicable Due Date, and each such Scheduled Distribution shall be assumed to be immediately deposited in the Collection Account to earn interest at the Assumed Reinvestment Rate. All such funds shall be assumed to continue to earn interest until the date on which they are required to be available in the Collection Account for application, in accordance with the terms hereof, to payments of principal of or interest on the Notes or other amounts payable pursuant to this Indenture. For purposes of the applicable determinations required by Section 10.8(b)(iv), Article XII and the definition of “Interest Coverage Ratio,” the expected interest on the Secured Notes and Floating Rate Obligations will be calculated using the then current interest rates applicable thereto.

(g) All calculations with respect to Scheduled Distributions on the Assets securing the Secured Notes shall be made on the basis of information as to the terms of each such Asset and upon reports of payments, if any, received on such Asset that are furnished by or on behalf of the issuer of such Asset and, to the extent they are not manifestly in error, such information or reports may be conclusively relied upon in making such calculations.

(h) References in Section 11.1(a) to calculations made on a “pro forma basis” shall mean such calculations after giving effect to all payments, in accordance with the Priority of Payments described herein, that precede (in priority of payment) or include the clause in which such calculation is made.

(i) Notwithstanding any other provision of this Indenture to the contrary, all monetary calculations under this Indenture shall be in Dollars.

(j) Any reference in this Indenture to an amount of the Trustee’s or the Collateral Administrator’s fees calculated with respect to a period at a per annum rate shall be computed on the basis of a 360-day year of twelve 30-day months prorated for the related Interest Accrual Period and shall be based on the Aggregate Principal Balance of the Assets (excluding any Assets that constitute Interest Proceeds) as of the first day of the related Collection Period.

(k) To the extent there is, in the reasonable determination of an Authorized Officer of the Collateral Administrator or the Trustee, any ambiguity in the interpretation of any definition or term contained in this Indenture or to the extent the Collateral Administrator and/or the Trustee reasonably determine that more than one methodology can be used to make any of the determinations or calculations set forth herein, the Collateral Administrator and/or the Trustee shall request direction from the Investment Manager as to the interpretation and/or methodology to be used, and the Collateral Administrator shall follow such direction, and together with the Trustee, shall be entitled to conclusively rely thereon without any responsibility or liability therefor.

(l) [Reserved].

(m) For purposes of calculating compliance with any tests under this Indenture, the date the Issuer commits to acquire or dispose of the asset (and not the settlement date) with respect to any acquisition or disposition of a Collateral Obligation or Eligible Investment shall be used to determine whether and when such acquisition or disposition has occurred.

(n) For purposes of determining the Coverage Tests, capitalized or deferred interest (and any other interest that is not paid in cash) will be excluded.

(o) All calculations related to Maturity Amendments and Discount Obligations that would otherwise be calculated cumulatively shall be reset at zero on the date of any Optional Redemption of all Classes of Secured Notes pursuant to a Refinancing.

(p) To the extent that S&P is no longer rating any Class of Secured Notes Outstanding, any provisions relating to S&P’s rating methodology and references to S&P herein and in the other Transaction Documents shall, in each case, be inapplicable and shall have no force or effect.

(q) For all purposes of this Indenture (other than as expressly set forth herein), (i) a Senior Secured Floating Rate Note shall be deemed to not be a Senior Secured Loan if such Senior Secured Floating Rate Note, if it were a loan, would not meet the definition of Senior Secured Loan, and (ii) a Senior Secured Bond shall be deemed to not be a Senior Secured Loan.

(r) For purposes of the calculation of the Interest Coverage Tests, Interest Proceeds on any asset contributed to a Non-U.S. Obligation Subsidiary shall be included net of the actual or anticipated taxes paid or payable with respect thereto.

(s) Except as expressly referred to herein to the contrary, the equity interest in any Non-U.S. Obligation Subsidiary permitted under this Indenture and each asset of any such Non-U.S. Obligation Subsidiary, but without duplication with respect to any required calculations, shall be deemed to constitute an Asset and shall be deemed to be a Collateral Obligation (or, if such asset would constitute an Equity Security if acquired and held by the Issuer, an Equity Security) for all purposes of this Indenture (other than for Tax purposes) and each reference to Assets, Collateral Obligations and Equity Securities herein shall be construed accordingly.

(t) For all purposes, the total potential indebtedness of an Obligor with respect to any Drop Down Asset shall be deemed to include the total potential indebtedness of the Obligor of the related Subject Asset.

(u) With respect to the calculation of the Overcollateralization Ratio Tests prior to the receipt or acquisition of any Uptier Priming Debt, Loss Mitigation Loan or Loss Mitigation Qualified Loan, the calculation thereof shall account for any potential reduction in the Principal Collateralization Amount for non-participation in the workout or restructuring of the related Collateral Obligation, including, for the avoidance of doubt, with respect to the inability to participate in any Rolled Senior Uptier Debt (in each case, as determined in the commercially reasonable judgment of the Investment Manager).

(v) In determining any amount of principal payments required to satisfy any Coverage Test, for purposes of the distribution of Interest Proceeds pursuant to Section 11.1(a)(i), the Aggregate Outstanding Amount of the Secured Notes shall give effect, first, to the application of Principal Proceeds to be used on the applicable Payment Date to repay principal on the Secured Notes and, second, to the application of Interest Proceeds on such Payment Date pursuant to all prior clauses in the Section 11.1(a)(i).

ARTICLE II

The Notes

Section 2.1 Forms Generally. The Notes and the Trustee’s or Authenticating Agent’s certificate of authentication thereon (the “Certificate of Authentication”) shall be in substantially the forms required by this Article, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon, as may be consistent herewith, determined by the Authorized Officers of the Issuer executing such Notes as evidenced by their execution of such Notes. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note.

Section 2.2 Forms of Notes.

(a) Forms. The forms of the Notes, including the forms of Certificated Secured Notes, Uncertificated Secured Notes, Regulation S Global Secured Notes, Temporary Regulation S Global Secured Notes and Rule 144A Global Secured Notes, shall be as set forth in the applicable part of Exhibit A hereto.

(b) Secured Notes.

(i) The Tax Unrestricted Secured Notes of each Class sold to persons who are not U.S. persons in offshore transactions in reliance on Regulation S that are also Qualified Purchasers (or a corporation, partnership, limited liability company or other entity (other than a trust), each shareholder, partner, member or other equity owner of which is a Qualified Purchaser) shall each be issued initially in the form of one permanent Global Secured Note per Class in definitive, fully registered form without interest coupons substantially in the applicable form attached as Exhibit A-1 hereto (each, a “Temporary Regulation S Global Secured Note” or a “Regulation S Global Secured Note”, as applicable), and shall be deposited on behalf of the subscribers for such Notes represented thereby with the Trustee as custodian for, and registered in the name of a nominee of, DTC for the respective accounts of Euroclear and Clearstream, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided. On or after the 40th day after the later of the Closing Date and the commencement of the offering of the Notes (the “Restricted Period”), interests in Temporary Regulation S Global Secured Notes will be exchangeable for interests in a permanent Regulation S Global Secured Note of the same class upon certification that the beneficial interests in such Temporary Regulation S Global Secured Notes are owned by Qualified Purchasers (or a corporation, partnership, limited liability company or other entity (other than a trust), each shareholder, partner, member or other equity owner of which is a Qualified Purchaser) that are not U.S. persons. A beneficial interest in a Temporary Regulation S Global Secured Note will not be transferable to a Person that takes delivery in the form of an interest in a Rule 144A Global Secured Note or a U.S. person that takes delivery of a Certificated Note or an Uncertificated Note during the Restricted Period. Upon the exchange of Temporary Regulation S Global Secured Notes for permanent Regulation S Global Secured Notes, such Regulation S Global Secured Note will be deposited on behalf of the subscribers for such Notes with the Trustee as custodian for DTC and registered in the name of a nominee of DTC for the respective accounts of Euroclear and Clearstream.

(ii) The Secured Notes of each Class sold to persons that are QIB/QPs shall each be issued initially in the form of one permanent Global Secured Note per Class in definitive, fully registered form without interest coupons substantially in the applicable form attached as Exhibit A-1 hereto (each, a “Rule 144A Global Secured Note”) and shall be deposited on behalf of the subscribers for such Notes represented thereby with the Trustee as custodian for, and registered in the name of a nominee of, DTC, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided unless such person notifies the Trustee and the Issuer in writing that it elects to receive a Certificated Secured Note and complies with all transfer requirements related to such acquisition. Any other Secured Notes of any Class that are sold to persons that, at the time of the acquisition, purported acquisition or proposed acquisition of any such Notes, are Institutional Accredited Investors (or, if so elected by such persons, Qualified Institutional Buyers) and Qualified Purchasers (or a corporation, partnership, limited liability company or other entity (other than a trust), each shareholder, partner, member or other equity owner of which is a Qualified Purchaser), shall be issued in the form of (a) definitive, fully registered notes without coupons substantially in the applicable form attached as Exhibit A-2 hereto (a “Certificated Secured Note”) which shall be registered in the name of the beneficial owner or a nominee thereof, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided, or (b) uncertificated, fully registered form evidenced by entry in the Notes Register (other than in the name of a Clearing Agency or its nominee) (each, an “Uncertificated Secured Note”), which entry shall include the name of the beneficial owner or a nominee thereof. The Notes Registrar will provide to the beneficial owner promptly after the registration of the Uncertificated Note in the Notes Register by the Notes Registrar a confirmation of registration, substantially in the form of Exhibit G hereto (each, a “Confirmation of Registration”).

(iii) The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee or DTC or its nominee, as the case may be, as hereinafter provided.

(c) Book Entry Provisions. This Section 2.2(c) shall apply only to Global Notes deposited with or on behalf of DTC.

The provisions of the “Operating Procedures of the Euroclear System” of Euroclear and the “Terms and Conditions Governing Use of Participants” of Clearstream, respectively, will be applicable to the Global Secured Notes insofar as interests in such Global Secured Notes are held by the Agent Members of Euroclear or Clearstream, as the case may be.

Agent Members shall have no rights under this Indenture with respect to any Global Notes held on their behalf by the Trustee, as custodian for DTC and DTC may be treated by the Issuer, the Trustee, and any agent of the Issuer or the Trustee as the absolute owner of such Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee, or any agent of the Issuer or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

Section 2.3 Authorized Amount; Stated Maturity; Denominations. The aggregate principal amount of the Notes that may be authenticated and delivered under this Indenture is limited to U.S.$433,000,000 (excluding (i) Deferred Interest with respect to the Class C Notes and the Class D Notes, or (ii) Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Section 2.5, Section 2.6 or Section 8.5 of this Indenture).

Such Notes and LLC Interests shall be divided into the Classes, having the designations, original principal amounts and other characteristics as follows:

Designation	Class A-1 Notes	Class A-2 Notes	Class B Notes	Class C Notes	Class D Notes	LLC Interests
Type	Senior Secured Floating Rate	Senior Secured Floating Rate	Senior Secured Floating Rate	Secured Deferrable Floating Rate	Secured Deferrable Floating Rate	LLC Interest
Original Principal Amount (U.S.$)	$270,600,000	$54,100,000	$54,100,000	$27,100,000	$27,100,000	N/A
S&P Initial Rating	“AAA(sf)”	“AAA(sf)”	“AA(sf)”	“A(sf)”	“BBB-(sf)”	N/A
Interest Rate(1)(2)	Benchmark + 1.55%	Benchmark + 1.80%	Benchmark + 2.15%	Benchmark + 2.70%	Benchmark + 4.75%	N/A
Interest Deferrable	No	No	No	Yes	Yes	N/A
Stated Maturity	Payment Date in July 2034	Payment Date in July 2034	Payment Date in July 2034	Payment Date in July 2034	Payment Date in July 2034	Payment Date in July 2034
Tax Status on Closing Date	Tax Unrestricted Secured Note(4)	Tax Unrestricted Secured Note(4)	Tax Unrestricted Secured Note	Tax Restricted Secured Note	Tax Restricted Secured Note	N/A
Minimum Denominations (U.S.$) (Integral Multiples)(3)	$250,000 ($1.00)	$250,000 ($1.00)	$250,000 ($1.00)	$600,000 ($1.00)	$600,000 ($1.00)	N/A
Priority Classes	None	A-1	A-1, A-2	A-1, A-2, B	A-1, A-2, B, C	A-1, A-2, B, C, D
Pari Passu Classes	None	None	None	None	None	None
Junior Classes	A-2, B, C, D, LLC Interests	B, C, D, LLC Interests	C, D, LLC Interests	D, LLC Interests	LLC Interests	None
Re-Pricing Eligible Notes	No	Yes	Yes	Yes	Yes	N/A

(1)	The initial Benchmark will be Term SOFR. Term SOFR shall be calculated as set forth in Section 7.16. Term SOFR for the first Interest Accrual Period after the Closing Date will be determined by interpolating linearly between the rate for the next shorter period of time for which rates are available and the rate for the next longer period of time for which rates are available. The Benchmark may be changed to a Benchmark Replacement in accordance with the terms of this Indenture.

(2)	The spread over the Benchmark (or fixed interest rate) applicable with respect to any Class of Re-Pricing Eligible Notes may be reduced in connection with a Re-Pricing of such Class, subject to the conditions set forth in Section 9.7.

(3)	Notwithstanding anything to the contrary in the foregoing, LLC Interests and Tax Restricted Secured Notes will not be permitted to be sold to any Person if such sale results in there being more than 95 Direct Tax Owners or would otherwise cause the Issuer to be treated as a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes.

(4)	Regardless of Class, Notes owned by the Issuer or the Sole Equity Owner are Tax Restricted Secured Notes.

The Secured Notes shall be issued in minimum denominations of (i) with respect to the Class A-1 Notes, the Class A-2 Notes, and the Class B Notes, U.S.$250,000 and integral multiples of U.S.$1.00 in excess thereof and (ii) with respect to the Class C Notes, and the Class D Notes, U.S.$600,000 and integral multiples of U.S.$1.00 in excess thereof.

Section 2.4 Execution, Authentication, Delivery and Dating. The Notes shall be executed on behalf of the Issuer by one of its respective Authorized Officers. The signature of such Authorized Officer on the Notes may be manual or facsimile.

Notes bearing the manual or facsimile signatures of individuals who were at any time the Authorized Officers of the Issuer, shall bind the Issuer notwithstanding the fact that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of issuance of such Notes.

At any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Notes executed by the Issuer to the Trustee or the Authenticating Agent for authentication and the Trustee or the Authenticating Agent, upon Issuer Order, shall authenticate and deliver such Notes as provided in this Indenture and not otherwise.

Each Note authenticated and delivered by the Trustee or the Authenticating Agent upon Issuer Order on the Closing Date shall be dated as of the Closing Date. All other Notes that are authenticated after the Closing Date for any other purpose under this Indenture shall be dated the date of their authentication.

Notes issued upon transfer, exchange or replacement of other Notes shall be issued in authorized denominations reflecting the original Aggregate Outstanding Amount of the Notes so transferred, exchanged or replaced, but shall represent only the current Outstanding principal amount of the Notes so transferred, exchanged or replaced. If any Note is divided into more than one Note in accordance with this Article II, the original principal amount of such Note shall be proportionately divided among the Notes delivered in exchange therefor and shall be deemed to be the original aggregate principal amount of such subsequently issued Notes.

No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Note a Certificate of Authentication, substantially in the form provided for herein, executed by the Trustee or by the Authenticating Agent by the manual signature of one of their authorized signatories, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

Section 2.5 Registration, Registration of Transfer and Exchange.

(a) The Issuer shall cause the Notes to be Registered and shall cause to be kept a register (the “Notes Register”) at the office of the Trustee in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of Notes and the registration of transfers of Notes. The Trustee is hereby initially appointed registrar (the “Notes Registrar”) for the purpose of registering Notes and transfers of such Notes with respect to the Notes Register maintained in the United States as herein provided. Upon any resignation or removal of the Notes Registrar, the Issuer shall promptly appoint a successor or, in the absence of such appointment, assume the duties of Notes Registrar.

If a Person other than the Trustee is appointed by the Issuer as Notes Registrar, the Issuer will give the Trustee prompt written notice of the appointment of a Notes Registrar and of the location, and any change in the location, of the Notes Register, and the Trustee shall have the right to inspect the Notes Register at all reasonable times and to obtain copies thereof and the Trustee shall have the right to rely upon a certificate executed on behalf of the Notes Registrar by an Officer thereof as to the names and addresses of the Holders of the Notes and the principal or face amounts and numbers of such Notes. Upon written request at any time the Notes Registrar shall provide to the Issuer, the Investment Manager, the Placement Agent or any Holder a current list of Holders (and their holdings) as reflected in the Notes Register. In addition and upon written request at any time, the Notes Registrar shall provide to the Issuer, the Investment Manager, the Placement Agent or any Holder any information the Notes Registrar actually possesses regarding the nature and identity of any beneficial owner of any Note (and its holdings) and each Holder is deemed to agree by acceptance of its Note that the Notes Registrar shall not have any liability with respect to the release of such information to such Persons as requested.

Subject to this Section 2.5, upon surrender for registration of transfer of any Notes at the office or agency of the Issuer to be maintained as provided in Section 7.2, the Issuer shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denomination and of a like aggregate principal or face amount.

At the option of the Holder, Notes may be exchanged for Notes of like terms, in any authorized denominations and of like aggregate principal amount, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Note is surrendered for exchange, the Issuer shall execute, and the Trustee shall authenticate and deliver, the Notes that the Holder making the exchange is entitled to receive.

All Notes issued and authenticated upon any registration of transfer or exchange of Notes shall be the valid obligations of the Issuer, evidencing the same debt (to the extent they evidence debt), and entitled to the same benefits under this Indenture as the Notes surrendered upon such registration of transfer or exchange.

Every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Notes Registrar duly executed by the Holder thereof or such Holder’s attorney duly authorized in writing with such signature guaranteed by an “eligible guarantor institution” meeting the requirements of the Notes Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Notes Registrar in addition to, or in substitution for, STAMP, all in accordance with the Exchange Act.

No service charge shall be made to a Holder for any registration of transfer or exchange of Notes, but the Trustee or the Notes Registrar may require payment of a sum sufficient to cover any Tax payable in connection therewith. The Trustee or the Notes Registrar shall be permitted to request such evidence reasonably satisfactory to it documenting the identity and/or signatures of the transferor and transferee.

(b) No Note may be sold or transferred (including, without limitation, by pledge or hypothecation) unless such sale or transfer is exempt from the registration requirements of the Securities Act, is exempt from the registration requirements under applicable state securities laws and will not cause the Issuer to become subject to the requirement that it register as an investment company under the Investment Company Act.

(c) No acquisition or transfer of Tax Restricted Secured Notes or LLC Interests will be effective, and no such acquisition or transfer will be recognized, if it would cause the Issuer to (i) be treated as other than a disregarded entity for U.S. federal income tax purposes or (ii) be liable for U.S. federal withholding tax with respect to its net income under Section 1446 of the Code.

(d) No transfer of the Tax Restricted Secured Notes or the LLC Interests (or any interest therein) will be effective, and no such transfer will be recognized, if it may result in 25% or more of the total value of the Tax Restricted Secured Notes or the LLC Interests being held by Benefit Plan Investors. For purposes of this determination, the value of Notes held by Placement Agent, the Trustee, the Investment Manager and certain of their affiliates (other than those interests held by a Benefit Plan Investor) or a Person (other than a Benefit Plan Investor) who is a Controlling Person is disregarded. The Trustee shall be entitled to rely exclusively upon the information set forth on the face of the transfer certificates received pursuant to the terms of this Section 2.5 and only Notes that a Trust Officer of the Trustee has actual knowledge (solely in reliance upon such information) to be so held shall be disregarded. If any purchaser or transferee of Notes (or any interest therein) is, or is acting on behalf of, a Benefit Plan Investor, its acquisition, holding and disposition of such Notes (or any interest therein) will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code. If any purchaser or transferee of Notes (or any interest therein) is a governmental, church, non-U.S. or other plan, (i) it is not, and for so long as it holds such Notes or any interest therein it will not be, subject to any Similar Law and (ii) its acquisition, holding and disposition of such Notes (or any interest therein) will not constitute or result in a violation of any Other Plan Law.

(e) Notwithstanding anything contained herein to the contrary, the Trustee shall not be responsible for ascertaining whether any transfer complies with, or for otherwise monitoring or determining compliance with, the registration provisions of or any exemptions from the Securities Act, applicable state securities laws or the applicable laws of any other jurisdiction, ERISA, the Code, the Investment Company Act, or the terms hereof and the Trustee shall be permitted to rely solely on the representations made or deemed to have been made, as applicable, by such Holders (or beneficial owners) in connection with any limitation or restriction in respect thereof; provided that if a certificate is specifically required by the terms of this Section 2.5 to be provided to the Trustee by a prospective transferor or transferee, the Trustee shall be under a duty to receive and examine the same to determine whether or not the certificate substantially conforms on its face to the applicable requirements of this Indenture and shall promptly notify the party delivering the same if such certificate does not comply with such terms; provided further, the Trustee shall not be required to obtain any certificate specifically required by the terms of this Section 2.5 if the Trustee has not received written notice of any transfer requiring such a certificate to be presented by the proposed transferor or transferee.

(f) Transfers of Global Secured Notes shall only be made in accordance with Section 2.2(b) and this Section 2.5(f).

(i) Rule 144A Global Secured Note to Regulation S Global Secured Note. If a holder of a beneficial interest in a Rule 144A Global Secured Note (other than a Tax Restricted Secured Note) deposited with DTC wishes at any time to exchange its interest in such Rule 144A Global Secured Note for an interest in the corresponding Regulation S Global Secured Note, or to transfer its interest in such Rule 144A Global Secured Note to a Person who wishes to take delivery thereof in the form of an interest in the corresponding Regulation S Global Secured Note, such holder (provided that such holder or, in the case of a transfer, the transferee is a Qualified Purchaser (or a corporation, partnership, limited liability company or other entity (other than a trust), each shareholder, partner, member or other equity owner of which is a Qualified Purchaser) that is not a U.S. person and is acquiring such interest in an offshore transaction) may, subject to the immediately succeeding sentence and the rules and procedures of DTC, exchange or transfer, or cause the exchange or transfer of, such interest for an equivalent beneficial interest in the corresponding Regulation S Global Secured Note. Upon receipt by the Notes Registrar of (A) instructions given in accordance with DTC’s procedures from an Agent Member directing the Notes Registrar to credit or cause to be credited a beneficial interest in the corresponding Regulation S Global Secured Note, but not less than the minimum denomination applicable to such holder’s Notes, in an amount equal to the beneficial interest in the Rule 144A Global Secured Note to be exchanged or transferred, (B) a written order given in accordance with DTC’s procedures containing information regarding the participant account of DTC and the Euroclear or Clearstream account to be credited with such increase, (C) a certificate in the form of Exhibit B-1 attached hereto given by the holder of such beneficial interest stating that the exchange or transfer of such interest has been made in compliance with the transfer restrictions applicable to the Global Secured Notes, including that the holder or the transferee, as applicable, is a Qualified Purchaser (or a corporation, partnership, limited liability company or other entity (other than a trust), each shareholder, partner, member or other equity owner of which is a Qualified Purchaser) that is not a U.S. person and is acquiring such interest in an offshore transaction pursuant to and in accordance with Regulation S, and (D) a written certification in the form of Exhibit B-7 attached hereto given by the transferee in respect of such beneficial interest stating, among other things, that such transferee is a Qualified Purchaser (or a corporation, partnership, limited liability company or other entity (other than a trust), each shareholder, partner, member or other equity owner of which is a Qualified Purchaser) that is a non-U.S. person purchasing such beneficial interest in an offshore transaction pursuant to Regulation S, then the Notes Registrar shall approve the instructions at DTC to reduce the principal amount of the Rule 144A Global Secured Note and to increase the principal amount of the Regulation S Global Secured Note by the aggregate principal amount of the beneficial interest in the Rule 144A Global Secured Note to be exchanged or transferred, and to credit or cause to be credited to the securities account of the Person specified in such instructions a beneficial interest in the corresponding Regulation S Global Secured Note equal to the reduction in the principal amount of the Rule 144A Global Secured Note.

(ii) Regulation S Global Secured Note to Rule 144A Global Secured Note. If a holder of a beneficial interest in a Regulation S Global Secured Note deposited with DTC wishes at any time to exchange its interest in such Regulation S Global Secured Note for an interest in the corresponding Rule 144A Global Secured Note or to transfer its interest in such Regulation S Global Secured Note to a Person who wishes to take delivery thereof in the form of an interest in the corresponding Rule 144A Global Secured Note, such holder may, subject to the immediately succeeding sentence and the rules and procedures of Euroclear, Clearstream and/or DTC, as the case may be, exchange or transfer, or cause the exchange or transfer of, such interest for an equivalent beneficial interest in the corresponding Rule 144A Global Secured Note. Upon receipt by the Notes Registrar of (A) instructions from Euroclear, Clearstream and/or DTC, as the case may be, directing the Notes Registrar to cause to be credited a beneficial interest in the corresponding Rule 144A Global Secured Note in an amount equal to the beneficial interest in such Regulation S Global Secured Note, but not less than the minimum denomination applicable to such holder’s Notes to be exchanged or transferred, such instructions to contain information regarding the participant account with DTC to be credited with such increase, (B) a certificate in the form of Exhibit B-3 attached hereto given by the holder of such beneficial interest and stating, among other things, that, in the case of a transfer, the Person transferring such interest in such Regulation S Global Secured Note reasonably believes that the Person acquiring such interest in a Rule 144A Global Secured Note is a Qualified Purchaser (or a corporation, partnership, limited liability company or other entity (other than a trust), each shareholder, partner, member or other equity owner of which is a Qualified Purchaser) and a Qualified Institutional Buyer, is obtaining such beneficial interest in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction and (C) a written certification in the form of Exhibit B-6 attached hereto given by the transferee in respect of such beneficial interest stating, among other things, that such transferee is a Qualified Institutional Buyer and a Qualified Purchaser (or a corporation, partnership, limited liability company or other entity (other than a trust), each shareholder, partner, member or other equity owner of which is a Qualified Purchaser), then the Notes Registrar will approve the instructions at DTC to reduce, or cause to be reduced, the Regulation S Global Secured Note by the aggregate principal amount of the beneficial interest in the Regulation S Global Secured Note to be transferred or exchanged and the Notes Registrar shall instruct DTC, concurrently with such reduction, to credit or cause to be credited to the securities account of the Person specified in such instructions a beneficial interest in the corresponding Rule 144A Global Secured Note equal to the reduction in the principal amount of the Regulation S Global Secured Note.

(iii) Global Secured Note to Certificated Secured Note or Uncertificated Secured Note. Subject to Section 2.10(a), if a holder of a beneficial interest in a Global Secured Note deposited with DTC wishes at any time to transfer its interest in such Global Secured Note to a Person who wishes to take delivery thereof in the form of a corresponding Certificated Secured Note or Uncertificated Secured Note, such holder may, subject to the immediately succeeding sentence and the rules and procedures of Euroclear, Clearstream and/or DTC, as the case may be, transfer, or cause the transfer of, such interest for a Certificated Secured Note or an Uncertificated Secured Note. Upon receipt by the Notes Registrar of (A) a certificate substantially in the form of Exhibit B-2 attached hereto executed by the transferee and (B) appropriate instructions from DTC, if required, the Notes Registrar will approve the instructions at DTC to reduce, or cause to be reduced, the Global Secured Note by the aggregate principal amount of the beneficial interest in the Global Secured Note to be transferred, record the transfer in the Notes Register in accordance with Section 2.5(a) and (1) in the case of a transfer or exchange to Certificated Secured Notes, upon execution by the Issuer and authentication and delivery by the Trustee, one or more corresponding Certificated Secured Notes, registered in the names specified in the instructions described in clause (B) above, in principal amounts designated by the transferee (the aggregate of such principal amounts being equal to the aggregate principal amount of the interest in such Global Secured Note transferred by the transferor), and in authorized denominations, and (2) in the case of a transfer or exchange to Uncertificated Secured Notes, upon delivery of the Confirmation of Registration, registered in the names specified in the instructions described in clause (B) above, in principal amounts designated by the transferee (the aggregate of such principal amounts being equal to the aggregate principal amount of the interest in such Global Secured Note transferred by the transferor), and in authorized denominations.

(g) Transfers of Certificated Secured Notes and Uncertificated Secured Notes shall only be made in accordance with Section 2.2(b) and this Section 2.5(g).

(i) Transfer of Certificated Secured Notes or Uncertificated Secured Notes to Global Secured Notes. If a Holder of a Certificated Secured Note or Uncertificated Secured Note wishes at any time to transfer such Certificated Secured Note or Uncertificated Secured Note to a Person who wishes to take delivery thereof in the form of a beneficial interest in a corresponding Global Secured Note (it being understood that, in the case of a Certificated Secured Note or Uncertificated Secured Note that is a Tax Restricted Secured Note, a Person can take delivery thereof in the form of a beneficial interest in a corresponding Rule 144A Global Secured Note but not any other type of Global Secured Note), such Holder may, subject to the immediately succeeding sentence and the rules and procedures of Euroclear, Clearstream and/or DTC, as the case may be, exchange or transfer, or cause the exchange or transfer of, such Certificated Secured Note or Uncertificated Secured Note for a beneficial interest in a corresponding Global Secured Note. Upon receipt by the Notes Registrar of (A) (1) in the case of a Certificated Secured Note, a Holder’s Certificated Secured Note properly endorsed for assignment to the transferee or (2) in the case of an Uncertificated Secured Note, a Request for Transfer of Uncertificated Note (B) a certificate substantially in the form of Exhibit B-1 or B-3 attached hereto executed by the transferor and certificates substantially in the forms of Exhibit B-6 or B-7 (as applicable) attached hereto executed by the transferee, and, in the case of Tax Restricted Secured Notes, a fully executed Daisy Chain Letter, (C) instructions given in accordance with Euroclear, Clearstream or DTC’s procedures, as the case may be, from an Agent Member to instruct DTC to cause to be credited a beneficial interest in the applicable Global Secured Notes in an amount equal to the Certificated Secured Notes or Uncertificated Secured Notes to be transferred or exchanged, and (D) a written order given in accordance with DTC’s procedures containing information regarding the participant’s account at DTC and/or Euroclear or Clearstream to be credited with such increase, the Notes Registrar shall cancel such Certificated Secured Note or such Uncertificated Secured Note in accordance with Section 2.9, record the transfer in the Notes Register in accordance with Section 2.5(a) and approve the instructions at DTC, concurrently with such cancellation, to credit or cause to be credited to the securities account of the Person specified in such instructions a beneficial interest in the corresponding Global Secured Note equal to the principal amount of such Certificated Secured Note or such Uncertificated Secured Notes transferred or exchanged.

(ii) Transfer of Certificated Secured Notes or Uncertificated Secured Notes to Certificated Secured Notes. Upon receipt by the Notes Registrar of (A) (1) in the case of a Certificated Secured Note, a Holder’s Certificated Secured Note properly endorsed for assignment to the transferee or (2) in the case of an Uncertificated Secured Note, a Request for Transfer of Uncertificated Note and (B) a certificate substantially in the form of Exhibit B-2 attached hereto executed by the transferee, the Notes Registrar shall cancel such Certificated Secured Note or such Uncertificated Secured Note in accordance with Section 2.9, record the transfer in the Notes Register in accordance with Section 2.5(a) and upon execution by the Issuer and authentication and delivery by the Trustee, deliver one or more Certificated Secured Notes bearing the same designation as the Certificated Secured Note endorsed for transfer or the Uncertificated Secured Note transferred, registered in the names specified in the assignment described in clause (A) above, in principal amounts designated by the transferee (the aggregate of such principal amounts being equal to the aggregate principal amount of such Certificated Secured Note or such Uncertificated Secured Note surrendered (or otherwise transferred) by the transferor), and in authorized denominations.

(iii) Transfer of Certificated Secured Notes or Uncertificated Secured Notes to Uncertificated Secured Notes. Upon receipt by the Notes Registrar of (A) (1) in the case of a Certificated Secured Note, a Holder’s Certificated Secured Note properly endorsed for assignment to the transferee or (2) in the case of an Uncertificated Secured Note, a Request for Transfer of Uncertificated Note and (B) a certificate substantially in the form of Exhibit B-2 attached hereto executed by the transferee, the Notes Registrar shall cancel such Certificated Secured Note or such Uncertificated Secured Note in accordance with Section 2.9, record the transfer in the Notes Register in accordance with Section 2.5(a) and, upon delivery of the Confirmation of Registration, registered in the names specified in the instructions described in clause (A) above, in principal amounts designated by the transferee (the aggregate of such principal amounts being equal to the aggregate principal amount of the interest in such Certificated Secured Note or such Uncertificated Secured Note transferred by the transferor), and in authorized denominations.

(h) [Reserved].

(i) The Tax Restricted Secured Notes may only be sold or transferred to, or acquired by, Persons that are both (i)(A) Qualified Institutional Buyers or (B) Institutional Accredited Investors and (ii) Qualified Purchasers; provided that, for the avoidance of doubt, the Tax Restricted Secured Notes may not be offered or sold pursuant to Regulation S and may only be purchased by, acquired by or transferred to United States Persons. No transfer of Tax Restricted Secured Notes that are Global Notes will be effective unless and until the Issuer and the Trustee have received a fully executed Daisy Chain Letter.

(j) If Notes are issued upon the transfer, exchange or replacement of Notes bearing the applicable legends set forth in the applicable part of Exhibit A hereto, and if a request is made to remove such applicable legend on such Notes, the Notes so issued shall bear such applicable legend, or such applicable legend shall not be removed, as the case may be, unless there is delivered to the Trustee and the Issuer such satisfactory evidence, which may include an Opinion of Counsel acceptable to them, as may be reasonably required by the Issuer (and which shall by its terms permit reliance by the Trustee), to the effect that neither such applicable legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of the Securities Act, the Investment Company Act, ERISA or the Code. Upon provision of such satisfactory evidence, the Trustee or its Authenticating Agent, at the written direction of the Issuer shall, after due execution by the Issuer, authenticate and deliver Notes that do not bear such applicable legend.

(k) Each Person who becomes a beneficial owner of Notes represented by an interest in a Global Note will be deemed to have represented and agreed as follows:

(i) In connection with the purchase of such Notes: (A) none of the Issuer, the Investment Manager, the EU/UK Retention Holder, the U.S. Retention Holder, the Placement Agent, the Trustee, the Calculation Agent, the Paying Agent, the Collateral Administrator or any of their respective Affiliates is acting as a fiduciary or financial or investment adviser for such beneficial owner; (B) such beneficial owner is not relying (for purposes of making any investment decision or otherwise) upon any advice, counsel or representations (whether written or oral) of the Issuer, the Investment Manager, the EU/UK Retention Holder, the U.S. Retention Holder, the Trustee, the Calculation Agent, the Paying Agent, the Collateral Administrator, the Placement Agent or any of their respective Affiliates other than any statements in the final Offering Circular for such Notes, and such beneficial owner has read and understands such final Offering Circular; (C) such beneficial owner has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent it has deemed necessary and has made its own investment decisions (including decisions regarding the suitability of any transaction pursuant to this Indenture) based upon its own judgment and upon any advice from such advisors as it has deemed necessary and not upon any view expressed by the Issuer, the Investment Manager, the EU/UK Retention Holder, the U.S. Retention Holder, the Trustee, the Calculation Agent, the Paying Agent, the Collateral Administrator, the Placement Agent or any of their respective Affiliates; (D) such beneficial owner is either (1) (in the case of a beneficial owner of an interest in a Rule 144A Global Secured Note) both (a) a Qualified Institutional Buyer that is not a broker-dealer which owns and invests on a discretionary basis less than U.S.$25,000,000 in securities of issuers that are not affiliated persons of the dealer and is not a plan referred to in paragraph (a)(1)(i)(D) or (a)(1)(i)(E) of Rule 144A under the Securities Act or a trust fund referred to in paragraph (a)(1)(i)(F) of Rule 144A under the Securities Act that holds the assets of such a plan, if investment decisions with respect to the plan are made by beneficiaries of the plan and (b) a Qualified Purchaser (or a corporation, partnership, limited liability company or other entity (other than a trust), each shareholder, partner, member or other equity owner of which is a Qualified Purchaser) or (2) (in the case of a beneficial owner of an interest in a Regulation S Global Secured Note) a Qualified Purchaser (or a corporation, partnership, limited liability company or other entity (other than a trust), each shareholder, partner, member or other equity owner of which is a Qualified Purchaser) that is not a “U.S. person” as defined in Regulation S and is acquiring the Notes in an offshore transaction (as defined in Regulation S) in reliance on the exemption from registration provided by Regulation S; (E) such beneficial owner is acquiring its interest in such Notes for its own account; (F) such beneficial owner was not formed for the purpose of investing in such Notes; (G) such beneficial owner understands that the Issuer may receive a list of participants holding interests in the Notes from one or more book-entry depositories; (H) such beneficial owner will hold and transfer at least the minimum denomination of such Notes; (I) such beneficial owner is a sophisticated investor and is purchasing the Notes with a full understanding of all of the terms, conditions and risks thereof, and is capable of and willing to assume those risks; (J) such beneficial owner will provide notice of the relevant transfer restrictions to subsequent transferees and (K) if it is not a United States Person, it is not acquiring any Tax Unrestricted Secured Note as part of a plan to reduce, avoid or evade U.S. federal income tax within the meaning of Treasury Regulations Section 1.881-3; provided that any purchaser or transferee of Notes, which purchaser or transferee is any of (I) the Investment Manager, (II) an Affiliate of the Investment Manager or (III) a fund or account managed by the Investment Manager (or any of its Affiliates) as to which the Investment Manager (or such Affiliate) has discretionary voting authority, in each case shall not be required or deemed to make the representations set forth in clauses (A), (B) and (C) above with respect to the Investment Manager.

(ii) (1) If such Person is, or is acting on behalf of, a Benefit Plan Investor, its acquisition, holding and disposition of such Notes (or any interest therein) will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, and (2) if such Person is a governmental, church, non-U.S. or other plan which is subject to any Other Plan Law, its acquisition, holding and disposition of such Notes (or any interest therein) will not constitute or result in a violation of any such Other Plan Law.

(iii) Such beneficial owner understands that such Notes are being offered only in a transaction not involving any public offering in the United States within the meaning of the Securities Act, such Notes have not been and will not be registered under the Securities Act, and, if in the future such beneficial owner decides to offer, resell, pledge or otherwise transfer such Notes, such Notes may be offered, resold, pledged or otherwise transferred only in accordance with the provisions of this Indenture and the legend on such Notes. Such beneficial owner acknowledges that no representation has been made as to the availability of any exemption under the Securities Act or any state securities laws for resale of such Notes. Such beneficial owner understands that the Issuer has not been registered under the Investment Company Act, and that the Issuer is exempt from registration as such by virtue of Section 3(c)(7) of the Investment Company Act.

(iv) Such beneficial owner is aware that, except as otherwise provided in this Indenture, any Notes being sold to it in reliance on Regulation S will be represented by one or more Regulation S Global Secured Notes, and that beneficial interests therein may be held only through DTC for the respective accounts of Euroclear or Clearstream.

(v) Such beneficial owner will provide notice to each person to whom it proposes to transfer any interest in the Notes of the transfer restrictions and representations set forth in this Section 2.5, including the Exhibits referenced herein and, in the case of the Tax Restricted Secured Notes that are Global Notes, the Daisy Chain Letter.

(vi) Such beneficial owner agrees to be subject to the Bankruptcy Subordination Agreement.

(vii) Such beneficial owner agrees that it will not, prior to the date which is one year (or if longer, any applicable preference period) and one day after the payment in full of all Notes, institute against, or join any other Person in instituting against, the Issuer or any Non-U.S. Obligation Subsidiary any bankruptcy, reorganization, arrangement, insolvency, winding up, moratorium or liquidation proceedings, or other proceedings under U.S. federal or state bankruptcy or similar laws.

(viii) Such beneficial owner of Tax Restricted Secured Notes understands that no transfer of Tax Restricted Secured Notes that are Global Notes will be effective unless and until the Issuer and the Trustee have received a fully executed Daisy Chain Letter.

(ix) Such beneficial owner agrees that notwithstanding any other provision of this Indenture, the obligations of the Issuer under the Notes and the Transaction Documents arising from time to time and at any time are limited recourse obligations of the Issuer payable solely from the Assets available at such time in accordance with the Priority of Payments and following realization of the Assets, and application of the proceeds thereof in accordance with this Indenture, all obligations of and any claims against the Issuer hereunder or in connection herewith after such realization shall be extinguished and shall not thereafter revive. No recourse shall be had against any Officer, director, employee, shareholder, authorized person or incorporator of the Issuer, the Investment Manager or their respective Affiliates, successors or assigns for any amounts payable under the Notes or the Transaction Documents.

(x) Such beneficial owner agrees to be bound by the applicable covenants set forth in Section 2.12.

(xi) Such beneficial owner shall be deemed to have consented, and to have provided any necessary consents, to the acquisition of Collateral Obligations on or prior to the Closing Date.

(l) Each Person who becomes an owner of a Certificated Secured Note or an Uncertificated Secured Note will be required to make the representations and agreements set forth in Exhibit B-2. Each Person who becomes an owner of a Rule 144A Global Secured Note that is a Tax Restricted Secured Note will be required to make the representations and agreements set forth in Exhibit B-5, Exhibit B-6 and the Daisy Chain Letter. Each Person who becomes an owner of a Certificated Secured Note or an Uncertificated Secured Note that is a Tax Restricted Secured Note will be required to make the representations and agreements set forth in Exhibit B-2, Exhibit B-5 and the Daisy Chain Letter.

(m) Any purported acquisition or transfer of a Note not in accordance with this Section 2.5 and Section 2.12 shall be null and void ab initio and shall not be given effect for any purpose whatsoever.

(n) To the extent required by the Issuer, the Issuer may, upon written notice to the Trustee, impose additional transfer restrictions on the Notes to comply with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 and other similar laws or regulations, including, without limitation, requiring each transferee of a Note to make representations to the Issuer in connection with such compliance.

(o) The Notes Registrar, the Trustee and the Issuer shall be entitled to conclusively rely on the information set forth on the face of any transferor and transferee certificate delivered pursuant to this Section 2.5 and shall be able to presume conclusively the continuing accuracy thereof, in each case without further inquiry or investigation. Notwithstanding anything in this Indenture to the contrary, the Trustee shall not be required to obtain any certificate specifically required by the terms of this Section 2.5 if the Trustee is not notified of any transfer requiring such certificate to be presented by the proposed transferor or transferee.

(p) For the avoidance of doubt, notwithstanding anything in this Indenture to the contrary, the Placement Agent may hold a position in a Global Note prior to the distribution of the applicable Notes represented by such position.

(q) If any purchaser or transferee of Notes is a Benefit Plan Investor, it acknowledges and agrees that (i) none of the Issuer, the Investment Manager, the Placement Agent, the Retention Holder, the Trustee, or the Collateral Administrator or any of their respective affiliates, has provided any investment recommendation or investment advice on which it, or any fiduciary or other person investing the assets of the Benefit Plan Investor (“plan fiduciary”), has relied in connection with its decision to invest in such Note, and they are not otherwise undertaking to act as a fiduciary, as defined in section 3(21) of ERISA or Section 4975(e)(3) of the Code, to the Benefit Plan Investor or the plan fiduciary in connection with the Benefit Plan Investor’s acquisition of such Note; and (ii) the plan fiduciary is exercising its own independent judgment in evaluating the transaction.

Section 2.6 Mutilated, Defaced, Destroyed, Lost or Stolen Note. If (a) any mutilated or defaced Note is surrendered to a Transfer Agent, or if there shall be delivered to the Issuer, the Trustee and the relevant Transfer Agent evidence to their reasonable satisfaction of the destruction, loss or theft of any Note, and (b) there is delivered to the Issuer, the Trustee and such Transfer Agent such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Issuer, the Trustee or such Transfer Agent that such Note has been acquired by a protected purchaser, the Issuer shall execute and, upon Issuer Order, the Trustee shall authenticate and deliver to the Holder, in lieu of any such mutilated, defaced, destroyed, lost or stolen Note, a new Note, of like tenor (including the same date of issuance) and equal principal or face amount, registered in the same manner, dated the date of its authentication, bearing interest from the date to which interest has been paid on the mutilated, defaced, destroyed, lost or stolen Note and bearing a number not contemporaneously outstanding.

If, after delivery of such new Note, a protected purchaser of the predecessor Note presents for payment, transfer or exchange such predecessor Note, the Issuer, the Transfer Agent and the Trustee shall be entitled to recover such new Note from the Person to whom it was delivered or any Person taking therefrom, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuer, the Trustee and the Transfer Agent in connection therewith.

In case any such mutilated, defaced, destroyed, lost or stolen Note has become due and payable, the Issuer in its discretion may, instead of issuing a new Note pay such Note without requiring surrender thereof except that any mutilated or defaced Note shall be surrendered.

Upon the issuance of any new Note under this Section 2.6, the Issuer may require the payment by the Holder thereof of a sum sufficient to cover any Tax that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Note issued pursuant to this Section 2.6 in lieu of any mutilated, defaced, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuer and such new Note shall be entitled, subject to the second paragraph of this Section 2.6, to all the benefits of this Indenture equally and proportionately with any and all other Notes of the same Class duly issued hereunder.

The provisions of this Section 2.6 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, defaced, destroyed, lost or stolen Notes.

Section 2.7 Payment of Principal and Interest and Other Amounts; Principal and Interest Rights Preserved.

(a) The Secured Notes of each Class shall accrue interest during each Interest Accrual Period at the applicable Interest Rate and such interest will be payable in arrears on each Payment Date on the Aggregate Outstanding Amount thereof on the first day of the related Interest Accrual Period (in each case after giving effect to payments of principal thereof on such date). Payment of interest on each Class of Secured Notes (other than the Class A-1 Notes) (and payments of available Interest Proceeds to the Holder of the LLC Interests) will be subordinated to the payment of interest on each related Priority Class as provided in Section 11.1. So long as any Priority Class is Outstanding with respect to the Class C Notes and the Class D Notes, any payment of interest due on the Class C Notes and the Class D Notes, respectively, which is not available to be paid (“Deferred Interest”) in accordance with the Priority of Payments on any Payment Date shall not be considered “due and payable” for the purposes of Section 5.1(a) (and the failure to pay such interest shall not be an Event of Default). Deferred Interest on the Class C Notes and the Class D Notes only shall be added to the principal balance of such Class of Notes and thereafter will bear interest at the Interest Rate applicable to such Class until repaid. Deferred Interest on the Class C Notes and the Class D Notes shall be payable on the first Payment Date on which funds are available to be used for such purpose in accordance with the Priority of Payments, but in any event no later than the earlier of the Payment Date (i) which is the Redemption Date with respect to such Class of Notes and (ii) which is the Stated Maturity of such Class of Notes. To the extent that funds are not available on any Payment Date (other than the Redemption Date with respect to, or Stated Maturity of, such Class of Notes) to pay previously accrued Deferred Interest, such previously accrued Deferred Interest will not be due and payable on such Payment Date and any failure to pay such previously accrued Deferred Interest on such Payment Date will not be an Event of Default. Interest will cease to accrue on each Secured Notes, or in the case of a partial repayment, on such repaid part, from the date of repayment. To the extent lawful and enforceable, interest on any interest that is not paid when due on any Class A-1 Notes or, if no Class A-1 Notes are Outstanding, any Class A-2 Notes, or, if no Class A-1 Notes or Class A-2 Notes are Outstanding, any Class B Notes, or, if no Class A-1 Notes, Class A-2 Notes or Class B Notes are Outstanding, any Class C Notes or, if no Class A-1 Notes, Class A-2 Notes, Class B Notes or Class C Notes are Outstanding, any Class D Notes shall accrue at the Interest Rate for such Class until paid as provided herein.

(b) The principal of the Secured Notes of each Class matures at par and is due and payable on the date of the Stated Maturity for such Class, unless such principal has been previously repaid or unless the unpaid principal of such Secured Notes becomes due and payable at an earlier date by declaration of acceleration, call for redemption or otherwise. Notwithstanding the foregoing, the payment of principal of each Class of Secured Notes (and payments of Principal Proceeds to the Holder of the LLC Interests) may only occur in accordance with the Priority of Payments. Payments of principal on any Class of Secured Notes, and distributions of Principal Proceeds to the Holder of the LLC Interests, which are not paid, in accordance with the Priority of Payments, on any Payment Date (other than the Payment Date which is the Stated Maturity of such Class of Notes or any Redemption Date), because of insufficient funds therefor shall not be considered “due and payable” for purposes of Section 5.1(a) until the Payment Date on which such principal may be paid in accordance with the Priority of Payments or all Priority Classes with respect to such Class have been paid in full.

(c) Principal payments on the Notes will be made in accordance with the Priority of Payments and Article IX.

(d) The Paying Agent shall require the previous delivery of properly completed and signed applicable tax certifications (generally, in the case of U.S. federal income tax, an IRS Form W-9 (or applicable successor form) in the case of a United States Person or, in the case of the Tax Unrestricted Secured Notes, the applicable IRS Form W-8 (or applicable successor form) (together with all appropriate attachments) in the case of a Person that is not a United States Person) and other certifications and other documents acceptable to it to enable the Issuer, the Trustee and any Paying Agent, as applicable, to determine their duties and liabilities with respect to any Taxes that they may be required to pay, deduct or withhold from payments in respect of such Notes or the Holder or beneficial owner of such Notes under any present or future law or regulation of the United States or any other jurisdiction or any political subdivision thereof or taxing authority therein or to comply with any reporting or other requirements under any such law or regulation. The Issuer shall not be obligated to pay any additional amounts to the Holders or beneficial owners of the Notes as a result of deduction or withholding for or on account of any present or future Taxes with respect to the Notes. Nothing herein shall be construed to obligate the Paying Agent or the Trustee to determine the duties or liabilities of the Issuer or any other Person with respect to any tax certification or withholding requirements, or any tax certification or withholding requirements of any jurisdiction, political subdivision or taxing authority outside the United States.

(e) Payments in respect of interest on and principal of any Secured Notes in the form of a Global Note shall be made by the Trustee in Dollars to DTC or its designee with respect to such Global Note by wire transfer, as directed by the Holder, in immediately available funds to a Dollar account maintained by DTC or its nominee with respect to such Global Note. Payments in respect of interest on and principal of any Secured Notes and any payment with respect to any LLC Interest shall be made by the Trustee in Dollars to the Holder or its nominee with respect to such Certificated Note or Uncertificated Note, by wire transfer, as directed by the Holder, in immediately available funds to a Dollar account maintained by DTC or its nominee with respect to a Global Note, and to the Holder or its nominee with respect to a Certificated Note or Uncertificated Note or LLC Interest; provided that (1) in the case of a Certificated Note or Uncertificated Note or LLC Interest, the Holder thereof shall have provided written wiring instructions to the Trustee on or before the related Record Date and (2) if appropriate instructions for any such wire transfer are not received by the related Record Date, then such payment shall be made by check drawn on a U.S. bank mailed to the address of the Holder specified in the Notes Register. Upon final payment due on the Maturity of Notes, the Holder thereof shall present and surrender such Note at the Corporate Trust Office of the Trustee or at the office of any Paying Agent on or prior to such Maturity; provided that if the Trustee and the Issuer shall have been furnished such security or indemnity as may be required by them to save each of them harmless and an undertaking thereafter to surrender such certificate, then, in the absence of notice to the Issuer or the Trustee that the applicable Note has been acquired by a protected purchaser, such final payment shall be made without presentation or surrender. None of the Issuer, the Trustee, the Investment Manager, nor any Paying Agent will have any responsibility or liability for any aspects of the records maintained by DTC, Euroclear, Clearstream or any of the Agent Members relating to or for payments made thereby on account of beneficial interests in a Global Note. In the case where any final payment of principal and interest is to be made on any Secured Notes (other than on the Stated Maturity thereof), the Trustee, in the name and at the expense of the Issuer shall, prior to the date on which such payment is to be made, mail (by first class mail, postage prepaid) to the Persons entitled thereto at their addresses appearing on the Notes Register, a notice which shall specify the date on which such payment will be made and the place where such Notes may be presented and surrendered for such payment.

(f) Payments of principal to Holders of the Secured Notes of each Class shall be made in the proportion that the Aggregate Outstanding Amount of the Secured Notes of such Class registered in the name of each such Holder on the applicable Record Date bears to the Aggregate Outstanding Amount of all Secured Notes of such Class on such Record Date. Payments to the Holder of the LLC Interests from Interest Proceeds and Principal Proceeds shall be made in the proportion that the Aggregate Outstanding Amount of the LLC Interests and shall be made in accordance with the Limited Liability Company Agreement.

(g) Interest accrued with respect to the Floating Rate Notes shall be calculated on the basis of the actual number of days elapsed in the applicable Interest Accrual Period divided by 360. Interest accrued with respect to the Fixed Rate Notes shall be calculated on the basis of a 360-day year consisting of twelve 30-day months; provided that if redemption thereof occurs on a Business Day that would not otherwise be a Payment Date, interest accrued with respect to such Fixed Rate Notes shall be calculated on the basis of the actual number of days elapsed in the applicable Interest Accrual Period divided by 360.

(h) All reductions in the principal amount of any Notes (or one or more predecessor Notes instruments, as applicable) effected by payments of installments of principal made on any Payment Date or Redemption Date shall be binding upon all future Holders of such Notes and of any Notes issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, whether or not such payment is noted on such Notes instrument.

(i) Notwithstanding any other provision of this Indenture, the obligations of the Issuer under the Notes and the Transaction Documents from time to time and at any time are limited recourse obligations of the Issuer payable solely from the Assets available at such time in accordance with the Priority of Payments and following realization of the Assets, and application of the proceeds thereof in accordance with this Indenture, all obligations of and any claims against the Issuer hereunder or in connection herewith after such realization shall be extinguished and shall not thereafter revive. No recourse shall be had against any Officer, director, employee, shareholder, authorized person or incorporator of the Issuer, the Investment Manager or their respective Affiliates, successors or assigns for any amounts payable under the Notes or the Transaction Documents. It is understood that the foregoing provisions of this subsection (i) shall not (i) prevent recourse to the Assets for the sums due or to become due under any security, instrument or agreement which is part of the Assets or (ii) constitute a waiver, release or discharge of any indebtedness or obligation evidenced by the Notes or secured by this Indenture until such Assets have been realized. It is further understood that the foregoing provisions of this subsection (i) shall not limit the right of any Person to name the Issuer as a party defendant in any Proceeding or in the exercise of any other remedy under the Notes or this Indenture, so long as no judgment in the nature of a deficiency judgment or seeking personal liability shall be asked for or (if obtained) enforced against any such Person or entity. The LLC Interests are not secured hereunder.

(j) Subject to the foregoing provisions of this Section 2.7, each Note delivered under this Indenture and upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to unpaid interest and principal (or other applicable amount) that were carried by such other Note.

Section 2.8 Persons Deemed Owners. The Issuer, the Trustee, and any agent of the Issuer or the Trustee shall treat as the owner of any Notes the Person in whose name such Notes are registered on the Notes Register on the applicable Record Date for the purpose of receiving payments of principal of and interest on such Notes and on any other date for all other purposes whatsoever (whether or not such Notes are overdue), and none of the Issuer, the Trustee or any agent of the Issuer or the Trustee shall be affected by notice to the contrary.

Section 2.9 Cancellation. All Notes surrendered for payment, registration of transfer, exchange or redemption, or deemed lost or stolen, shall be promptly canceled by the Trustee and may not be reissued or resold. No Notes may be surrendered (including any surrender in connection with any abandonment) except for payment as provided herein, or for registration of transfer, exchange or redemption in accordance with Article IX hereof (in the case of a Mandatory Redemption, only to the extent that such Mandatory Redemption results in payment in full of the applicable Class of Notes), or for replacement in connection with any Notes deemed lost or stolen. Any Notes surrendered for cancellation as permitted by this Section 2.9 shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes canceled as provided in this Section 2.9, except as expressly permitted by this Indenture. All canceled Notes held by the Trustee shall be destroyed or held by the Trustee in accordance with its standard policy unless the Issuer shall direct by an Issuer Order received prior to destruction that they be returned to it.

Section 2.10 DTC Ceases to be Depository.

(a) A Global Note deposited with DTC pursuant to Section 2.2 shall be transferred in the form of a corresponding Certificated Note or Uncertificated Note to the beneficial owners thereof only if (A) such transfer complies with Section 2.5 of this Indenture or (B) any of (x) (i) DTC notifies the Issuer that it is unwilling or unable to continue as depository for such Global Note or (ii) DTC ceases to be a Clearing Agency registered under the Exchange Act and, in each case, a successor depository is not appointed by the Issuer within 90 days after such event or (y) an Event of Default has occurred and is continuing and such transfer is requested by any beneficial owner of an interest in such Global Note.

(b) Any Global Note that is transferable in the form of a corresponding Certificated Note or Uncertificated Note to the beneficial owner thereof pursuant to this Section 2.10 shall be surrendered by DTC to the Corporate Trust Office to be so transferred, in whole or from time to time in part, without charge, and the Issuer shall execute and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of definitive physical certificates (pursuant to the instructions of DTC) in authorized denominations. Any Certificated Note or Uncertificated Note delivered in exchange for an interest in a Global Note shall, except as otherwise provided by Section 2.5, bear the legends set forth in the applicable Exhibit A and shall be subject to the transfer restrictions referred to in such legends.

(c) Subject to the provisions of subsection (b) of this Section 2.10, the Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which such Holder is entitled to take under this Indenture or the Notes.

(d) In the event of the occurrence of either of the events specified in subsection (a) of this Section 2.10, the Issuer will (i) promptly make available to the Trustee a reasonable supply of Certificated Notes and Uncertificated Notes, (ii) direct the Notes Registrar to record the interest of each Holder who becomes a holder of a Certificated Note or an Uncertificated Note in connection therewith in the Notes Register and (iii) direct the Trustee to provide to each such Holder a Confirmation of Registration or Certificated Note, as applicable.

If Certificated Notes and Uncertificated Notes are not so issued by the Issuer to such beneficial owners of interests in Global Notes as required by subsection (a) of this Section 2.10, the Issuer expressly acknowledges that the beneficial owners shall be entitled to pursue any remedy that the Holders of a Global Note would be entitled to pursue in accordance with Article V of this Indenture (but only to the extent of such beneficial owner’s interest in the Global Note) as if corresponding Certificated Notes and Uncertificated Notes had been issued; provided that the Trustee shall be entitled to rely upon any certificate of ownership provided by such beneficial owners (including a certificate in the form of Exhibit D) and/or other forms of reasonable evidence of such ownership.

Neither the Trustee nor the Notes Registrar shall be liable for any delay in the delivery of directions from the depository and may conclusively rely on, and shall be fully protected in relying on, such direction as to the names of the beneficial owners in whose names such Certificated Notes and Uncertificated Notes shall be registered or as to delivery instructions for such Certificated Notes and Uncertificated Notes.

Section 2.11 Non-Permitted Holders.

(a) Notwithstanding anything to the contrary elsewhere in this Indenture, any transfer of a beneficial interest in any Notes to (x) a U.S. person that is not a QIB/QP (other than a U.S. person that is an Institutional Accredited Investor and is also a Qualified Purchaser or a corporation, partnership, limited liability company or other entity (other than a trust), each shareholder, partner, member or other equity owner of which is a Qualified Purchaser) or (y) any person that is not a Qualified Purchaser or a corporation, partnership, limited liability company or other entity (other than a trust), each shareholder, partner, member or other equity owner of which is a Qualified Purchaser), in either case, shall be null and void and any such purported transfer of which the Issuer or the Trustee shall have notice may be disregarded by the Issuer and the Trustee for all purposes.

(b) If (x) any U.S. person that is not both (i) either a Qualified Institutional Buyer or an Institutional Accredited Investor and (ii) a Qualified Purchaser (or a corporation, partnership, limited liability company or other entity (other than a trust), each shareholder, partner, member or other equity owner of which is a Qualified Purchaser) shall become the Holder or beneficial owner of an interest in any Notes, (y) any Person that is not a Qualified Purchaser (or a corporation, partnership, limited liability company or other entity (other than a trust), each shareholder, partner, member or other equity owner of which is a Qualified Purchaser) shall become the Holder or beneficial owner of an interest in any Notes or (z) in the reasonable determination of the Issuer, any beneficial owner of the Tax Restricted Secured Notes is not a United States Person (any such Person, a “Non-Permitted Holder”), the acquisition of Notes by such Holder or beneficial owner shall be null and void ab initio. The Issuer (or the Investment Manager on behalf of the Issuer) shall, promptly after discovery that such Person is a Non-Permitted Holder by the Issuer or the Trustee (or upon notice to the Issuer from the Trustee (if a Trust Officer of the Trustee obtains actual knowledge)), send notice to such Non-Permitted Holder demanding that such Non-Permitted Holder transfer its interest in the Notes held by such Person to a Person that is not a Non-Permitted Holder within 30 days after the date of such notice. If such Non-Permitted Holder fails to so transfer such Notes, the Issuer or the Investment Manager acting for the Issuer shall have the right, without further notice to the Non-Permitted Holder, to sell such Notes or interest in such Notes to a purchaser selected by the Issuer that is not a Non-Permitted Holder on such terms as the Issuer may choose. The Issuer, or the Investment Manager acting on behalf of the Issuer, may select the purchaser by soliciting one or more bids from one or more brokers or other market professionals that regularly deal in securities similar to the Notes and sell such Notes to the highest such bidder; provided that the Investment Manager, its Affiliates and accounts, funds, clients or portfolios established and controlled by the Investment Manager shall be entitled to bid in any such sale. However, the Issuer or the Investment Manager may select a purchaser by any other means determined by it in its sole discretion. The Holder of any Notes, the Non-Permitted Holder and each other Person in the chain of title from the Holder to the Non-Permitted Holder, by its acceptance of an interest in the Notes, agrees to cooperate with the Issuer, the Investment Manager and the Trustee to effect such transfers. The proceeds of such sale, net of any commissions, expenses and Taxes due in connection with such sale shall be remitted to the Non-Permitted Holder. The terms and conditions of any sale under this sub-section shall be determined in the sole discretion of the Issuer, and none of the Issuer, the Trustee or the Investment Manager shall be liable to any Person having an interest in the Notes sold as a result of any such sale or the exercise of such discretion.

(c) Notwithstanding anything to the contrary elsewhere in this Indenture, any transfer of Notes (or any interest therein) to a Person who has made an ERISA-related representation required by Section 2.5 that is subsequently shown to be false or misleading shall be null and void and any such purported transfer of which the Issuer or the Trustee shall have notice may be disregarded by the Issuer and the Trustee for all purposes.

(d) If any Person shall become the Holder or beneficial owner of any Notes (or any interest therein) who has made or is deemed to have made a prohibited transaction, Benefit Plan Investor, Controlling Person, Similar Law or Other Plan Law representation required by Section 2.5 that is subsequently shown to be false or misleading or whose beneficial ownership otherwise causes a violation of the 25% Limitation (any such Person, a “Non-Permitted ERISA Holder”), the Issuer (or the Investment Manager on behalf of the Issuer) shall, promptly after discovery that such Person is a Non-Permitted ERISA Holder by the Issuer (or upon notice to the Issuer from the Trustee (if an Authorized Officer of the Trustee has actual knowledge) and agrees to notify the Issuer upon obtaining actual knowledge), send notice to such Non-Permitted ERISA Holder demanding that such Non-Permitted ERISA Holder transfer such Notes (or any interest therein) held by such Person to a Person that is not a Non-Permitted ERISA Holder within 10 days after the date of such notice. If such Non-Permitted ERISA Holder fails to so transfer such Notes (or its interest therein), the Issuer shall have the right, without further notice to the Non-Permitted ERISA Holder, to sell such Non-Permitted ERISA Holder’s Notes (or its interest therein) to a purchaser selected by the Issuer that is not a Non-Permitted ERISA Holder on such terms as the Issuer may choose. The Issuer may select the purchaser by soliciting one or more bids from one or more brokers or other market professionals that regularly deal in securities similar to the Notes and selling such Notes (or interest therein) to the highest such bidder. However, the Issuer may select the purchaser by any method it determines, in its sole discretion. The Holder and beneficial owner of any Notes (or any interest therein), the Non-Permitted ERISA Holder and each other Person in the chain of title from the Holder to the Non-Permitted ERISA Holder, by its acceptance of such Notes (or any interest therein), agrees to cooperate with the Issuer, the Investment Manager and the Trustee to effect such transfers. The proceeds of such sale, net of any commissions, expenses and Taxes due in connection with such sale shall be remitted to the Non-Permitted ERISA Holder. The terms and conditions of any sale under this subsection shall be determined in the sole discretion of the Issuer, and none of the Issuer, the Trustee or the Investment Manager shall be liable to any Person having an interest in the Notes sold as a result of any such sale or the exercise of such discretion.

Section 2.12 Treatment and Tax Certification.

(a) Each Holder (including for purposes of this Section 2.12, each beneficial owner) agrees to treat (i) the Issuer as an entity disregarded as separate from the Sole Equity Owner, (ii) the Secured Notes (other than Secured Notes held by the Sole Equity Owner) as debt and (iii) the LLC Interests as equity, in each case for all U.S. federal, state and local income tax purposes and agrees to take no action inconsistent with such treatment unless required by law.

(b) Each Holder agrees to timely furnish the Issuer, the Trustee or their respective agents with any tax forms or certifications (including, without limitation, an IRS Form W-9 or, in the case of the Tax Unrestricted Secured Notes, an applicable IRS Form W-8 (together with all applicable attachments), or any successors to such IRS forms) that the Issuer, the Trustee or their respective agents reasonably request in order to enable the Issuer or its agents to (A) make payments to the Holder without, or at a reduced rate of, withholding or deduction, (B) qualify for an exemption from, or a reduced rate of, withholding or deduction in any jurisdiction from or through which they receive payments, and (C) satisfy reporting and other obligations under the Code, Treasury Regulations, or any other applicable law or regulation, and will update or replace such tax forms or certifications in accordance with their terms or subsequent amendments. Each Holder acknowledges that the failure to provide, update or replace any such tax forms or certifications may result in the imposition of withholding or back-up withholding on payments to the Holder, or to the Issuer, and that amounts withheld by the Issuer or its agents that are, in their sole judgment, required to be withheld pursuant to applicable tax laws will be treated as having been paid to such Holder by the Issuer.

(c) Each Holder of Tax Unrestricted Secured Notes that is not a United States Person represents or shall be deemed to represent that either (i)(A) it is not a bank (or an entity affiliated with a bank) extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business (within the meaning of Section 881(c)(3)(A) of the Code), (B) it is not a “10-percent shareholder” of the Sole Equity Owner within the meaning of Section 871(h)(3) of the Code, and (C) it is not a “controlled foreign corporation” that is related to the Sole Equity Owner within the meaning of Section 881(c)(3)(C) of the Code, (ii) it has provided an IRS Form W-8BEN-E or IRS Form W-8BEN, as applicable, representing that it is eligible for benefits under an income tax treaty with the United States that eliminates U.S. federal income taxation of U.S. source interest not attributable to a permanent establishment in the United States, or (iii) it has provided an IRS Form W-8ECI representing that all payments received or to be received by it on the Notes are effectively connected with the conduct of a trade or business within the United States for U.S. federal income tax purposes and includible in its gross income.

(d) Each Holder of Tax Restricted Secured Notes, and the Holder of the LLC Interests, acknowledges and agrees that no Transfer (including, but not limited to, any acquisition on the Closing Date) of the Tax Restricted Secured Notes or LLC Interests (or any interest therein) will be effective, and no such Transfer will be recognized, unless the transferee of such Notes or LLC Interests (or, if, for U.S. federal income tax purposes, such transferee is a disregarded entity, its sole owner) is a United States Person and delivers (prior to the Transfer) a properly completed and signed IRS Form W-9 to the Issuer or its agent. A Transfer of Tax Restricted Secured Notes or LLC Interests will only be effective if such Holder (i) is acting for its own account and not as the nominee or agent of any other person, (ii) is treated as a United States Person (or, for U.S. federal income tax purposes, as a U.S. disregarded entity solely owned by a United States Person and the disregarded entity would qualify as a United States Person if it were not treated as a disregarded entity for U.S. federal income tax purposes), (iii) delivers (prior to the Transfer) a properly completed and signed IRS Form W-9 to the Issuer or its agent and (iv) is a Direct Tax Owner. Each Holder of Tax Restricted Secured Notes, and the Holder of the LLC Interests, acknowledges and agrees that any purported Transfer made in violation of the foregoing requirements shall be void ab initio.

(e) Each Holder of Tax Restricted Secured Notes, and the Holder of the LLC Interests, acknowledges and agrees that a Transfer of Tax Restricted Secured Notes or LLC Interests will not be recognized or effective if it would result in there being more than 95 Direct Tax Owners or such Transfer would otherwise cause the Issuer to be treated as a publicly traded partnership as defined in Section 7704(b) of the Code; provided however, that no Transfer shall be permitted if it would cause the Issuer to have more than 95 beneficial owners for U.S. federal income tax purposes.

(f) The Holder of the LLC Interests, and each Holder of Tax Restricted Secured Notes, understands, represents, and agrees that:

(i) it may not (A) acquire, directly or indirectly sell, encumber, assign, participate, pledge, hypothecate, rehypothecate, exchange, or otherwise dispose of, suffer the creation of a lien on, or transfer or convey in any manner (each, a “Transfer”) its LLC Interests or Tax Restricted Secured Notes (or any interest therein or any derivative thereof within the meaning of Treasury Regulations Section 1.7704-1(a)(2)(i)) (i) if such Transfer would cause the LLC Interests and Tax Restricted Secured Notes or interests therein (or a derivative thereof within the meaning of Treasury Regulations Section 1.7704-1(a)(2)(i)(B)) to be collectively held by more than 95 Direct Tax Owners or (ii) on or through (x) a United States national, regional or local securities exchange, (y) a foreign securities exchange or (z) an over the counter or interdealer quotation system that regularly disseminates firm buy or sell quotations by identified brokers or dealers ((x), (y) and (z), collectively, an “Exchange”) or (B) cause any of its LLC Interests or Tax Restricted Secured Notes or any interest therein (including any financial instrument described in Treasury Regulations Section 1.7704-1(a)(2)(i)(B)) to be marketed on or through an Exchange and no such attempted or purported Transfer shall be effective without the proper execution and delivery of a purchaser representation letter or a transferee certificate by the transferee; provided that a Transfer in violation of the foregoing provisions of this Section 2.12(f) shall not be prohibited if written advice of Chapman and Cutler LLP or an opinion of other tax counsel of nationally recognized standing in the United States experienced in such matters is delivered to the Issuer and the Trustee, in form and substance satisfactory to the Investment Manager, to the effect that such Transfer will not cause the Issuer to be treated as an association or a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes; provided however, that no Transfer shall be permitted if it would cause the Issuer to have more than 95 beneficial owners for U.S. federal income tax purposes.

(ii) it may not enter into any financial instrument payments on which are, or the value of which is, determined in whole or in part by reference to the Tax Restricted Secured Notes, the LLC Interests, or the Issuer (including the amount of Issuer distributions on Tax Restricted Secured Notes or LLC Interests, the value of the Issuer’s assets, or the result of the Issuer’s operations), or any contract with respect to the Tax Restricted Secured Notes or the LLC Interests that otherwise is described in Treasury Regulations Section 1.7704-1(a)(2)(i)(B);

(iii) no Transfer of Tax Restricted Secured Notes or LLC Interests will be effective, and no such Transfer will be recognized, if such Transfer would cause the Issuer to be treated as other than a disregarded entity (or, if the Issuer ever were to become treated as a partnership for U.S. federal income tax purposes, if such Transfer would cause the Issuer to be treated as other than a disregarded entity or a partnership (that is not a publicly traded partnership taxable as a corporation)) for U.S. federal income tax purposes;

(iv) it will not Transfer all or any portion of such Notes or LLC Interests, unless: (A) the Person to which it Transfers such Notes or LLC Interests agrees to be bound by the restrictions and conditions set forth in this Indenture (including clauses (i)-(viii) of this Section 2.12(f)), and represents, warrants and covenants as provided therein and herein and (B) in the case of Tax Restricted Secured Notes that are Global Notes, the Issuer and the Trustee have received a fully executed Daisy Chain Letter;

(v) it will not Transfer all or any portion of such Notes or LLC Interests without prior written confirmation from the Investment Manager (on behalf of the Issuer), which confirmation shall not be unreasonably withheld or delayed, that the Transfer will not cause all outstanding LLC Interests and Tax Restricted Secured Notes to be collectively owned by more than 95 Direct Tax Owners, unless the Investment Manager (on behalf of the Issuer), receives written advice of Chapman and Cutler LLP, or an opinion of other nationally recognized U.S. tax counsel experienced in these matters, to the effect that the Transfer will not cause the Issuer to be treated as a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes and provides such Holder with a written waiver of this provision;

(vi) it is a Direct Tax Owner;

(vii) it will only Transfer such Notes or LLC Interests (or any portion thereof) to a Direct Tax Owner; and

(viii) any Transfer made in violation of this Indenture (including clauses (i) through (viii) of this Section 2.12(f)) shall be ineffective and void ab initio and shall not bind or be recognized by the Issuer or any other Person, and no Person to which such Notes or LLC Interests are Transferred shall become a Holder unless such Person satisfies and complies with clauses (i) through (vii) of this Section 2.12(f).

Notwithstanding anything to the contrary in the foregoing clauses (i) through (viii) of this Section 2.12(f), a Transfer shall be permitted if the Issuer receives written advice of Chapman and Cutler LLP or an opinion of other nationally recognized U.S. tax counsel experienced in these matters, to the effect that the Transfer will not cause the Issuer to be treated as an association or a “publicly traded partnership” taxable as a corporation for U.S. federal income tax purposes.

(g) The Holder of the LLC Interests represents, acknowledges and agrees that it will not Transfer any LLC Interest if such Transfer would cause there to be multiple Holders of LLC Interests for U.S. federal income tax purposes, and any purported Transfer of an LLC Interest not in accordance with this Section 2.12(g) shall be void ab initio.

(h) Each Holder of Tax Unrestricted Secured Notes represents that it is not a member of an “expanded group” (within the meaning of the Treasury Regulations issued under Section 385 of the Code) that includes a domestic corporation (as determined for U.S. federal income tax purposes) if (a) such domestic corporation, directly or indirectly (through one or more entities that are treated for U.S. federal income tax purposes as partnerships, disregarded entities, or grantor trusts), owns Tax Restricted Secured Notes or LLC Interests and (b) the Issuer is a “controlled partnership” (within the meaning of the Treasury Regulations issued under Section 385 of the Code) with respect to such expanded group; provided that such Holder may acquire Tax Unrestricted Secured Notes in violation of this restriction if it provides the Issuer with an opinion of nationally recognized U.S. tax counsel experienced in such matters, in form and substance satisfactory to the Investment Manager, to the effect that the Transfer of such Notes will not cause such Notes to be recharacterized as equity under the Treasury Regulations issued under Section 385 of the Code.

(i) Each Holder of Tax Restricted Secured Notes, and the Holder of the LLC Interests, agrees that (i) it will provide any transferee of such Notes or LLC Interests a certification that it is a United States Person in accordance with Section 1446(f)(2) of the Code and any applicable Treasury Regulations thereunder such that the transferee will not be obligated to withhold under Section 1446(f)(1) of the Code, and (ii) it shall provide such forms, documentation, proof of payment or other certifications as reasonably required by the Issuer to determine that such transferee has complied with Section 1446(f) of the Code (ignoring for this purpose Section 1446(f)(4) of the Code), and any similar provision of state, local or non-U.S. law. Each Holder of Tax Restricted Secured Notes, and the Holder of the LLC Interests, agrees that the Issuer or the Trustee may provide such information and any other information concerning its investment in such Notes or LLC Interests to the IRS.

(j) (i) The Holder of the LLC Interests, if it receives a distribution from the Issuer in connection with a redemption in full of such LLC Interests, (ii) a transferee (including a transferee in case of death) of the LLC Interests and (iii) any Holder of Tax Restricted Secured Notes upon request by the Issuer or its agents agrees to provide the Issuer with information regarding its adjusted tax basis in its Tax Restricted Secured Notes or LLC Interests, as applicable.

(k)  Each Holder agrees that the proportional share of any Contribution Repayment Amount owed to a transferor of LLC Interests (immediately prior to giving effect to such transfer) shall be transferred to the applicable transferee thereof as set forth in Section 10.3(f).

(l) Each Holder agrees that prior to the Transfer by the Sole Equity Owner of any Secured Notes or prior to the Transfer by the Sole Equity Owner of the entirety of its LLC Interests, (A) the Sole Equity Owner must receive written advice of Chapman and Cutler LLP, or an opinion of other nationally recognized U.S. tax counsel experienced in these matters, to the effect that any Secured Notes that will be treated as issued for U.S. federal income tax purposes as a result of the Transfer will be treated as indebtedness for U.S. federal income tax purposes, and (B) any Secured Notes that will be treated as issued for U.S. federal income tax purposes as a result of the Transfer will be issued with a separate CUSIP from the Secured Notes of the corresponding Class that were previously issued for U.S. federal income tax purposes, unless the Secured Notes treated as issued as a result of the Transfer are (i) treated as issued pursuant to a “qualified reopening” of the Secured Notes of the corresponding Class that were previously issued for U.S. federal income tax purposes, (ii) otherwise treated as part of the same “issue” of debt instruments as the Secured Notes of the corresponding Class that were previously issued for U.S. federal income tax purposes or (iii) treated as issued with less than a de minimis amount of original issue discount for U.S. federal income tax purposes.

(m) Each Holder agrees that Tax Restricted Secured Notes held by the Issuer or the Sole Equity Owner can be Transferred to one or more third parties unrelated to the Issuer and the Sole Equity Owner only if, in connection with such Transfer, the Issuer receives an opinion in respect of such Notes from Milbank LLP or Chapman and Cutler LLP to the effect that after such Notes are Transferred from the Issuer or the Sole Equity Owner (as applicable) to such third party or third parties (as applicable), such Notes will be treated as debt for U.S. federal income tax purposes. Each Holder agrees that any purported Transfer of Tax Restricted Secured Notes not in accordance with this Section 2.12(m) shall be void ab initio.

ARTICLE III

Conditions Precedent

Section 3.1 Conditions to Issuance of Notes on Closing Date.

(a) The Notes to be issued on the Closing Date may be executed by the Issuer and delivered to the Trustee for authentication and thereupon the same shall be authenticated and delivered by the Trustee upon Issuer Order and upon receipt by the Trustee of the following:

(i) Officers’ Certificate of the Issuer Regarding Corporate Matters. An Officer’s certificate of the Issuer (A) evidencing the authorization by Resolutions of the execution and delivery of this Indenture and the Placement Agreement and the Investment Management Agreement, the Collateral Administration Agreement, the Securities Account Control Agreement and any subscription agreements and in each case the execution, authentication and delivery of the Notes applied for by it and specifying the Stated Maturity, principal amount and Interest Rate of each Class of Secured Notes to be authenticated and delivered and (B) certifying that (1) the attached copy of the Resolution is a true and complete copy thereof, (2) such resolutions have not been rescinded and are in full force and effect on and as of the Closing Date and (3) the Officers authorized to execute and deliver such documents hold the offices and have the signatures indicated thereon.

(ii) Governmental Approvals. From the Issuer either (A) a certificate of the Issuer or other official document evidencing the due authorization, approval or consent of any governmental body or bodies, at the time having jurisdiction in the premises, together with an Opinion of Counsel of the Issuer that no other authorization, approval or consent of any governmental body is required for the valid issuance of the Notes or (B) an Opinion of Counsel of the Issuer that no such authorization, approval or consent of any governmental body is required for the valid issuance of such Notes except as has been given.

(iii) U.S. Counsel Opinions. Opinion of Counsel of each of Chapman and Cutler LLP, counsel to the Placement Agent and the Issuer, Milbank LLP, special U.S. counsel to the Investment Manager and Troutman Pepper Locke LLP, counsel to the Trustee and Collateral Administrator, each dated the Closing Date.

(iv) [reserved].

(v) Officers’ Certificate of the Issuer Regarding Indenture. An Officer’s certificate of the Issuer stating that, to the best of the Issuer’s knowledge, the Issuer is not in default under this Indenture and that the issuance of the Notes applied for by it will not result in a default or a breach of any of the terms, conditions or provisions of, or constitute a default under, its organizational documents, any indenture or other agreement or instrument to which it is a party or by which it is bound, or any order of any court or administrative agency entered in any Proceeding to which it is a party or by which it may be bound or to which it may be subject; that all conditions precedent provided in this Indenture relating to the authentication and delivery of the Notes applied for by it have been complied with; and that all expenses due or accrued with respect to the Offering of such Notes or relating to actions taken on or in connection with the Closing Date have been paid or reserves therefor have been made. The Officer’s certificate of the Issuer shall also state that all of its representations and warranties contained herein are true and correct as of the Closing Date.

(vi) Transaction Documents. An executed counterpart of each Transaction Document (other than the Placement Agreement).

(vii) Certificate of the Investment Manager. An Officer’s certificate of the Investment Manager, dated as of the Closing Date.

(viii) Grant of Collateral Obligations. The Grant pursuant to the Granting Clauses of this Indenture of all of the Issuer’s right, title and interest in and to the Collateral Obligations pledged to the Trustee for inclusion in the Assets on the Closing Date shall be effective, and Delivery of such Collateral Obligations (including any promissory note and all other Underlying Instruments related thereto to the extent received by the Issuer) as contemplated by Section 3.2 shall have been effected.

(ix) Certificate of the Issuer Regarding Assets. A certificate of an Authorized Officer of the Issuer, dated as of the Closing Date, to the effect that:

(A) in the case of each Collateral Obligation pledged to the Trustee for inclusion in the Assets, on the Closing Date and immediately prior to the Delivery thereof (or immediately after Delivery thereof, in the case of clause (VI)(ii) below) on the Closing Date;

(I) the Issuer is the owner of such Collateral Obligation free and clear of any liens, claims or encumbrances of any nature whatsoever except for (i) those which are being released on the Closing Date, (ii) those Granted pursuant to this Indenture and (iii) any other Permitted Liens;

(II) the Issuer has acquired its ownership in such Collateral Obligation in good faith without notice of any adverse claim, except as described in clause (I) above;

(III) the Issuer has not assigned, pledged or otherwise encumbered any interest in such Collateral Obligation (or, if any such interest has been assigned, pledged or otherwise encumbered, it has been released) other than interests Granted pursuant to this Indenture and the Securities Account Control Agreement;

(IV) the Issuer has full right to Grant a security interest in and assign and pledge such Collateral Obligation to the Trustee;

(V) based on the certificate of the Investment Manager delivered pursuant to Section 3.1(a)(vii), the information set forth with respect to each Collateral Obligation in the Schedule of Collateral Obligations is correct in every material respect;

(VI) (i) based on the certificate of the Investment Manager delivered pursuant to Section 3.1(a)(vii), each Collateral Obligation included in the Assets satisfies the requirements of the definition of “Collateral Obligation” and (ii) the requirements of Section 3.1(a)(viii) have been satisfied; and

(VII) upon Grant by the Issuer, the Trustee has a first priority perfected security interest in the Collateral Obligations and other Assets, except as permitted by this Indenture (assuming that any Clearing Corporation, Intermediary or other entity not within the control of the Issuer involved in the Delivery of such Collateral Obligations and other Assets takes the actions required of it for perfection of that interest); and

(B) based on the certificate of the Investment Manager delivered pursuant to Section 3.1(a)(vii), the Aggregate Principal Balance of the Collateral Obligations which the Issuer has purchased and/or originated or entered into binding commitments to purchase on or prior to the Closing Date is at least U.S.$443,391,866.15 (determined as of the date of the Offering Circular).

(x) Rating Letters. An Officer’s certificate of the Issuer to the effect that it has received a true and correct copy of a letter signed by S&P, and confirming that each Class of Secured Notes has been assigned the applicable Initial Ratings and that such ratings are in effect on the Closing Date.

(xi) Accounts. Evidence of the establishment of each of the Accounts.

(xii) Issuer Order for Deposit of Funds into Accounts. An Issuer Order signed in the name of the Issuer by an Authorized Officer of the Issuer, dated as of the Closing Date, authorizing the deposit of funds into the Accounts identified therein.

(xiii) Financing Statements. (A) Financing statements, duly filed on or before the Closing Date (and the Issuer hereby consents to such filing) under the UCC in all jurisdictions necessary or desirable in order to perfect the interests in the Assets contemplated by this Indenture and any other Transaction Documents and (B) copies of proper financing statements necessary to release all security interests and other rights of any Person in the Assets previously granted by the Issuer or any other transferor; provided that nothing in this clause (xiii) shall imply or impose a duty on the Trustee to determine in which jurisdictions a financing statement should be filed.

(xiv) [reserved].

(xv) Fees and Expenses. Evidence that the Issuer shall have paid all fees and expenses (including reasonable fees and expenses of counsel) in connection with the issuance of the Notes.

(xvi) Other Documents. Such other documents as the Trustee may reasonably require; provided that nothing in this clause shall imply or impose a duty on the part of the Trustee to require any other documents.

(b) The Issuer shall post copies of the documents specified in Section 3.1(a) (other than the rating letter specified in clause (x) thereof) on the 17g-5 Website as soon as practicable after the Closing Date.

The Trustee shall be entitled to assume the genuineness of each certificate, instrument, report, opinion and other document described in or delivered pursuant to this Section 3.1, and to assume the genuineness and due authorization of each signature, other than any signature of the Trustee, appearing thereon.

Section 3.2 Custodianship; Delivery of Collateral Obligations and Eligible Investments.

(a) The Investment Manager, on behalf of the Issuer, shall deliver or cause to be delivered to a custodian appointed by the Issuer, which shall be a Securities Intermediary (the “Custodian”) or the Trustee, as applicable, all Assets in accordance with the definition of “Deliver.” Initially, the Custodian shall be Computershare Trust Company, N.A.. Any successor custodian shall be a state or national bank or trust company that (x) has capital and surplus of at least U.S.$200,000,000 and (y) is a Securities Intermediary. Subject to the limited right to relocate Assets as provided in Section 7.5(b), the Trustee or the Custodian, as applicable, shall hold (i) all Collateral Obligations, Eligible Investments, Cash and other investments purchased in accordance with this Indenture and (ii) any other property of the Issuer otherwise Delivered to the Trustee or the Custodian, as applicable, by or on behalf of the Issuer, in the relevant Account established and maintained pursuant to Article X; as to which in each case the Trustee shall have entered into the Securities Account Control Agreement with the Custodian providing, inter alia, that the establishment and maintenance of such Account will be governed by a law of a jurisdiction satisfactory to the Issuer and the Trustee.

(b) Upon the acquisition of the Closing Date Portfolio and otherwise upon acquisition of any Identified Obligations or receipt of any Eligible Investment or other investment, the Investment Manager (on behalf of the Issuer) shall, if the relevant Asset is required to be, but has not already been, transferred to the relevant Account, cause the Collateral Obligation, Eligible Investment or other investment to be Delivered to the Custodian to be held in the Custodial Account (or in the case of any such investment that is not a Collateral Obligation, in the Account in which the funds used to purchase the investment are held in accordance with Article X) for the benefit of the Trustee in accordance with this Indenture. The security interest of the Trustee in the funds or other property used in connection with the acquisition shall, immediately and without further action on the part of the Trustee, be released. The security interest of the Trustee shall nevertheless come into existence and continue in the Collateral Obligation, Eligible Investment or other investment so acquired, including all interests of the Issuer into any contracts related to and proceeds of such Collateral Obligation, Eligible Investment or other investment.

ARTICLE IV

Satisfaction And Discharge

Section 4.1 Satisfaction and Discharge of Indenture. This Indenture shall be discharged and shall cease to be of further effect except as to (i) rights of registration of transfer and exchange, (ii) substitution of mutilated, defaced, destroyed, lost or stolen Notes, (iii) rights of Holders to receive payments of principal thereof and interest thereon, (iv) the rights and immunities of the Trustee hereunder and its obligations under this Article IV, (v) the rights, obligations and immunities of the Investment Manager hereunder and under the Investment Management Agreement, (vi) the obligations of the Collateral Administrator under Section 17 of the Collateral Administration Agreement and the rights and immunities of the Collateral Administrator under the Collateral Administration Agreement and (vii) the rights of Holders as beneficiaries hereof with respect to the property deposited with the Trustee and payable to all or any of them (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture) when:

(a) either:

(i) all Notes theretofore authenticated and delivered to Holders (other than (A) Notes which have been mutilated, defaced, destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.6 and (B) Notes for whose payment Money has theretofore irrevocably been deposited and thereafter repaid to the Issuer or discharged, as provided in Section 7.3) have been delivered to the Trustee for cancellation; or

(ii) all Notes not theretofore delivered to the Trustee for cancellation (A) have become due and payable, or (B) will become due and payable at their Stated Maturity within one year, or (C) are to be called for redemption pursuant to Article IX under an arrangement satisfactory to the Trustee for the giving of notice of redemption by the Issuer pursuant to Section 9.4 and either (1) the Issuer has irrevocably deposited or caused to be deposited with the Trustee, for such purpose, Cash or non-callable direct obligations of the United States of America; provided that the obligations are entitled to the full faith and credit of the United States of America or are debt obligations which are rated “AAA” by S&P or “Aaa” by Moody’s, in an amount sufficient, as verified by a firm of Independent certified public accountants which are nationally recognized, to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, for principal and interest to the date of such deposit (in the case of Notes which have become due and payable), or to their Stated Maturity or Redemption Date, as the case may be, and shall have Granted to the Trustee a valid perfected security interest in such Cash or non-callable direct obligations of the United States of America that is of first priority or free of any adverse claim, as applicable, and shall have furnished to the Trustee an Opinion of Counsel with respect thereto or (2) in the event all of the Assets are liquidated following the satisfaction of the conditions specified in Section 5.5(a), the Issuer shall have paid or caused to be paid all proceeds of such liquidation of the Assets in accordance with the Priority of Payments; or

(iii) the Issuer has delivered to the Trustee an Officer’s certificate stating that (A) there are no Assets that remain subject to the lien of this Indenture and (B) all funds on deposit in the Accounts have been distributed in accordance with the terms of this Indenture (including, without limitation, the Priority of Payments) or have otherwise been irrevocably deposited with the Trustee for such purpose;

(b) the Issuer has paid or caused to be paid all other sums then due and payable hereunder (including, without limitation, any amounts then due and payable pursuant to the Collateral Administration Agreement and the Investment Management Agreement, in each case, without regard to the Administrative Expense Cap) by the Issuer and no other amounts are scheduled to be due and payable by the Issuer, it being understood that the requirements of this clause (b) may be satisfied as set forth in Section 5.7; and

(c) the Issuer has delivered to the Trustee, an Officer’s certificate from the Issuer and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

In connection with delivery by the Issuer of the Officer’s certificate referred to in clause (c) above, the Trustee will confirm to the Issuer that (i) to the knowledge of the Trust Officer, there are no Assets that remain subject to the lien of this Indenture on deposit or credited to the Accounts including any Account established under Article 10 and any Assets held therein, (ii) to the knowledge of the Trust Officer, all funds on deposit in the Accounts have been distributed in accordance with the terms of this Indenture (including the Priority of Payments) or have otherwise been irrevocably deposited with the Trustee for such purpose.

Upon the discharge of this Indenture, the Trustee shall provide such information in its possession to the Issuer or its manager as may be reasonably required by the Issuer or its manager in order for the liquidation of the Issuer to be completed. The Trustee may consult and rely on any information provided by the Investment Manager in connection herewith.

Notwithstanding the satisfaction and discharge of this Indenture, the rights and obligations of the Issuer, the Trustee, the Investment Manager and, if applicable, the Holders, as the case may be, under Sections 2.7, 4.2, 5.4(d), 5.9, 5.18, 6.1, 6.3, 6.6, 6.7, 7.1, 7.3, 13.1 and 14.15 shall survive.

For the avoidance of doubt, if the conditions set forth in clauses (a)(iii), (b) and (c) above have been satisfied, any ongoing legal proceedings in respect of which the Issuer may be entitled to future payments (including, without limitation, suits involving indemnification of the Issuer and class action suits) shall not prohibit the discharge of this Indenture.

Section 4.2 Application of Deposited Money. All Cash and obligations deposited with the Trustee pursuant to Section 4.1 shall be held for the benefit of the Secured Parties and applied by it in accordance with the provisions of the Notes and this Indenture, including, without limitation, the Priority of Payments, to the payment of principal and interest on the Secured Notes, either directly or through any Paying Agent, as the Trustee may determine; and such Cash and obligations shall be held in a segregated account identified as being held for the benefit of the Secured Parties.

Section 4.3 Repayment of Monies Held by Paying Agent. In connection with the satisfaction and discharge of this Indenture with respect to the Notes, all Monies then held by any Paying Agent other than the Trustee under the provisions of this Indenture shall, upon demand of the Issuer, be paid to the Trustee to be held and applied pursuant to Section 7.3 hereof and in accordance with the Priority of Payments and thereupon such Paying Agent shall be released from all further liability with respect to such Monies.

ARTICLE V

Remedies

Section 5.1 Events of Default. “Event of Default,” wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a) a default in the payment, when due and payable, of (i) any interest on any Class A-1 Notes, Class A-2 Notes or Class B Note or, if there are no Class A-1 Notes, Class A-2 Notes or Class B Notes Outstanding, any Secured Notes comprising the Controlling Class at such time and, in each case, the continuation of any such default, for seven Business Days, or (ii) any principal of, or interest or Deferred Interest on, or any Redemption Price in respect of, any Secured Notes at its Stated Maturity or any Redemption Date (and payment in full has not been waived by each applicable Class); provided that the failure to effect any Optional Redemption, Tax Redemption or Re-Pricing Redemption or with respect to which any Refinancing or Re-Pricing fails to occur shall not constitute an Event of Default; and provided further, that in the case of a failure to disburse funds due to an administrative error or omission by the Investment Manager, the Trustee, the Collateral Administrator or any Paying Agent and such failure is remedied within ten Business Days after the Investment Manager, the Trustee, the Collateral Administrator or such Paying Agent receives written notice or has actual knowledge of such administrative error or omission (irrespective of whether the cause of such administrative error or omission has been determined), such failure shall not constitute an Event of Default;

(b) the failure on any Payment Date to disburse amounts available in the Payment Account in excess of $1,000,000 in accordance with the Priority of Payments and continuation of such failure for a period of seven Business Days or, in the case of a failure to disburse due to an administrative error or omission by the Trustee, Collateral Administrator or any Paying Agent, such failure continues for fifteen Business Days after a Trust Officer of the Trustee receives written notice or has actual knowledge of such administrative error or omission;

(c) either of the Issuer or the Assets becomes an investment company required to be registered under the Investment Company Act (and such requirement has not been eliminated after a period of 45 days);

(d) except as otherwise provided in this Section 5.1, a default in a material respect in the performance by, or breach in a material respect of any material covenant of, the Issuer under this Indenture (it being understood, without limiting the generality of the foregoing, that any failure to meet any Coverage Test is not an Event of Default, except to the extent provided in clause (g) below), or the failure of any material representation or warranty of the Issuer made in this Indenture or in any certificate or other writing delivered pursuant hereto or in connection herewith to be correct in each case in all material respects when the same shall have been made, and the continuation of such default, breach or failure for a period of 45 days after notice to the Issuer and the Investment Manager by email transmission and registered or certified mail or overnight courier, by the Trustee at the direction of the Holders of at least a Majority of the Controlling Class, specifying such default, breach or failure and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; provided that, if the Issuer (as notified to the Trustee by the Investment Manager in writing) has commenced curing such default, breach or failure during the 45-day period specified above, such default, breach or failure shall not constitute an Event of Default under this clause (d) unless it continues for a period of 60 days (rather than, and not in addition to, such 45-day period specified above) after notice to the Issuer and the Investment Manager by email transmission and registered or certified mail or overnight courier, by the Trustee, the Issuer or the Investment Manager, or to the Issuer, the Investment Manager and the Trustee by a Majority of the Controlling Class, specifying such default, breach or failure and requiring it to be remedied and stating that such notice is a “Notice of Default” under this Indenture; provided further that the sale or other disposition of any asset that did not at the time of its acquisition on the Closing Date (or, with respect to Identified Obligations only, the date the Issuer entered into a binding commitment to acquire such Identified Obligations) satisfy the definition of Collateral Obligation shall cure any breach or failure under this clause (d) arising therefrom as of the date of such failure; provided further that the failure to effect any Optional Redemption, Tax Redemption or Re-Pricing Redemption or with respect to which any Refinancing or Re-Pricing fails to occur shall not constitute an Event of Default;

(e) the entry of a decree or order by a court having competent jurisdiction adjudging the Issuer as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Issuer under the Bankruptcy Law or any other applicable law, or appointing a receiver, liquidator, assignee, or sequestrator (or other similar official) of the Issuer or of any substantial part of its property, respectively, or ordering the winding up or liquidation of its affairs, respectively, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days;

(f) the institution by the Issuer of Proceedings to have the Issuer adjudicated as bankrupt or insolvent, or the consent of the Issuer to the institution of bankruptcy or insolvency Proceedings against the Issuer or the filing by the Issuer of a petition or answer or consent seeking reorganization or relief under the Bankruptcy Law or any other similar applicable law, or the consent by the Issuer to the filing of any such petition or to the appointment in a Proceeding of a receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of the Issuer or of any substantial part of its property, respectively, or the making by the Issuer of an assignment for the benefit of creditors, or the admission by the Issuer in writing of its inability to pay its debts generally as they become due, or the taking of any action by the Issuer in furtherance of any such action, or the passing of a resolution or approval or election by the shareholders of the Issuer to have the Issuer wound up;

(g) in the event that the EOD Overcollateralization Ratio is less than 102.5% as of any Measurement Date on which the Class A-1 Notes are Outstanding; or

(h) one or more judgments or decrees shall be entered against the Issuer involving in the aggregate a liability of $5,000,000 or more in excess of the amounts paid or fully covered by insurance and the same shall not have been vacated, satisfied, undischarged, stayed or bonded pending appeal within 30 days from the entry thereof.

Upon obtaining actual knowledge of the occurrence of an Event of Default, each of (i) the Issuer, (ii) the Trustee and (iii) the Investment Manager shall notify each other in writing. Upon the occurrence of an Event of Default known to a Trust Officer of the Trustee, the Trustee shall, not later than three Business Days thereafter, notify the Holders (as their names appear on the Notes Register), each Paying Agent, the Investment Manager, the Issuer, the Rating Agency then rating a Class of Secured Notes of such Event of Default in writing (unless such Event of Default has been waived as provided in Section 5.14).

Section 5.2 Acceleration of Maturity; Rescission and Annulment.

(a) If an Event of Default occurs and is continuing (other than an Event of Default specified in Section 5.1(e) or (f)), the Trustee may, and shall, upon the written direction of a Majority of the Controlling Class, by notice to the Issuer (subject to Section 14.3(c), which notice the Issuer shall provide to the Rating Agency then rating a Class of Secured Notes) and the Investment Manager, declare the principal of, and accrued interest on, the Secured Notes and all other amounts whatsoever payable by the Issuer to be immediately due and payable, and upon any such declaration such principal, together with all accrued and unpaid interest thereon, and other amounts payable hereunder, shall become immediately due and payable. If an Event of Default specified in Section 5.1(e) or (f) occurs, all unpaid principal, together with all accrued and unpaid interest thereon, of all the Secured Notes, and other amounts payable thereunder and hereunder, shall automatically become due and payable without any declaration or other act on the part of the Trustee or any Noteholder.

(b) At any time after such a declaration of acceleration of maturity has been made and before a judgment or decree for payment of the Money due has been obtained by the Trustee as hereinafter provided in this Article V, a Majority of the Controlling Class by written notice to the Issuer and the Trustee, may rescind and annul such declaration and its consequences if:

(i) The Issuer has paid or deposited with the Trustee a sum sufficient to pay:

(A) all unpaid installments of interest and principal then due on the Secured Notes (other than any principal amounts due to the occurrence of an acceleration); and

(B) all unpaid Taxes and Administrative Expenses of the Issuer and other sums paid or advanced by the Trustee hereunder or by the Collateral Administrator under the Collateral Administration Agreement or hereunder, accrued and unpaid Investment Management Fees and any other amounts then payable by the Issuer hereunder prior to such Administrative Expenses and such Investment Management Fees; and

(ii) It has been determined that all Events of Default, other than the nonpayment of the interest on or principal of the Secured Notes that has become due solely by such acceleration, have (A) been cured, and a Majority of the Controlling Class by written notice to the Trustee has agreed with such determination (which agreement shall not be unreasonably withheld), or (B) been waived as provided in Section 5.14.

No such rescission shall affect any subsequent Default or impair any right consequent thereon.

Section 5.3 Collection of Indebtedness and Suits for Enforcement by Trustee. The Issuer covenants that if a default shall occur in respect of the payment of any principal of or interest when due and payable on any Secured Notes, the Issuer will, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holder of such Secured Notes, the whole amount, if any, then due and payable on such Secured Notes for principal and interest with interest upon the overdue principal and, to the extent that payments of such interest shall be legally enforceable, upon overdue installments of interest, at the applicable Interest Rate, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel.

If the Issuer fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may, and shall, subject to the terms of this Indenture (including Section 6.3(e)) upon direction of a Majority of the Controlling Class, institute a Proceeding for the collection of the sums so due and unpaid, may prosecute such Proceeding to judgment or final decree, and may enforce the same against the Issuer or any other obligor upon the Secured Notes and collect the Monies adjudged or decreed to be payable in the manner provided by law out of the Assets.

If an Event of Default occurs and is continuing, the Trustee may in its discretion, and shall, subject to the terms of this Indenture (including Section 6.3(e)) upon written direction of the Majority of the Controlling Class, proceed to protect and enforce its rights and the rights of the Secured Parties by such appropriate Proceedings as the Trustee shall deem most effectual (if no such direction is received by the Trustee) or as the Trustee may be directed by the Majority of the Controlling Class, to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Trustee by this Indenture or by law.

In case there shall be pending Proceedings relative to the Issuer or any other obligor upon the Secured Notes under the Bankruptcy Law or any other applicable bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer or its property or such other obligor or its property, or in case of any other comparable Proceedings relative to the Issuer or other obligor upon the Secured Notes, or the creditors or property of the Issuer or such other obligor, the Trustee, regardless of whether the principal of any Secured Notes shall then be due and payable as therein expressed or by declaration or otherwise and regardless of whether the Trustee shall have made any demand pursuant to the provisions of this Section 5.3, shall be entitled and empowered, by intervention in such Proceedings or otherwise:

(a) to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Secured Notes upon direction by a Majority of the Controlling Class and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for reasonable compensation to the Trustee and each predecessor Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all reasonable expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee, except as a result of negligence or bad faith) and of the Secured Noteholders allowed in any Proceedings relative to the Issuer or other obligor upon the Secured Notes or to the creditors or property of the Issuer or such other obligor;

(b) unless prohibited by applicable law and regulations, to vote on behalf of the Secured Noteholders upon the direction of a Majority of the Controlling Class, in any election of a trustee or a standby trustee in arrangement, reorganization, liquidation or other bankruptcy or insolvency Proceedings or person performing similar functions in comparable Proceedings; and

(c) to collect and receive any Monies or other property payable to or deliverable on any such claims, and to distribute all amounts received with respect to the claims of the Noteholders and of the Trustee on their behalf; and any trustee, receiver or liquidator, custodian or other similar official is hereby authorized by each of the Secured Noteholders to make payments to the Trustee, and, if the Trustee shall consent to the making of payments directly to the Secured Noteholders to pay to the Trustee such amounts as shall be sufficient to cover reasonable compensation to the Trustee, each predecessor Trustee and their respective agents, attorneys and counsel, and all other reasonable expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee except as a result of negligence or bad faith.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Secured Noteholders, any plan of reorganization, arrangement, adjustment or composition affecting the Secured Notes or any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Secured Noteholders, as applicable, in any such Proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar person.

In any Proceedings brought by the Trustee on behalf of the Holders of the Secured Notes (and any such Proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party), the Trustee shall be held to represent all the Holders of the Secured Notes.

Notwithstanding anything in this Section 5.3 to the contrary, the Trustee may not sell or liquidate the Assets or institute Proceedings in furtherance thereof pursuant to this Section 5.3 except according to the provisions specified in Section 5.5(a).

Section 5.4 Remedies.

(a) If an Event of Default has occurred and is continuing, and the Secured Notes have been declared due and payable and such declaration and its consequences have not been rescinded and annulled, the Issuer agrees that the Trustee may, and shall, subject to the terms of this Indenture (including Sections 5.5 and 6.3(e)), upon written direction of a Majority of the Controlling Class, to the extent permitted by applicable law, exercise one or more of the following rights, privileges and remedies:

(i) institute Proceedings for the collection of all amounts then payable on the Secured Notes or otherwise payable under this Indenture, whether by declaration or otherwise, enforce any judgment obtained, and collect from the Assets any Monies adjudged due;

(ii) sell or cause the sale of all or a portion of the Assets or rights or interests therein, at one or more public or private sales called and conducted in any manner permitted by law and in accordance with Section 5.17 hereof;

(iii) institute Proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the Assets;

(iv) exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of the Trustee and the Holders of the Secured Notes hereunder (including exercising all rights of the Trustee under the Securities Account Control Agreement); and

(v) exercise any other rights and remedies that may be available at law or in equity;

provided that the Trustee may not sell or liquidate the Assets or institute Proceedings in furtherance thereof pursuant to this Section 5.4 except according to the provisions of Section 5.5(a).

The Trustee may, but need not, obtain and rely upon an opinion or advice of an Independent investment banking firm of national reputation (the cost of which shall be payable as an Administrative Expense) in structuring and distributing securities similar to the Secured Notes, which may be the Placement Agent, as to the feasibility of any action proposed to be taken in accordance with this Section 5.4 and as to the sufficiency of the proceeds and other amounts receivable with respect to the Assets to make the required payments of principal of and interest on the Secured Notes which opinion shall be conclusive evidence as to such feasibility or sufficiency.

(b) If an Event of Default as described in Section 5.1(d) hereof shall have occurred and be continuing the Trustee may, and at the direction of the Holders of not less than 25% of the Aggregate Outstanding Amount of the Controlling Class shall, subject to the terms of this Indenture (including Section 5.13 and Section 6.3(e)), institute a Proceeding solely to compel performance of the covenant or agreement or to cure the representation or warranty, the breach of which gave rise to the Event of Default under such Section, and enforce any equitable decree or order arising from such Proceeding.

(c) Upon any sale, whether made under the power of sale hereby given or by virtue of judicial Proceedings, any Secured Party may bid for and purchase the Assets or any part thereof and, upon compliance with the terms of sale, may hold, retain, possess or dispose of such property in its or their own absolute right without accountability. Any Holder at such sale may, in payment of the purchase price, deliver to the Trustee for cancellation any of the Notes in lieu of cash equal to the amount which shall, upon distribution of the net proceeds of such sale, be payable on the Notes so delivered by such Holder (taking into account the Class of such Notes, the Priority of Payments and Article XIII).

Upon any sale, whether made under the power of sale hereby given or by virtue of judicial Proceedings, the receipt of the Trustee, or of the Officer making a sale under judicial Proceedings, shall be a sufficient discharge to the purchaser or purchasers at any sale for its or their purchase Money, and such purchaser or purchasers shall not be obliged to see to the application thereof.

Any such sale, whether under any power of sale hereby given or by virtue of judicial Proceedings, shall bind the Issuer, the Trustee and the Holders of the Secured Notes, shall operate to divest all right, title and interest whatsoever, either at law or in equity, of each of them in and to the property sold, and shall be a perpetual bar, both at law and in equity, against each of them and their successors and assigns, and against any and all Persons claiming through or under them.

(d) (i) Notwithstanding any other provision of this Indenture, none of the Issuer, Trustee, the Secured Parties or the Noteholders may, prior to the date which is one year (or if longer, any applicable preference period) and one day after the payment in full of all Notes, institute against, or join any other Person in instituting against, the Issuer, or any Non-U.S. Obligation Subsidiary any bankruptcy, reorganization, arrangement, insolvency, winding up, moratorium or liquidation Proceedings, or other Proceedings under U.S. federal or state bankruptcy or similar laws. Notwithstanding anything to the contrary in this Article V, in the event that any Proceeding described in the immediately preceding sentence is commenced against the Issuer or any Non-U.S. Obligation Subsidiary, the Issuer or any Non-U.S. Obligation Subsidiary, as applicable, subject to the availability of funds as described in the immediately following sentence, will promptly object to the institution of any such proceeding against it and take all necessary or advisable steps to cause the dismissal of any such proceeding (including, without limiting the generality of the foregoing, to timely file an answer and any other appropriate pleading objecting to (i) the institution of any proceeding to have the Issuer or any Non-U.S. Obligation Subsidiary, as the case may be, adjudicated as bankrupt or insolvent or (ii) the filing of any petition seeking relief, reorganization, arrangement, adjustment or composition or in respect of the Issuer or any Non-U.S. Obligation Subsidiary, as the case may be, under applicable bankruptcy law or any other applicable law). The reasonable fees, costs, charges and expenses incurred by the Issuer and any Non-U.S. Obligation Subsidiary (including reasonable attorneys’ fees and expenses) in connection with taking any such action will be paid as Administrative Expenses. Any person who acquires a beneficial interest in the Notes shall be deemed to have accepted and agreed to the foregoing restrictions.

(ii) In the event one or more Holders or beneficial owners of Notes cause the filing of a petition in bankruptcy against the Issuer in violation of the prohibition described above, such Holder(s) or beneficial owner(s) will be deemed to acknowledge and agree that any claim that such Holder(s) or beneficial owner(s) have against the Issuer or with respect to any Asset (including any proceeds thereof) shall, notwithstanding anything to the contrary in the Priority of Payments, be fully subordinate in right of payment to the claims of each Holder and beneficial owner of any Secured Notes that does not seek to cause any such filing, with such subordination being effective until each Secured Notes held by each Holder or beneficial owners of any Secured Notes that does not seek to cause any such filing is paid in full in accordance with the Priority of Payments (after giving effect to such subordination). The terms described in the immediately preceding sentence are referred to herein as the “Bankruptcy Subordination Agreement.” The Bankruptcy Subordination Agreement will constitute a “subordination agreement” within the meaning of Section 510(a) of the U.S. Bankruptcy Code (Title 11 of the United States Code, as amended from time to time (or any successor statute)). The Trustee shall be entitled to rely upon an Issuer Order with respect to the payment of any amounts payable to Holders, which amounts are subordinated pursuant to this Section 5.4(d)(ii).

(iii) Nothing in this Section 5.4 shall preclude, or be deemed to stop, the Trustee (i) from taking any action prior to the expiration of the aforementioned period in (A) any case or Proceeding voluntarily filed or commenced by the Issuer or (B) any involuntary insolvency Proceeding filed or commenced by a Person other than the Trustee, or (ii) from commencing against the Issuer or any of its property any legal action which is not a bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation Proceeding.

(iv) The parties hereto agree that the restrictions described in clause (i) of this Section 5.4(d) are a material inducement for each Holder and beneficial owner of the Notes to acquire such Notes and for the Issuer and the Investment Manager to enter into this Indenture (in the case of the Issuer) and the other applicable transaction documents and are an essential term of this Indenture. Any Holder or beneficial owner of Notes or the Issuer may seek and obtain specific performance of such restrictions (including injunctive relief), including, without limitation, in any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings, or other proceedings under United States federal or state bankruptcy law or similar laws.

Section 5.5 Optional Preservation of Assets.

(a) Notwithstanding anything to the contrary herein, if an Event of Default shall have occurred and be continuing, the Trustee shall retain the Assets securing the Secured Notes intact (provided, however, that certain types of Collateral Obligations (other than Unsaleable Assets) may continue to be sold by the Issuer pursuant to this Indenture as described under Article XII), collect and cause the collection of the proceeds thereof and make and apply all payments and deposits and maintain all accounts in respect of the Assets and the Notes in accordance with the Priority of Payments and the provisions of Article X, Article XII and Article XIII unless:

(i) the Trustee, pursuant to Section 5.5(c), determines that the anticipated proceeds of a sale or liquidation of the Assets (after deducting the anticipated reasonable expenses of such sale or liquidation) would be sufficient to discharge in full the amounts then due (or, in the case of interest, accrued) and unpaid on the Secured Notes for principal and interest (including accrued and unpaid Deferred Interest), and all other amounts that, pursuant to the Priority of Payments, are required to be paid prior to such payments on such Secured Notes (including amounts due and owing (or anticipated to be due and owing) as Administrative Expenses (without regard to the Administrative Expense Cap), any amounts payable to any Hedge Counterparty pursuant to an early termination (or partial early termination) of the related Hedge Agreement as a result of a Priority Termination Event and any due and unpaid Senior Investment Management Fee) and a Majority of the Controlling Class agrees with such determination; or

(ii) the Holders of at least 66-2/3% of the Aggregate Outstanding Amount of each Class of Secured Notes (each voting separately by Class) direct the sale and liquidation of the Assets (without regard to whether another Event of Default has occurred prior, contemporaneously or subsequent to such Event of Default); provided in the event that the EOD Overcollateralization Ratio is less than 102.5% as of any Measurement Date and the Class A-1 Notes are Outstanding at such time, a Majority of the Controlling Class (other than any Investment Manager Securities) may, without the consent of the Holders of any other Class of Notes, direct the sale and liquidation of the Assets (without regard to whether another Event of Default has occurred prior, contemporaneously or subsequent to such Event of Default).

So long as such Event of Default is continuing, any such retention pursuant to this Section 5.5(a) may be rescinded at any time when the conditions specified in clause (i) or (ii) exist. In the event that a liquidation of the Assets is effected pursuant to this clause (a), the Trustee shall use reasonable efforts to notify the Rating Agency.

(b) Nothing contained in Section 5.5(a) shall be construed to require the Trustee to sell the Assets securing the Secured Notes if the conditions set forth in clause (i) or (ii) of Section 5.5(a) are not satisfied. Nothing contained in Section 5.5(a) shall be construed to require the Trustee to preserve the Assets securing the Secured Notes if prohibited by applicable law.

(c) In determining whether the condition specified in Section 5.5(a)(i) exists, the Trustee shall use reasonable efforts to obtain, with the cooperation of the Investment Manager, bid prices with respect to the securities contained in the Assets from two nationally recognized dealers with substantial experience buying and selling such securities and shall compute the anticipated proceeds of sale or liquidation on the basis of the lower of such bid prices for each such security or group of securities. In the event that the Trustee, with the cooperation of the Investment Manager, is only able to obtain bid prices with respect to the security or securities contained in the Assets from one nationally recognized dealer at the time making a market in such securities, the Trustee shall compute the anticipated proceeds of sale or liquidation on the basis of such one bid price for such security or securities. In addition, for the purposes of obtaining bid prices as provided for in this Section 5.5(c) and/or determining issues relating to the execution of a sale or liquidation of the Assets and the execution of a sale or other liquidation thereof in connection with a determination whether the condition specified in Section 5.5(a)(i) exists, the Trustee may retain and rely on an opinion or advice of an Independent investment banking firm of national reputation or other appropriate advisors (the reasonable cost of which shall be payable as an Administrative Expense).

The Trustee shall deliver to the Noteholders and the Investment Manager a report stating the results of any determination required pursuant to Section 5.5(a)(i) no later than 10 days after such determination is made. The Trustee shall make the determinations required by Section 5.5(a)(i) within 30 days after an Event of Default and at the request of a Majority of the Controlling Class at any time during which the Trustee retains the Assets pursuant to Section 5.5(a)(i); provided that any such request made more frequently than once in any 90 day period shall be at the expense of such requesting party or parties.

Section 5.6 Trustee May Enforce Claims Without Possession of Notes. All rights of action and claims under this Indenture or under any of the Secured Notes may be prosecuted and enforced by the Trustee without the possession of any of the Secured Notes or the production thereof in any trial or other Proceeding relating thereto, and any such action or Proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall be applied as set forth in Section 5.7 hereof.

Section 5.7 Application of Money Collected. Any Money collected by the Trustee with respect to the Notes pursuant to this Article V and any Money that may then be held or thereafter received by the Trustee with respect to the Notes hereunder shall be applied, subject to Section 13.1 and in accordance with the provisions of Section 11.1(a)(iii), on each Payment Date. Upon the final distribution of all proceeds of any liquidation of the Assets effected hereunder, the provisions of Section 4.1(a) and (b) shall be deemed satisfied for the purposes of discharging this Indenture pursuant to Article IV.

Section 5.8 Limitation on Suits. No Holder of any Notes shall have any right to institute any Proceedings, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(a) such Holder has previously given to the Trustee written notice of an Event of Default;

(b) the Holders of not less than 25% of the then Aggregate Outstanding Amount of the Notes of the Controlling Class shall have made written request to the Trustee to institute Proceedings in respect of such Event of Default in its own name as Trustee hereunder and such Holder or Holders have provided the Trustee indemnity reasonably satisfactory to the Trustee against the costs, expenses (including reasonable attorneys’ fees and expenses) and liabilities to be incurred in compliance with such request;

(c) the Trustee, for 30 days after its receipt of such notice, request and provision of such indemnity, has failed to institute any such Proceeding; and

(d) no direction inconsistent with such written request has been given to the Trustee during such 30-day period by a Majority of the Controlling Class; it being understood and intended that no one or more Holders of Notes shall have any right in any manner whatever by virtue of, or by availing itself of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Notes of the same Class or to obtain or to seek to obtain priority or preference over any other Holders of the Notes of the same Class or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders of Notes of the same Class subject to and in accordance with Section 13.1 and the Priority of Payments.

In the event the Trustee shall receive conflicting or inconsistent requests and indemnity pursuant to this Section 5.8 from two or more groups of Holders of the Controlling Class, each representing less than a Majority of the Controlling Class, the Trustee shall act in accordance with the request specified by the group of Holders with the greatest percentage of the Aggregate Outstanding Amount of the Controlling Class, notwithstanding any other provisions of this Indenture. If all such groups represent the same percentage, the Trustee, in its sole discretion, may determine what action, if any, shall be taken.

Section 5.9 Unconditional Rights of Secured Noteholders to Receive Principal and Interest. Subject to Section 2.7(i), but notwithstanding any other provision of this Indenture, the Holder of any Secured Notes shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest on such Secured Notes, as such principal, interest and other amounts become due and payable in accordance with the Priority of Payments and Section 13.1, as the case may be, and, subject to the provisions of Section 5.4(d) and Section 5.8, to institute proceedings for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder. Holders of Secured Notes ranking junior to Notes still Outstanding shall have no right to institute Proceedings for the enforcement of any such payment until such time as no Secured Notes ranking senior to such Secured Notes remains Outstanding, which right shall be subject to the provisions of Section 5.4(d) and Section 5.8, and shall not be impaired without the consent of any such Holder.

Section 5.10 Restoration of Rights and Remedies. If the Trustee or any Noteholder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Noteholder, then and in every such case the Issuer, the Trustee and the Noteholder shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Noteholder shall continue as though no such Proceeding had been instituted.

Section 5.11 Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Trustee or to the Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 5.12 Delay or Omission Not Waiver. No delay or omission of the Trustee or any Holder of Secured Notes to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein or of a subsequent Event of Default. Every right and remedy given by this Article V or by law to the Trustee or to the Holders of the Secured Notes may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders of the Secured Notes.

Section 5.13 Control by Majority of Controlling Class. A Majority of the Controlling Class shall have the right following the occurrence, and during the continuance of, an Event of Default to cause the institution of and direct the time, method and place of conducting any Proceeding for any remedy available to the Trustee; provided that:

(a) such direction shall not conflict with any rule of law or with any express provision of this Indenture;

(b) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction; provided that subject to Section 6.1, the Trustee need not take any action that it determines might involve it in liability or expense (unless the Trustee has received the indemnity as set forth in (c) below);

(c) the Trustee shall have been provided with an indemnity from the Controlling Class reasonably satisfactory to it; and

(d) notwithstanding the foregoing, any direction to the Trustee to undertake a Sale of the Assets shall be by the Holders of Notes representing the requisite percentage of the Aggregate Outstanding Amount of Notes specified in Section 5.4 and/or Section 5.5.

Section 5.14 Waiver of Past Defaults. Prior to the time a judgment or decree for payment of the Money due has been obtained by the Trustee, as provided in this Article V, a Majority of the Controlling Class may on behalf of the Holders of all the Notes waive any past Default or Event of Default and its consequences, except a Default:

(a) in the payment of the principal of any Secured Notes (which may be waived only with the consent of the Holder of such Secured Notes);

(b) in the payment of interest on any Secured Notes (which may be waived only with the consent of the Holder of such Secured Notes);

(c) in respect of a covenant or provision hereof that under Section 8.2 cannot be modified or amended without the waiver or consent of the Holder of any Outstanding Notes materially and adversely affected thereby (which may be waived only with the consent of each such Holder); or

(d) in respect of a representation contained in Section 7.19 (which may be waived only by a Majority of the Controlling Class if the Global Rating Agency Condition is satisfied).

In the case of any such waiver, the Issuer, the Trustee and the Holders of the Notes shall be restored to their former positions and rights hereunder, respectively, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto. The Trustee shall promptly give written notice of any such waiver to the Investment Manager, the Issuer (and, subject to Section 14.3(c), the Issuer shall provide such notice to the Rating Agency then rating a Class of Secured Notes) and each Holder. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture.

Section 5.15 Undertaking for Costs. All parties to this Indenture agree, and each Holder of any Notes by such Holder’s acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.15 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Noteholder, or group of Noteholders, holding in the aggregate more than 10% of the Aggregate Outstanding Amount of the Controlling Class, or to any suit instituted by any Noteholder for the enforcement of the payment of the principal of or interest on any Notes on or after the applicable Stated Maturity (or, in the case of redemption, on or after the applicable Redemption Date).

Section 5.16 Waiver of Stay or Extension Laws. The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any valuation, appraisement, redemption or marshalling law or rights, in each case wherever enacted, now or at any time hereafter in force, which may affect the covenants, the performance of or any remedies under this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law or rights, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted or rights created.

Section 5.17 Sale of Assets.

(a) The power to effect any sale (a “Sale”) of any portion of the Assets pursuant to Sections 5.4 and 5.5 shall not be exhausted by any one or more Sales as to any portion of such Assets remaining unsold, but shall continue unimpaired until the entire Assets shall have been sold or all amounts secured by the Assets shall have been paid. The Trustee may upon notice to the Noteholders and the Investment Manager, and shall, upon direction of a Majority of the Controlling Class, from time to time postpone any Sale by public announcement made at the time and place of such Sale. The Trustee hereby expressly waives its rights to any amount fixed by law as compensation for any Sale; provided that the Trustee shall be authorized to deduct the reasonable costs, charges and expenses (including but not limited to costs and expenses of counsel) incurred by it in connection with such Sale from the proceeds thereof notwithstanding the provisions of Section 6.7 or other applicable terms hereof.

(b) The Trustee and the Investment Manager may bid for and acquire any portion of the Assets in connection with a public Sale thereof, and the Trustee may pay all or part of the purchase price by crediting against amounts owing on the Secured Notes in the case of the Assets or other amounts secured by the Assets, all or part of the net proceeds of such Sale after deducting the reasonable costs, charges and expenses (including but not limited to costs and expenses of counsel) incurred by the Trustee in connection with such Sale notwithstanding the provisions of Section 6.7 hereof or other applicable terms hereof. The Secured Notes need not be produced in order to complete any such Sale, or in order for the net proceeds of such Sale to be credited against amounts owing on the Notes. The Trustee may hold, lease, operate, manage or otherwise deal with any property so acquired in any manner permitted by law in accordance with this Indenture.

(c) If any portion of the Assets consists of securities issued without registration under the Securities Act (“Unregistered Securities”), the Trustee may seek an Opinion of Counsel, or, if no such Opinion of Counsel can be obtained and with the consent of a Majority of the Controlling Class, seek a no action position from the Securities and Exchange Commission or any other relevant federal or State regulatory authorities, regarding the legality of a public or private Sale of such Unregistered Securities.

(d) The Trustee shall execute and deliver an appropriate instrument of conveyance transferring its interest in any portion of the Assets in connection with a Sale thereof, without recourse, representation or warranty. In addition, the Trustee is hereby irrevocably appointed the agent and attorney in fact of the Issuer to transfer and convey its interest in any portion of the Assets in connection with a Sale thereof, and to take all action necessary to effect such Sale. No purchaser or transferee at such a sale shall be bound to ascertain the Trustee’s authority, to inquire into the satisfaction of any conditions precedent or see to the application of any Monies.

(e) The Trustee shall provide notice of any public Sale to the Holder of the LLC Interests and the Investment Manager at least 10 days prior to such public Sale, and the Holder of the LLC Interests shall be permitted to participate in any such public Sale to the extent permitted by applicable law and such Holder or the Investment Manager, as the case may be, meet any applicable eligibility requirements with respect to such Sale.

Section 5.18 Action on the Notes. The Trustee’s right to seek and recover judgment on the Notes or under this Indenture shall not be affected by the seeking or obtaining of or application for any other relief under or with respect to this Indenture. Neither the lien of this Indenture nor any rights or remedies of the Trustee or the Noteholders shall be impaired by the recovery of any judgment by the Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the Assets or upon any of the assets of the Issuer.

Section 5.19 First Look Right. At least 10 Business Days prior to the offering of the public sale of any Collateral Obligation in connection with an exercise of remedies described in this Article V or in connection with any sale related to an Optional Redemption or Tax Redemption, the Trustee shall notify the Investment Manager (or, if in connection with an Optional Redemption or Tax Redemption, the Investment Manager will notify the Trustee and the Trustee shall forward such notice to the Holder of the LLC Interests) of its intent to sell any Collateral Obligation in accordance with this Indenture. Prior to the Trustee (or, in the case of an Optional Redemption or Tax Redemption, the Investment Manager) soliciting any bid in respect of such a Sale of a Collateral Obligation or all Collateral Obligations, the Investment Manager (on their behalf or on behalf of funds or accounts managed by such parties) shall have the right (the “First Look Right”), by giving notice to the Trustee within three Business Days after the Trustee has notified such parties of the intention to sell and liquidate the Assets, to submit (on its behalf or on behalf of funds or accounts managed by such party) and the Trustee (or, if in connection with an Optional Redemption or Tax Redemption, the Investment Manager) shall accept, a firm bid to purchase such Collateral Obligations or the entire portfolio of Assets at the greater of (i) the Redemption Price together with all amounts then due and owing to the Secured Parties pursuant to this Indenture as of the date of the proposed sale and (ii) the mid-price of the Market Value of such Assets; provided that Market Value shall be determined by the Investment Manager, solely for the purpose of this paragraph, without taking into consideration clauses (d) or (e) of the definition of the term Market Value.

ARTICLE VI

The Trustee

Section 6.1 Certain Duties and Responsibilities.

(a) Except during the continuance of an Event of Default known to the Trustee:

(i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; provided that in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they substantially conform on their face to the requirements of this Indenture and shall promptly, but in any event within three Business Days in the case of an Officer’s certificate furnished by the Investment Manager, notify the party delivering the same if such certificate or opinion does not conform. If a corrected form shall not have been delivered to the Trustee within fifteen days after such notice from the Trustee, the Trustee shall so notify the Noteholders.

(b) In case an Event of Default known to the Trustee has occurred and is continuing, the Trustee shall, prior to the receipt of directions, if any, from a Majority of the Controlling Class, or such other percentage as permitted by this Indenture, exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i) this subsection shall not be construed to limit the effect of subsection (a) of this Section 6.1;

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it shall be proven that the Trustee was negligent in ascertaining the pertinent facts;

(iii) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Issuer or the Investment Manager in accordance with this Indenture and/or a Majority (or such other percentage as may be required or permitted by the terms hereof) of the Controlling Class (or other Class if required or permitted by the terms hereof), relating to the time, method and place of conducting any Proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture;

(iv) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial or other liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers contemplated hereunder, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity satisfactory to it against such risk or liability is not reasonably assured to it; and

(v) in no event shall the Trustee be liable for special, indirect, punitive or consequential loss or damage (including lost profits) even if the Trustee has been advised of the likelihood of such damages and regardless of such action.

(d) For all purposes under this Indenture, the Trustee shall not be deemed to have notice or knowledge of any Default or Event of Default described in Sections 5.1(c), (d), (e) or (f) unless a Trust Officer assigned to and working in the Corporate Trust Office has actual knowledge thereof or unless written notice of any event which is in fact such an Event of Default or Default is received by the Trustee at the Corporate Trust Office, and such notice references the Notes generally, the Issuer or this Indenture. For purposes of determining the Trustee’s responsibility and liability hereunder, whenever reference is made in this Indenture to such an Event of Default or a Default, such reference shall be construed to refer only to such an Event of Default or Default of which the Trustee is deemed to have notice as described in this Section 6.1.

(e) Not later than one Business Day after the Trustee receives (i) notice of assignment pursuant to Section 15(a) of the Investment Management Agreement, (ii) notice of removal of the Investment Manager pursuant to Section 13(a) of the Investment Management Agreement or notice of “Cause” (as defined in the Investment Management Agreement) pursuant to Section 13(b) of the Investment Management Agreement or (iii) a notice from the Investment Manager pursuant to Section 12(b) of the Investment Management Agreement, upon the written direction of the Investment Manager, the Trustee shall forward a copy of such notice to the Noteholders (as their names appear in the Notes Register).

(f) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 6.1.

Section 6.2 Notice of Event of Default. Promptly (and in no event later than three Business Days) after the occurrence of any Event of Default of which a Trust Officer of the Trustee has actual knowledge or after any declaration of acceleration has been made or delivered to the Trustee pursuant to Section 5.2, the Trustee shall transmit by mail or e-mail to the Investment Manager, the Issuer (and, subject to Section 14.3(c), the Issuer shall provide such notice to the Rating Agency), and all Holders, as their names and addresses appear on the Notes Register, notice of all Event of Defaults hereunder known to the Trustee, unless such Event of Default shall have been cured or waived.

Section 6.3 Certain Rights of Trustee.

Except as otherwise provided in Section 6.1:

(a) the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, note or other paper, electronic communication or document believed by it to be genuine and to have been signed or presented by the proper party or parties; provided that any electronically signed document delivered via electronic mail or other transmission method from a person purporting to be an Authorized Officer shall be considered signed or executed by such Authorized Officer on behalf of the applicable Person, and the Trustee shall have no duty to inquire into or investigate the authenticity or authorization of any such electronic signature and shall be entitled to conclusively rely on any such electronic signature without any liability with respect thereto;

(b) any request or direction of the Issuer mentioned herein shall be sufficiently evidenced by an Issuer Request or Issuer Order, as the case may be;

(c) whenever in the administration of this Indenture the Trustee shall (i) deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer’s certificate or Issuer Order or (ii) be required to determine the value of any Assets or funds hereunder or the cash flows projected to be received therefrom, the Trustee may, in the absence of bad faith on its part, rely on reports of nationally recognized accountants (which may or may not be the accountants appointed by the Issuer pursuant to Section 10.10), investment bankers or other persons qualified to provide the information required to make such determination, including nationally recognized dealers in securities of the type being valued and securities quotation services;

(d) as a condition to the taking or omitting of any action by it hereunder, the Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in reliance thereon;

(e) the Trustee shall be under no obligation to exercise or to honor any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have provided to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses (including reasonable attorneys’ fees and expenses) and liabilities which might reasonably be incurred by it in complying with such request or direction;

(f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, note or other paper, electronic communication or document, but the Trustee, in its discretion, may, and upon the written direction of a Majority of the Controlling Class or of the Rating Agency shall (subject to the right hereunder to be indemnified reasonably satisfactory to it for associated expense and liability), make such further inquiry or investigation into such facts or matters as it may see fit or as it shall be directed, and the Trustee shall be entitled, on reasonable prior written notice to the Issuer and the Investment Manager, to examine the books and records relating to the Notes and the Assets, personally or by agent or attorney, during the Issuer’s or the Investment Manager’s normal business hours; provided that the Trustee shall, and shall cause its agents to, hold in confidence all such information, except (i) to the extent disclosure may be required by law or by any regulatory, administrative or governmental authority, (ii) as otherwise required pursuant to this Indenture and (iii) to the extent that the Trustee, in its sole discretion, may determine that such disclosure is consistent with its obligations hereunder; provided, further, that the Trustee may disclose on a confidential basis any such information to its agents, attorneys and auditors in connection with the performance of its responsibilities hereunder;

(g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through Affiliates, agents or attorneys; provided that the Trustee shall not be responsible for any misconduct or negligence on the part of any non-Affiliated agent appointed or attorney appointed, with due care by it hereunder;

(h) the Trustee shall not be liable for any action it takes or omits to take in good faith that it reasonably believes to be authorized or within its rights or powers hereunder, including actions or omissions to act at the direction of the Investment Manager;

(i) nothing herein shall be construed to impose an obligation on the part of the Trustee to monitor, recalculate, evaluate or verify or independently determine the accuracy of any report, certificate or information received from the Issuer or Investment Manager (unless and except to the extent otherwise expressly set forth herein);

(j) to the extent any defined term hereunder, or any calculation required to be made or determined by the Trustee hereunder, is dependent upon or defined by reference to generally accepted accounting principles (as in effect in the United States) (“GAAP”), the Trustee shall be entitled to request and receive (and rely upon) instruction from the Issuer or the accountants identified in the Accountants’ Certificate (and in the absence of its receipt of timely instruction therefrom, which may or may not be the Independent accountant appointed by the Issuer pursuant to Section 10.10, shall be entitled to obtain from an Independent accountant at the expense of the Issuer) as to the application of GAAP in such connection, in any instance;

(k) the Trustee shall not be liable for the actions or omissions of, or any inaccuracies in the records of, the Investment Manager, the Issuer, any Paying Agent (other than the Trustee), DTC, Euroclear, Clearstream, or any other clearing agency or depository or for the actions or omissions of any such Person (including compliance with Rule 17g-5 requirements in accordance with Section 14.17), and without limiting the foregoing, the Trustee shall not be under any obligation to monitor, evaluate or verify compliance by the Investment Manager with the terms hereof or of the Investment Management Agreement, or to verify or independently determine the accuracy of information received by the Trustee from the Investment Manager (or from any selling institution, agent bank, trustee or similar source) with respect to the Assets;

(l) notwithstanding any term hereof (or any term of the UCC that might otherwise be construed to be applicable to a “securities intermediary” as defined in the UCC) to the contrary, none of the Trustee, the Custodian or the Securities Intermediary shall be under a duty or obligation in connection with the acquisition or Grant by the Issuer to the Trustee of any item constituting the Assets, or to evaluate the sufficiency of the documents or instruments delivered to it by or on behalf of the Issuer in connection with its Grant or otherwise, or in that regard to examine any Underlying Instrument, in each case, in order to determine compliance with applicable requirements of and restrictions on transfer in respect of such Assets;

(m) in the event the Bank (in its individual capacity or as Trustee), or any Affiliate is also acting in the capacity of Paying Agent, Notes Registrar, Transfer Agent, Collateral Administrator, Custodian, Calculation Agent or Securities Intermediary, the rights, protections, benefits, immunities and indemnities afforded to the Trustee pursuant to this Indenture shall also be afforded to the Bank, or such Affiliate acting in such capacities; provided that such rights, protections, benefits, immunities and indemnities shall be in addition to any rights, immunities and indemnities provided in the Securities Account Control Agreement or any other documents to which the Bank, or such Affiliate in such capacity is a party; provided, however, that the foregoing shall not be construed to impose upon the Paying Agent, Registrar, Transfer Agent, Collateral Administrator, Custodian, Calculation Agent or Securities Intermediary any of the duties or standards of care (including, without limitation, any duties of a prudent person) of the Trustee;

(n) any permissive right of the Trustee to take or refrain from taking actions enumerated in this Indenture shall not be construed as a duty;

(o) the Trustee shall not be required to give any bond or surety in respect of the execution of this Indenture or otherwise;

(p) the Trustee shall not be deemed to have notice or knowledge of any matter unless a Trust Officer has actual knowledge thereof or unless written notice thereof is received by the Trustee at the Corporate Trust Office and such notice references the Notes generally, the Issuer or this Indenture. Whenever reference is made in this Indenture to a Default or an Event of Default such reference shall, insofar as determining any liability on the part of the Trustee is concerned, be construed to refer only to a Default or an Event of Default of which the Trustee is deemed to have knowledge in accordance with this subsection;

(q) the Trustee shall not be responsible for delays or failures in performance resulting from circumstances beyond its control (such circumstances include but are not limited to acts of God, strikes, lockouts, riots, acts of war, loss or malfunctions of utilities, computer (hardware or software) or communication services), any provision of any present or future law or regulation or act of any governmental authority, labor dispute, disease, epidemic, pandemic, nationwide quarantine, national emergency, malware or ransomware attack, communications system failure, unavailability of the Federal Reserve Bank wire or telex system or other applicable wire or funds transfer system, or unavailability of any securities clearing system; provided that the Trustee shall use commercially reasonable efforts which are consistent with accepted practices in the banking industry to resume performance pursuant to this Agreement as promptly as practicable under the circumstances;

(r) to help fight the funding of terrorism and money laundering activities, the Trustee will obtain, verify, and record information that identifies individuals or entities that establish a relationship or open an account with the Trustee. The Trustee will ask for the name, address, tax identification number and other information that will allow the Trustee to identify the individual or entity who is establishing the relationship or opening the account. The Trustee may also ask for formation documents such as articles of incorporation, an offering memorandum, or other identifying documents to be provided;

(s) to the extent not inconsistent herewith, the rights, protections, immunities and indemnities afforded to the Trustee pursuant to this Indenture also shall be afforded to the Collateral Administrator; provided that such rights, protections, immunities and indemnities shall be in addition to any rights, immunities and indemnities provided in the Collateral Administration Agreement; provided, further, however, that the foregoing shall not be construed to impose upon the Collateral Administrator any of the duties or standards of care (including, without limitation, any duties of a prudent person) of the Trustee;

(t) in making or disposing of any investment permitted by this Indenture, the Trustee is authorized to deal with itself (in its individual capacity) or with any one or more of its Affiliates, in each case on an arm’s-length basis, whether it or such Affiliate is acting as a subagent of the Trustee or for any third person or dealing as principal for its own account. If otherwise qualified, obligations of the Bank or any of its Affiliates shall qualify as Eligible Investments hereunder;

(u) the Trustee or its Affiliates are permitted to receive additional compensation that could be deemed to be in the Trustee’s economic self-interest for (i) serving as investment adviser, administrator, shareholder, servicing agent, custodian or subcustodian with respect to certain of the Eligible Investments, (ii) using Affiliates to effect transactions in certain Eligible Investments and (iii) effecting transactions in certain Eligible Investments. Such compensation is not payable or reimbursable under Section 6.7 of this Indenture;

(v) the Trustee shall have no duty (i) to see to any recording, filing, or depositing of this Indenture or any supplemental indenture or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording, filing or depositing or to any rerecording, refiling or redepositing of any thereof or otherwise have any obligation with respect to the creation, preservation, perfection, priority or validation of any security interest granted under the Transaction Documents or (ii) to maintain any insurance;

(w) neither the Trustee nor the Collateral Administrator shall have any obligation to determine: (i) if a Collateral Obligation meets the criteria or eligibility restrictions imposed by this Indenture or any other Transaction Document or or (ii) if the Investment Manager has not provided it with the information necessary for making such determination, whether the conditions specified in the definition of “Delivered” have been complied with;

(x) the Trustee shall not be liable for the actions or omissions of, or any inaccuracies in the records of, the Investment Manager, the Issuer, any Paying Agent (other than the Trustee), any Authenticating Agent (other than the Trustee), any Clearing Corporation or any depository institution and without limiting the foregoing, the Trustee shall not be under any obligation to monitor, evaluate or verify compliance by the Investment Manager with the terms hereof or the Collateral Administration Agreement, or to verify or independently determine the accuracy of information received by it from the Investment Manager (or from any selling institution, agent bank, trustee or similar source) with respect to the Assets;

(y) nothing herein shall be construed to impose any liability or obligation on the part of the Trustee to monitor compliance by any person with the U.S. Risk Retention Rules or the EU/UK Risk Retention Requirements, nor will the Trustee be deemed to have any knowledge of any failure to comply with the U.S. Risk Retention Rules or the EU/UK Risk Retention Requirements unless a Trust Officer has actual knowledge thereof or unless written notice of any event which is in fact such failure to comply with the U.S. Risk Retention Rules or the EU/UK Risk Retention Requirements is received by a Trust Officer of the Trustee at the Corporate Trust Office, and such notice references this Indenture;

(z) delivery of any written reports, information or documents to the Trustee shall not constitute constructive notice or knowledge of any information contained therein or determinable therefrom unless such report, information or document is expressly addressed to the Trustee and delivered in accordance with the notice provisions of this Indenture;

(aa) in no event will the Trustee be obligated to settle a trade to the extent such action would result in a negative balance or overdraft of the Principal Collection Subaccount, and the Trustee shall incur no liability for refusing to wire funds in excess of the balance of funds in the Principal Collection Subaccount.

(bb) neither the Trustee nor any of its directors, officers, employees, agents or affiliates shall be responsible for nor have any duty to monitor the performance or any action of the Issuer, the Investment Manager or any of their directors, members, officers, agents, affiliates or employee, nor shall it have any liability in connection with the malfeasance or nonfeasance by such party. The Trustee may assume performance by all such Persons of their respective obligations. The Trustee shall have no enforcement obligations relating to breaches of representations or warranties of any other Person; and

(cc) the Trustee’s services hereunder shall be conducted through its CCT division (including, as applicable, any agents or affiliates utilized thereby).

The Bank, and each of their Affiliates in each of their respective capacities under the Transaction Documents, including the Collateral Administrator shall have the same rights, privileges and indemnities afforded to the Trustee in this Article VI; provided that such rights, privileges and indemnities shall be in addition to, and not in limitation of, any rights, privileges and indemnities set forth in the respective Transaction Documents; provided, further, however, that the foregoing shall not be construed to impose upon the Bank, or any of their Affiliates in such capacity any of the duties or standards of care (including, without limitation, any duties of a prudent person) of the Trustee.

Section 6.4 Not Responsible for Recitals or Issuance of Notes. The recitals contained herein and in the Notes, other than the Certificate of Authentication thereon, shall be taken as the statements of the Issuer; and the Trustee assumes no responsibility for their correctness. The Trustee makes no representation as to the validity or sufficiency of this Indenture (except as may be made with respect to the validity of the Trustee’s obligations hereunder), the Assets or the Notes. The Trustee shall not be accountable for the use or application by the Issuer of the Notes or the proceeds thereof or any Money paid to the Issuer pursuant to the provisions hereof.

Section 6.5 May Hold Notes. The Trustee, any Paying Agent, Notes Registrar or any other agent of the Issuer, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Issuer or any of their Affiliates with the same rights it would have if it were not Trustee, Paying Agent, Notes Registrar or such other agent.

Section 6.6 Money Held for the Benefit of the Secured Parties. Money held by the Trustee hereunder shall be held for the benefit of the Secured Parties to the extent required herein. The Trustee shall be under no liability for interest on any Money received by it hereunder except to the extent of income or other gain on investments which are deposits in or certificates of deposit of the Bank in its commercial capacity and income or other gain actually received by the Trustee on Eligible Investments.

Section 6.7 Compensation and Reimbursement.

(a) The Issuer agrees:

(i) to pay the Trustee (and the Bank, and each Affiliate in each of their respective capacities under the Transaction Documents) on each Payment Date reasonable compensation, as set forth in a separate fee schedule, for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(ii) except as otherwise expressly provided herein, to reimburse the Trustee (and the Bank, and each Affiliate in each of their respective capacities under the Transaction Documents) in a timely manner upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee and the Bank in each of its other capacities under the Transaction Documents in accordance with any provision of this Indenture or other Transaction Document (including, without limitation, securities transaction charges and the reasonable compensation and expenses and disbursements of its agents and legal counsel and of any accounting firm or investment banking firm employed by the Trustee pursuant to Section 5.4, 5.5, 6.3(c) or 10.8, except any such expense, disbursement or advance as may be attributable to its negligence, willful misconduct or bad faith) but with respect to securities transaction charges, only to the extent any such charges have not been waived during a Collection Period due to the Trustee’s receipt of a payment from a financial institution with respect to certain Eligible Investments, as specified by the Investment Manager;

(iii) to indemnify the Trustee, the Bank, and each Affiliate in each of their respective capacities under the Transaction Documents and their officers, directors, employees and agents for, and to hold them harmless against, any loss, liability or expense (including reasonable attorney’s fees and expenses) incurred without negligence, willful misconduct or bad faith on their part, arising out of or in connection with the acceptance or administration of this Indenture or the performance of its duties hereunder or under any of the other Transaction Documents, including the costs and expenses of defending themselves (including reasonable attorney’s fees and costs) against any claim or liability whether brought by or involving any party to the Transaction Documents or any third party in connection with the administration, exercise or performance of any of their powers or duties hereunder and under any Transaction Document or instrument related hereto and the enforcement of any provision under the Transaction Documents; and

(iv) to pay the Trustee reasonable additional compensation together with its expenses (including reasonable counsel fees) for any collection or enforcement action taken pursuant to Section 6.13 or Article V, respectively.

(b) The Trustee shall receive amounts pursuant to this Section 6.7 and any other amounts payable to it under this Indenture or in any of the Transaction Documents to which the Trustee is a party only as provided in Sections 11.1(a)(i), (ii) and (iii) but only to the extent that funds are available for the payment thereof. Subject to Section 6.9, the Trustee shall continue to serve as Trustee under this Indenture notwithstanding the fact that the Trustee shall not have received amounts due it hereunder; provided that nothing herein shall impair or affect the Trustee’s rights under Section 6.9. No direction by the Noteholders shall affect the right of the Trustee to collect amounts owed to it under this Indenture. If on any date when a fee or an expense shall be payable to the Trustee pursuant to this Indenture insufficient funds are available for the payment thereof, any portion of a fee or an expense not so paid shall be deferred and payable on such later date on which a fee or an expense shall be payable and sufficient funds are available therefor.

(c) The Trustee hereby agrees not to cause the filing of a petition in bankruptcy, reorganization, arrangement, insolvency, winding up, moratorium or liquidation Proceedings, or other Proceedings under U.S. federal or state bankruptcy or similar laws for the non-payment to the Trustee of any amounts provided by this Section 6.7 until at least one year, or if longer the applicable preference period then in effect, and one day after the payment in full of all Notes issued under this Indenture; provided that the foregoing shall not prohibit the filing of proofs of claim in any such action that is filed or commenced by a Person other than the Trustee or any Affiliate thereof.

(d) The Issuer’s payment obligations to the Trustee under this Section 6.7 shall be secured by the lien of this Indenture payable in accordance with the Priority of Payments, and shall survive the discharge of this Indenture and the resignation or removal of the Trustee. When the Trustee incurs expenses after the occurrence of a Default or an Event of Default under Section 5.1(e) or (f), the expenses are intended to constitute expenses of administration under Bankruptcy Law or any other applicable federal or state bankruptcy, insolvency or similar law.

Section 6.8 Corporate Trustee Required; Eligibility. There shall at all times be a Trustee hereunder which shall be an Independent organization or entity organized and doing business under the laws of the United States of America or of any state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least U.S.$200,000,000, subject to supervision or examination by federal or state authority, having a long-term issuer rating of at least “BBB-” by S&P (or such lower rating for which the Global Rating Agency Condition has been satisfied) and having an office within the United States. If such organization or entity publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 6.8, the combined capital and surplus of such organization or entity shall be deemed to be its combined capital and surplus as set forth in its most recent published report of condition. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 6.8, it shall resign immediately in the manner and with the effect hereinafter specified in this Article VI.

Section 6.9 Resignation and Removal; Appointment of Successor.

(a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article VI shall become effective until the acceptance of appointment by the successor Trustee under Section 6.10.

(b) The Trustee may resign at any time by giving not less than 60 days’ written notice thereof to the Issuer (and, subject to Section 14.3(c), the Issuer shall provide notice to the Rating Agency then rating a Class of Secured Notes), the Investment Manager and the Holders of the Notes. Upon receiving such notice of resignation, the Issuer shall promptly appoint a successor trustee or trustees satisfying the requirements of Section 6.8 by written instrument, in duplicate, executed by an Authorized Officer of the Issuer, one copy of which shall be delivered to the Trustee so resigning and one copy to the successor Trustee or Trustees, together with a copy to each Holder and the Investment Manager; provided that such successor Trustee shall be appointed only upon the written consent of a Majority of the Secured Notes of each Class (each voting separately by Class) or, at any time when an Event of Default shall have occurred and be continuing or when a successor Trustee has been appointed pursuant to Section 6.9(e), by an Act of a Majority of the Controlling Class. If no successor Trustee shall have been appointed and an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee or any Holder, on behalf of itself and all others similarly situated, may petition any court of competent jurisdiction for the appointment of a successor Trustee satisfying the requirements of Section 6.8.

(c) The Trustee may be removed at any time upon 30 days written notice by Act of a Majority of each Class of Notes (each voting separately by Class) or the Investment Manager (solely if the Trustee defaults in the performance of any of its material duties under this Indenture or any of the Transaction Documents and has not cured such default within 60 days) or, at any time when an Event of Default shall have occurred and be continuing by an Act of a Majority of the Controlling Class, delivered to the Trustee and to the Issuer.

(d) If at any time:

(i) the Trustee shall cease to be eligible under Section 6.8 and shall fail to resign after written request therefor by the Issuer or by any Holder; or

(ii) the Trustee shall become incapable of acting or shall be adjudged as bankrupt or insolvent or a receiver or liquidator of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case (subject to Section 6.9(a)), (A) the Issuer, by Issuer Order, may remove the Trustee, or (B) subject to Section 5.15, any Holder may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of the Trustee for any reason (other than resignation), the Issuer, by Issuer Order, shall promptly appoint a successor Trustee. If the Issuer shall fail to appoint a successor Trustee within 60 days after such resignation, removal or incapability or the occurrence of such vacancy, a successor Trustee may be appointed by a Majority of the Controlling Class by written instrument delivered to the Issuer and the retiring Trustee. The successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede any successor Trustee proposed by the Issuer. If no successor Trustee shall have been so appointed by the Issuer or a Majority of the Controlling Class and shall have accepted appointment in the manner hereinafter provided, subject to Section 5.15, the Trustee or any Holder may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

(f) The Issuer shall give prompt notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee by mailing written notice of such event by first class mail, postage prepaid, to the Investment Manager, subject to Section 14.3(c), the Rating Agency then rating a Class of Secured Notes and to the Holders of the Notes as their names and addresses appear in the Notes Register. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office. If the Issuer fails to mail such notice within ten days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause, subject to Section 14.3(c), such notice to be given at the expense of the Issuer.

(g) Any resignation or removal of the Trustee under Section 6.9 shall be an effective resignation or removal of the Bank in all capacities under this Indenture, as Collateral Administrator under the Collateral Administration Agreement and in any other capacity under the Transaction Documents.

Section 6.10 Acceptance of Appointment by Successor.

Every successor Trustee appointed hereunder shall meet the requirements of Section 6.8 and shall execute, acknowledge and deliver to the Issuer and the retiring Trustee an instrument accepting such appointment. Upon delivery of the required instruments, the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts, duties and obligations of the retiring Trustee; but, on request of the Issuer or a Majority of any Class of Secured Notes or the successor Trustee, such retiring Trustee shall, upon payment of its charges then unpaid, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee, and shall duly assign, transfer and deliver to such successor Trustee all property and Money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Issuer shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

Section 6.11 Merger, Conversion, Consolidation or Succession to Business of Trustee. Any organization or entity into which the Trustee may be merged or converted or with which it may be consolidated, or any organization or entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any organization or entity succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided that such organization or entity shall be otherwise qualified and eligible under this Article VI, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any of the Notes have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.

Section 6.12 Co-Trustees. At any time or times, for the purpose of meeting the legal requirements of any jurisdiction in which any part of the Assets may at the time be located, the Issuer and the Trustee shall have power to appoint one or more Persons to act as co-trustee, jointly with the Trustee, of all or any part of the Assets, with the power to file such proofs of claim and take such other actions pursuant to Section 5.6 herein and to make such claims and enforce such rights of action on behalf of the Holders, as such Holders themselves may have the right to do, subject to the other provisions of this Section 6.12.

The Issuer shall join with the Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to appoint a co-trustee. If the Issuer does not join in such appointment within 15 days after the receipt by them of a request to do so, the Trustee shall have the power to make such appointment.

Should any written instrument from the Issuer be required by any co-trustee so appointed, more fully confirming to such co-trustee such property, title, right or power, any and all such instruments shall, on request, be executed, acknowledged and delivered by the Issuer. The Issuer agrees to pay, to the extent funds are available therefor under Section 11.1(a)(i)(A), for any reasonable fees and expenses in connection with such appointment.

Every co-trustee shall, to the extent permitted by law, but to such extent only, be appointed subject to the following terms:

(a) the Notes shall be authenticated and delivered and all rights, powers, duties and obligations hereunder in respect of the custody of securities, Cash and other personal property held by, or required to be deposited or pledged with, the Trustee hereunder, shall be exercised solely by the Trustee;

(b) the rights, powers, duties and obligations hereby conferred or imposed upon the Trustee in respect of any property covered by the appointment of a co-trustee shall be conferred or imposed upon and exercised or performed by the Trustee or by the Trustee and such co-trustee jointly as shall be provided in the instrument appointing such co-trustee;

(c) the Trustee at any time, by an instrument in writing executed by it, with the concurrence of the Issuer evidenced by an Issuer Order, may accept the resignation of or remove any co-trustee appointed under this Section 6.12, and in case an Event of Default has occurred and is continuing, the Trustee shall have the power to accept the resignation of, or remove, any such co-trustee without the concurrence of the Issuer. A successor to any co-trustee so resigned or removed may be appointed in the manner provided in this Section 6.12;

(d) no co-trustee hereunder shall be personally liable by reason of any act or omission of the Trustee hereunder;

(e) the Trustee shall not be liable by reason of any act or omission of a co-trustee; and

(f) any Act of Holders delivered to the Trustee shall be deemed to have been delivered to each co-trustee.

Subject to Section 14.3(c), the Issuer shall notify the Rating Agency then rating a Class of Secured Notes of the appointment of a co-trustee hereunder.

Section 6.13 Certain Duties of Trustee Related to Delayed Payment of Proceeds. If the Trustee shall not have received a payment with respect to any Asset on its Due Date, (a) the Trustee shall promptly notify the Issuer and the Investment Manager in writing and (b) unless within three Business Days (or the end of the applicable grace period for such payment, if any) after such notice (x) such payment shall have been received by the Trustee or (y) the Issuer, in its absolute discretion (but only to the extent permitted by Section 10.2(a)), shall have made provision for such payment satisfactory to the Trustee in accordance with Section 10.2(a), the Trustee shall, not later than the Business Day immediately following the last day of such period and in any case upon request by the Investment Manager, request the issuer of such Asset, the trustee under the related Underlying Instrument or paying agent designated by either of them, as the case may be, to make such payment not later than three Business Days after the date of such request. If such payment is not made within such time period, the Trustee, subject to the provisions of clause (iv) of Section 6.1(c), shall take such action as the Investment Manager shall direct. Any such action shall be without prejudice to any right to claim a Default or Event of Default under this Indenture. If the Issuer or the Investment Manager requests a release of an Asset in connection with any such action under the Investment Management Agreement, such release and/or substitution shall be subject to Section 10.9 and Article XII of this Indenture, as the case may be. Notwithstanding any other provision hereof, the Trustee shall deliver to the Issuer or its designee any payment with respect to any Asset or any additional Collateral Obligation received after the Due Date thereof to the extent the Issuer previously made provisions for such payment satisfactory to the Trustee in accordance with this Section 6.13 and such payment shall not be deemed part of the Assets.

Reasonably promptly after receipt thereof, the Trustee will notify and provide to the Investment Manager on behalf of the Issuer a copy of any documents, financial reports, legal opinions or any other information including, without limitation, any notices, reports, requests for waiver, consent requests or any other requests or communications relating to the Assets or any Obligor or to actions affecting the Assets or any Obligor. Upon reasonable request by the Investment Manager, the Trustee further agrees to provide to the Investment Manager from time to time, on a timely basis, any information in its possession relating to the Collateral Obligations, the Equity Securities and the Eligible Investments as requested so as to enable the Investment Manager to perform its duties hereunder or under the Investment Management Agreement.

Section 6.14 Authenticating Agents. Upon the request of the Issuer, the Trustee shall, and if the Trustee so chooses the Trustee may, appoint one or more Authenticating Agents with power to act on its behalf and subject to its direction in the authentication of Notes in connection with issuance, transfers and exchanges under Sections 2.4, 2.5, 2.6 and 8.5, as fully to all intents and purposes as though each such Authenticating Agent had been expressly authorized by such Sections to authenticate such Notes. For all purposes of this Indenture, the authentication of Notes by an Authenticating Agent pursuant to this Section 6.14 shall be deemed to be the authentication of Notes by the Trustee.

Any corporation into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, consolidation or conversion to which any Authenticating Agent shall be a party, or any corporation succeeding to the corporate trust business of any Authenticating Agent, shall be the successor of such Authenticating Agent hereunder, without the execution or filing of any further act on the part of the parties hereto or such Authenticating Agent or such successor corporation.

Any Authenticating Agent may at any time resign by giving written notice of resignation to the Trustee and the Issuer. The Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and the Issuer. Upon receiving such notice of resignation or upon such a termination, the Trustee shall, upon the written request of the Issuer, promptly appoint a successor Authenticating Agent and shall give written notice of such appointment to the Issuer.

Unless the Authenticating Agent is also the same entity as the Trustee, the Issuer agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services, and reimbursement for its reasonable expenses relating thereto as an Administrative Expense. The provisions of Sections 2.8, 6.4 and 6.5 shall be applicable to any Authenticating Agent.

Section 6.15 Withholding. If any withholding tax is imposed by applicable law on the Issuer’s payment (or allocations of income) under the Notes, such tax shall reduce the amount otherwise distributable to the relevant Holder. The Trustee is hereby authorized and directed to retain from amounts otherwise distributable to any Holder sufficient funds for the payment of any such tax that is legally owed or required to be withheld by the Issuer and to timely remit such amounts to the appropriate taxing authority. Such authorization, however, shall not prevent the Trustee from contesting any such tax in appropriate Proceedings and withholding payment of such tax, if permitted by law, pending the outcome of such Proceedings. The amount of any withholding tax imposed with respect to any Notes shall be treated as Cash distributed to the relevant Holder at the time it is withheld by the Trustee. If there is a possibility that withholding is required by applicable law with respect to a distribution, the Paying Agent or the Trustee may, in its sole discretion, withhold such amounts in accordance with this Section 6.15. If any Holder or beneficial owner wishes to apply for a refund of any such withholding tax, the Trustee shall reasonably cooperate with such Person in providing readily available information so long as such Person agrees to reimburse the Trustee for any out-of-pocket expenses incurred. Nothing herein shall impose an obligation on the part of the Trustee to determine the amount of any tax or withholding obligation on the part of the Issuer or in respect of the Notes.

Upon written request, the Trustee and the Paying Agent shall provide to the Issuer, any Non-U.S. Obligation Subsidiary, the Investment Manager, or any agent thereof, in accordance with Section 14.3, any information specified by such Persons regarding the Holders and payments on the Notes that is reasonably available to the Trustee or the Paying Agent as the case may be, and as may be necessary for any Non-U.S. Obligation Subsidiary to achieve Tax Account Reporting Rules Compliance (as determined by the Issuer, any Non-U.S. Obligation Subsidiary, or any agent thereof).

Section 6.16 Representative for Holders of Secured Notes Only; Agent for each other Secured Party. With respect to the security interest created hereunder, the delivery of any Asset to the Trustee is to the Trustee as representative of the Holders of Secured Notes and agent for each other Secured Party. In furtherance of the foregoing, the possession by the Trustee of any Asset, the endorsement to or registration in the name of the Trustee of any Asset (including without limitation as entitlement holder of the Custodial Account) are all undertaken by the Trustee in its capacity as representative of the Holders of Secured Notes, and agent for each other Secured Party.

Section 6.17 Representations and Warranties of the Bank.

The Bank hereby represents and warrants as follows:

(a) Organization. The Bank has been duly organized and is validly existing as a national banking association with trust powers under the laws of the United States and has the power to conduct its business and affairs as a trustee, paying agent, registrar, transfer agent, custodian, collateral administrator and calculation agent.

(b) Authorization; Binding Obligations. The Bank has the corporate power and authority to perform the duties and obligations of Trustee, Paying Agent, Notes Registrar, Transfer Agent and Calculation Agent under this Indenture. The Bank has taken all necessary corporate action to authorize the execution, delivery and performance of this Indenture, and all of the documents required to be executed by the Bank pursuant hereto. This Indenture has been duly authorized, executed and delivered by the Bank and constitutes the legal, valid and binding obligation of the Bank enforceable in accordance with its terms subject, as to enforcement, (i) to the effect of bankruptcy, insolvency or similar laws affecting generally the enforcement of creditors’ rights as such laws would apply in the event of any bankruptcy, receivership, insolvency or similar event applicable to the Bank and (ii) to general equitable principles (whether enforcement is considered in a Proceeding at law or in equity).

(c) Eligibility. The Bank is eligible under Section 6.8 to serve as Trustee hereunder.

(d) No Conflict. Neither the execution, delivery and performance of this Indenture, nor the consummation of the transactions contemplated by this Indenture, (i) is prohibited by, or requires the Bank to obtain any consent, authorization, approval or registration under, any law, statute, rule, regulation or, to the best of its knowledge, judgment, order, writ, injunction or decree that is binding upon the Bank, or (ii) will violate any provision of, result in any default or acceleration of any obligations under, result in the creation or imposition of any lien pursuant to, or require any consent under, any agreement to which the Bank is a party or by which it is bound, which, in each of the foregoing cases, would have a material adverse effect on the Bank’s performance of its duties hereunder.

Section 6.18 Communications with Rating Agency. Any written communication, including any confirmation, from the Rating Agency provided for or required to be obtained by the Trustee hereunder shall be sufficient in each case when such communication or confirmation is received by the Trustee, including by electronic message, facsimile, press release, posting to the Rating Agency’s website, or other means then considered industry standard. For the avoidance of doubt, no written communication given by the Rating Agency under this Section 6.18 shall be deemed to satisfy the Global Rating Agency Condition unless such communication is provided by the Rating Agency specifically in satisfaction of the Global Rating Agency Condition.

Section 6.19 Custodian of Underlying Instruments.

(a) Delivery of Underlying Instruments. In connection with each Collateral Obligation included in the Assets as of the Closing Date, and promptly following the receipt of any Assets thereafter, the Issuer shall deliver, or cause to be delivered, to the Trustee (or the Custodian on its behalf) an electronic copy of the Underlying Instruments in respect of each Collateral Obligation. In taking and retaining custody of such electronic copies of the Underlying Instruments, the Trustee (or the Custodian on its behalf) shall be deemed to be acting as the agent of the Secured Parties. Except as otherwise provided herein, the Trustee and the Custodian shall have no obligation to review or monitor any Underlying Instruments but shall only be required to hold those electronic copies of the Underlying Instruments received by it in safekeeping.

(b) Duties. From the Closing Date until its resignation or removal pursuant to Section 6.9, the Trustee (or the Custodian on its behalf) shall accept delivery and retain custody of electronic copies of the Underlying Instruments delivered by the Issuer pursuant to clause (a) above in accordance with the terms and conditions of this Indenture, all for the benefit of the Secured Parties.

ARTICLE VII

COVENANTS

Section 7.1 Payment of Principal and Interest. The Issuer will duly and punctually pay the principal of and interest on the Secured Notes, in accordance with the terms of such Secured Notes and this Indenture pursuant to the Priority of Payments.

Amounts properly withheld under the Code or other applicable law by any Person from a payment under any Notes shall be considered as having been paid by the Issuer to the relevant Holder for all purposes of this Indenture.

Section 7.2 Maintenance of Office or Agency. The Issuer hereby appoints the Trustee as a Paying Agent for payments on the Notes and the Issuer hereby appoints the Trustee as Transfer Agent at its applicable Corporate Trust Office, as the Issuer’s agent where Notes may be surrendered for registration of transfer or exchange. The Issuer hereby appoints Corporation Service Company (the “Process Agent”), as their agent upon whom process or demands may be served in any action arising out of or based on this Indenture or the transactions contemplated hereby.

The Issuer may at any time and from time to time vary or terminate the appointment of any such agent or appoint any additional agents for any or all of such purposes; provided that (x) the Issuer will maintain in the Borough of Manhattan, The City of New York, an office or agency where notices and demands to or upon the Issuer in respect of such Notes and this Indenture may be served and, subject to any laws or regulations applicable thereto, an office or agency outside of the United States where Notes may be presented for payment; and (y) no Paying Agent shall be appointed in a jurisdiction which subjects payments on the Notes to withholding tax solely as a result of such Paying Agent’s activities. The Issuer shall at all times maintain a duplicate copy of the Notes Register at the Corporate Trust Office. The Issuer shall give prompt written notice to the Trustee, the Rating Agency then rating a Class of Secured Notes and the Holders of the appointment or termination of any such agent and of the location and any change in the location of any such office or agency.

If at any time the Issuer shall fail to maintain any such required office or agency in the Borough of Manhattan, The City of New York, or outside the United States, or shall fail to furnish the Trustee with the address thereof, presentations and surrenders may be made (subject to the limitations described in the preceding paragraph) at and notices and demands may be served on the Issuer, and Notes may be presented and surrendered for payment to the appropriate Paying Agent at its designated office, and the Issuer hereby appoints the same as its agent to receive such respective presentations, surrenders, notices and demands.

Section 7.3 Money for Notes Payments to be Held for the Benefit of the Secured Parties. All payments of amounts due and payable with respect to any Notes that are to be made from amounts withdrawn from the Payment Account shall be made on behalf of the Issuer by the Trustee or a Paying Agent with respect to payments on the Notes.

When the Issuer shall have a Paying Agent that is not also the Notes Registrar, it shall furnish, or cause the Notes Registrar to furnish, no later than the fifth calendar day after each Record Date a list, if necessary, in such form as such Paying Agent may reasonably request, of the names and addresses of the Holders and of the certificate numbers of individual Notes (or loan notes, as applicable) held by each such Holder.

Whenever the Issuer shall have a Paying Agent other than the Trustee, it shall, on or before the Business Day next preceding each Payment Date and any Redemption Date, as the case may be, direct the Trustee to deposit on such Payment Date or such Redemption Date, as the case may be, with such Paying Agent, if necessary, an aggregate sum sufficient to pay the amounts then becoming due (to the extent funds are then available for such purpose in the Payment Account), such sum to be held for the benefit of the Persons entitled thereto and (unless such Paying Agent is the Trustee) the Issuer shall promptly notify the Trustee of its action or failure so to act. Any Monies deposited with a Paying Agent (other than the Trustee) in excess of an amount sufficient to pay the amounts then becoming due on the Notes with respect to which such deposit was made shall be paid over by such Paying Agent to the Trustee for application in accordance with Article X.

The initial Paying Agent shall be as set forth in Section 7.2. Any additional or successor Paying Agents shall be appointed by Issuer Order with written notice thereof to the Trustee and the Rating Agency. The Issuer shall not appoint any Paying Agent that is not, at the time of such appointment, a depository institution or trust company subject to supervision and examination by federal and/or state and/or national banking authorities. The Issuer shall cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee and if the Trustee acts as Paying Agent, it hereby so agrees, subject to the provisions of this Section 7.3, that such Paying Agent will:

(a)  allocate all sums received for payment to the Holders of Notes for which it acts as Paying Agent on each Payment Date and any Redemption Date among such Holders in the proportion specified in the applicable Distribution Report to the extent permitted by applicable law;

(b)  hold all sums held by it for the payment of amounts due with respect to the Notes for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

(c)  if such Paying Agent is not the Trustee, immediately resign as a Paying Agent and forthwith pay to the Trustee all sums held by it for the payment of Notes if at any time it ceases to meet the standards set forth above required to be met by a Paying Agent at the time of its appointment;

(d)  if such Paying Agent is not the Trustee, immediately give the Trustee notice of any default by the Issuer (or any other obligor upon the Notes) in the making of any payment required to be made; and

(e) if such Paying Agent is not the Trustee, during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held by such Paying Agent.

The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Issuer Order direct any Paying Agent to pay, to the Trustee all sums held by the Issuer or such Paying Agent, such sums to be held by the Trustee upon the same terms as those upon which such sums were held by the Issuer or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such Money.

Except as otherwise required by applicable law, any Money deposited with the Trustee or any Paying Agent for any payment on any Notes and remaining unclaimed for two years after such amount has become due and payable shall be paid to the Issuer on Issuer Order; and the Holder of such Notes shall thereafter, as an unsecured general creditor, look only to the Issuer for payment of such amounts (but only to the extent of the amounts so paid to the Issuer) and all liability of the Trustee or such Paying Agent with respect to such deposited Money shall thereupon cease. The Trustee or such Paying Agent, before being required to make any such release of payment, may, but shall not be required to, adopt and employ, at the expense of the Issuer any reasonable means of notification of such release of payment, including, but not limited to, mailing notice of such release to Holders whose Notes has been called but have not been surrendered for redemption or whose right to or interest in Monies due and payable but not claimed is determinable from the records of any Paying Agent, at the last address of record of each such Holder. In the absence of an Issuer Order to return unclaimed funds to the Issuer, the Trustee shall from time to time following the final Payment Date with respect to the Notes deliver all unclaimed funds to the Issuer or if directed by applicable escheat authorities in accordance with the customary practices and procedures of the Trustee. Any unclaimed funds held by the Trustee pursuant to this Section 7.3 shall be held uninvested and without any liability for interest.

Section 7.4 Existence of Issuer .

(a) The Issuer shall, to the maximum extent permitted by applicable law, maintain in full force and effect its existence and rights as a company organized under the laws of the State of Delaware, and shall obtain and preserve its qualification to do business as a company in each jurisdiction in which such qualifications are or shall be necessary to protect the validity and enforceability of this Indenture, the Notes, or any of the Assets; provided that the Issuer shall be entitled to change its jurisdiction of formation from the State of Delaware to any other jurisdiction reasonably selected by the Issuer at the direction of a Majority of the LLC Interests so long as (i) the Issuer has received a legal opinion (upon which the Trustee may conclusively rely) to the effect that such change is not disadvantageous in any material respect to the Holders, (ii) written notice of such change shall have been given to the Trustee and, subject to Section 14.3(c), the Rating Agency then rating a Class of Secured Notes by the Issuer, which notice shall be promptly forwarded by the Trustee to the Holders and the Investment Manager, (iii) the Global Rating Agency Condition is satisfied and (iv) on or prior to the 15th Business Day following receipt of such notice the Trustee shall not have received written notice from a Majority of the Controlling Class objecting to such change.

(b)  The Issuer shall ensure that all limited liability company or other formalities regarding its existence (including, if required, holding members’ or other similar, meetings to the extent required by applicable law) are followed. The Issuer shall not take any action, or conduct its affairs in a manner, that is likely to result in its separate existence being ignored or in its assets and liabilities being substantively consolidated with any other Person in a bankruptcy, reorganization, winding up or other insolvency Proceeding. Without limiting the foregoing, (i) the Issuer shall not have any subsidiaries (other than any subsidiary that holds Collateral Obligations issued by obligors resident in a non-U.S. jurisdiction that, if acquired directly by the Issuer, would result in the imposition of withholding tax by such non-U.S. jurisdiction (a “Non-U.S. Obligation Subsidiary”)); and (ii) (x) the Issuer shall not (A) have any employees (other than its managers), (B) except as contemplated by the Investment Management Agreement and the Limited Liability Company Agreement, engage in any transaction with any member that would constitute a conflict of interest or (C) pay dividends other than in accordance with the terms of this Indenture and the Limited Liability Company Agreement and (y) the Issuer shall (A) maintain books and records separate from any other Person, (B) maintain its accounts separate from those of any other Person, (C) not commingle its assets with those of any other Person, (D) conduct its own business in its own name, (E) maintain separate financial statements (if any), (F) pay its own liabilities out of its own funds, (G) maintain an arm’s length relationship with its Affiliates, (H) use separate stationery, invoices and checks, (I) hold itself out as a separate Person, (J) correct any known misunderstanding regarding its separate identity and (K) have at least one manager that is Independent of the Investment Manager.

(c)  The Issuer shall ensure that any Non-U.S. Obligation Subsidiary (i) is wholly owned for U.S. federal income tax purposes by the Issuer, (ii) will not sell, transfer, exchange or otherwise dispose of, or pledge, mortgage, hypothecate or otherwise encumber (or permit such to occur or suffer such to exist), any part of its assets, except in compliance with the Issuer’s rights and obligations under this Indenture and with such subsidiary’s constituent documents, (iii)  will not have any subsidiaries, (iv) will comply with the restrictions set forth in Sections 7.8(a)(ix) and (x) of this Indenture, (v) will not incur or guarantee any indebtedness and will not hold itself out as being liable of the debts of any other Person, (vi) will include in its constituent documents a limitation on its business such that it may only engage in the acquisition of assets permitted under this Indenture and the disposition of such assets and the proceeds thereof to the Issuer (and activities ancillary thereto), (vii) will have at least one director that is Independent from the Investment Manager, (viii) will distribute 100% of the proceeds of the assets acquired by it (net of applicable Taxes and expenses payable by such subsidiary) to the Issuer and shall use commercially reasonable efforts to effect the sale of any asset held by a Non-U.S. Obligation Subsidiary prior to the Stated Maturity, (ix) will not acquire title to real property, (x) will be treated (or will elect to be treated) as a disregarded entity for U.S. federal income tax purposes and (xi) shall not take any action, or conduct its affairs in a manner, that is likely to result in such Non-U.S. Obligation Subsidiary’s separate existence being ignored or its assets and liabilities being substantively consolidated with any other Person in a bankruptcy, reorganization or other insolvency proceeding; provided, however, that notwithstanding clause (x), it could be treated as a corporation for U.S. federal income tax purposes if it otherwise would be subject to withholding and the Issuer receives an Opinion of Counsel of nationally recognized U.S. tax counsel experienced in such matters that such Non-U.S. Obligation Subsidiary will not be treated as engaged in a trade or business within the United States for U.S. federal income tax purposes.

(d)  No Collateral Obligation shall be held by any Non-U.S. Obligation Subsidiary unless the Issuer shall have obtained written advice or an Opinion of Counsel experienced in such matters (x) describing the tax or transfer pricing confirmation or ruling from tax authorities in its country of domicile, (y) describing taxes applicable to (A) income and assets of such Non-U.S. Obligation Subsidiary, (B) payments of interest by such Non-U.S. Obligation Subsidiary to the Issuer, and (C) distributions of dividends (if applicable) by such Non-U.S. Obligation Subsidiary to the Issuer, and (z) confirming that such income, assets, payments of interest and distributions of dividends will not be subject to any taxes in its country of domicile other than those described in such advice or opinion.

(e)  The Issuer shall provide the Rating Agency with prior written notice of the formation of any Non-U.S. Obligation Subsidiary and of the transfer of any asset to any Non-U.S. Obligation Subsidiary.

Section 7.5 Protection of Assets.

(a) The Investment Manager on behalf of the Issuer will cause the taking of such action within the Investment Manager’s control as is reasonably necessary in order to maintain the perfection and priority of the security interest of the Trustee in the Assets; provided that the Investment Manager and the Trustee shall be entitled to rely on any Opinion of Counsel delivered pursuant to Section 7.6 and any Opinion of Counsel with respect to the same subject matter delivered pursuant to Section 3.1(a)(iii) to determine what actions are reasonably necessary, and shall be fully protected in so relying on such an Opinion of Counsel, unless the Investment Manager has actual knowledge that the procedures described in any such Opinion of Counsel are no longer adequate to maintain such perfection and priority. The Issuer shall from time to time execute and deliver all such supplements and amendments hereto and file or authorize the filing of all such Financing Statements, continuation statements, instruments of further assurance and other instruments, and shall take such other action as may be necessary or advisable or desirable to secure the rights and remedies of the Holders of the Secured Notes hereunder and to:

(i) Grant more effectively all or any portion of the Assets;

(ii)  maintain, preserve and perfect any Grant made or to be made by this Indenture including, without limitation, the first priority nature of the lien or carry out more effectively the purposes hereof;

(iii)  perfect, publish notice of or protect the validity of any Grant made or to be made by this Indenture (including, without limitation, any and all actions necessary or desirable as a result of changes in law or regulations);

(iv) enforce any of the Assets or other instruments or property included in the Assets;

(v)  preserve and defend title to the Assets and the rights therein of the Trustee and the Holders of the Secured Notes in the Assets against the claims of all Persons and parties; or

(vi) pay or cause to be paid any and all Taxes levied or assessed upon all or any part of the Assets.

The Issuer hereby designates the Trustee as its agent and attorney in fact to file and hereby authorizes the filing of any Financing Statement, continuation statement and all other instruments prepared and delivered to it, and take all other actions, required pursuant to this Section 7.5. Such designation shall not impose upon the Trustee, or release or diminish, the Issuer’s and the Investment Manager’s obligations under this Section 7.5. The Issuer further authorizes and shall cause the Issuer’s United States counsel to file without the Issuer’s signature a Financing Statement that names the Issuer as debtor and the Trustee, on behalf of the Secured Parties, as secured party and that describes “all assets” of the Issuer as the collateral.

(b) The Trustee shall not, except in accordance with Section 5.5 or Section 10.9(a), (b)  and (c) or Section 12.1, as applicable, permit the removal of any portion of the Assets or transfer any such Assets from the Account to which it is credited, or cause or permit any change in the Delivery made pursuant to Section 3.2 with respect to any Assets, if, after giving effect thereto, the jurisdiction governing the perfection of the Trustee’s security interest in such Assets is different from the jurisdiction governing the perfection at the time of delivery of the most recent Opinion of Counsel pursuant to Section 7.6 (or, if no Opinion of Counsel has yet been delivered pursuant to Section 7.6, the Opinion of Counsel delivered at the Closing Date pursuant to Section 3.1(a)(iii) unless the Trustee shall have received an Opinion of Counsel to the effect that the lien and security interest created by this Indenture with respect to such property and the priority thereof will continue to be maintained after giving effect to such action or actions).

Section 7.6 Opinions as to Assets. On or before May 27th in each calendar year, commencing in 2031, the Issuer shall furnish to the Trustee and the Rating Agency an Opinion of Counsel relating to the security interest granted by the Issuer to the Trustee, stating that, as of the date of such opinion, the lien and security interest created by this Indenture with respect to the Assets remain in effect and that no further action (other than as specified in such opinion) needs to be taken to ensure the continued effectiveness of such lien over the next year.

Section 7.7 Performance of Obligations.

(a)  The Issuer shall not take any action, and will use its best efforts not to permit any action to be taken by others, that would release any Person from any of such Person’s covenants or obligations under any instrument included in the Assets, except in the case of enforcement action taken with respect to any Defaulted Obligation in accordance with the provisions hereof and actions by the Investment Manager under the Investment Management Agreement and in conformity with this Indenture or as otherwise required hereby.

(b)  The Issuer shall notify the Rating Agency within 10 Business Days after it has received notice from any Noteholder of any material breach of any Transaction Document, following any applicable cure period for such breach.

Section 7.8 Negative Covenants.

(a) The Issuer will not, from and after the Closing Date:

(i)  sell, transfer, exchange or otherwise dispose of, or pledge, mortgage, hypothecate or otherwise encumber (or permit such to occur or suffer such to exist), any part of the Assets, except as expressly permitted by this Indenture and the Investment Management Agreement;

(ii)  claim any credit on, make any deduction from, or dispute the enforceability of payment of the principal or interest payable (or any other amount) in respect of the Notes (other than amounts withheld or deducted in accordance with the Code or any applicable laws of the State of Delaware or other applicable jurisdiction, including pursuant to FATCA);

(iii)  incur or assume or guarantee any indebtedness, other than the Notes or the LLC Interests, this Indenture and the transactions contemplated hereby;

(iv)  (A) permit the validity or effectiveness of this Indenture or any Grant hereunder to be impaired, or permit the lien of this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to this Indenture or the Notes except as may be permitted hereby or by the Investment Management Agreement, (B) except as permitted by this Indenture, permit any lien, charge, adverse claim, security interest, mortgage or other encumbrance (other than the lien of this Indenture) to be created on or extend to or otherwise arise upon or burden any part of the Assets, any interest therein or the proceeds thereof, or (C) except as permitted by this Indenture, take any action that would permit the lien of this Indenture not to constitute a valid first priority security interest in the Assets;

(v)  amend the Investment Management Agreement except pursuant to the terms thereof and Article XV of this Indenture;

(vi)  dissolve or liquidate in whole or in part, except as permitted hereunder or required by applicable law;

(vii) pay any distributions other than in accordance with the Priority of Payments;

(viii)  permit the formation of any subsidiaries (other than any Non-U.S. Obligation Subsidiary);

(ix) conduct business under any name other than its own;

(x) have any employees (other than managers to the extent they are employees);

(xi)  sell, transfer, exchange or otherwise dispose of Assets, or enter into an agreement or commitment to do so or enter into or engage in any business with respect to any part of the Assets, except as expressly permitted by both this Indenture and the Investment Management Agreement;

(xii)  fail to maintain an independent manager under the Issuer’s Limited Liability Company Agreement; or

(xiii)  elect to be classified as a partnership or an association taxable as a corporation for U.S. federal income tax purposes.

(b) [reserved].

(c)  The Issuer shall not be party to any agreements without including customary “non-petition” and “limited recourse” provisions therein (and shall not amend or eliminate such provisions in any agreement to which it is party), except for any agreements related to the purchase and sale of any Collateral Obligations or Eligible Investments which contain customary (as determined by the Investment Manager in its sole discretion) purchase or sale terms or which are documented using customary (as determined by the Investment Manager in its sole discretion) loan trading documentation and any agreement with the IRS.

(d)  Notwithstanding anything contained in this Indenture to the contrary, the Issuer may not acquire any of the Secured Notes; provided that this Section 7.8(d) shall not be deemed to limit an Optional Redemption or Mandatory Redemption pursuant to the terms of this Indenture.

Section 7.9 Statement as to Compliance. On or before May 27th in each calendar year commencing in 2027, or immediately if there has been a Default under this Indenture, the Issuer, subject to Section 14.3(c), shall deliver to the Rating Agency then rating a Class of Secured Notes, the Trustee and the Investment Manager (to be forwarded by the Trustee to each Noteholder making a written request therefor) an Officer’s certificate of the Issuer that, having made reasonable inquiries of the Investment Manager, and to the best of the knowledge, information and belief of the Issuer, there did not exist, as at a date not more than five days prior to the date of the certificate, nor had there existed at any time prior thereto since the date of the last certificate (if any), any Default hereunder or, if such Default did then exist or had existed, specifying the same and the nature and status thereof, including actions undertaken to remedy the same, and that the Issuer has complied with all of its obligations under this Indenture or, if such is not the case, specifying those obligations with which it has not complied.

Section 7.10 Issuer May Consolidate, etc., Only on Certain Terms. The Issuer (the “Merging Entity”) shall not consolidate or merge with or into any other Person or, except as permitted under this Indenture, transfer or convey all or substantially all of its assets to any Person, unless permitted by United States and Delaware law and unless:

(a) the Merging Entity shall be the surviving corporation, or the Person (if other than the Merging Entity) formed by such consolidation or into which the Merging Entity is merged or to which all or substantially all of the assets of the Merging Entity are transferred (the “Successor Entity”) (A) if the Merging Entity is the Issuer, shall be a company formed and existing under the laws of the United States and the State of Delaware or such other jurisdiction approved by a Majority of the Controlling Class provided that no such approval shall be required in connection with any such transaction undertaken solely to effect a change in the jurisdiction of formation pursuant to Section 7.4, and (B) in any case shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee and each Holder, the due and punctual payment of the principal of and interest on all Secured Notes and the performance and observance of every covenant of this Indenture on its part to be performed or observed, all as provided herein;

(b)  the Global Rating Agency Condition shall have been satisfied with respect to such consolidation or merger;

(c)  if the Merging Entity is not the Successor Entity, the Successor Entity shall have agreed with the Trustee (i) to observe the same legal requirements for the recognition of such formed or surviving corporation as a legal entity separate and apart from any of its Affiliates as are applicable to the Merging Entity with respect to its Affiliates and (ii) not to consolidate or merge with or into any other Person or transfer or convey the Assets or all or substantially all of its assets to any other Person except in accordance with the provisions of this Section 7.10;

(d)  if the Merging Entity is not the Successor Entity, the Successor Entity shall have delivered to the Trustee, the Investment Manager and the Issuer (and, subject to Section 14.3(c), the Issuer shall have delivered to the Rating Agency then rating a Class of Secured Notes) an Officer’s certificate and an Opinion of Counsel each stating that such Person is duly organized, validly existing and in good standing in the jurisdiction in which such Person is organized; that such Person has sufficient power and authority to assume the obligations set forth in subsection (a) above and to execute and deliver an indenture supplemental hereto for the purpose of assuming such obligations; that such Person has duly authorized the execution, delivery and performance of an indenture supplemental hereto for the purpose of assuming such obligations and that such supplemental indenture is a valid, legal and binding obligation of such Person, enforceable in accordance with its terms, subject only to bankruptcy, reorganization, insolvency, moratorium and other laws affecting the enforcement of creditors’ rights generally and to general principles of equity (regardless of whether such enforceability is considered in a Proceeding in equity or at law); if the Merging Entity is the Issuer, that, immediately following the event which causes such Successor Entity to become the successor to the Issuer, (i) such Successor Entity has title, free and clear of any lien, security interest or charge, other than the lien and security interest of this Indenture and any other Permitted Lien, to the Assets securing all of the Notes and (ii) the Trustee continues to have a valid perfected first priority security interest in the Assets securing all of the Secured Notes; and in each case as to such other matters as the Trustee or any Noteholder may reasonably require; provided that nothing in this clause shall imply or impose a duty on the Trustee to require such other documents;

(e)  immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

(f)  the Merging Entity shall have notified the Investment Manager and the Issuer (and, subject to Section 14.3(c), the Issuer shall have notified the Rating Agency then rating a Class of Secured Notes) of such consolidation, merger, transfer or conveyance and shall have delivered to the Trustee and each Noteholder an Officer’s certificate and an Opinion of Counsel each stating that such consolidation, merger, transfer or conveyance and such supplemental indenture comply with this Article VII and that all conditions precedent in this Article VII relating to such transaction have been complied with;

(g)  the Merging Entity shall have delivered to the Trustee an Opinion of Counsel stating that after giving effect to such transaction, the Issuer (or, if applicable, the Successor Entity) will not be required to register as an investment company under the Investment Company Act;

(h) [reserved];

(i)  the fees, costs and expenses of the Trustee (including any reasonable legal fees and expenses) associated with the matters addressed in this Section 7.10 shall have been paid by the Merging Entity (or, if applicable, the Successor Entity) or otherwise provided for to the satisfaction of the Trustee; and

(j)  after giving effect to such transaction, the Successor Entity is not treated as a corporation (including a publicly traded partnership taxable as a corporation) for U.S. federal income tax purposes or otherwise subject to U.S. federal income tax on a net basis, including any tax imposed under Section 1446 of the Code.

Section 7.11 Successor Substituted. Upon any consolidation or merger, or transfer or conveyance of all or substantially all of the assets of the Issuer in accordance with Section 7.10 in which the Merging Entity is not the surviving corporation, the Successor Entity shall succeed to, and be substituted for, and may exercise every right and power of, the Merging Entity under this Indenture with the same effect as if such Person had been named as the Issuer herein. In the event of any such consolidation, merger, transfer or conveyance, the Person named as the “Issuer” in the first paragraph of this Indenture or any successor which shall theretofore have become such in the manner prescribed in this Article VII may be dissolved, wound up and liquidated at any time thereafter, and such Person thereafter shall be released, without further action by any Person, from its liabilities as obligor and maker on all the Notes and from its obligations under this Indenture and the other Transaction Documents to which it is a party.

Section 7.12 No Other Business. The Issuer shall not have any employees (other than its officer, if any, and manager to the extent such officer or managers might be considered employees) and shall not engage in any business or activity other than issuing, paying and redeeming the Notes and any additional notes or loans issued pursuant to this Indenture and originating, acquiring, holding, selling, exchanging, redeeming and pledging, solely for its own account, the Assets and other incidental activities, including entering into the Transaction Documents to which it is a party and establishing and owning any Non-U.S. Obligation Subsidiary.

Section 7.13 [Reserved].

Section 7.14 Annual Rating Review.

(a)  So long as any of the Secured Notes of any Class remain Outstanding, on or before May 27th in each year commencing in 2027, the Issuer shall obtain and pay for an annual review of the rating of each such Class of Secured Notes from the Rating Agency. The Issuer shall promptly notify the Trustee and the Investment Manager in writing (and the Trustee shall promptly provide the Holders with a copy of such notice) if at any time the then-current rating of any such Class of Secured Notes has been, or is known will be, changed or withdrawn.

(b)  The Issuer shall obtain and pay for an annual review of any Collateral Obligation which has an S&P Rating derived as set forth in clause (iii)(b) of the part of the definition of the term “S&P Rating”.

Section 7.15 Reporting. At any time when the Issuer is not subject to Section 13 or 15(d) of the Exchange Act and is not exempt from reporting pursuant to Rule 12g3 - 2(b) under the Exchange Act, upon the request of a Holder or beneficial owner of any Notes, the Issuer shall promptly furnish or cause to be furnished Rule 144A Information to such Holder or beneficial owner, to a prospective purchaser of such Notes designated by such Holder or beneficial owner, or to the Trustee for delivery upon an Issuer Order to such Holder or beneficial owner or a prospective purchaser designated by such Holder or beneficial owner, as the case may be, in order to permit compliance by such Holder or beneficial owner with Rule 144A under the Securities Act in connection with the resale of such Notes. “Rule 144A Information” shall be such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto).

Section 7.16 Calculation Agent.

(a) The Issuer hereby agrees that for so long as any Secured Notes remains Outstanding there will at all times be an agent appointed (which does not control or is not controlled or under common control with the Issuer, the Investment Manager or their respective Affiliates, and is not a fund or account managed by the Investment Manager or Affiliates of the Investment Manager) to calculate the Benchmark in respect of each Interest Accrual Period in accordance with the terms of this Indenture (the “Calculation Agent”). The Issuer hereby appoints the Collateral Administrator as Calculation Agent. The Calculation Agent may be removed by the Issuer or the Investment Manager, on behalf of the Issuer, at any time. If the Calculation Agent is unable or unwilling to act as such or is removed by the Issuer or the Investment Manager, on behalf of the Issuer, the Issuer or the Investment Manager, on behalf of the Issuer, will promptly appoint a replacement Calculation Agent which does not control and is not controlled by or under common control with (x) the Issuer or its Affiliates, (y) the Investment Manager or its Affiliates or (z) funds or accounts managed by the Investment Manager or Affiliates of the Investment Manager. The Calculation Agent may not resign its duties or be removed without a successor having been duly appointed.

(b)  While the Benchmark is Term SOFR, the Calculation Agent shall be required to agree (and the Collateral Administrator as Calculation Agent does hereby agree) that, as soon as possible after 6:00 a.m. New York time on each Interest Determination Date, but in no event later than 5:00 p.m. New York time on such Interest Determination Date, the Calculation Agent shall calculate the Interest Rate applicable to each Class of Secured Notes during the related Interest Accrual Period and the Note Interest Amount (in each case, rounded to the nearest cent, with half a cent being rounded upward) payable on the related Payment Date in respect of each Class of Secured Notes for the related Interest Accrual Period. At such time, the Calculation Agent will communicate such rates and amounts to the Issuer, the Trustee, each Paying Agent, the Investment Manager, Euroclear and Clearstream. The Calculation Agent will also specify to the Issuer the sources of the foregoing rates and, in any event, the Calculation Agent shall notify the Issuer before 5:00 p.m. (New York time) on every Interest Determination Date if it has not determined and is not in the process of determining any such Interest Rate or Note Interest Amount together with its reasons therefor. The Calculation Agent’s determination of the foregoing rates and amounts for any Interest Accrual Period will (in the absence of manifest error) be final and binding upon all parties.

(c)  None of the Trustee, the Paying Agent or the Calculation Agent shall be under any obligation (i) to monitor, determine or verify the unavailability or cessation of Term SOFR (or other applicable Benchmark), or whether or when there has occurred, or to give notice to any other transaction party of the occurrence of, any transition event or replacement with respect to the Benchmark, (ii) to select, identify or designate any Fallback Rate, or other successor or replacement benchmark index, or determine whether any conditions to the designation of such a rate have been satisfied, (iii) to select, identify or designate any Benchmark Replacement Adjustment, or other modifier or adjustment to any replacement or successor index, or (iv) to determine whether or what Benchmark Replacement Conforming Changes are necessary or advisable, if any, in connection with any of the foregoing. None of the Trustee, the Paying Agent or the Calculation Agent shall be liable for any inability, failure or delay on its part to perform any of its duties set forth in this Indenture or any other Transaction Document as a result of the unavailability of Term SOFR (or other applicable Benchmark) and absence of a Fallback Rate, including as a result of any inability, delay, error or inaccuracy on the part of any other transaction party, including without limitation the Investment Manager, in providing any direction, instruction, notice or information required or contemplated by the terms of this Indenture or any other Transaction Document and reasonably required for the performance of such duties. The Calculation Agent shall, in respect of any Interest Determination Date, have no liability for the application of Term SOFR as determined on the previous Interest Determination Date if so required under the definition of Term SOFR. If the Calculation Agent at any time or times determines in its reasonable judgment that guidance is needed to perform its duties, or if it is required to decide between alternative courses of action, the Calculation Agent may (but is not obligated to) reasonably request guidance in the form of written instructions (or, in its sole discretion, oral instruction followed by written confirmation) from the Investment Manager, including without limitation in respect of facilitating or specifying administrative procedures with respect to the calculation of any Fallback Rate, on which the Calculation Agent shall be entitled to rely without liability. The Calculation Agent shall be entitled to refrain from action pending receipt of such instruction. The Trustee, the Paying Agent or the Calculation Agent shall be entitled to conclusively rely on any selection, determination, decision or election that may be made by the Investment Manager with respect to any successor or replacement reference rate  (and any Benchmark Replacement Conforming Changes with respect thereto) selected, determined or adopted by the Investment Manager. The Calculation Agent shall be entitled to refrain from action pending receipt of such instruction. The Investment Manager will select any Fallback Rate in consultation with, for technical, administrative or operational purposes only, the Calculation Agent, ensuring that the Calculation Agent will be able to meet its obligations and requirements hereunder and the Collateral Administration Agreement with respect to any Fallback Rate. No such replacement (including any Benchmark Replacement Conforming Changes) shall affect the Bank’s (in any capacity) own rights, duties or immunities hereunder or otherwise.

Section 7.17 Certain Tax Matters.

(a)  The Issuer will take any and all actions necessary to maintain its classification as an entity disregarded as separate from the Sole Equity Owner for U.S. federal income tax purposes, and will not take any actions inconsistent with such classification. The Issuer will treat (i) the Secured Notes as debt and (ii) the LLC Interests as equity, in each case for all U.S. federal, state and local income tax purposes and agrees to take no action inconsistent with such treatment unless required by law.

(b)  The Issuer will prepare and file (or will hire accountants and the accountants will prepare and file) for each taxable year of the Issuer any U.S. federal, state and local tax returns and reports required under the Code or any other applicable law, and, subject to clause (d) below, will provide (or cause to be provided) to each Holder (including, for purposes of this Section 7.17, any beneficial owner) any information that such Holder reasonably requests in order for such Holder to comply with its U.S. federal, state or local tax return filing and information reporting obligations.

(c)  If the Issuer is aware that it has participated in a “reportable transaction” within the meaning of Section 6011 of the Code, and the Holder of the LLC Interests (or a Holder of any Secured Notes recharacterized as equity for U.S. federal income tax purposes) requests in writing information about any such transactions in which the Issuer is an investor, the Issuer shall provide (to the extent it can reasonably obtain such information), or cause its Independent accountants to provide, such information that is required to be obtained by such Holder under the Code as soon as practicable after such request.

(d)  If the Issuer is aware that it has an ownership interest in a passive foreign investment company or a controlled foreign corporation for U.S. federal income tax purposes, and a Holder requests in writing information about any such investments of the Issuer, the Issuer shall provide (to the extent it can reasonably obtain such information), or cause its Independent accountants to provide, to such requesting Holder any information with respect to any Non-U.S. Obligation Subsidiary classified as a corporation for U.S. federal income tax purposes that is reasonably available to it in order for such Holder to (i) (x) in the case of the Holder of the LLC Interests (or a Holder of any Secured Notes recharacterized as equity for U.S. federal income tax purposes), make and maintain a “qualified electing fund” (“QEF”) election with respect to any such Non-U.S. Obligation Subsidiary (such information to be provided at the cost of the Issuer) and (y) in the case of a Holder of Tax Restricted Secured Notes, file a protective statement preserving such Holder’s ability to make a retroactive QEF election with respect to any such Non-U.S. Obligation Subsidiary (such information to be provided at the cost of the requesting Holder, in the discretion of the Issuer and the Issuer’s accountants) or (ii) in the case of the Holder of the LLC Interests (or a Holder of any Secured Notes recharacterized as equity for U.S. federal income tax purposes), comply with filing requirements (including with respect to IRS Forms 5471 and 8992) that arise as a result of any such Non-U.S. Obligation Subsidiary being classified as a “controlled foreign corporation” for U.S. federal income tax purposes (such information to be provided (at the sole discretion of the Issuer) at the cost of the requesting Holder).

(e)  Upon the Issuer’s receipt of a request of a Holder of Secured Notes for the information described in Treasury Regulations Section 1.1275-3(b)(1)(i) that is applicable to such Secured Notes, the Issuer shall promptly cause its Independent accountants to provide such information to the Trustee, and the Trustee shall promptly provide such information to such requesting Holder.

(f)  Notwithstanding any provision herein to the contrary, the Issuer shall take any and all reasonable actions that may be necessary or appropriate to ensure that the Issuer satisfies any and all withholding and tax payment obligations under Sections 1441, 1442, 1445, 1446, 1471 and 1472 of the Code, and any other provision of the Code or other applicable law. Without limiting the generality of the foregoing, the Issuer shall deliver or cause to be delivered an IRS Form W-9 of its Sole Equity Owner or, if the Issuer ever were to become treated as a partnership for U.S. federal income tax purposes, its own IRS Form W-9 or applicable successor form and any relevant supporting documentation to each issuer or obligor of or counterparty with respect to an Asset at the time such Asset is purchased or entered into by the Issuer and thereafter prior to the obsolescence or expiration of such form.

(g)  If the Issuer ever were to become treated as a partnership for U.S. federal income tax purposes, then so long as the Issuer is treated as a partnership for U.S. federal income tax purposes, Tennenbaum Capital Partners, LLC shall be the Partnership Representative. If Tennenbaum Capital Partners, LLC is no longer eligible to serve as the Partnership Representative, all equity owners of the Issuer will be deemed to have agreed to appoint Tennenbaum Capital Partners, LLC as the agent and attorney-in-fact of the Partnership Representative, and that it shall perform all of the duties of the Partnership Representative for the Issuer.

(h)  If the Issuer ever were to become treated as a partnership for U.S. federal income tax purposes, then for any taxable year in which the Issuer is treated as a partnership for U.S. federal income tax purposes, the Partnership Representative shall cause the Issuer to comply with all tax information reporting and filing requirements applicable to the Issuer and make any and all elections available to the Issuer to cause all tax liabilities to be liabilities of the partners and not the Issuer.

(i) [Reserved].

(j) [Reserved].

(k) [Reserved].

(l)  Upon a Re-Pricing or the adoption of a Benchmark Replacement that causes any Secured Notes to be deemed reissued for U.S. federal income tax purposes, the Issuer will cause its Independent certified public accountants to comply with any requirements under Treasury Regulations Section 1.1273-2(f)(9) (or any successor provision) including (as applicable), to (i) determine whether any Notes of the Re-Priced Class or any Class of Secured Notes subject to the adoption of the Benchmark Replacement is traded on an established market and (ii) if so traded, to determine the fair market value of such Secured Notes and to make available such fair market value determination to Holders of such Secured Notes in a commercially reasonable fashion, including by electronic publication, within, 90 days of the date of the Re-Pricing or the date that the Benchmark Replacement is adopted, as applicable.

(m)  No more than 40% of the debt obligations (as determined for U.S. federal income tax purposes) held by the Issuer may at any time consist of real estate mortgages (or interests therein) as determined for purposes of Section 7701(i) of the Code unless the Issuer has received written advice of Chapman and Cutler LLP or Milbank LLP, or an opinion of other tax counsel of nationally recognized standing in the United States experienced in such matters, to the effect that the ownership of such debt obligations will not cause the Issuer to be treated as a taxable mortgage pool for U.S. federal income tax purposes.

(n)  The Issuer shall require the Holder of the LLC Interests to acknowledge, represent and agree to the terms in Section 2.12 mutatis mutandis.

Section 7.18 [Reserved].

Section 7.19 Representations Relating to Security Interests in the Assets.

(a) The Issuer hereby represents and warrants that, as of the Closing Date (which representations and warranties shall survive the execution of this Indenture and be deemed to be repeated on each date on which an Asset is Granted to the Trustee hereunder):

(i) The Issuer owns such Asset free and clear of any lien, claim or encumbrance of any person, other than such as are created under, or permitted by, this Indenture other than Permitted Liens.

(ii)  Other than the security interest Granted to the Trustee pursuant to this Indenture, except as permitted by this Indenture, the Issuer has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Assets. The Issuer has not authorized the filing of and is not aware of any Financing Statements against the Issuer that include a description of collateral covering the Assets other than any Financing Statement relating to the security interest granted to the Trustee hereunder or that has been terminated; the Issuer is not aware of any judgment, PBGC liens or tax lien filings against the Issuer.

(iii) All Assets constitute Cash, accounts (as defined in Section 9-102(a)(2) of the UCC), Instruments, general intangibles (as defined in Section 9-102(a)(42) of the UCC), uncertificated securities (as defined in Section 8-102(a)(18) of the UCC), Certificated Securities or security entitlements to financial assets resulting from the crediting of financial assets to a “securities account” (as defined in Section 8-501(a) of the UCC).

(iv) All Accounts constitute “securities accounts” under Section 8-501(a) of the UCC.

(v)  This Indenture creates a valid and continuing security interest (as defined in Section 1 - 201(37) of the UCC) in such Assets in favor of the Trustee, for the benefit and security of the Secured Parties, which security interest is prior to all other liens, claims and encumbrances (except as permitted otherwise in this Indenture), and is enforceable as such against creditors of and purchasers from the Issuer.

(b)  The Issuer hereby represents and warrants that, as of the Closing Date (which representations and warranties shall survive the execution of this Indenture and be deemed to be repeated on each date on which an Asset is Granted to the Trustee hereunder), with respect to Assets that constitute Instruments:

(i)  Either (x) the Issuer has caused or will have caused, within ten days after the Closing Date, the filing of all appropriate Financing Statements in the proper office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Instruments granted to the Trustee, for the benefit and security of the Secured Parties or (y) (A) all original executed copies of each promissory note or mortgage note that constitutes or evidences the Instruments have been delivered to the Trustee or the Issuer has received written acknowledgement from a custodian that such custodian is holding the mortgage notes or promissory notes that constitute evidence of the Instruments solely on behalf of the Trustee and for the benefit of the Secured Parties and (B) none of the Instruments that constitute or evidence the Assets has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Trustee, for the benefit of the Secured Parties.

(ii)  The Issuer has received all consents and approvals required by the terms of the Assets to the pledge hereunder to the Trustee of its interest and rights in the Assets.

(c) The Issuer hereby represents and warrants that, as of the Closing Date (which representations and warranties shall survive the execution of this Indenture and be deemed to be repeated on each date on which an Asset is Granted to the Trustee hereunder), with respect to the Assets that constitute Security Entitlements:

(i) All of such Assets have been and will have been credited to one of the Accounts which are securities accounts within the meaning of Section 8-501(a) of the UCC. The Securities Intermediary for each Account has agreed to treat all assets credited to such Accounts as “financial assets” within the meaning of Section 8-102(a)(9) the UCC.

(ii) The Issuer has received all consents and approvals required by the terms of the Assets to the pledge hereunder to the Trustee of its interest and rights in the Assets.

(iii) (x) The Issuer has caused or will have caused, within ten days after the Closing Date, the filing of all appropriate Financing Statements in the proper office in the appropriate jurisdictions under applicable law in order to perfect the security interest granted to the Trustee, for the benefit and security of the Secured Parties, hereunder and (y) (A) the Issuer has delivered to the Trustee a fully executed Securities Account Control Agreement pursuant to which the Custodian has agreed to comply with all instructions originated by the Trustee relating to the Accounts without further consent by the Issuer or (B) the Issuer has taken all steps necessary to cause the Custodian to identify in its records the Trustee as the person having a security entitlement against the Custodian in each of the Accounts.

(iv)  The Accounts are not in the name of any person other than the Issuer or the Trustee. The Issuer has not consented to the Custodian to comply with the entitlement order of any Person other than the Trustee (and the Issuer prior to a notice of exclusive control being provided by the Trustee).

(d)  The Issuer hereby represents and warrants that, as of the Closing Date (which representations and warranties shall survive the execution of this Indenture and be deemed to be repeated on each date on which an Asset is Granted to the Trustee hereunder), with respect to Assets that constitute general intangibles:

(i)  The Issuer has caused or will have caused, within ten days after the Closing Date, the filing of all appropriate Financing Statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Assets granted to the Trustee, for the benefit and security of the Secured Parties, hereunder.

(ii)  The Issuer has received, or will receive, all consents and approvals required by the terms of the Assets to the pledge hereunder to the Trustee of its interest and rights in the Assets.

(e)  The Issuer hereby represents, warrants and covenants that, as of the Closing Date (which representations and warranties shall survive the execution of this Indenture and be deemed to be repeated on each date on which an Asset is Granted to the Trustee hereunder) each payment of principal or interest with respect to the Notes made under this Indenture will have been made (i) in payment of a debt incurred by the Issuer in the ordinary course of business or financial affairs of the Issuer and (ii) in the ordinary course of business or financial affairs of the Issuer.

The Issuer agrees to notify the Investment Manager and the Rating Agency promptly if it becomes aware of the breach of any of the representations and warranties contained in this Section 7.19 and shall not, without satisfaction of the Global Rating Agency Condition, waive any of the representations and warranties in this Section 7.19 or any breach thereof.

Section 7.20 Information.

The Issuer will deliver to the Trustee and the Rating Agency then rating any Class of Notes (and the Trustee shall furnish copies thereof to each of the Holders):

(a)  as soon as reasonably available and in any event within 120 days after the end of each fiscal year, a balance sheet of the Issuer or, if the Issuer is consolidated with the balance sheet of BlackRock DLF-C 2026, LLC, of BlackRock DLF-C 2026, LLC as of the end of such fiscal year and the related statements of operations and cash flows for such fiscal year audited by Independent public accountants of nationally recognized standing;

(b)  as soon as available and in any event within 60 days after the end of each of the first three quarters of each fiscal year, (i) a balance sheet of the Issuer or, if the Issuer is consolidated with the balance sheet BlackRock DLF-C 2026, LLC, of BlackRock DLF-C 2026, LLC as of the end of such quarter and the related statements of operations for such quarter and for the portion of the Issuer’s fiscal year ended at the end of such quarter and (ii) such other information reasonably requested by the Majority of any Class of Notes in writing; and

(c)  simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a certificate of the Issuer certifying (x) that such financial statements fairly present the financial condition and the results of operations of the Issuer on the dates and for the periods indicated, on the basis of GAAP, subject, in the case of interim financial statements, to normally recurring year-end adjustments and the absence of notes, and (y) that an Authorized Officer of the Issuer has reviewed the terms of the Transaction Documents and has made, or caused to be made under his or her supervision, a review in reasonable detail of the business and condition of the Issuer during the period beginning on the date through which the last such review was made pursuant to this Section 7.20(c) (or, in the case of the first certification pursuant to this Section 7.20(c), the Closing Date) and ending on a date not more than ten Business Days prior to the date of such delivery and that on the basis of such financial statements and such review of the Transaction Documents, no Default occurred and is continuing or, if any such Default has occurred and is then continuing, specifying the nature and extent thereof and, if continuing, the action the Issuer is taking or proposes to take in respect thereof.

Section 7.21 Credit Estimates.

(a) For any Collateral Obligation which has an S&P Rating determined pursuant to clause (iii)(b) of the definition of “S&P Rating”, the Investment Manager on behalf of the Issuer or the issuer of such Collateral Obligation shall, prior to or within 30 days after the acquisition of such Collateral Obligation, apply (and concurrently submit all available Information in respect of such application) to S&P for a credit estimate. The Investment Manager shall act in accordance with the procedures and requirements specified in the definition of “S&P Rating” relating to credit estimates and shall ensure that, during the immediately preceding 12 calendar months, no more than six Collateral Obligations that were Deemed Rated Obligations have received credit estimates that have resulted in such Deemed Rated Obligations to constitute CCC Collateral Obligations or Defaulted Obligations as a result of the receipt of an applicable credit estimate.

ARTICLE VIII

SUPPLEMENTAL INDENTURES

Section 8.1 Supplemental Indentures Without Consent of Holders of Notes. Without the consent of the Holders of any Notes and, except as provided in Section 8.3, without an Opinion of Counsel being provided to the Issuer or the Trustee as to whether any Class of Notes would be materially and adversely affected thereby, the Issuer, when authorized by Resolutions, and the Trustee, with the written consent of the Investment Manager, at any time and from time to time subject to Section 8.3, may enter into one or more indentures supplemental hereto in form satisfactory to the Trustee, for any of the following purposes:

(i) to evidence the succession of another Person to the Issuer and the assumption by any such successor Person of the covenants of the Issuer herein and in the Notes;

(ii)  to add to the covenants of the Issuer or the Trustee for the benefit of the Secured Parties or to surrender any right or power conferred upon the Issuer by this Indenture;

(iii)  to convey, transfer, assign, mortgage or pledge any property to or with the Trustee or add to the conditions, limitations or restrictions on the authorized amount, terms and purposes of the issue, authentication and delivery of the Notes;

(iv)  (A) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee and (B) to add to or change any of the provisions of this Indenture as shall be necessary to facilitate the administration of the trusts hereunder by more than one Trustee pursuant to the requirements of Sections 6.9, 6.10 and 6.12 hereof;

(v)  to correct or amplify the description of any property at any time subject to the lien of this Indenture, or to better assure, convey and confirm unto the Trustee any property subject or required to be subjected to the lien of this Indenture (including, without limitation, any and all actions necessary or desirable as a result of changes in law or regulations, whether pursuant to Section 7.5 or otherwise) or to subject to the lien of this Indenture any additional property;

(vi)  to modify the restrictions on and procedures for resales and other transfers of Notes to reflect any changes in ERISA or other applicable law or regulation (or the interpretation thereof) or to enable the Issuer to rely upon any exemption from registration under the Securities Act or the Investment Company Act or otherwise comply with any applicable securities law, or to remove restrictions on resale and transfer to the extent not required thereunder, including, without limitation, by reducing the minimum denomination of any Class of Notes;

(vii)  to make such changes (including the removal and appointment of any listing agent, transfer agent or paying agent) as shall be necessary or advisable in order for the Notes to be listed or remain listed on an exchange and otherwise to amend this Indenture to incorporate any changes required or requested by governmental authority, stock exchange authority, listing agent, transfer agent or paying agent for the Notes in connection therewith;

(viii)  (a) to correct any inconsistency or cure any ambiguity, omission or manifest errors in this Indenture, (b) to conform the provisions of this Indenture to the Offering Circular or (c) to make any modification that is of a formal, minor or technical nature; provided that notwithstanding anything in this Indenture to the contrary and without regard to any other consent requirement specified in this Indenture, any supplemental indenture to be entered into pursuant to clauses (a) and (b) may also provide for any corrective measures or ancillary amendments to this Indenture to give effect to such supplemental indenture as if it had been effective as of the Closing Date;

(ix) [reserved];

(x)  to take any action advisable, necessary or helpful (A) to prevent the Issuer, any Non-U.S. Obligation Subsidiary, the Holders or the Trustee from becoming subject to (or to otherwise minimize) any withholding or other Taxes (including any tax imposed under Section 1446 of the Code), (B) to prevent the Issuer from being treated as a corporation, a taxable mortgage pool, a publicly traded partnership taxable as a corporation, or otherwise as other than a disregarded entity for U.S. federal income tax purposes or (C) to enable the Issuer and any Non-U.S. Obligation Subsidiary to comply with applicable tax reporting requirements (including by achieving Tax Account Reporting Rules Compliance);

(xi)  to make such changes as shall be necessary to (A) effect a Risk Retention Issuance or (B) effect or facilitate any Refinancing in accordance with this Indenture;

(xii) to amend the name of the Issuer;

(xiii)  to evidence any waiver or modification by S&P, as to any requirement or condition, as applicable, of S&P, set forth herein;

(xiv)  to modify the terms hereof in order that it may be consistent with the requirements of S&P, including to address any change in the rating methodology employed by S&P;

(xv)  to take any action necessary or advisable for the Bankruptcy Subordination Agreement; and to issue new Notes in respect of, or issue one or more new sub-classes of, any Class of Notes, in each case with new identifiers (including CUSIPs, ISINs and Common Codes, as applicable), to the extent that the Issuer or the Trustee determines that one or more beneficial owners of the Notes of such Class have failed to comply with the Bankruptcy Subordination Agreement; provided that any sub-class of a Class of Notes issued pursuant to this clause shall be issued on identical terms as, and rank pari passu in all respects with, the existing Notes of such Class;

(xvi)  (A) to effect a Re-Pricing in accordance with this Indenture; provided that, in connection with a Re-Pricing of less than all Classes of Secured Notes, a supplemental indenture described in this clause (xvi) may establish a non-call period with respect to, or prohibit the refinancing of, the Re-Pricing Replacement Notes; provided further that, in the event of a Re-Pricing of all Classes of Secured Notes, any changes made pursuant to a supplemental indenture described in this clause (xvi) (a) will be deemed to not materially and adversely affect any of the Secured Notes, (b) will not require the consent of any of the holders of Secured Notes and (c) will be effective in accordance with the requirements for a Re-Pricing set forth in Section 9.7 or (B) in connection with a Re-Pricing, with the consent of the Investment Manager, to make modifications that are determined by the Investment Manager to be necessary in order for such Re-Pricing not to be subject to the U.S. Risk Retention Rules;

(xvii)  to amend, modify, enter into or accommodate the execution of any Hedge Agreement upon terms satisfactory to the Investment Manager;

(xviii)  to accommodate the settlement of the Secured Notes in book-entry form through the facilities of DTC or otherwise;

(xix) to facilitate any necessary filings, exemptions or registrations with the CFTC;

(xx)  to amend, modify or otherwise accommodate changes to this Indenture to comply with any statute, rule, regulation, or technical or interpretive guidance enacted, effective, or issued by regulatory agencies of the United States federal government or any Member State of the European Economic Area or otherwise under European law, after the Closing Date that are applicable to the Issuer, the Notes or the transactions contemplated by this Indenture or by the Offering Circular, including, without limitation, with the U.S. Risk Retention Rules, securities laws or the Dodd-Frank Act and all rules, regulations, and technical or interpretive guidance thereunder, or any amendment in relation to the Volcker Rule;

(xxi)  to make any modification determined by the Investment Manager (based on the advice of Milbank LLP or other nationally recognized counsel) necessary or advisable to comply with U.S. Risk Retention Rules, the EU/UK Risk Retention Requirements or the Transparency and Reporting Requirements, including, without limitation, in connection with a Refinancing, Optional Redemption, Risk Retention Issuance, or material amendment to any Transaction Document;

(xxii)  to enter into any additional agreements not expressly prohibited by this Indenture as well as any amendment, modification or waiver of the provisions of this Indenture if the Issuer determines that such additional agreement or amendment, modification or waiver would not, upon or after becoming effective, materially and adversely affect the rights or interests of Holders of any Class of Notes; provided, that any such additional agreements include customary limited recourse and non-petition provisions;

(xxiii)  to make Benchmark Replacement Conforming Changes as are necessary or advisable in the reasonable judgment of the Investment Manager to implement a Fallback Rate;

(xxiv)  to modify or amend the restrictions on the sales of Collateral Obligations and the definitions related thereto which affect the calculation thereof and with respect to which the Global Rating Agency Condition is satisfied; or

(xxv)  without regard to any of the other provisions of this Section 8.1 or Section 8.2, to amend or modify this Indenture and any other Transaction Document in connection with a Refinancing of all Secured Notes, to (a) establish a non-call period or prohibit a future Refinancing, (b) provide for a stated maturity of the obligations providing the Refinancing or loans or other financial arrangements issued or entered into in connection with such Refinancing that is later than the Stated Maturity of the Secured Notes, (c) to amend the Benchmark component of the Interest Rate with respect thereto and/or (d) make any other supplement or amendment to this Indenture.

Section 8.2 Supplemental Indentures With Consent of Holders of Notes.

(a) With the written consent of the Investment Manager, a Majority of each Class of Secured Notes materially and adversely affected thereby, and any Hedge Counterparty materially and adversely affected thereby, the Trustee and the Issuer may, subject to Section 8.3, execute one or more indentures supplemental hereto to add any provisions to, or change in any manner or eliminate any of the provisions of, this Indenture or modify in any manner the rights of the Holders of the Notes of any Class under this Indenture; provided that notwithstanding anything in this Indenture to the contrary (other than with respect to any Reset Amendment), no such supplemental indenture shall, without the consent of each Holder of any Outstanding Notes of each Class materially and adversely affected thereby:

(i)  change the Stated Maturity of the principal of or the due date of any installment of interest on any Secured Notes, reduce the principal amount thereof or, other than in connection with a Re-Pricing, the rate of interest thereon or the Redemption Price with respect to any Notes, or change the earliest date on which Notes of any Class may be redeemed, change the provisions of this Indenture relating to the application of proceeds of any Assets to the payment of principal of or interest on the Secured Notes, or change any place where, or the coin or currency in which, Notes or the principal thereof or interest or any distribution thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the applicable Redemption Date); provided that this Indenture may be amended without the consent of the Holders to facilitate a change from the current Benchmark to a Fallback Rate.

(ii)  reduce the percentage of the Aggregate Outstanding Amount of Holders of each Class whose consent is required for the authorization of any such supplemental indenture or for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder or their consequences provided for in this Indenture;

(iii)  materially impair or materially adversely affect the Assets except as otherwise permitted in this Indenture;

(iv)  except as otherwise permitted by this Indenture, permit the creation of any lien ranking prior to or on a parity with the lien of this Indenture with respect to any part of the Assets or terminate such lien on any property at any time subject hereto or deprive the Holder of any Secured Notes of the security afforded by the lien of this Indenture;

(v)  reduce the percentage of the Aggregate Outstanding Amount of Holders of any Class of Secured Notes whose consent is required to request the Trustee to preserve the Assets or rescind the Trustee’s determination to preserve the Assets pursuant to Section 5.5 or to sell or liquidate the Assets pursuant to Section 5.4 or 5.5;

(vi)  modify any of the provisions of (x) this Section 8.2, except to increase the percentage of Outstanding Notes the consent of the Holders of which is required for any such action or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of any Notes Outstanding and affected thereby or (y) Section 8.1 or Section 8.3;

(vii)  modify the definition of the term “Outstanding” or the Priority of Payments set forth in Section 11.1(a) (other than, for the avoidance of doubt, to reflect the terms of a Refinancing or Re-Pricing); or

(viii)  other than in connection with a Re-Pricing or any Benchmark Replacement Conforming Changes, modify any of the provisions of this Indenture in such a manner as to affect the calculation of the amount of any payment of interest or principal on any Secured Notes, or to affect the rights of the Holders of any Secured Notes to the benefit of any provisions for the redemption of such Secured Notes contained herein.

(b)  Notwithstanding any other provision relating to supplemental indentures, at any time after the expiration of the Non-Call Period, if any Class of Notes has been or contemporaneously with the effectiveness of any supplemental indenture will be paid in full in accordance with this Indenture as so supplemented or amended (including, without limitation, in connection with a Refinancing), the written consent of any holder of any Notes of such Class will not be required with respect to such supplemental indenture.

(c)  Any Non-Accepting Holders shall be deemed not to be materially and adversely affected by any terms of the supplemental indenture related to, in connection with or to become effective on or immediately after, the Re-Pricing Redemption Date.

Notwithstanding anything to the contrary herein, the Issuer and the Trustee may, pursuant to Section 8.1(xi) and as described in Section 9.2, with the consent of a Majority of the LLC Interests and the Investment Manager but without regard to any other Holder consent requirement specified in this Indenture, enter into a supplemental indenture to reflect the terms of a Refinancing upon a redemption of the Secured Notes in whole but not in part, including to (a) establish or extend the Non-Call Period for the Notes or prohibit a future refinancing of such Notes, (b) provide for a Stated Maturity of the Notes that is later than the then-Stated Maturity of such Notes, (c) modify any component of the Investment Management Fee and/or (d) make any supplements or amendments to this Indenture that would otherwise be subject to the Holder consent rights of this Indenture and any other changes permitted by this Indenture (a “Reset Amendment”). For the avoidance of doubt, Reset Amendments are not subject to any Holder consent requirements that would otherwise apply to supplemental indentures described in this Indenture (other than the consent of the Majority of the LLC Interests). The Issuer shall deliver a copy of any such supplemental indenture to the Holder of the LLC Interests prior to the execution of any such supplemental indenture.

Section 8.3 Execution of Supplemental Indentures.

(a)  The Trustee shall join in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into any such supplemental indenture or amendment which affects such entity’s own rights, duties, liabilities or immunities under this Indenture or otherwise, except to the extent required by law.

(b)  With respect to any supplemental indenture or amendment permitted by Section 8.1 or 8.2 the consent to which is expressly required pursuant to such Section from all or a Majority of Holders of each Class materially and adversely affected thereby and/or any Hedge Counterparty materially and adversely affected thereby, the Trustee shall be entitled to receive and conclusively rely upon an Opinion of Counsel (which may be supported as to factual (including financial and capital markets) matters by any relevant certificates and other documents necessary or advisable in the judgment of counsel delivering such Opinion of Counsel) or an Officer’s certificate of the Investment Manager (as applicable) as to (i) whether or not the Holders of any Class of Secured Notes would be adversely affected or materially and adversely affected, as applicable, by such supplemental indenture or amendment and (ii) whether or not a non-consenting Hedge Counterparty would be materially and adversely affected by such supplemental indenture or amendment. Such determination shall, in each such case, be conclusive and binding on all present and future Holders. In executing or accepting the additional trusts created by any supplemental indenture permitted by this Article VIII or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Sections 6.1 and 6.3) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture or amendment is authorized and permitted by this Indenture and that all conditions precedent thereto have been satisfied. The Trustee shall not be liable for any reliance made in good faith upon such an Opinion of Counsel or such an Officer’s certificate of the Investment Manager.

(c)  At the cost of the Issuer, for so long as any Notes shall remain Outstanding, not later than 10 Business Days (or 5 Business Days if in connection with any Benchmark Replacement Conforming Changes or a Refinancing, or Re-Pricing or Risk Retention Issuance) prior to the execution of any proposed supplemental indenture or amendment pursuant to Section 8.1 or Section 8.2, the Trustee shall deliver to the Investment Manager, the Collateral Administrator, each Hedge Counterparty and the Noteholders (other than, with respect to a supplemental indenture or amendment to effect a Refinancing, the Noteholders to be redeemed in connection with such Refinancing) a copy of such supplemental indenture or amendment. At the cost of the Issuer, for so long as any Class of Secured Notes shall remain Outstanding, the Issuer shall provide to the Rating Agency rating any Class of Secured Notes then Outstanding (i) a copy of any proposed supplemental indenture or amendment at least 10 Business Days (or 5 Business Days if in connection with any Benchmark Replacement Conforming Changes, a Refinancing, or a Re-Pricing or Risk Retention Issuance) prior to the execution thereof and (ii) a copy of the executed supplemental indenture or amendment after its execution. Following such delivery by the Trustee, if any changes are made to such supplemental indenture or amendment other than changes of a technical nature or to correct typographical errors, to conform to Rating Agency requirements or to adjust formatting, then at the cost of the Issuer, for so long as any Notes shall remain outstanding, not later than five Business Days prior to the execution of such proposed supplemental indenture or amendment (provided that, the execution of such proposed supplemental indenture or amendment shall not in any case occur earlier than the date 10 Business Days or 5 Business Days, as applicable, after the initial distribution of such proposed supplemental indenture pursuant to the first sentence of this paragraph), the Trustee shall deliver to the Investment Manager, the Collateral Administrator, each Hedge Counterparty and the Holders a copy of such supplemental indenture or amendment as revised, indicating the changes that were made. If, prior to delivery by the Trustee of such supplemental indenture or amendment as revised, any Holder has provided its written consent to the supplemental indenture or amendment as initially distributed, such Holder will be deemed to have consented in writing to the supplemental indenture or amendment as revised unless such Holder has provided written notice of its withdrawal of such consent to the Trustee and the Issuer not later than one Business Day prior to the execution of such supplemental indenture or amendment. At the cost of the Issuer, the Trustee shall provide to the Holders (in the manner described in Section 14.4) a copy of the executed supplemental indenture or amendment after its execution together with a copy of any confirmations from S&P that were received in connection with the supplemental indenture or amendment. Any failure of the Trustee to publish or deliver such notice, or any defect therein, shall not in any way impair or affect the validity of any such supplemental indenture or amendment.

(d)  It shall not be necessary for any Act of Holders to approve the particular form of any proposed supplemental indenture or amendment, but it shall be sufficient, if the consent of any Holders to such proposed supplemental indenture or amendment is required, that such Act shall approve the substance thereof.

(e)  The Investment Manager will not be bound to follow any amendment or supplement to this Indenture until it has consented thereto in accordance with this Indenture. The Issuer will agree under the Investment Management Agreement and agrees pursuant to this Indenture that it will not permit to become effective any supplemental indenture or amendment unless the Investment Manager has been given prior written notice of such amendment and the Investment Manager has expressly consented thereto in writing. None of the Trustee or the Collateral Administrator shall be obligated to enter into any supplemental indenture or amendment which affects the Trustee’s or the Collateral Administrator’s own rights, duties, liabilities or immunities under this Indenture or otherwise.

(f)  Notwithstanding any other provision relating to supplemental indentures, the Issuer and the Trustee may only enter into one or more supplemental indentures, with or without consent of holders, to the extent that written advice from Chapman and Cutler LLP or an opinion of other tax counsel of nationally recognized standing in the United States experienced in such matters is delivered to the Trustee, in form and substance satisfactory to the Investment Manager, to the effect that entering into such supplemental indenture will not (A) result in the Issuer being treated as an association or a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes or becoming subject to U.S. federal income tax with respect to its net income (including any tax imposed under Section 1446 of the Code) other than by operation of Chapter 63 of the Code or (B) cause any Tax Unrestricted Secured Notes deemed exchanged pursuant to Section 1001 of the Code (as a result of such supplemental indenture) to be treated as other than debt for U.S. federal income tax purposes (at a will level of comfort).

Section 8.4 Effect of Supplemental Indentures or Amendments. Upon the execution of any supplemental indenture or amendment under this Article VIII, this Indenture shall be modified in accordance therewith, and such supplemental indenture or amendment shall form a part of this Indenture for all purposes; and every Holder of Notes theretofore and thereafter authenticated and delivered hereunder shall be bound thereby.

Section 8.5 Reference in Notes to Supplemental Indentures or Amendments. Notes authenticated and delivered as part of a transfer, exchange or replacement pursuant to Article II of Notes originally issued hereunder after the execution of any supplemental indenture or amendment pursuant to this Article VIII may, and if required by the Issuer shall, bear a notice in form approved by the Trustee as to any matter provided for in such supplemental indenture or amendment. If the Issuer shall so determine, new Notes, so modified as to conform in the opinion of the Issuer to any such supplemental indenture or amendment, may be prepared and executed by the Issuer and authenticated and delivered by the Trustee in exchange for Outstanding Notes.

Section 8.6 Benchmark Replacement Conforming Changes.

(a)  In connection with the implementation of a Fallback Rate, the Investment Manager will have the right, within a commercially reasonable timeframe, to make Benchmark Replacement Conforming Changes from time to time; provided that no such changes may adversely affect the Trustee or the Collateral Administrator without its written consent.

(b)  Any determination, decision or election that may be made by the Investment Manager pursuant to this Section 8.6, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding and may be made in the Investment Manager’s sole discretion (without liability), and, notwithstanding anything to the contrary in the transaction documents, shall become effective without consent from any other party.

ARTICLE IX

REDEMPTION OF NOTES

Section 9.1 Mandatory Redemption. If a Coverage Test is not satisfied on any Determination Date on which such Coverage Test is applicable, the Issuer shall apply available amounts in the Payment Account to make payments on the Secured Notes pursuant to the Priority of Payments (a “Mandatory Redemption”).

Section 9.2 Optional Redemption.

(a)  The Secured Notes shall be redeemable by the Issuer on any Business Day after the Non-Call Period, at the written direction of the Investment Manager as follows: based upon such written direction, (i) the Secured Notes shall be redeemed in whole (with respect to all Classes of Secured Notes) but not in part from Sale Proceeds and/or Refinancing Proceeds; or (ii)  the Secured Notes shall be redeemed in part by Class from Refinancing Proceeds (so long as any Class of Secured Notes to be redeemed represents not less than the entire Class of such Secured Notes). In connection with any such Optional Redemption, the Secured Notes shall be redeemed at the applicable Redemption Prices and the Investment Manager, as applicable, must provide the above described written direction to the Issuer and the Trustee not later than 14 Business Days (or such shorter period of time as the Trustee and the Investment Manager find reasonably acceptable) prior to the Business Day on which such redemption is to be made; provided that all Secured Notes to be redeemed must be redeemed simultaneously. The terms of any Refinancing and any financial institutions acting as lenders thereunder or purchasers thereof shall be acceptable to the Investment Manager and any Refinancing shall satisfy the conditions set forth in this Section 9.2. For the avoidance of doubt, the Investment Manager (or an affiliate thereof, including the Retention Holder) shall have the right to acquire Notes of one or more Classes in connection with any Refinancing if the Investment Manager and/or the Retention Holder determines in its sole discretion that such acquisition is necessary to comply with the Retention Requirements.

(b) [Reserved].

(c)  In the event of any redemption pursuant to this Section 9.2 or Section 9.3, the Issuer shall, at least 12 Business Days (or such shorter period of time as the Trustee and the Investment Manager find reasonably acceptable) prior to the Redemption Date, notify the Trustee in writing of such Redemption Date, the applicable Record Date, the principal amount of Notes to be redeemed on such Redemption Date and the applicable Redemption Prices.

(d) [reserved].

(e)  In the case of a Refinancing upon a redemption of the Secured Notes in whole but not in part, such Refinancing shall only be effective if (i) the Refinancing Proceeds (including any amounts available for such purpose in the Permitted Use Account), all Sale Proceeds from the sale of Collateral Obligations and other Assets in accordance with the procedures set forth herein, and all other available funds will be at least sufficient to redeem simultaneously the Secured Notes (subject to any election by Holders of 100% of the Aggregate Outstanding Amount of any Class of Secured Notes to receive less than 100% of the Redemption Price as provided in Section 9.2(h) below), in whole but not in part, and to pay the other amounts included in the aggregate Redemption Price, all accrued and unpaid Administrative Expenses (regardless of the Administrative Expense Cap), including the reasonable fees, costs, charges and expenses incurred by the Issuer, the Trustee and the Collateral Administrator (including reasonable attorneys’ fees and expenses) in connection with such Refinancing, and any accrued and unpaid Senior Investment Management Fee, (ii) the Sale Proceeds, Refinancing Proceeds and other available funds are used (to the extent necessary) to make such redemption and (iii) the agreements relating to the Refinancing contain limited recourse and non-petition provisions equivalent (mutatis mutandis) to those contained in Sections 2.7(i) and 5.4(d)(i). Notwithstanding anything to the contrary herein, unless it consents to do so, none of the Investment Manager, the Retention Holder, any Affiliate of the Investment Manager or any “sponsor” (as defined in the U.S. Risk Retention Rules) of the Issuer will be required to purchase any refinancing obligations.

(f) In the case of a Refinancing upon a redemption of the Secured Notes in part by Class, such Refinancing will only be effective if (i) the Refinancing Proceeds will be at least sufficient to pay in full the aggregate Redemption Prices of the entire Class or Classes of Secured Notes subject to Refinancing, (ii) the Refinancing Proceeds are used (to the extent necessary) to make such redemption, (iii) the agreements relating to the Refinancing contain limited recourse and non-petition provisions equivalent (mutatis mutandis) to those contained in Sections 2.7(i) and 5.4(d)(i), (iv) the aggregate principal amount of any obligations providing the Refinancing is no greater than the Aggregate Outstanding Amount of the Secured Notes being redeemed with the proceeds of such obligations; provided that with respect to each Class of Secured Notes not being redeemed on such date, the aggregate principal amount of all classes of Secured Notes ranking senior to such Class is not increased as a result of the Refinancing, (v) the stated maturity of each class of obligations providing the Refinancing is no earlier than the corresponding Stated Maturity of each Class of Secured Notes being refinanced, (vi) the reasonable fees, costs, charges and expenses incurred in connection with such Refinancing have been paid or will be adequately provided for on or prior to the second Payment Date immediately following such Refinancing from the Refinancing Proceeds (except for expenses owed to persons that the Investment Manager informs the Trustee will be paid solely as Administrative Expenses payable in accordance with this Indenture without regard to the Administrative Expense Cap), (vii) the interest rate of any obligations providing the Refinancing will not be greater than the interest rate of the Secured Notes subject to such Refinancing (provided that (A) such condition shall be satisfied if the weighted average spread over the Benchmark or fixed rate with respect to the obligations providing the Refinancing is less than the weighted average spread or fixed rate of the Secured Notes subject to Refinancing and (B) any Pari Passu Class may be refinanced using a single class of fixed rate obligations or floating rate obligations), (viii) the obligations providing the Refinancing are subject to the Priority of Payments and do not rank higher in priority pursuant to the Priority of Payments than the Class of Secured Notes being refinanced (provided, however, that the Class A Notes may be refinanced using a single class), and (ix) written advice of Chapman and Cutler LLP, or an opinion of other tax counsel of nationally recognized standing in the United States experienced in such matters, shall be delivered to the Issuer and the Trustee to the effect that the Refinancing will not (A) cause the Issuer to be treated as a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes or otherwise to be subject to U.S. federal income tax on a net basis, including any tax imposed under Section 1446 of the Code other than by operation of Chapter 63 of the Code, (B) cause any Class of Tax Unrestricted Secured Notes to be treated as other than debt for U.S. federal income tax purposes (at a will level of comfort) or (C) result in the holders of Secured Notes of a Class not being refinanced to be deemed to have sold or exchanged such Secured Notes under Section 1001 of the Code; provided that any Secured Notes issued in a Refinancing that do not receive an opinion that they will be treated as debt for U.S. federal income tax purposes will be Tax Restricted Secured Notes. The Investment Manager (or an affiliate thereof, including the Retention Holder) shall have the right to acquire one or more Notes of one or more Classes in connection with any Refinancing if the Investment Manager and/or the Retention Holder determines in its sole discretion that such acquisition is necessary to comply with the Retention Requirements.

(g)  The Holder of the LLC Interests will not have any cause of action against any of the Issuer, the Investment Manager, the Collateral Administrator or the Trustee for any failure to obtain a Refinancing. If a Refinancing is obtained meeting the requirements specified above as certified by the Issuer, the Issuer and the Trustee (at the direction of the Issuer) shall amend this Indenture to the extent necessary to reflect the terms of the Refinancing, to make changes of a technical nature or to correct typographical errors, to conform to Rating Agency requirements or to adjust formatting and no further consent for such amendments shall be required from the Holders of Notes. The Trustee shall not be obligated to enter into any amendment that, in its view, adversely affects its duties, obligations, liabilities or protections hereunder, and the Trustee shall be entitled to conclusively rely upon an Officer’s certificate and/or Opinion of Counsel as to matters of law (which may be supported as to factual (including financial and capital markets) matters by any relevant certificates and other documents necessary or advisable in the judgment of counsel delivering such Opinion of Counsel) provided by the Issuer to the effect that such amendment meets the requirements specified above and is authorized and permitted under this Indenture (except that such Opinion of Counsel shall not be required to opine as to the sufficiency of the Refinancing Proceeds).

(h)  In connection with any Optional Redemption of Secured Notes, Holders of 100% of the Aggregate Outstanding Amount of any Class of Secured Notes by notifying the Trustee in writing prior to the Redemption Date may elect to receive less than 100% of the Redemption Price that would otherwise be payable to the Holders of such Class of Secured Notes.

(i)  Any rating of replacement securities in connection with a Refinancing by the Rating Agency will be based on a credit analysis specific to such replacement securities and independent of the rating of the Secured Notes being refinanced.

(j)  Upon election by the Investment Manager, the First Look Right shall apply to any Assets sold by the Investment Manager on behalf of the Issuer in accordance with an Optional Redemption.

(k)  If a Refinancing of all Classes of Secured Notes occurs, the Investment Manager, may agree to designate Principal Proceeds in an amount up to the Excess Par Amount as Interest Proceeds, and direct the Trustee to apply such excess par either (i) for distribution to the Holder of the LLC Interests without regard to the Priority of Payments on such Redemption Date, or (ii) on the first Payment Date thereafter as Interest Proceeds in accordance with the Priority of Payments.

Section 9.3 Tax Redemption.

(a) The Notes shall be redeemed on any Business Day in whole but not in part (any such redemption, a “Tax Redemption”) at their applicable Redemption Prices at the written direction (delivered to the Trustee) of (x) a Majority of any Affected Class or (y) a Majority of the LLC Interests, in either case following the occurrence of (and due to) a Tax Event.

(b)  In connection with any Tax Redemption, Holders of 100% of the Aggregate Outstanding Amount of any Class of Secured Notes by notifying the Trustee in writing prior to the Redemption Date may elect to receive less than 100% of the Redemption Price that would otherwise be payable to the Holders of such Class of Secured Notes.

(c)  Upon its receipt of such written direction directing a Tax Redemption, the Trustee shall promptly notify the Investment Manager, the Holders and the Issuer (which shall notify the Rating Agency then rating a Class of Secured Notes) thereof.

(d)  If an Officer of the Investment Manager obtains actual knowledge of the occurrence of a Tax Event, the Investment Manager shall promptly notify in writing the Issuer (which shall notify the Rating Agency then rating a Class of Secured Notes), the Collateral Administrator and the Trustee thereof, and upon receipt of such notice the Trustee shall promptly notify the Holders of the Notes. Until the Trustee receives written notice from the Investment Manager or otherwise, the Trustee shall not be deemed to have notice or knowledge of any Tax Event.

Section 9.4 Redemption Procedures.

(a)  In the event of any redemption pursuant to Section 9.2 or 9.3, the written direction required thereby shall be provided to the Issuer, the Trustee and the Investment Manager not later than 14 Business Days (or such shorter period of time as the Trustee and the Investment Manager find reasonably acceptable) prior to the Redemption Date on which such redemption is to be made (which date shall be designated in such notice). In the event of any redemption pursuant to Section 9.2 or 9.3, a notice of redemption shall be given by email transmission or first class mail, postage prepaid, mailed not later than nine Business Days prior to the applicable Redemption Date, to each Holder of Notes, at such Holder’s address in the Notes Register and the Rating Agency. Notes called for redemption must be surrendered at the office of any Paying Agent. The initial Paying Agent for the Notes will be the Trustee. Additionally, pursuant to Section 5.19 herein, the Investment Manager shall notify the Trustee of its intent to sell any Collateral Obligation in the event of a redemption pursuant to Section 9.2 or Section 9.3 in accordance with this Indenture and the Trustee shall forward such notice the Holder of the LLC Interests.

(b) All notices of redemption delivered pursuant to Section 9.4(a) shall state:

(i) the applicable Redemption Date;

(ii) the Redemption Prices of the Notes to be redeemed;

(iii)  all of the Secured Notes that is to be redeemed are to be redeemed in full and that interest on such Secured Notes shall cease to accrue on the Payment Date specified in the notice; and

(iv) the place or places where Notes are to be surrendered for payment of the Redemption Prices, which shall be the office or agency of the Issuer to be maintained as provided in Section 7.2.

(c)  The Issuer (unless Refinancing Proceeds are being used to redeem the Secured Notes in whole or in part) or the Investment Manager may withdraw or amend (including to amend the scheduled Redemption Date (pursuant to the definition thereof) for one or more Classes of Secured Notes) any such notice of an Optional Redemption or Tax Redemption on any day up to the Business Day prior to the proposed Redemption Date. The failure to effect any Optional Redemption or Tax Redemption will not constitute an Event of Default. Any withdrawal of such notice of redemption will be made by written notice to the Trustee and the Investment Manager. If the Issuer so withdraws any notice of an Optional Redemption or Tax Redemption or are otherwise unable to complete a redemption of the Notes pursuant to Section 9.2 or Section 9.3, the Issuer will comply with all binding agreements, and the proceeds received from the sale of any Collateral Obligations and other Assets sold in contemplation of such redemption may be applied in accordance with Article XII. If the proceeds are not applied pursuant to the foregoing sentence, the proceeds will be applied as Principal Proceeds as described in the Priority of Payments on the next Payment Date. If the Issuer postpones a Redemption Date with respect to one or more Classes of Secured Notes (including pursuant to the definition of Redemption Date), such Redemption Date will be rescheduled to a Business Day designated by the Issuer (or the Investment Manager on its behalf) upon no less than three Business Days’ notice to the Trustee (which such notice the Trustee shall forward on behalf of, and at cost to, the Issuer to each Holder and the Rating Agency). With respect to any withdrawal or amendment with respect to any Optional Redemption or Tax Redemption as contemplated herein, the Trustee will be entitled to rely upon instructions received from the Issuer (or the Investment Manager on its behalf) and shall have no liability for any delay or failure on the part of the Issuer, the Investment Manager, DTC or a Holder (or beneficial owner) in taking actions necessary in connection therewith or for any delay or failure in the redemption of a Class of Secured Notes; provided that nothing herein shall relieve the Trustee of liability for any delay or failure resulting from gross negligence, willful misconduct or fraud on the part of the Trustee or any Affiliate thereof.

(d)  Notice of redemption (including, without limitation, in respect of any delayed or rescheduled Redemption Date as described in the definition of Redemption Date) pursuant to Section 9.2 or 9.3 shall be given by the Issuer or, upon an Issuer Order, by the Trustee in the name and at the expense of the Issuer. Failure to give notice of redemption, or any defect therein, to any Holder of any Notes selected for redemption shall not impair or affect the validity of the redemption of any other Notes.

(e)  Unless Refinancing Proceeds are being used to redeem the Secured Notes in whole or in part, upon receipt of a notice of redemption of the Secured Notes pursuant to Section 9.2(a) or Section 9.3, the Investment Manager in its sole discretion shall direct the sale or sales (and the manner thereof) of all or part of the Collateral Obligations and other Assets in an amount sufficient that the proceeds from such sale or sales and all other funds available for such purpose in the Collection Account and the Payment Account will be at least sufficient to pay the Redemption Prices of the Secured Notes (subject, in the case of an Optional Redemption, to Section 9.2(e) above and, in the case of a Tax Redemption, to Section 9.3(b) above) and to pay all amounts set forth in clauses (A) (without regard to the Administrative Expense Cap), (B) and (C) of Section 11.1(a)(i), as more particularly set forth in Section 9.4(f) below. If such proceeds of such sale and all other funds available for such purpose in the Collection Account and the Payment Account would not be sufficient to redeem all Secured Notes and to pay such fees and expenses, the Secured Notes may not be redeemed. The Investment Manager, in its sole discretion, may effect the sale or sales of all or any part of the Collateral Obligations or other Assets through the direct sale of such Collateral Obligations or other Assets or by participation or other arrangement.

(f) Unless Refinancing Proceeds are being used to redeem the Secured Notes in whole or in part, in the event of any redemption pursuant to Section 9.2 or 9.3, no Secured Notes may be optionally redeemed unless (i) at least three Business Days before the scheduled Redemption Date the Investment Manager shall have furnished to the Trustee evidence, in a form reasonably satisfactory to the Trustee, that the Investment Manager on behalf of the Issuer has entered into a binding agreement or agreements with (x) a financial or other institution or institutions whose short-term unsecured debt obligations (other than such obligations whose rating is based on the credit of a Person other than such institution) were rated, or guaranteed by a Person whose short-term unsecured debt obligations were rated, at least “A-” by S&P on the applicable trade date or trade dates to purchase (directly or by participation or other arrangement) or (y) a special purpose entity meeting all then-current Rating Agency bankruptcy-remoteness criteria to purchase (which purchase may be through a participation), not later than the Business Day immediately preceding the scheduled Redemption Date in immediately available funds, all or part of the Assets and/or the Hedge Agreements at a purchase price at least sufficient, together with the Eligible Investments maturing, redeemable or putable to the issuer thereof at par on or prior to the scheduled Redemption Date, to pay all amounts set forth in clauses (A) (without regard to the Administrative Expense Cap), (B) and (C) of Section 11.1(a)(i) and redeem all of the Secured Notes on the scheduled Redemption Date at the applicable Redemption Prices (or in the case of any Class of Secured Notes, such other amount that the Holders of such Class have elected to receive, in the case of an Optional Redemption or Tax Redemption where Holders of such Class have elected to receive less than 100% of the Redemption Price that would otherwise be payable to the Holders of such Class), or (ii) prior to selling any Collateral Obligations and/or Eligible Investments, the Issuer shall certify to the Trustee that, in its judgment, the aggregate sum of (A) expected proceeds from the sale of Eligible Investments, and (B) for each Collateral Obligation, the product of its principal balance and its Market Value (expressed as a percentage of the par amount of such Collateral Obligation), shall exceed the sum of (x) the aggregate Redemption Prices (or in the case of any Class of Secured Notes, such other amount that the Holders of such Class have elected to receive, in the case of an Optional Redemption or Tax Redemption where Holders of such Class have elected to receive less than 100% of the Redemption Price that would otherwise be payable to the Holders of such Class) of the Outstanding Secured Notes and (y) all amounts set forth in clauses (A) (regardless of the Administrative Expense Cap), (B) and (C) of Section 11.1(a)(i). Any certification delivered by the Issuer pursuant to this Section 9.4(f) shall include (1) the prices of, and expected proceeds from, the sale (directly or by participation or other arrangement) of any Collateral Obligations, Eligible Investments and/or Hedge Agreements and (2) all calculations required by this Section 9.4(f). Subject to the First Look Right, any Holder of Notes, the Investment Manager or any of the Investment Manager’s Affiliates or accounts managed by it shall have the right, subject to the same terms and conditions afforded to other bidders, to bid on Assets to be sold as part of an Optional Redemption or Tax Redemption. Notwithstanding the foregoing, in the event of a delay of the Redemption Date with respect to one or more Classes of Secured Notes in accordance with the definition of Redemption Date, any such certification described above in respect of the expected proceeds or sufficient proceeds to be available on the related Redemption Date may address only the Classes of Secured Notes then being redeemed (and any amounts payable prior thereto under the Priority of Payments), provided that the Issuer certifies that sufficient proceeds are expected to be received or otherwise available to redeem all of the Classes of Secured Notes in full and to pay all applicable amounts payable or distributable (including all Administrative Expenses without regard to the Administrative Expense Cap) under the Priority of Payments prior to any distributions with respect to the LLC Interests, in each case no later than the latest Redemption Date scheduled for a Class of Secured Notes.

Section 9.5 Notes Payable on Redemption Date.

(a)  Notice of redemption pursuant to Section 9.4 having been given as aforesaid, the Notes shall, on the Redemption Date, subject to Section 9.4(f) and the Issuer’s right to withdraw any notice of redemption pursuant to Section 9.4(c), become due and payable at the Redemption Prices therein specified, and from and after the Redemption Date (unless the Issuer shall default in the payment of the Redemption Prices and accrued interest) all such Notes that are Secured Notes shall cease to bear interest on the Redemption Date. Upon final payment on Notes to be so redeemed, the Holder shall present and surrender such Notes at the place specified in the notice of redemption on or prior to such Redemption Date. Payments of interest on Secured Notes so to be redeemed which are payable on or prior to the Redemption Date shall be payable to the Holders of such Secured Notes, or one or more predecessor Notes, registered as such at the close of business on the relevant Record Date according to the terms and provisions of Section 2.7(e).

(b)  If any Secured Notes called for redemption shall not be paid upon surrender thereof for redemption, the principal thereof shall, until paid, bear interest from the Redemption Date at the applicable Interest Rate for each successive Interest Accrual Period such Secured Notes remains Outstanding; provided that the reason for such non-payment is not the fault of such Noteholder.

Section 9.6 [Reserved].

Section 9.7 Re-Pricing.

(a) On any Business Day after the Non-Call Period, at the written direction of the Investment Manager, subject to satisfaction of the conditions set forth in this Indenture, the Issuer shall (i) reduce the spread over the Benchmark or the stated rate of interest, as applicable, with respect to any Class of Re-Pricing Eligible Notes, (ii) with respect to any Class of Fixed Rate Notes that is Re-Pricing Eligible Notes, change the interest rate for such Class to be based on the Benchmark plus a spread and set such spread at a rate such that the interest rate thereon as of the Re-Pricing Date is less than the stated rate of interest on such Class of Fixed Rate Notes subject to Re-Pricing, or (iii) with respect to any Class of Floating Rate Notes that is Re-Pricing Eligible Notes, change the interest rate for such Class to be a fixed interest rate and set such interest rate such that the interest rate thereon is less than the rate of interest on such Class of Floating Rate Notes subject to Re-Pricing as of the Re-Pricing Date (such modifications set forth in clauses (i), (ii) and (iii) with respect to any such Class of Re-Pricing Eligible Notes, a “Re-Pricing” and any such Class of Secured Notes that is subject to a Re-Pricing, a “Re-Priced Class”); provided that the Issuer shall not effect any Re-Pricing unless each condition with respect thereto specified in this Indenture is satisfied. No terms of any Notes other than the Interest Rate applicable thereto may be modified or supplemented in connection with a Re-Pricing. In connection with any Re-Pricing, the Issuer may engage a broker-dealer (the “Re-Pricing Intermediary”) upon the recommendation and subject to the approval of the Investment Manager and such Re-Pricing Intermediary shall assist the Issuer in effecting the Re-Pricing. For purposes of a Re-Pricing, Pari Passu Classes will be treated as separate Classes.

(b) At least 10 Business Days (or such shorter period of time as the Investment Manager finds reasonably acceptable) prior to the Business Day fixed by the Investment Manager (with the consent of the Investment Manager) for any proposed Re-Pricing (the “Re-Pricing Date”), the Issuer, or the Re-Pricing Intermediary on behalf of the Issuer, shall deliver a notice (the “Re-Pricing, Mandatory Tender and Election to Retain Announcement”) in writing (with a copy to the Investment Manager, the Trustee and the Rating Agency), through the facilities of DTC, to each Holder of the proposed Re-Priced Class, which notice shall:

(i)	specify the proposed Re-Pricing Date and the revised Interest Rate (or approximate range of spreads over the Benchmark or approximate range of interest rates, which in either case may also be expressed as a spread or range of spreads over the applicable forward swap rate) to be applied with respect to such Class (such interest rate or approximate interest rate ranges, the “Proposed Re-Pricing Rate”), and such interest rate which is ultimately applied with respect to such Class, the “Re-Pricing Rate”);

(ii)	request that each Holder of the Re-Priced Class communicate through the facilities of DTC (x) whether such Holder approves such Re-Pricing or provide a Proposed Re-Pricing Rate at which such Holder approves the proposed Re-Pricing that is within the range provided, if any, in clause (i) above, (y) whether such Holder elects to retain the Notes of the Re-Priced Class held by such Holder (an “Election to Retain”), which Election to Retain is subject to DTC’s procedures relating thereto set forth in the “Operational Arrangements (March 2020)” published by DTC (and as may be revised or updated by the DTC from time to time) (the “Operational Arrangements”) and (z) if applicable, the aggregate principal amount of the Re-Priced Class that such Holder is willing to purchase in connection with a Mandatory Tender of Notes of a Re-Priced Class held by Non-Accepting Holders at the Re-Pricing Rate (including within any range provided);

(iii)	specify the applicable Redemption Price that will be received by any holder of the Re-Priced Class that does not approve such Re-Pricing and does not exercise an Election to Retain (each, a “Non-Accepting Holder”);

(iv)	state that the Notes of Non-Accepting Holders will either be (x) subject to the Mandatory Tender and transfer in accordance with the Operational Arrangements (a “Mandatory Tender”), (y) redeemed at the applicable Redemption Price with the applicable Re-Pricing Proceeds or (z) amended, without consent, to implement the Re-Pricing Rate in the event that the Issuer is unable to issue Re-Pricing Replacement Notes or effect a Mandatory Tender;

(v)	state the period for which the Holders of the Notes of the Re-Priced Class can provide their consent to the Re-Pricing and an Election to Retain, which period shall not be less than five Business Days from the date of publication of the Re-Pricing, Mandatory Tender and Election to Retain Announcement; and

(vi)	describe any additional amendments to this Indenture that are expected to be adopted in connection with the Re-Pricing; provided that the Issuer at the direction of the Investment Manager may extend the Re-Pricing Redemption Date at any time up to two Business Days prior to the proposed Re-Pricing Redemption Date (upon notice to each Holder of the proposed Re-Priced Class, with a copy to the Investment Manager, the Collateral Administrator, the Trustee, DTC and the Rating Agency) if the Investment Manager determines that the procedures of DTC, if applicable, would facilitate or otherwise permit such extension in connection with a Mandatory Tender.

Prior to the Issuer (or the Trustee on its behalf) distributing the Re-Pricing, Mandatory Tender and Election to Retain Announcement to the Holders of the Notes of the Re-Priced Class, the Issuer shall provide a draft thereof to DTC, at least 2 Business Days prior to the distribution, to the DTC’s Reorganization Announcements Department via e-mail, at [***], with a copy to [***] or to such officers or email address as DTC may designate from time to time, to discuss any comments DTC may have on the draft Re-Pricing, Mandatory Tender and Election to Retain Announcement. Such draft will include the following information: (i) the security description (including the interest rate, minimum denomination and stated maturity date) and CUSIP number of the Re-Priced Class, (ii) the name and number of the participant account to which the tendered Notes are to be delivered by DTC, (iii) the first Payment Date occurring after the Re-Pricing Date and (iv) if available at the time such notice is required to be sent to DTC, the Re-Pricing Rate. The Issuer shall also provide to DTC any additional information as required by any update to the operational arrangements or is otherwise required to effect the Re-Pricing in accordance with the procedures of DTC. The failure to give a notice of Re-Pricing, or any defect therein, to any holder of any Re-Priced Class shall not impair or affect the validity of the Re-Pricing or give rise to any claim based upon such failure or defect. Upon the expiration of the period for which holders of Notes of the Re-Priced Class may approve the Re-Pricing and provide an Election to Retain through the facilities of DTC, the Trustee (not later than one Business Day after receipt of information from DTC) shall provide to the Issuer, the Investment Manager and the Re-Pricing Intermediary, if any, the information received from DTC regarding the Aggregate Outstanding Amount of Notes held by Consenting Holders and Non-Accepting Holders. The Trustee shall not be liable for the content or information contained in the Re-Pricing, Mandatory Tender and Election to Retain Announcement or in the notice to DTC regarding the proposed Re-Pricing and for any failure or delay to effect a Re-Pricing due to operation arrangements (or modifications thereto) published by DTC. If DTC informs the Issuer that the procedures of DTC cannot accommodate a Mandatory Tender and transfer on a Re-Pricing Date that is not also a scheduled Payment Date (or the Issuer (or the Investment Manager on behalf of the Issuer) otherwise determines that it is not feasible for the Re-Pricing Date to occur on a Business Day that is not also a scheduled Payment Date), the Re-Pricing Date shall be a Business Day that coincides with a Payment Date.

(c) Any Holder of the Re-Priced Class that approves the Re-Pricing and exercises an Election to Retain shall be a “Consenting Holder”; provided, that any confirmation from a Holder of the Notes of the Re-Priced Class of such Holder’s willingness to maintain or purchase Notes of the Re-Priced Class at one or more Proposed Re-Pricing Rates pursuant to clause (b)(ii) above will not be effective unless delivered to the Issuer, or the Re-Pricing Intermediary on behalf of the Issuer (with a copy to the Trustee), on or before the date that is 5 Business Days after delivery of the Re-Pricing, Mandatory Tender and Election to Retain Announcement (or such later date not less than 5 Business Days prior to the Re-Pricing Redemption Date as is specified in the Re-Pricing, Mandatory Tender and Election to Retain Announcement).

The Issuer, or the Re-Pricing Intermediary on behalf of the Issuer, shall deliver written notice to the Trustee and the Investment Manager not later than one Business Day prior to the proposed Re-Pricing Redemption Date confirming that the Issuer has received written commitments to purchase all Notes of the Re Priced Class held by Non-Accepting Holders, in each case at the applicable Redemption Price.

(d) In the event that the Issuer, the Investment Manager and the Re-Pricing Intermediary, if any, have been informed of the existence of Non-Accepting Holders and the Aggregate Outstanding Amount of the Re-Priced Class held by such Holders, at least 2 Business Days (such date as determined by the Issuer in its sole discretion) after the date of publication of the Re-Pricing, Mandatory Tender and Election to Retain Announcement, the Issuer, or the Re-Pricing Intermediary on behalf of the Issuer, shall deliver written notice thereof (a “Holder Purchase Request”, which request may be either through the facilities of DTC or directly to the beneficial owners of the Notes held by Consenting Holders) to all Consenting Holders of the Re-Priced Class and shall request each such Consenting Holder to provide notice to the Issuer, the Trustee, the Investment Manager and the Re-Pricing Intermediary (if any) (an “Exercise Notice”, which request may be either through the facilities of DTC or directly to the Investment Manager, on behalf of the Issuer, the Trustee and the Re-Pricing Intermediary) no later than three Business Days prior to the Re-Pricing Date specifying (1) the Aggregate Outstanding Amount of the Re-Priced Class currently held by such Consenting Holder and which such Consenting Holder has offered to purchase at the Re-Pricing Rate and (2) the Aggregate Outstanding Amount of the Re-Priced Class that such Consenting Holder is willing to purchase from any Non-Accepting Holder.

The Issuer, or the Re-Pricing Intermediary on behalf of the Issuer, shall cause the Mandatory Tender and transfer of Notes of any Non-Accepting Holders, without further notice to such Non-Accepting Holders, on the Re-Pricing Redemption Date to a transferee designated by the Re-Pricing Intermediary on behalf of the Issuer. All sales of Notes to be effected pursuant to this paragraph shall be made at the Redemption Price with respect to such Notes, and shall be effected only if the related Re-Pricing is effected in accordance with this Indenture.

In the event the Issuer, or the Re-Pricing Intermediary on behalf of the Issuer, receives Exercise Notices at the Re-Pricing Rate with respect to more than the Aggregate Outstanding Amount of the Re-Priced Class held by Non-Accepting Holders, the Issuer, or the Re-Pricing Intermediary on behalf of the Issuer, shall cause the Mandatory Tender and transfer of such Notes or will sell Re-Pricing Replacement Notes to such Consenting Holders at the applicable Redemption Prices and, if applicable, conduct a redemption of Non-Accepting Holders’ Notes of the Re-Priced Class with the sale of Re-Pricing Replacement Notes, without further notice to the Non-Accepting Holders thereof, on the Re-Pricing Redemption Date to the Consenting Holders delivering Exercise Notices with respect thereto, pro rata (subject to the applicable minimum denominations) based on the Aggregate Outstanding Amount of the Notes such Consenting Holders indicated an interest in purchasing pursuant to their Holder Purchase Requests, such that: (i) each Consenting Holder will receive an Aggregate Outstanding Amount of the Re-Priced Class equal to the lesser of (x) its original Aggregate Outstanding Amount of the Re-Priced Class and (y) the Aggregate Outstanding Amount of the Re-Priced Class such Consenting Holder indicated it would be willing to maintain at the Re-Pricing Rate; and (ii) the Aggregate Outstanding Amount of the Re-Priced Class in excess of the Aggregate Outstanding Amount allocated pursuant to clause (i) will be allocated pro rata among the Consenting Holders indicating a willingness to purchase additional Notes of the Re-Priced Class (subject to reasonable adjustment, as determined by the Re-Pricing Intermediary, to comply with the applicable minimum denomination requirements) based on the additional Aggregate Outstanding Amount of the Notes such Holders indicated an interest in purchasing pursuant to their Exercise Notices. All sales of Non-Accepting Holders’ Notes or Re-Pricing Replacement Notes to be effectuated pursuant to this paragraph shall be made at the applicable Redemption Price, and shall be effectuated only if the related Re-Pricing is effectuated in accordance with the provisions of this Indenture. For the avoidance of doubt, in connection with a Mandatory Tender and transfer of Notes of a Re-Priced Class held by Non-Accepting Holders, the Notes subject to such Mandatory Tender and transfer shall not be redeemed and shall remain Outstanding from and after the related Re-Pricing Redemption Date notwithstanding the receipt of the Redemption Price delivered to such Non-Accepting Holders in connection therewith.

In the event the Issuer, or the Re-Pricing Intermediary on behalf of the Issuer, receives Exercise Notices at the Re-Pricing Rate with respect to less than or equal to the Aggregate Outstanding Amount of the Re-Priced Class held by Non-Accepting Holders, the Issuer, or the Re-Pricing Intermediary on behalf of the Issuer, shall cause the Mandatory Tender and transfer of such Notes of the Re-Priced Class or will sell Re-Pricing Replacement Notes to such Consenting Holders at the applicable Redemption Prices and, if applicable, conduct a redemption of Non-Accepting Holders’ Notes of the Re-Priced Class with the sale of Re-Pricing Replacement Notes, without further notice to the Non-Accepting Holders thereof, on the Re-Pricing Redemption Date to the Consenting Holders delivering Exercise Notices with respect thereto, and any excess Notes of the Re-Priced Class held by Non-Accepting Holders shall be sold to one or more purchasers designated by the Issuer (or the Re-Pricing Intermediary on behalf of the Issuer) or redeemed with proceeds from the sale of Re-Pricing Replacement Notes. All sales of Notes to be effected pursuant to these provisions will be made at the Redemption Price with respect to such Notes, and will be effected only if the related Re-Pricing is effected in accordance with the applicable provisions of this Indenture. For the avoidance of doubt, in connection with a Mandatory Tender and transfer of Notes of a Re-Priced Class held by Non-Accepting Holders, the Notes subject to such Mandatory Tender and transfer shall not be redeemed and shall remain Outstanding from and after the related Re-Pricing Redemption Date notwithstanding the receipt of the Redemption Price delivered to such Non-Accepting Holders in connection therewith.

All Mandatory Tenders of Notes to be effected as described above (i) shall be made at the Redemption Price with respect to such Notes and (ii) shall be effected only if the related Re-Pricing is effected in accordance with the provisions of this Section 9.7 and in accordance with the Operational Arrangements. Unless the Issuer (or the Investment Manager on behalf of the Issuer) determines it is necessary to have new CUSIP numbers assigned to the Notes of a Re-Priced Class to facilitate the Re-Pricing, the CUSIP numbers assigned to the Notes of a Re-Priced Class that existed prior to the Re-Pricing Date shall remain the same CUSIP numbers after the occurrence of the Re-Pricing Date with respect to: (i) the Notes that are held by Consenting Holders for which an Election to Retain has been exercised and (ii) the Notes held by Non-Accepting Holders that are subject to Mandatory Tender and transfer and which are sold to one or more transferees designated by the Issuer or the Re-Pricing Intermediary on behalf of the Issuer in connection with such Mandatory Tender.

(e)	The Issuer shall not effect any proposed Re-Pricing unless the Issuer certifies that:

(i)	the Issuer and the Trustee have entered into a supplemental indenture dated as of the Re-Pricing Date, solely to (a) reduce the spread over the Benchmark or the stated fixed interest rate, as applicable, with respect to the Re-Priced Class and

(b)  in the case of an issuance of Re-Pricing Replacement Notes, issue such Re-Pricing Replacement Notes;

(ii)	all Notes of the Re-Priced Class held by Non-Accepting Holders have been subject to Mandatory Tender and transfer (and, if applicable, redeemed with Re-Pricing Replacement Notes) pursuant to clause (d) above;

(iii)	the Rating Agency has been notified of such Re-Pricing;

(iv)	all expenses of the Issuer and the Trustee (including the fees of the Re-Pricing Intermediary and fees of counsel) incurred in connection with the Re-Pricing do not exceed the amount of Contributions designated for such purpose and Interest Proceeds available to pay such Administrative Expenses after taking into account all amounts required to be paid pursuant to the Priority of Payments on the subsequent Payment Date prior to the distribution of any remaining Interest Proceeds to the Issuer for distribution to the Holder of the LLC Interests, unless such expenses have been paid or will be adequately provided for by an entity other than the Issuer;

(v)	written advice of Chapman and Cutler LLP, or an opinion of other tax counsel of nationally recognized standing in the United States experienced in such matters is delivered to the Issuer, in form and substance satisfactory to the Investment Manager, to the effect that such Re-Pricing will not (1) result in the Issuer being treated as a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes or becoming subject to U.S. federal income tax with respect to its net income (including any tax imposed under Section 1446 of the Code) other than by operation of Chapter 63 of the Code, (2) cause any Class of Tax Unrestricted Secured Notes to be treated as other than debt for U.S. federal income tax purposes (at a will level of comfort) or (3) result in the Holders of Secured Notes of a Class not being repriced to be deemed to have exchanged such Secured Notes under Section 1001 of the Code; provided that any Secured Notes deemed reissued in a Re-Pricing that do not receive an opinion that they will be treated as debt for U.S. federal income tax purposes will be Tax Restricted Secured Notes;

(vi)	the Issuer certifies to the Trustee that the conditions in the foregoing clauses (i) through (v) have been satisfied; and

(vii)	in the event of any Re-Pricing that results in a change in the interest rate for (i) a Class of Fixed Rate Notes (immediately before giving effect to such Re-Pricing) to be based on the Benchmark plus a spread after giving effect to such Re-Pricing or (ii) a Class of Floating Rate Notes (immediately before giving effect to such Re-Pricing) to be based on a fixed interest rate after giving effect to such Re-Pricing, the S&P Rating Agency Condition is satisfied.

(f)  The Trustee shall be entitled to receive, and (subject to Sections 6.1 and 6.3(a) hereof) shall be fully protected in relying upon, an Opinion of Counsel stating that the Re-Pricing is permitted by this Indenture and that all conditions precedent thereto have been complied with. The Trustee may request and rely on an Issuer Order providing direction and any additional information requested by the Trustee in order to effect a Re-Pricing in accordance with this Section 9.7.

(g)  Any notice of a Re-Pricing may be withdrawn by the Issuer or the Investment Manager on or prior to the second Business Day prior to the scheduled Re-Pricing Date by written notice to the Issuer, the Trustee and the Investment Manager for any reason, including taking into consideration any Proposed Re-Pricing Rate provided by a Holder of any Re-Priced Class. Upon receipt of such notice of withdrawal, the Trustee shall send such notice to the Holders of the Notes of each Re-Priced Class and the Rating Agency that the proposed Re-Pricing was not effectuated. Notwithstanding anything contained herein to the contrary, failure to effect a Re-Pricing, whether or not notice of Re-Pricing has been withdrawn, will not constitute an Event of Default.

Failure to give a notice of Re-Pricing, or any defect therein, to any Holder or beneficial owner of any Re-Priced Class shall not impair or affect the validity of the Re-Pricing or give rise to any claim based upon such failure or defect.

If the Trustee receives written notice from the Issuer that a proposed Re-Pricing is not effectuated by the proposed Re-Pricing Date, the Trustee will post notice to the Trustee’s website and notify the Holders of the Notes of the Re-Priced Class and the Rating Agency that such proposed Re-Pricing was not effectuated.

The Holder of each Re-Pricing Eligible Notes, by its acceptance of an interest in such Re-Pricing Eligible Notes, agrees (i) to be subject to a Mandatory Tender and transfer of its Re- Pricing Eligible Notes in accordance with this Indenture and to cooperate with the Issuer, the Re-Pricing Intermediary (if any) and the Trustee to effectuate such Mandatory Tender and transfer and (ii) in the event that such Holder (x) does not consent to a proposed Re-Pricing and (y) does not otherwise cooperate with the Issuer, the Re-Pricing Intermediary (if any) and the Trustee, in each case to effectuate any Mandatory Tender and transfer or other redemption of its Re-Pricing Eligible Notes within the time period described herein, then such Holder will be deemed to consent to such Re-Pricing. In effecting a Re-Pricing, the Trustee shall be entitled to rely upon instructions received from the Issuer (or the Investment Manager on its behalf) and shall have no liability for and delay or failure on the part of the Issuer, DTC or a Holder (or beneficial owner) in taking actions necessary in connection therewith.

In effecting a Re-Pricing, the Trustee shall be entitled to rely upon instructions received from the Issuer (or the Investment Manager on its behalf) and shall have no liability for and delay or failure on the part of the Issuer, DTC or a Holder (or beneficial owner) in taking actions necessary in connection therewith.

ARTICLE X

ACCOUNTS, ACCOUNTINGS AND RELEASES

Section 10.1 Collection of Money.

Except as otherwise expressly provided herein, the Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all Money and other property payable to or receivable by the Trustee pursuant to this Indenture, including all payments due on the Assets, in accordance with the terms and conditions of such Assets. The Trustee shall segregate and hold (or cause the Custodian to segregate and hold) all such Money and property received by it for the Holders of the Notes and shall apply it as provided in this Indenture. Each Account shall be established and maintained with (a) a federal or state chartered depository institution that has a long-term issuer credit rating of at least “A” and a short-term issuer credit rating of at least “A-1” by S&P (or a long-term issuer credit rating of at least “A+” by S&P if such institution has no short-term issuer credit rating) and if such institution’s rating falls below the foregoing ratings, the Issuer shall use commercially reasonably efforts to move the assets held in such account within 30 calendar days to another institution that has a long-term issuer credit rating of at least “A” and a short-term issuer credit rating of at least “A-1” by S&P (or a long-term issuer credit rating of at least “A+” by S&P if such institution has no short term rating) or (b) segregated accounts with the corporate trust department of a federal or state chartered deposit institution that is rated at least “BBB” by S&P and subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the Code of Federal Regulation Section 9.10 (provided that, for the avoidance of doubt, Computershare Trust Company, N.A. in its capacity as Securities Intermediary, need not satisfy the preceding requirements so long as all funds credited to the Accounts are deposited with and held by an institution meeting such requirements), and if such institution fails to satisfy the requirements set forth in this Section 10.1, the Issuer shall use commercially reasonable efforts to move the assets held in such account within 30 calendar days to another institution that satisfies the requirements set forth in this Section 10.1. In addition, any such institution holding such accounts must have combined capital and surplus of at least $200,000,000. All Cash deposited in the Accounts shall be invested only in Eligible Investments or Collateral Obligations in accordance with the terms of this Indenture.

Section 10.2  Collection Account.

(a)  In accordance with this Indenture and the Securities Account Control Agreement, the Trustee shall, prior to the Closing Date, establish at the Custodian two segregated accounts, one of which shall be designated the “Interest Collection Subaccount” and one of which shall be designated the “Principal Collection Subaccount” (and which together shall comprise the “Collection Account”); each held in the name of the Issuer which accounts shall be subject to the lien of Computershare Trust Company, N.A., as Trustee for the benefit of the Secured Parties, and each of which shall be maintained with the Custodian in accordance with the Securities Account Control Agreement. The Trustee shall from time to time deposit into the Interest Collection Subaccount, in addition to the deposits required pursuant to Section 10.7(a), immediately upon receipt thereof or upon transfer from the Payment Account, all Interest Proceeds. The Trustee shall deposit immediately upon receipt thereof or upon transfer from the Revolver Funding Account all other amounts remitted to the Collection Account into the Principal Collection Subaccount, including in addition to the deposits required pursuant to Section 10.7(a), (i) any funds designated as Principal Proceeds by the Investment Manager in accordance with this Indenture and (ii) all other Principal Proceeds (unless simultaneously reinvested in Identified Obligations in accordance with Section 12.2(f) or in Eligible Investments), except that on any Business Day on or before the Determination Date with respect to the second Payment Date following the Closing Date, so long as the Excess Par Condition has been satisfied, the Trustee will, subject to the Interest Deposit Restriction, transfer from the Principal Collection Subaccount an amount (the “Designated Principal Proceeds”) designated by the Investment Manager (which such designation shall be deemed to constitute an Issuer Order by the Issuer) either (i) into the Interest Collection Subaccount as Interest Proceeds or (ii) to the Holder of the LLC Interests without regard to the Priority of Payments.

The “Interest Deposit Restriction” means that (i) the sum of the deposits from the Closing Date Account and the Principal Collection Subaccount designated as Designated Principal Proceeds and Designated Unused Proceeds on or before the Determination Date with respect to the second Payment Date following the Closing Date may not exceed 1.0% of the Initial Par Amount and (ii) the Excess Par Condition as of the relevant Designated Principal Proceeds Date or the relevant Designated Unused Proceeds Date, as applicable, must be satisfied after giving effect to any such deposit.

(b)  The Trustee, within one Business Day after receipt of any distribution or other proceeds in respect of the Assets which are not Cash, shall so notify the Issuer and the Issuer (or the Investment Manager on behalf of the Issuer) shall use its commercially reasonable efforts to, within five Business Days after receipt of such notice from the Trustee (or as soon as practicable thereafter), sell such distribution or other proceeds for Cash in an arm’s length transaction and deposit the proceeds thereof in the Collection Account; provided that the Issuer (i) need not sell such distributions or other proceeds if it delivers an Issuer Order or an Officer’s certificate to the Trustee certifying that such distributions or other proceeds constitute Collateral Obligations, Eligible Investments, Defaulted Obligations or Equity Securities or (ii) may otherwise retain such distribution or other proceeds for up to two years from the date of receipt thereof if it delivers an Officer’s certificate to the Trustee certifying that (x) it will sell such distribution within such two-year period and (y) retaining such distribution is not otherwise prohibited by this Indenture.

(c)  To the extent permitted pursuant to Article XII, the Investment Manager on behalf of the Issuer may by Issuer Order direct the Trustee to, and upon receipt of such Issuer Order the Trustee shall, withdraw funds on deposit in the Principal Collection Subaccount representing Principal Proceeds and apply such funds in in accordance with the requirements of Section 10.2(d) and Article XII and such Issuer Order. At any time as of which no funds are on deposit in the Revolver Funding Account, the Investment Manager on behalf of the Issuer may by Issuer Order direct the Trustee to, and upon receipt of such Issuer Order the Trustee shall, withdraw funds on deposit in the Principal Collection Subaccount representing Principal Proceeds and deposit such funds in the Revolver Funding Account to meet funding requirements on Delayed Drawdown Collateral Obligations or Revolving Collateral Obligations.

(d)  The Investment Manager on behalf of the Issuer may by Issuer Order direct the Trustee to, and upon receipt of such Issuer Order the Trustee shall, pay from amounts on deposit in the Collection Account on any Business Day during any Interest Accrual Period (i) any amount required to exercise a warrant or right to acquire securities held in the Assets in accordance with the requirements of Article XII and such Issuer Order provided that Principal Proceeds may only be used to exercise a warrant or right to acquire securities if, after giving effect to such exercise, the Aggregate Principal Balance of the Collateral Obligations (excluding the Principal Balance of any Defaulted Obligations and including the S&P Collateral Value of any Defaulted Obligations) plus the Aggregate Principal Balance of all Eligible Investments on deposit in the Principal Collection Subaccount and the Closing Date Account is greater than or equal to the Closing Date Par Balance and (ii) from Interest Proceeds only, any Administrative Expenses (such payments to be counted against the Administrative Expense Cap for the applicable period and to be subject to the order of priority as stated in the definition of Administrative Expenses); provided that the aggregate Administrative Expenses paid pursuant to this Section 10.2(d) during any Collection Period shall not exceed the Administrative Expense Cap for the related Payment Date; provided, further, that the Trustee shall be entitled (but not required) without liability on its part, to refrain from making any such payment of an Administrative Expense pursuant to this Section 10.2 on any day other than a Payment Date if, in its reasonable determination, the payment of such amount is likely to leave insufficient funds available to pay in full each of the items described in Section 11.1(a)(i)(A) as reasonably anticipated to be or become due and payable on the next Payment Date, taking into account the Administrative Expense Cap.

(e)  The Trustee shall transfer to the Payment Account, from the Collection Account for application pursuant to Section 11.1(a), on the Business Day immediately preceding each Payment Date, the amount set forth to be so transferred in the Distribution Report for such Payment Date.

(f)  Amounts received in the Collection Account during a Collection Period (i) will be invested in Eligible Investments with stated maturities not later than the earlier of (A) the date that is 60 days after the date of delivery thereof and (B) the Business Day immediately preceding the Payment Date immediately following the date of delivery thereof unless such Eligible Investments are issued by the Trustee, Computershare Trust Company, N.A. or any Affiliate in its capacity as a banking institution, in which event such Eligible Investments may mature on such Payment Date or (ii) may be used to purchase any Loss Mitigation Loan or Specified Equity Security, in each case in accordance with Section 12.2. All proceeds from the Eligible Investments will be retained in the Collection Account or used as otherwise permitted under this Indenture.

Section 10.3  Transaction Accounts.

(a)  Payment Account. In accordance with this Indenture and the Securities Account Control Agreement, the Trustee shall, prior to the Closing Date, establish at the Custodian a single, segregated non-interest bearing account held in the name of the Issuer which account shall be subject to the lien of Computershare Trust Company, N.A., as Trustee for the benefit of the Secured Parties and shall be designated as the Payment Account, and be maintained with the Custodian in accordance with the Securities Account Control Agreement. Except as provided in Section 11.1(a), the only permitted withdrawal from or application of funds on deposit in, or otherwise to the credit of, the Payment Account shall be to pay amounts due and payable on the Notes in accordance with their terms and the provisions of this Indenture and, upon Issuer Order, to pay Administrative Expenses, Investment Management Fees and other amounts specified herein, each in accordance with the Priority of Payments. Amounts in the Payment Account shall remain uninvested.

(b)  Custodial Account. In accordance with this Indenture and the Securities Account Control Agreement, the Trustee shall, prior to the Closing Date, establish at the Custodian a single, segregated non-interest bearing account held in the name of the Issuer which account shall be subject to the lien of Computershare Trust Company, N.A., as Trustee for the benefit of the Secured Parties and shall be designated as the “Custodial Account” and shall be maintained with the Custodian in accordance with the Securities Account Control Agreement. All Collateral Obligations, Equity Securities and Loss Mitigation Loans shall be credited to the Custodial Account. The only permitted withdrawals from the Custodial Account shall be in accordance with the provisions of this Indenture. The Trustee agrees to give the Issuer immediate notice if (to the actual knowledge of a Trust Officer of the Trustee) the Custodial Account or any assets or securities on deposit therein, or otherwise to the credit of the Custodial Account, shall become subject to any writ, order, judgment, warrant of attachment, execution or similar process. Cash amounts credited to the Custodial Account shall remain uninvested, and shall be transferred to the Collection Account upon receipt thereof.

(c)  Closing Date Account. The Trustee shall, on or prior to the Closing Date, establish at the Custodian a single segregated non-interest bearing account which shall be designated as the “Closing Date Account” in the name of the Issuer which account shall be subject to the lien of Computershare Trust Company, N.A., as Trustee for the benefit of the Secured Parties. On behalf of the Issuer, the Investment Manager will direct the Trustee to, from time to time, use funds on deposit in the Closing Date Account to settle purchases of Collateral Obligations for which the related trade date occurred on or prior to the Closing Date, settle purchases with respect to Identified Obligations and invest in Eligible Investments any amounts.

Upon the occurrence of an Event of Default, the Trustee shall deposit any remaining amounts in the Closing Date Account into the Principal Collection Subaccount as Principal Proceeds (excluding any proceeds that will be used to settle binding commitments entered into prior to the occurrence of an Event of Default or the Determination Date relating to the first Payment Date, as applicable). On any Business Day before the Determination Date with respect to the first Payment Date following the Closing Date, so long as the Excess Par Condition has been satisfied, the Trustee shall transfer from amounts remaining in the Closing Date Account (excluding any proceeds that will be used to settle binding commitments entered into prior to the Closing Date or to settle binding commitments with respect to any Identified Obligations), in an amount (the “Designated Unused Proceeds”) designated by the Investment Manager subject to the Interest Deposit Restriction either (i) into the Interest Collection Subaccount as Interest Proceeds or (ii) to the Holder of the LLC Interests without regard to the Priority of Payments. On the Determination Date with respect to the second Payment Date following the Closing Date, the Trustee shall transfer any amounts remaining in the Closing Date Account into the Principal Collection Subaccount as Principal Proceeds. Any income earned on amounts deposited in the Closing Date Account shall be deposited in the Interest Collection Subaccount as Interest Proceeds.

(d)  Hedge Counterparty Collateral Accounts. If and to the extent that any Hedge Agreement requires the Hedge Counterparty to post collateral with respect to such Hedge Agreement, the Issuer will (at the direction of the Investment Manager), on or prior to the date such Hedge Agreement is entered into, direct the Trustee to establish at the Custodian a segregated, non-interest bearing account held in the name of the Issuer which account shall be subject to the lien of Computershare Trust Company, N.A., as Trustee for the benefit of the Secured Parties and shall be designated as a “Hedge Counterparty Collateral Account,” and shall be maintained with the Custodian in accordance with a securities account control agreement, upon terms determined by the Investment Manager and acceptable to the Trustee and Bank as securities intermediary or depository bank (in each case, solely with regard to their respective duties, liabilities and protections thereunder), and in accordance with the related Hedge Agreement, as determined by the Investment Manager. The Trustee (as directed by the Investment Manager on behalf of the Issuer) will deposit into each Hedge Counterparty Collateral Account all collateral received by it from the related Hedge Counterparty for posting to such account and all other funds and property received by it from or on behalf of the related Hedge Counterparty and identified or instructed by the Investment Manager to be deposited into the Hedge Counterparty Collateral Account in accordance with the terms of the related Hedge Agreement as directed by the Investment Manager. The only permitted withdrawals from or application of funds or property on deposit in the Hedge Counterparty Collateral Account will be in accordance with the written instructions of the Investment Manager.

(e)  Permitted Use Account. The Trustee shall, prior to the Closing Date, establish at the Custodian a single, segregated non-interest bearing account in the name of the Issuer which account shall be subject to the lien of Computershare Trust Company, N.A., as Trustee for the benefit of the Secured Parties which shall be designated as the “Permitted Use Account”. Contributions made as described herein will be deposited into the Permitted Use Account and transferred to the Collection Account for a Permitted Use designated by the Contributor in such written direction; provided, that such Permitted Use, once designated, cannot be re-designated to another Permitted Use. In addition, amounts designated for deposit into the Permitted Use Account pursuant to the application of Interest Proceeds designated for deposit into the Permitted Use Account will be deposited into the Permitted Use Account and transferred to the Collection Account at the direction of the Investment Manager to be applied for a Permitted Use. Any income earned on amounts deposited in the Permitted Use Account will be deposited in the Interest Collection Subaccount as Interest Proceeds.

(f) At any time, the Holder of the LLC Interests (such person, a “Contributor”) may provide a notice to the Issuer (with a copy to the Investment Manager) and the Trustee substantially in the form of Exhibit C hereto stating that it intends to make a contribution (such notice, a “Contribution Notice”) and make a subsequent contribution of cash to the Issuer (each a “Contribution”). Each Contribution shall be received into the Permitted Use Account and applied by the Investment Manager on behalf of the Issuer to a Permitted Use as directed by the Contributor at the time such Contribution is made; provided, that such Contributions, once designated, may not subsequently be re-designated for a different Permitted Use. Contributions shall be repaid to the Contributor beginning on the next succeeding Payment Date (or such other Payment Date as agreed to by the Investment Manager and each such Contributor) (and shall continue to be paid on each subsequent Payment Date, to the extent funds are available pursuant to the Priority of Payments, until such amounts have been paid in full unless otherwise agreed to by the Investment Manager and each such Contributor) in accordance with the Priority of Payments together with a specified rate of return as agreed between the Investment Manager and a Majority of the LLC Interests to be applicable to the Contributor (such applicable amount inclusive of the related Contribution, the “Contribution Repayment Amount”).

Contribution Repayment Amounts (or the proportional share thereof) shall be transferred to any subsequent Holder of such Contributor’s LLC Interests in an amount equal (x) to such transferor’s Contribution Repayment Amounts times (y) the percentage of the transferor’s LLC Interests that are being transferred to such transferee. From and after the date of such transfer, the transferee will be deemed to be a Contributor with respect to the applicable portion of the related Contribution. Each transferor of LLC Interests that is a Contributor and is owed a Contribution Repayment Amount shall represent and warrant to the Issuer and the Trustee in a certificate in the form of Exhibit B-4 as to the percentage of such Holder’s LLC Interests (and Contribution Repayment Amount) being transferred and the amount of Contribution Repayment Amount (and percentage of LLC Interests) being retained. Contribution Repayment Amounts shall not be transferrable other than as set forth in this paragraph.

Section 10.4  The Revolver Funding Account. On the Closing Date, funds in an amount equal to the undrawn portion of any Revolving Collateral Obligation or Delayed Drawdown Collateral Obligation held by the Issuer on such date shall be deposited by the Trustee in a single, segregated account established at the Custodian and held in the name of the Issuer which account shall be subject to the lien of Computershare Trust Company, N.A., as Trustee for the benefit of the Secured Parties, (the “Revolver Funding Account”), and shall be maintained with the Custodian in accordance with the Securities Account Control Agreement. Upon initial receipt of any such obligations, funds deposited in the Revolver Funding Account in respect of any Delayed Drawdown Collateral Obligation or Revolving Collateral Obligation will be treated as part of the purchase price therefor. Amounts on deposit in the Revolver Funding Account will be invested in overnight funds that are Eligible Investments selected by the Investment Manager pursuant to Section 10.7 and earnings from all such investments will be deposited in the Interest Collection Subaccount as Interest Proceeds.

The Issuer shall, at all times maintain sufficient funds on deposit in the Revolver Funding Account such that the sum of the amount of funds on deposit in the Revolver Funding Account shall be at least equal to the Net Aggregate Exposure Amount. In addition, the Trustee shall deposit funds into the Revolver Funding Account as provided in the Priority of Payments. In the event of funds on deposit in the Revolver Funding Account do not (a) equal or (b) exceed the Net Aggregate Exposure Amount, the Investment Manager (on behalf of the Issuer) may direct the Trustee to, and the Trustee thereafter shall, transfer funds in an amount equal to such shortfall from the Principal Collection Account to the Revolver Funding Account.

At the direction of the Investment Manager, unfunded commitments may be funded using amounts on deposit in the Principal Collection Subaccount, provided such amounts are not otherwise reserved for the purchase of unsettled Collateral Obligations. The Investment Manager may also direct that the Revolver Funding Account reimburse the Principal Collection Subaccount for any such amounts used. Fundings of Revolving Collateral Obligations and Delayed Drawdown Collateral Obligations shall be made at the direction of the Investment Manager and may be funded using amounts on deposit in the Principal Collection Subaccount in lieu of the Revolver Funding Account. The Investment Manager may further direct that the Revolver Funding Account reimburse the Principal Collection Subaccount for any such amounts used.

Any funds in the Revolver Funding Account (other than earnings from Eligible Investments therein) will be available solely to cover any drawdowns on the Delayed Drawdown Collateral Obligations and Revolving Collateral Obligations; provided that any excess of (A) the amounts on deposit in the Revolver Funding Account over (B) the Net Aggregate Exposure Amount (including to the extent any such excess that occurs, upon receipt of written notice by the Trustee or upon actual knowledge of a Trust Officer of the Trustee, upon (a) the sale or maturity of a Delayed Drawdown Collateral Obligation or Revolving Collateral Obligation or (b) the occurrence of an event of default with respect to any such Delayed Drawdown Collateral Obligation or Revolving Collateral Obligation or any other event or circumstance which results in the irrevocable reduction of the undrawn commitments under such Delayed Drawdown Collateral Obligation or Revolving Collateral Obligation) will be transferred by the Trustee (at the written direction of the Investment Manager on behalf of the Issuer) on each Business Day (so long as such excess exists) as Principal Proceeds to the Principal Collection Subaccount. The Trustee shall not be responsible at any time for determining whether the funds in such Revolver Funding Account are insufficient. Solely for purposes of this Section 10.4, any Asset that would constitute a Delayed Drawdown Collateral Obligation or a Revolving Collateral Obligation but for the fact that it is not a “Collateral Obligation” shall be deemed to constitute a Delayed Drawdown Collateral Obligation or Revolving Collateral Obligation, as applicable.

Section 10.5  The Closing Expense Account.

In accordance with this Indenture and the Securities Account Control Agreement, the Trustee shall, on or prior to the Closing Date, establish in the name of the Issuer which account shall be subject to the lien of Computershare Trust Company, N.A., as Trustee for the benefit of the Secured Parties, a single, segregated, non-interest bearing account which will be designated as a Closing Expense Account (the “Closing Expense Account”) and which shall be governed solely by the terms of this Indenture and the Securities Account Control Agreement. On any Business Day during the period that the Closing Expense Account is open, the Trustee shall apply funds from the Closing Expense Account, as directed by the Issuer, to pay fees and expenses of the Issuer incurred in connection with the structuring, consummation, closing and post-closing of the transaction contemplated by this Indenture. At any time on or after the Determination Date relating to the initial Payment Date following the Closing Date, upon the delivery of an issuer order by the Issuer instructing the Trustee to close the Closing Expense Account, all funds in the Closing Expense Account will be deposited in the Collection Account as Principal Proceeds and the Closing Expense Account will be closed. By issuer order (which may be in the form of standing instructions), the Issuer may at any time direct the Trustee to, and, upon receipt of such issuer order, the Trustee shall, invest all funds received into the Closing Expense Account during a Collection Period as so directed in Eligible Investments.

Section 10.6  Reports to Rating Agency and Additional Recipients. In addition to the information and reports specifically required to be provided to the Rating Agency then rating a Class of Secured Notes pursuant to the terms of this Indenture, the Issuer shall provide the Investment Manager, the Placement Agent (at the Placement Agent’s written request) and the Rating Agency then rating a Class of Secured Notes with all information or reports delivered to the Trustee hereunder (with the exception of any Accountants’ Certificates), and, subject to Section 14.3(c), such reasonably available additional information (with the exception of any Accountants’ Certificates) as the Rating Agency then rating a Class of Secured Notes may from time to time reasonably request (including notification to the Rating Agency of any modification of any loan document relating to a DIP Collateral Obligation or any release of collateral thereunder not permitted by such loan documentation and notification to the Rating Agency of any Specified Event of which the Issuer has knowledge, which notice to the Rating Agency shall include a copy of any such amendment related to a Specified Event and a brief summary of its purposes, as applicable).

Section 10.7  Reinvestment of Funds in Accounts; Reports by Trustee.

(a)  By Issuer Order (which may be in the form of standing instructions), the Issuer (or the Investment Manager on behalf of the Issuer) shall at all times direct the Trustee to, and, upon receipt of such Issuer Order, the Trustee shall, invest all funds on deposit in the Closing Date Account, Hedge Counterparty Collateral Account, Permitted Use Account, the Collection Account, the Closing Expense Account and the Revolver Funding Account, as so directed in Eligible Investments having stated maturities no later than the Business Day preceding the next Payment Date (unless such Eligible Investment is issued by the Trustee or the Bank in its capacity as a banking institution, in which event such Eligible Investment may mature on the next Payment Date). If the Trustee does not receive written investment instructions from the Issuer (or the Investment Manager behalf of the Issuer) within five (5) days after the Closing Date, the Trustee shall invest the funds held in such Accounts, as fully as practicable, in the Standby Directed Investment or, if the Standby Directed Investment is unavailable for any reason, and absent any other written investment instruction, such funds shall remain uninvested. Except to the extent expressly provided otherwise herein, all interest and other income from such investments shall be deposited in the Interest Collection Subaccount, any gain realized from such investments shall be credited to the Principal Collection Subaccount upon receipt, and any loss resulting from such investments shall be charged to the Principal Collection Subaccount. The Trustee shall not in any way be held liable by reason of any insufficiency of such accounts which results from any loss relating to any such investment, provided that nothing herein shall relieve the Bank of (i) its obligations or liabilities under any security or obligation issued by the Bank or any Affiliate thereof or (ii) liability for any loss resulting from gross negligence, willful misconduct or fraud on the part of the Bank or any Affiliate thereof. Except as expressly provided herein, the Trustee shall not otherwise be under any duty to invest (or pay interest on) amounts held hereunder from time to time.

(b)  The Trustee agrees to give the Issuer immediate notice if a Trust Officer has actual knowledge that any Account or any funds on deposit in any Account, or otherwise to the credit of an Account, shall become subject to any writ, order, judgment, warrant of attachment, execution or similar process.

(c)  The Trustee shall supply, in a timely fashion, to the Issuer (and the Issuer shall supply to the Rating Agency) and the Investment Manager any information regularly maintained by the Trustee that the Issuer, the Rating Agency or the Investment Manager may from time to time reasonably request with respect to the Assets, the Accounts and the other Assets and provide any other requested information reasonably available to the Trustee by reason of its acting as Trustee hereunder and required to be provided by Section 10.8 or to permit the Investment Manager to perform its obligations under the Investment Management Agreement or the Issuer’s obligations hereunder that have been delegated to the Investment Manager. The Trustee shall promptly forward to the Investment Manager copies of notices and other writings received by it from the issuer of any Collateral Obligation or from any Clearing Agency with respect to any Collateral Obligation which notices or writings advise the holders of such Collateral Obligation of any rights that the holders might have with respect thereto (including, without limitation, requests to vote with respect to amendments or waivers and notices of prepayments and redemptions) as well as all periodic financial reports received from such issuer and Clearing Agencies with respect to such issuer. For the avoidance of doubt, the Accounts (including income, if any, earned on the investments of funds in the Accounts) will be owned by the Issuer for U.S. federal income tax purposes. The Issuer is required to provide to the Trustee (i) an IRS Form W-9 (or applicable successor form) of its Sole Equity Owner no later than the Closing Date, and (ii) any additional IRS forms (or updated versions of any previously submitted IRS forms) or other documentation upon the reasonable request of the Trustee as may be necessary (i) to reduce or eliminate the imposition of U.S. withholding taxes and (ii) to permit the Trustee to fulfill its tax reporting obligations under applicable law with respect to the Accounts or any amounts paid to the Issuer. If any IRS form or other documentation previously delivered becomes inaccurate in any respect, the Issuer shall timely provide to the Trustee accurately updated and complete versions of such IRS forms or other documentation. The Bank, both in its individual capacity and in its capacity as Trustee, shall have no liability to the Issuer or any other person in connection with any tax withholding amounts paid or withheld from the Accounts pursuant to applicable law arising from the Issuer’s failure to timely provide an accurate, correct and complete IRS Form W-9 (or applicable successor form) of its Sole Equity Owner or such other documentation contemplated under this paragraph. For the avoidance of doubt, no funds shall be invested with respect to such Accounts absent the Trustee having first received (i) the requisite written investment direction with respect to the investment of such funds, and (ii) the IRS forms and other documentation required by this paragraph.

Section 10.8  Accountings.

(a) Monthly. Not later than the 21st calendar day (or, if such day is not a Business Day, on the next succeeding Business Day) of each calendar month (other than any month in which a Distribution Report is made available) and commencing in July 2026, the Issuer shall compile and make available (or cause to be compiled and made available) to the Rating Agency, Intex Solutions, Inc., the Trustee, the Investment Manager, the Placement Agent and, upon written request therefor, to any Holder shown on the Notes Register and, upon written notice to the Trustee in the form of Exhibit D, any beneficial owner of Notes, a monthly report on a trade date basis (each such report a “Monthly Report”). As used herein, the “Monthly Report Determination Date” with respect to any calendar month will be the tenth Business Day prior to the 21st day of such calendar month. The Monthly Report for a calendar month shall contain the following information with respect to the Collateral Obligations and Eligible Investments included in the Assets, based in part on information provided by the Investment Manager, and shall be determined as of the Monthly Report Determination Date for such calendar month (for which purpose assets of any Non-U.S. Obligation Subsidiary shall be included as if such assets were owned by the Issuer, so long as any information relating to such assets can be provided by the Issuer or the Investment Manager on its behalf at no undue burden or expense or such information is otherwise available to the Trustee or the Collateral Administrator at no undue burden or expense):

(i)  Aggregate Principal Balance of Collateral Obligations and Eligible Investments representing Principal Proceeds.

(ii)  Total Capitalization of Collateral Obligations.

(iii)  Principal Collateralization Amount of Collateral Obligations.

(iv)  A list of Collateral Obligations, including, with respect to each such Collateral Obligation, the following information:

(A)  The Obligor thereon (including the issuer ticker, if any);

(B)  The CUSIP or security identifier thereof;

(C)  The Principal Balance thereof (other than any accrued interest that was purchased with Principal Proceeds (but excluding any capitalized interest));

(D)  The percentage of the aggregate Total Capitalization represented by such Collateral Obligation;

(E)  The related interest rate or spread (in the case of a Reference Rate Floor Obligation, calculated both with and without regard to the applicable specified “floor” rate per annum) and the identity of any Collateral Obligation that is not a Reference Rate Floor Obligation and for which interest is calculated with respect to an index other than the Benchmark;

(F)  The stated maturity thereof;

(G)  The related S&P Industry Classification;

(H)  The S&P Rating (including the source (e.g., public rating, derived from a publicly monitored rating by Moody’s, credit estimate or any other source) and, in the case of a credit estimate from S&P, the date such credit estimate was last assigned by S&P and the date on which information was last submitted to S&P to obtain such credit estimate);

(I)  [Reserved];

(J)  The Market Value of each Defaulted Obligation, Current Pay Obligation and Partial PIK Loan;

(K)  The country of Domicile;

(L)  An indication as to whether each such Collateral Obligation is (1) a Senior Secured Loan, (2) a First Lien Last-Out Loan, (3) a Second Lien Loan, (4) an Unsecured Loan, (5) a Defaulted Obligation, (6) a Delayed Drawdown Collateral Obligation, (7) a Revolving Collateral Obligation, (8) a Current Pay Obligation, (9) a Fixed Rate Obligation, (10) a DIP Collateral Obligation, (11) a Cov-Lite Loan and an Eligible Cov-Lite Loan, (12) a Participation Interest, (13) a Partial PIK Loan, (14) a Deemed Rated Obligation, (15) a Discount Obligation, (16) a CCC Collateral Obligation, (17) a Senior Secured Bond or (18) a Senior Secured Floating Rate Note;

(M)  The S&P Recovery Rate;

(N)  The Exposure Amount of Revolving Collateral Obligations and Delayed Drawdown Collateral Obligation;

(O)  The Unsettled Amounts with respect thereto; and

(P)  LoanX identification or LIN # (if any).

(v)  The principal amount of any Contributions made since the last Monthly Report Determination Date.

(vi)  [Reserved].

(vii)  The calculation of each of the following:

(A)  Each Interest Coverage Ratio (and setting forth the percentage required to satisfy each Interest Coverage Test); and

(B)  Each Overcollateralization Ratio (and setting forth the percentage required to satisfy each Overcollateralization Ratio Test).

(viii)  The calculation specified in Section 5.1(g).

(ix)  For each Account, a schedule showing the beginning balance and the ending balance.

(x)  Prepayments, and sales: the identity, Principal Balance (other than any accrued interest that was purchased with Principal Proceeds (but excluding any capitalized interest)), Principal Proceeds and Interest Proceeds received, and date for (X) each Collateral Obligation that was released for sale or disposition pursuant to Section 12.1 since the last Monthly Report Determination Date and (Y) for each prepayment or redemption of a Collateral Obligation, and in the case of (X), whether such Collateral Obligation was a Credit Risk Obligation or a Credit Improved Obligation, whether the sale of such Collateral Obligation was a discretionary sale and the price (expressed as a percentage of par) of such sale or disposition; and

(xi)  The identity of each Defaulted Obligation, the Market Value of each such Defaulted Obligation, the date of default thereof and the number of days such Defaulted Obligation is in default.

(xii)  The identity of each Loss Mitigation Qualified Loan, the Market Value of each such Loss Mitigation Qualified Loan, the date such obligation became a Loss Mitigation Qualified Loan and the number of days since the obligation became a Loss Mitigation Qualified Loan.

(xiii)  The identity of each Permitted Maturity Obligation.

(xiv)  The identity of each Participation Interest and the S&P Rating of the Selling Institution as provided by the Investment Manager.

(xv)  Such other information the Rating Agency or the Investment Manager may reasonably request.

(xvi)  The identity of each Loss Mitigation Loan that is not a Loss Mitigation Qualified Loan, any Equity Security and any Specified Equity Security.

(xvii)  The nature, source and amount of any proceeds in the Collection Account (including a list of (A) any fees or other amounts received in connection with (1) the reduction of the par amount of a Collateral Obligation, (2) the extension of the maturity of a Collateral Obligation or (3) the reduction of the interest rate of a Collateral Obligation and (B) any amounts received that constitute origination fees or amounts payable in respect of original issue discount of a Collateral Obligation), and the identity of all Eligible Investments credited to each Account.

(xviii)  The rating by S&P of each Class of Secured Notes.

(xix)  The Aggregate Outstanding Amount of the Secured Notes of each Class.

(xx)  An information table showing the percentage breakdown of Collateral Obligations by each of the S&P rating subcategories.

(xxi)  A notation next to each Collateral Obligation identifying if it has been subject to an amendment that has occurred during the preceding month that affects the coupon/spread, principal amount due, maturity date or due date, and the amount of any related amendment fee.

(xxii)  The Market Value of each CCC Collateral Obligation, the identity of each CCC Collateral Obligation included in the CCC Excess and the Excess CCC Adjustment Amount.

(xxiii)  The identity, Principal Balance (other than any accrued interest that was purchased with Principal Proceeds (but excluding any capitalized interest)), and Principal Proceeds expended to acquire each Identified Obligation acquired pursuant to Section 12.2(f) and the price (expressed as a percentage of par) of such acquisition since the last Monthly Report Determination Date.

(xxiv)  As reported by the EU/UK Retention Holder to the Issuer, Collateral Administrator and the Trustee pursuant to the terms of the Risk Retention Letter, whether the EU/UK Retention Holder has confirmed it is in compliance with the covenants set out in clauses (a) and (b) of paragraph 1 of the Risk Retention Letter as of such Monthly Report Determination Date.

(xxv)  The name of the institution where the Accounts are maintained and such institution’s ratings.

Upon receipt of each Monthly Report, the Trustee shall compare the information contained in such Monthly Report to the information contained in its records with respect to the Assets and shall, within three Business Days after receipt of such Monthly Report, notify the Issuer (and the Issuer shall notify the Rating Agency), the Collateral Administrator and the Investment Manager if the information contained in the Monthly Report does not conform to the information maintained by the Trustee with respect to the Assets. If any discrepancy exists, the Collateral Administrator and the Issuer, or the Investment Manager on behalf of the Issuer, shall attempt to resolve the discrepancy. If such discrepancy cannot be promptly resolved, the Trustee shall within five Business Days notify the Investment Manager who shall, on behalf of the Issuer, request that the Independent certified public accountants appointed by the Issuer pursuant to Section 10.10 review such Monthly Report and the Trustee’s records to determine the cause of such discrepancy. If such review reveals an error in the Monthly Report or the Trustee’s records, the Monthly Report or the Trustee’s records shall be revised accordingly and, as so revised, shall be utilized in making all calculations pursuant to this Indenture and notice of any error in the Monthly Report shall be sent as soon as practicable by the Issuer to all recipients of such report which may be accomplished by making a notation of such error in the subsequent Monthly Report.

(b)  Payment Date Accounting. The Issuer shall render an accounting (each a “Distribution Report”), determined as of the close of business on each Determination Date preceding a Payment Date, and shall make available such Distribution Report to the Trustee, the Investment Manager, Intex Solutions, Inc., the Rating Agency and the Placement Agent and, upon written request therefor, any Holder shown on the Notes Register and, upon written notice to the Trustee in the form of Exhibit D, any beneficial owner of Notes not later than the Business Day preceding the related Payment Date. The Distribution Report shall contain the following information:

(i)  the information required to be in the Monthly Report pursuant to Section 10.8(a);

(ii)  (a) the Aggregate Outstanding Amount of the Secured Notes of each Class at the beginning of the Interest Accrual Period and such amount as a percentage of the original Aggregate Outstanding Amount of the Secured Notes of such Class and (b) the amount of principal payments to be made on the Secured Notes of each Class on the next Payment Date, the amount of any Deferred Interest on the Class C Notes and the Class D Notes and the Aggregate Outstanding Amount of the Secured Notes of each Class after giving effect to the principal payments, if any, on the next Payment Date and such amount as a percentage of the original Aggregate Outstanding Amount of the Secured Notes of such Class;

(iii)  (A) the accrued interest for each applicable Class of Secured Notes for such Payment Date; and (B) the Interest Rate for each applicable Class of Secured Notes for the Interest Accrual Period commencing on such Payment Date;

(iv)  the amounts payable pursuant to each clause of Section 11.1(a)(i) and each clause of Section 11.1(a)(ii) or each clause of Section 11.1(a)(iii), as applicable, on the related Payment Date;

(v)  for the Collection Account:

(A)  the Balance on deposit in the Collection Account at the end of the related Collection Period (or, with respect to the Interest Collection Subaccount, the next Business Day);

(B)  the amounts payable from the Collection Account to the Payment Account, in order to make payments pursuant to Section 11.1(a)(i), Section 11.1(a)(ii) and Section 11.1(a)(iii) on the next Payment Date (net of amounts which the Investment Manager intends to apply pursuant to Article XII); and

(C)  the Balance remaining in the Collection Account immediately after all payments and deposits to be made on such Payment Date; and

(vi)  such other information as the Investment Manager may reasonably request.

Each Distribution Report shall constitute instructions to the Trustee to withdraw funds from the Payment Account and pay or transfer such amounts set forth in such Distribution Report in the manner specified and in accordance with the priorities established in Section 11.1 and Article XIII.

In the event the Trustee receives instructions from the Issuer or Investment Manager to effect a securities transaction as contemplated in 12 CFR 12.1, the Issuer acknowledges that upon its written request and at no additional cost, it has the right to receive the notification from the Trustee after the completion of such transaction as contemplated in 12 CFR 12.4(a) or (b). The Issuer agrees that, absent specific request, such notifications shall not be provided by the Trustee hereunder, and in lieu of such notifications, the Trustee shall make available the reports in the manner required by this Indenture.

(c)  Interest Rate Notice. The Trustee shall include in the Monthly Report a notice setting forth the Interest Rate for each Class of Secured Notes for the Interest Accrual Period preceding the next Payment Date.

(d)  Failure to Provide Accounting. If the Trustee shall not have received any accounting provided for in this Section 10.8 on the first Business Day after the date on which such accounting is due to the Trustee, the Trustee shall notify the Investment Manager who shall use commercially reasonable efforts to obtain such accounting by the applicable Payment Date. To the extent the Investment Manager is required to provide any information or reports pursuant to this Section 10.8 as a result of the failure of the Issuer to provide such information or reports, the Investment Manager shall be entitled to retain an Independent certified public accountant in connection therewith and the reasonable costs incurred by the Investment Manager for such Independent certified public accountant shall be paid by the Issuer.

(e)  Required Content of Certain Reports. Each Monthly Report and each Distribution Report sent to any Holder or beneficial owner of an interest in any Notes shall contain, or be accompanied by, the following notices:

The Notes may be beneficially owned only by Persons that, (a) in the case of the Tax Unrestricted Secured Notes, (i) are Qualified Purchasers (or corporations, partnerships, limited liability companies or other entities (other than trusts) each shareholder, partner, member or other equity owner of which is a Qualified Purchaser) and not U.S. persons (within the meaning of Regulation S under the Securities Act) and are purchasing their beneficial interest in an offshore transaction or (ii) are Qualified Institutional Buyers or Institutional Accredited Investors and Qualified Purchasers or corporations, partnerships, limited liability companies or other entities (other than trusts) each shareholder, partner, member or other equity owner of which is a Qualified Purchaser or (b) in the case of the Tax Restricted Secured Notes, United States Persons that are Qualified Institutional Buyers or Institutional Accredited Investors and either Qualified Purchasers or corporations, partnerships, limited liability companies or other entities (other than trusts) each shareholder, partner, member or other equity owner of which is a Qualified Purchaser and (c) in the case of clauses (a) and (b), can make the representations set forth in Section 2.5 of this Indenture. The Issuer has the right to compel any beneficial owner of an interest in Rule 144A Global Secured Notes that does not meet the qualifications set forth in the preceding sentence to sell its interest in such Notes, or may sell such interest on behalf of such owner, pursuant to Section 2.11.

Each holder receiving this report agrees to keep all non-public information herein confidential and not to use such information for any purpose other than its evaluation of its investment in the Notes, provided that any holder may provide such information on a confidential basis to any prospective purchaser of such holder’s Notes that is permitted by the terms of this Indenture to acquire such holder’s Notes and that agrees to keep such information confidential in accordance with the terms of this Indenture.

(f) Placement Agent Information. The Issuer and the Placement Agent, or any successor to the Placement Agent, may post the information contained in a Monthly Report or Distribution Report to a password-protected internet site accessible only to the Holders of the Notes and to the Investment Manager.

(g) Distribution of Reports. The Trustee will make the Monthly Report, the Distribution Report and the Transaction Documents (other than the Placement Agreement) (including any amendments thereto) and any notices or communications required to be delivered to the Holders in accordance with this Indenture available via its internet website. The Trustee’s internet website shall initially be located at www.ctslink.com (the “Trustee’s Website”). The Trustee may change the way such statements are distributed. As a condition to access to the Trustee’s Website, the Trustee may require registration and the acceptance of a disclaimer. The Trustee shall be entitled to rely on but shall not be responsible for the content or accuracy of any information provided in the Monthly Report and the Distribution Report which the Trustee disseminates in accordance with this Indenture and may affix thereto any disclaimer it deems appropriate in its reasonable discretion. The Placement Agent, Intex Solutions, Inc. and Bloomberg shall be entitled to receive or have access (and the Trustee is hereby directed by the Issuer to deliver or grant access to the Placement Agent, Intex Solutions, Inc. and Bloomberg) to the Offering Circular, the Monthly Reports and Distribution Reports (and such other available information and reports as are identified by the Investment Manager on behalf of the Issuer) in each case by granting access to the Trustee’s Website, it being understood that the Trustee shall have no liability for granting such access, including for use of such information by the Placement Agent, Intex Solutions, Inc. or Bloomberg or their subscribers.

Section 10.9  Release of Collateral.

(a)  Subject to Article XII, the Issuer may, by Issuer Order executed by an Authorized Officer of the Investment Manager on behalf of the Issuer, delivered to the Trustee at least one Business Day prior to the settlement date for any sale of an Asset certifying that the sale of such Asset is being made in accordance with Section 12.1 hereof and such sale complies with all applicable requirements of Section 12.1 (provided that if an Event of Default has occurred and is continuing, neither the Issuer nor the Investment Manager (on behalf of the Issuer) may direct the Trustee to release or cause to be released such Asset from the lien of this Indenture pursuant to a sale under Section 12.1(f), (g) or (i)), direct the Trustee to release or cause to be released such Asset from the lien of this Indenture and, upon receipt of such Issuer Order, the Trustee shall deliver any such Asset, if in physical form, duly endorsed to the broker or purchaser designated in such Issuer Order or, if such Asset is a Clearing Corporation Security, cause an appropriate transfer thereof to be made, in each case against receipt of the sales price therefor as specified by the Investment Manager in such Issuer Order; provided that the Trustee may deliver any such Asset in physical form for examination in accordance with street delivery custom; provided that, for purposes of this Section 10.9 and Sections 12.1 and 12.2, Issuer Order shall mean to include the delivery to the Trustee, by email or otherwise in writing, of a confirmation of trade, instruction to post or to commit to the trade or similar language by the Investment Manager, and shall constitute a direction and certification that the transaction is in compliance with and satisfies all applicable provisions of such Sections and Article XII of this Indenture.

(b)  Subject to the terms of this Indenture, the Trustee shall upon an Issuer Order (i) deliver any Asset, and release or cause to be released such Asset from the lien of this Indenture, which is set for any mandatory call or redemption or payment in full to the appropriate paying agent on or before the date set for such call, redemption or payment, in each case against receipt of the call or redemption price or payment in full thereof and (ii) provide notice thereof to the Investment Manager.

(c)  Upon receiving actual notice of any tender offer, voluntary redemption, exchange offer, conversion or other similar action (an “Offer”) or any request for a waiver, consent, amendment or other modification or action with respect to any Asset, the Trustee on behalf of the Issuer shall notify the Investment Manager of such Offer or such request. Subject to Section 12.4, unless the Notes have been accelerated following an Event of Default, the Investment Manager may direct (x) the Trustee to accept or participate in or decline or refuse to participate in such Offer and, in the case of acceptance or participation, to release from the lien of this Indenture such Asset in accordance with the terms of the Offer against receipt of payment therefor, or (y) the Issuer or the Trustee to agree to or otherwise act with respect to such consent, waiver, amendment, modification or action; provided that in the absence of any such direction, the Trustee shall not respond or react to such Offer or request.

(d)  As provided in Section 10.2(a), the Trustee shall deposit any proceeds received by it from the disposition of an Asset in the applicable subaccount of the Collection Account, unless simultaneously applied to Eligible Investments as permitted under and in accordance with the requirements of this Article X and Article XII.

(e)  The Trustee shall, upon receipt of an Issuer Order at such time as there is no Secured Notes Outstanding and all obligations of the Issuer hereunder have been satisfied, release any remaining Assets from the lien of this Indenture.

(f)  Any security, Collateral Obligation or amounts that are released pursuant to Section 10.9(a), (b) or (c) shall be released from the lien of this Indenture.

(g)  Any amounts paid from the Payment Account to the Holder of the LLC Interests in accordance with the Priority of Payments shall be released from the lien of this Indenture.

Section 10.10  Reports by Independent Accountants.

(a)  As of the Closing Date, the Issuer shall appoint one or more firms of Independent certified public accountants of recognized international reputation for purposes of reviewing and delivering the reports or certificates of such accountants required by this Indenture, which may be the firm of Independent certified public accountants that performs accounting services for the Issuer or the Investment Manager. The Issuer may remove any firm of Independent certified public accountants at any time without the consent of any Holder of Notes. Upon any resignation by such firm or removal of such firm by the Issuer, the Issuer (or the Investment Manager on behalf of the Issuer) shall promptly appoint by Issuer Order delivered to the Trustee, the Collateral Administrator and the Rating Agency a successor thereto that shall also be a firm of Independent certified public accountants of recognized international reputation, which may be a firm of Independent certified public accountants that performs accounting services for the Issuer or the Investment Manager. If the Issuer shall fail to appoint a successor to a firm of Independent certified public accountants which has resigned within 30 days after such resignation, the Issuer shall promptly notify the Trustee and the Collateral Administrator of such failure in writing. If the Issuer shall not have appointed a successor within ten days thereafter, the Trustee shall promptly notify the Investment Manager, who shall appoint a successor firm of Independent certified public accountants of recognized international reputation. The fees of such Independent certified public accountants and its successor shall be payable by the Issuer. Neither the Trustee nor the Collateral Administrator shall have any responsibility to make any inquiry or investigation as to, and shall have no obligation in respect of, the terms of any engagement of Independent accountants by the Issuer (or the Investment Manager on behalf of the Issuer) or the terms of any agreed upon procedures in respect of such engagement; provided, however that the Trustee and the Collateral Administrator are hereby directed to execute any applicable agreement, acknowledgement or access letter, in form and substance acceptable to the Trustee or the Collateral Administrator, with such Independent certified public accountants selected by the Issuer or Investment Manager in which the Trustee or the Collateral Administrator (as applicable) shall agree to not disclose the contents of any statement or reports received from such accountants other than as specified in such agreement, acknowledgment or access letter; provided, further, that the Trustee and the Collateral Administrator shall not deliver under any circumstances (other than as compelled by legal or regulatory process), and without regard to any other provision of this Indenture, to any Holder, the Rating Agency or other party any such statement or report received from such accountants. A Holder may only obtain such statement or report directly from such accountants. Notwithstanding any provision in this Indenture to the contrary, the Trustee and the Collateral Administrator shall have no liability or responsibility for taking any action, or omitting to take any action, if such action or omission is in accordance with this Section 10.10, it being understood and agreed that the Trustee and/or the Collateral Administrator, as the case may be, will deliver such acknowledgement, agreement or access letter in conclusive reliance on the foregoing direction of the Issuer, and neither the Trustee nor the Collateral Administrator shall make any inquiry or investigation as to, or shall have any obligation in respect of, the validity or correctness of such procedures. For the avoidance of doubt, such acknowledgement, agreement or access letter may include, among other things, (i) an acknowledgement that the Issuer has agreed that the procedures performed by the accountants are sufficient for relevant purposes, (ii) releases by each of the Trustee and the Collateral Administrator (on behalf of itself and/or the Holders) of claims against the accountants and acknowledgment of any other limitations of liability in favor of the accountants and (iii) restrictions or prohibitions on the disclosure of any such reports, statements or certificates, or other information or documents to be provided to it by such firm of accountants, to other Persons.

(b)  On or before the 120th day after December 31st of each year commencing in 2027, the Issuer shall cause to be delivered to the Trustee a statement from a firm of Independent certified public accountants for each Distribution Report received since the last statement (i) indicating that the calculations within those Distribution Reports have been performed in accordance with the applicable provisions of this Indenture and (ii) listing the Aggregate Principal Balance of the Assets and the Aggregate Principal Balance of the Collateral Obligations securing the Secured Notes as of the immediately preceding Determination Dates; provided that in the event of a conflict between such firm of Independent certified public accountants and the Issuer with respect to any matter in this Section 10.10, the determination by such firm of Independent public accountants shall be conclusive.

(c)  Upon the written request of the Trustee, or any Holder or beneficial owner of Notes, the Issuer will cause the firm of Independent certified public accountants appointed pursuant to Section 10.10(a) to provide any Holder of Notes with all of the information required to be provided by the Issuer pursuant to Section 7.17 or assist the Issuer in the preparation thereof.

(d)  Any statement or report delivered to the Trustee pursuant to this Section 10.10 from the firm of Independent certified public accountants may be requested by any Holder directly from such accountants. Upon written request from a Holder to the Trustee, the Trustee shall provide to such Holder the contact information for such accountants.

Section 10.11  Procedures Relating to the Establishment of Accounts Controlled by the Trustee. Notwithstanding anything else contained herein, the Trustee agrees that with respect to each of the Accounts, it will cause each Securities Intermediary establishing such accounts to enter into a securities account control agreement and to comply with the provisions of such securities account control agreement. The Trustee shall have the right to open such subaccounts of any such account as it deems necessary or appropriate for convenience of administration.

Section 10.12  Section 3(c)(7) Procedures. For so long as any Notes are Outstanding, the Issuer shall do the following:

(a)  Notification. Each Monthly Report sent or caused to be sent by the Issuer to the Noteholders will include a notice to the following effect:

“The Investment Company Act of 1940, as amended (the “1940 Act”), requires that all holders of the outstanding securities of the Issuer be “Qualified Purchasers” (“Qualified Purchasers”) as defined in Section 2(a)(51)(A) of the 1940 Act and related rules (or corporations, partnerships, limited liability companies or other entities (other than trusts), each shareholder, partner, member or other equity owner of which is a Qualified Purchaser). Under the rules, the Issuer must have a “reasonable belief” that all holders of its outstanding securities, including transferees, are Qualified Purchasers (or corporations, partnerships, limited liability companies or other entities (other than trusts), each shareholder, partner, member or other equity owner of which is a Qualified Purchaser). Consequently, all sales and resales of the Notes must be made solely to purchasers that are Qualified Purchasers (or corporations, partnerships, limited liability companies or other entities (other than trusts), each shareholder, partner, member or other equity owner of which is a Qualified Purchaser). Each purchaser of a Tax Unrestricted Secured Note in the United States who is a “U.S. person” (as defined in Regulation S) or outside of the United States who is not a “U.S. person” (as defined in Regulation S) (such Note a “Restricted Note”) will be deemed (or required, as the case may be) to represent at the time of purchase that: (i) the purchaser is a Qualified Purchaser (or a corporation, partnership, limited liability company or other entity (other than a trust), each shareholder, partner, member or other equity owner of which is a Qualified Purchaser), (ii) in the case of a purchaser of a Note in the United States who is a “U.S. person” (as defined in Regulation S), who is either (x) an institutional accredited investor (“IAI”) within the meaning of Rule 501(a)(1), (2), (3), (7), (8) or (9) under the Securities Act of 1933, as amended (the “Securities Act”) or (y) a qualified institutional buyer as defined in Rule 144A under the Securities Act (“QIB”); (iii) the purchaser is acting for its own account or the account of another Qualified Purchaser and QIB/IAI (as applicable); (iv) the purchaser is not formed for the purpose of investing in the Issuer; (v) the purchaser, and each account for which it is purchasing, will hold and transfer at least the minimum denominations of the Notes specified in the Indenture; (vi) the purchaser understands that the Issuer may receive a list of participants holding positions in securities from one or more book-entry depositories; (vii) the Tax Restricted Secured Notes may not be sold pursuant to Regulation S and may only be purchased by, acquired by, or transferred to United States Persons; and (viii) the purchaser will provide written notice of the foregoing, and of any applicable restrictions on transfer, to any subsequent transferees. The LLC Interests may only be purchased by, acquired by or transferred to a United States Person. The Restricted Notes may only be transferred to another Qualified Purchaser (or a corporation, partnership, limited liability company or other entity (other than a trust), each shareholder, partner, member or other equity owner of which is a Qualified Purchaser) and, in the case of a transferee that is a U.S. person (as defined in Regulation S), QIB/IAI (as applicable) and all subsequent transferees are deemed to have made representations (i) through (viii) above. Each purchaser of a Tax Restricted Secured Note will be required to represent at the time of purchase that: (a) the purchaser is a U.S. person (as defined in Regulation S) and a Qualified Purchaser (or a corporation, partnership, limited liability company or other entity (other than a trust), each shareholder, partner, member or other equity owner of which is a Qualified Purchaser) who is either (x) an IAI under the Securities Act or (y) a QIB; (b) the purchaser is acting for its own account or the account of another Qualified Purchaser and QIB/IAI (as applicable); (c) the purchaser is not formed for the purpose of investing in the Issuer; (d) the purchaser, and each account for which it is purchasing, will hold and transfer at least the minimum denominations of the Notes specified in the Indenture; (e) the purchaser understands that the Issuer may receive a list of participants holding positions in securities from one or more book-entry depositories; and (f) the purchaser will provide written notice of the foregoing, and of any applicable restrictions on transfer, to any subsequent transferees. The Tax Restricted Secured Notes may only be transferred to another United States Person that is a Qualified Purchaser (or a corporation, partnership, limited liability company or other entity (other than a trust), each shareholder, partner, member or other equity owner of which is a Qualified Purchaser) and QIB/IAI (as applicable) and all subsequent transferees are deemed to have made representations (a) through (f) above.”

“The Issuer directs that the recipient of this notice, and any recipient of a copy of this notice, provide a copy to any Person having an interest in this Note as indicated on the books of DTC or on the books of a participant in DTC or on the books of an indirect participant for which such participant in DTC acts as agent.”

“The Indenture provides that if, notwithstanding the restrictions on transfer contained therein, the Issuer determines that any holder of, or beneficial owner of an interest in a Note who is determined not to have been a Qualified Purchaser (or a corporation, partnership, limited liability company or other entity (other than a trust), each shareholder, partner, member or other equity owner of which is a Qualified Purchaser) at the time of acquisition of such Note or beneficial interest therein, the Issuer may require, by notice to such Holder or beneficial owner, that such Holder or beneficial owner sell all of its right, title and interest to such Restricted Note, such Note (or any interest therein) to a Person that is a Qualified Purchaser (or a corporation, partnership, limited liability company or other entity (other than a trust), each shareholder, partner, member or other equity owner of which is a Qualified Purchaser) who is either (x) with respect to the Tax Unrestricted Secured Notes only, not a “U.S. person” (as defined in Regulation S) or (y) a “U.S. person” (as defined in Regulation S) and either an IAI or a QIB (as applicable), with such sale to be effected within 30 days after notice of such sale requirement is given. If such holder or beneficial owner fails to effect the transfer required within such 30-day period, (i) the Issuer or the Investment Manager acting for the Issuer, without further notice so such holder, shall and is hereby irrevocably authorized by such holder or beneficial owner, to cause its Note or beneficial interest therein to be transferred in a commercially reasonable sale (conducted by the Investment Manager in accordance with Article 9 of the UCC as in effect in the State of New York as applied to securities that are sold on a recognized market or that may decline speedily in value) to a Person that certifies to the Trustee, the Issuer and the Investment Manager, in connection with such transfer, that such Person meets the qualifications set forth in clauses (x) and (y) above and (ii) pending such transfer, no further payments will be made in respect of such Note or beneficial interest therein held by such holder or beneficial owner.”

(b)  DTC Actions. In connection with the Global Notes, the Issuer shall, or shall cause its agent to request of DTC, and cooperate with DTC to ensure, that (i) DTC’s security description and delivery order include the marker “3c7” and that DTC’s reference directory contains an accurate description of the restrictions on the holding and transfer of the Notes due to the Issuer’s reliance on the exemption to registration provided by Section 3(c)(7) of the Investment Company Act, (ii) DTC send to its participants in connection with the initial offering of the Notes, a notice that the Issuer is relying on Section 3(c)(7) and (iii) DTC’s reference directory include each class of Notes (and the applicable CUSIP numbers for the Notes) in the listing of 3(c)(7) issues together with an attached description of the limitations as to the distribution, purchase, sale and holding of the Notes.

In addition to the obligations of the Notes Registrar set forth in Section 2.5, the Issuer will from time to time (upon the request of the Trustee) make a request to DTC to deliver to the Issuer a list of all DTC participants holding an interest in the Global Notes.

(c)  Bloomberg Screens, Etc. The Issuer shall, or shall cause its agent to, cause the Bloomberg screen or screens containing information about the Notes to include the following language: (i) the bottom of “Security Description” page describing the Notes shall state: “144A/3c7” and “Reg S/3c7”, (ii) the “Security Description” page shall have an indicator stating “See Other Available Information,” and (iii) the “Comments” page shall state that (a) “These Securities are being offered in the United States to Persons who are both (x) qualified institutional buyers (as defined in Rule 144A under the Securities Act) or an institutional accredited investor (within the meaning of clauses (1), (2), (3), (7), (8) or (9) of Rule 501(a) under the Securities Act) and (y) qualified purchasers (as defined under Section 3(c)(7) under the Investment Company Act of 1940)” and (b) with respect to Tax Unrestricted Secured Notes only, “These Securities are being offered outside of the United States to Persons who are both (x) non “U.S. persons” (as defined in Regulation S) and (y) qualified purchasers (as defined under Section 3(c)(7) under the Investment Company Act of 1940)”. The Issuer shall use commercially reasonable efforts to cause any other third-party vendor screens containing information about the Notes to include substantially similar language to clauses (i) through (iii) above.

(d)  CUSIP numbers. The Issuer shall, or shall cause its agent to, (i) ensure that all CUSIP numbers identifying the Rule 144A Global Secured Notes shall have a “fixed field” attached thereto that contains “3c7” and “144A” indicators and CUSIP numbers identifying the Regulation S Global Secured Notes shall have a “fixed field” attached thereto that contains a “3c7” indicator and (ii) take steps to cause the Placement Agent to require that all “confirms” of trades of such Notes contain CUSIP numbers with such “fixed field” identifiers.

ARTICLE XI

Application Of Monies

Section 11.1  Disbursements of Monies from Payment Account.

(a)  Notwithstanding any other provision in this Indenture, but subject to the other subsections of this Section 11.1 and to Section 13.1, on each Payment Date, the Trustee shall disburse amounts transferred from the Collection Account to the Payment Account pursuant to Section 10.2 in accordance with the following priorities (the “Priority of Payments”); provided that, unless (1) such Payment Date is the Stated Maturity or (2) an Enforcement Event has occurred and is continuing, (x) amounts transferred from the Interest Collection Subaccount shall be applied solely in accordance with Section 11.1(a)(i); and (y) amounts transferred from the Principal Collection Subaccount shall be applied solely in accordance with Section 11.1(a)(ii).

(i)  On each Payment Date, unless (x) such Payment Date is the Stated Maturity or (y) an Enforcement Event has occurred and is continuing, Interest Proceeds on deposit in the Collection Account, to the extent received on or before the related Determination Date (or if such Determination Date is not a Business Day, the next succeeding Business Day) and that are transferred into the Payment Account, shall be applied in the following order of priority:

(A)  to the payment of (1) first, Taxes, governmental fees and any registered office fees owing by the Issuer, if any, and (2) second, the accrued and unpaid Administrative Expenses, in the priority stated in the definition thereof, up to the Administrative Expense Cap (except as otherwise expressly provided in connection with any redemption pursuant to Section 9.2 or 9.3);

(B)  to the payment of (1) first, any amounts due to a Hedge Counterparty under a Hedge Agreement other than amounts due as a result of the termination (or partial early termination) of such Hedge Agreement and (2) second, any amounts due to a Hedge Counterparty pursuant to an early termination (or partial early termination) of such Hedge Agreement as a result of a Priority Termination Event;

(C)  (1) first, to the payment of (a) any accrued and unpaid Senior Investment Management Fee due and payable to the Investment Manager on such Payment Date, minus (b) the amount of any Current Deferred Senior Investment Management Fee, if any, on such Payment Date, and (2) second, at the election of the Investment Manager, to the applicable account as Interest Proceeds or Principal Proceeds in an amount not to exceed the Current Deferred Senior Investment Management Fee; provided that any Cumulative Deferred Senior Investment Management Fee shall not be payable pursuant to this clause (C);

(D)  (1) first, to the payment of accrued and unpaid interest on the Class A-1 Notes (including, without limitation, past due interest, if any), and (2) second, to the payment of accrued and unpaid interest on the Class A-2 Notes (including, without limitation, past due interest, if any);

(E)  to the payment of accrued and unpaid interest on the Class B Notes (including, without limitation, past due interest, if any);

(F)  if either of the Class A/B Coverage Tests is not satisfied on the related Determination Date, to make payments in accordance with the Note Payment Sequence to the extent necessary to cause all Class A/B Coverage Tests that are applicable on such Payment Date to be satisfied on a pro forma basis after giving effect to all payments pursuant to this clause (F);

(G)  to the payment of accrued and unpaid interest (excluding Deferred Interest but including interest on Deferred Interest) on the Class C Notes;

(H)  if either of the Class C Coverage Tests is not satisfied on the related Determination Date, to make payments in accordance with the Note Payment Sequence to the extent necessary to cause all Class C Coverage Tests that are applicable on such Payment Date to be satisfied on a pro forma basis after giving effect to all payments pursuant to this clause (H);

(I)  to the payment of any Deferred Interest on the Class C Notes;

(J)  to the payment of accrued and unpaid interest (excluding Deferred Interest but including interest on Deferred Interest) on the Class D Notes;

(K)  if either of the Class D Coverage Tests is not satisfied on the related Determination Date, to make payments in accordance with the Note Payment Sequence to the extent necessary to cause all Class D Coverage Tests that are applicable on such Payment Date to be satisfied on a pro forma basis after giving effect to all payments pursuant to this clause (K);

(L)  to the payment of any Deferred Interest on the Class D Notes;

(M)  (1) first, to the payment, pro rata based on amounts due, of (a) any accrued and unpaid Subordinated Investment Management Fee due and payable to the Investment Manager on such Payment Date, minus (b) the amount of any Current Deferred Subordinated Investment Management Fee, if any, on such Payment Date, (2) second, at the election of the Investment Manager, to the applicable account as Interest Proceeds or Principal Proceeds in an amount not to exceed the Current Deferred Subordinated Investment Management Fee, and (3) third, to the payment to the Investment Manager of any Cumulative Deferred Senior Investment Management Fee and/or any Cumulative Deferred Subordinated Investment Management Fee, at the election of the Investment Manager;

(N)  to the payment of amounts due to any Hedge Counterparty under any Hedge Agreement not otherwise paid pursuant to clause (B) above;

(O)  to the payment of (in the same manner and order of priority stated therein) any Administrative Expenses not paid pursuant to clause (A)(2) above due to the limitation contained therein;

(P)  (1) first, at the direction of the Investment Manager, for deposit into the Permitted Use Account, all or a portion of the remaining Interest Proceeds available under this clause, and (2) second, to the payment to each Contributor of a Contribution, pro rata based on the aggregate amount of Contribution Repayment Amounts owing on such Payment Date, the aggregate amount of such Contribution Repayment Amounts owing to each such Contributor until all such amounts have been paid in full;

(Q)  at the option of the Investment Manager, a portion or all of the remaining Interest Proceeds shall be paid to the Collection Account as Principal Proceeds to invest in Eligible Investments; and

(R)  any remaining Interest Proceeds to the Issuer for distribution to the Holder of the LLC Interests.

(ii)  On each Payment Date, unless (x) such Payment Date is the Stated Maturity or (y) an Enforcement Event has occurred and is continuing, Principal Proceeds on deposit in the Collection Account that are received on or before the related Determination Date (or if such Determination Date is not a Business Day, the next succeeding Business Day) and that are transferred to the Payment Account (which will not include (1) amounts required to meet funding requirements with respect to Delayed Drawdown Collateral Obligations and Revolving Collateral Obligations that are deposited in the Revolver Funding Account or (2) amounts that the Investment Manager intends to apply as permitted under Section 12.2 of the Indenture) shall be applied in the following order of priority; provided that after giving effect to any such payment no Commitment Shortfall would exist (and, to the extent that any Commitment Shortfall would exist, Principal Proceeds shall first be deposited in the Revolver Funding Account in the amount needed to eliminate such Commitment Shortfall):

(A)  to pay the amounts referred to in clauses (A) through (F) of Section 11.1(a)(i) (and in the same manner and order of priority stated therein), but only to the extent not paid in full thereunder;

(B)  to the payment of accrued and unpaid interest (excluding Deferred Interest but including interest on Deferred Interest) on the Class C Notes (only to the extent the Class C Notes are the Controlling Class at such time);

(C)  if either of the Class C Coverage Tests is not satisfied on the related Determination Date, to make payments in accordance with the Note Payment Sequence to the extent necessary to cause all Class C Coverage Tests that are applicable on such Payment Date to be satisfied on a pro forma basis after giving effect to all payments pursuant to this clause (C);

(D)  to the payment of any Deferred Interest on the Class C Notes (only to the extent the Class C Notes are the Controlling Class at such time);

(E)  to the payment of accrued and unpaid interest (excluding Deferred Interest but including interest on Deferred Interest) on the Class D Notes (only to the extent the Class D Notes are the Controlling Class at such time);

(F)  if either of the Class D Coverage Tests is not satisfied on the related Determination Date, to make payments in accordance with the Note Payment Sequence to the extent necessary to cause all Class D Coverage Tests that are applicable on such Payment Date to be satisfied on a pro forma basis after giving effect to all payments pursuant to this clause (F);

(G)  to the payment of any Deferred Interest on the Class D Notes (only to the extent the Class D Notes are the Controlling Class at such time);

(H)  at the option of the Investment Manager, (1) to the Collection Account as Principal Proceeds to invest in Eligible Investments or (2) to the Revolver Funding Account, until the Net Aggregate Exposure Amount is zero;

(I)  (1) first, to the payment of principal of the Class A-1 Notes until the Class A-1 Notes have been paid in full, and (2) second, to the payment of principal of the Class A-2 Notes until the Class A-2 Notes have been paid in full;

(J)  to the payment of principal of the Class B Notes until the Class B Notes have been paid in full;

(K)  to the payment of principal of the Class C Notes until the Class C Notes have been paid in full;

(L)  to the payment of principal of the Class D Notes until the Class D Notes have been paid in full;

(M)  to pay the amounts referred to in clauses (M), (N) and (O) of Section 11.1(a)(i) (and in the same manner and order of priority stated therein), but only to the extent not paid in full thereunder;

(N)  to the payment to each Contributor of a Contribution, pro rata based on the aggregate amount of Contribution Repayment Amounts owing on such Payment Date, the aggregate amount of such Contribution Repayment Amounts owing to each such Contributor until all such amounts have been paid in full; and

(O)  any remaining Principal Proceeds to the Issuer for distribution to the Holder of the LLC Interests.

(iii)  Notwithstanding the provisions of the foregoing Sections 11.1(a)(i) and 11.1(a)(ii), (x) if acceleration of the maturity of the Secured Notes has occurred following an Event of Default and such acceleration has not been rescinded or annulled (an “Enforcement Event”), on each Payment Date and (y) on the Stated Maturity, all Interest Proceeds and Principal Proceeds will be applied in the following order of priority:

(A)  to the payment of (1) first, Taxes, governmental fees and any registered office fees owing by the Issuer, if any, (2) second, the accrued and unpaid Administrative Expenses, in the priority stated in the definition thereof, up to the Administrative Expense Cap (provided that, in respect of each Payment Date following the occurrence of an Enforcement Event only, the Administrative Expense Cap shall not apply to any amounts owing to the Trustee, the Collateral Administrator or to the Bank, or any Affiliate in any of their respective capacities under the Transaction Documents) and (3) third, any remaining accrued and unpaid Administrative Expenses, in the priority stated in the definition thereof, up to an amount equal to the Interest Proceeds available for distribution on such date;

(B)  to the payment of (1) first, any amounts due to a Hedge Counterparty under a Hedge Agreement other than amounts due as a result of the termination (or partial early termination) of such Hedge Agreement and (2) second, any amounts due to a Hedge Counterparty pursuant to an early termination (or partial early termination) of such Hedge Agreement as a result of a Priority Termination Event;

(C)  to the payment of any accrued and unpaid Senior Investment Management Fee due and payable to the Investment Manager on such Payment Date; provided that any Cumulative Deferred Senior Investment Management Fee shall not be payable pursuant to this clause (C);

(D)  (1) first, to the payment of accrued and unpaid interest on the Class A-1 Notes, and (2) second, to the payment of principal of the Class A-1 Notes until the Class A-1 Notes have been paid in full;

(E)  (1) first, to the payment of accrued and unpaid interest on the Class A-2 Notes, and (2) second, to the payment of principal of the Class A-2 Notes until the Class A-2 Notes have been paid in full;

(F)  to the payment of accrued and unpaid interest on the Class B Notes (including, without limitation, past due interest, if any);

(G)  to the payment of principal of the Class B Notes until the Class B Notes have been paid in full;

(H)  to the payment of accrued and unpaid interest (excluding Deferred Interest but including interest on Deferred Interest) on the Class C Notes;

(I)  to the payment of any Deferred Interest on the Class C Notes;

(J)  to the payment of principal of the Class C Notes until the Class C Notes have been paid in full;

(K)  to the payment of accrued and unpaid interest (excluding Deferred Interest but including interest on Deferred Interest) on the Class D Notes;

(L)  to the payment of any Deferred Interest on the Class D Notes;

(M)  to the payment of principal of the Class D Notes until the Class D Notes have been paid in full;

(N)  (1) first, to the payment of any accrued and unpaid Subordinated Investment Management Fee due and payable to the Investment Manager on such Payment Date and (2) second, to the payment to the Investment Manager of any Cumulative Deferred Senior Investment Management Fee and/or any Cumulative Deferred Subordinated Investment Management Fee owing to the Investment Manager;

(O)  to the payment of (1) first, (in the same manner and order of priority stated therein) any Administrative Expenses not paid pursuant to clauses (A)(2) and (3) above due to the limitation contained therein and (2) second, any amounts due any Hedge Counterparty under any Hedge Agreement not otherwise paid pursuant to clause (B) above;

(P)  to the payment to each Contributor of a Contribution, pro rata based on the aggregate amount of Contribution Repayment Amounts owing on such Payment Date, the aggregate amount of such Contribution Repayment Amounts owing to each such Contributor until all such amounts have been paid in full; and

(Q)  any remaining Interest Proceeds and Principal Proceeds to the Issuer for distribution to the Holder of the LLC Interests.

(b)  If on any Payment Date the amount available in the Payment Account is insufficient to make the full amount of the disbursements required by the Distribution Report, the Trustee shall make the disbursements called for in the order and according to the priority set forth under Section 11.1(a) above, subject to Section 13.1, to the extent funds are available therefor.

(c)  In connection with the application of funds to pay Administrative Expenses of the Issuer in accordance with Section 11.1(a)(i), Section 11.1(a)(ii) and Section 11.1(a)(iii), the Trustee shall remit such funds, to the extent available (and subject to the order of priority set forth in the definition of “Administrative Expenses”), as directed and designated in an Issuer Order (which may be in the form of standing instructions, including standing instructions to pay Administrative Expenses in such amounts and to such entities as indicated in the Distribution Report in respect of such Payment Date) delivered to the Trustee no later than the Business Day prior to each Payment Date.

(d)  The Investment Manager may, in its sole discretion, elect to irrevocably waive payment of any or all of any Investment Management Fee otherwise due on any Payment Date by notice to the Issuer, the Collateral Administrator and the Trustee no later than the Determination Date immediately prior to such Payment Date in accordance with the terms of Section 8(c) of the Investment Management Agreement. Any such Investment Management Fee, once waived, shall not thereafter become due and payable and any claim of the Investment Manager therein shall be extinguished.

ARTICLE XII

SALE OF COLLATERAL OBLIGATIONS

Section 12.1  Sales of Collateral Obligations. Subject to the satisfaction of the conditions specified in Section 12.3, the Investment Manager may, pursuant to an Issuer Order delivered by an Authorized Officer of the Investment Manager on behalf of the Issuer (except as otherwise specified in this Section 12.1), direct the Trustee to sell and the Trustee shall sell on behalf of the Issuer in the manner directed by the Investment Manager any Collateral Obligation, Loss Mitigation Loan, Equity Security or Unsaleable Asset if, as certified by the Investment Manager (which may be deemed satisfied by delivery of an Issuer Order) or an Opinion of Counsel, such sale meets the requirements of any one of subsections (a) through (h) of this Section 12.1 (subject in each case to any applicable requirement of disposition under Section 12.1(d) and provided that if an Event of Default has occurred and is continuing, the Investment Manager may not direct the Trustee to sell any Collateral Obligation or Equity Security pursuant to Section 12.1(f), (g) or (i)).

(a)  Credit Risk Obligations. The Investment Manager may direct the Trustee to sell any Credit Risk Obligation at any time without restriction.

(b)  Credit Improved Obligations. The Investment Manager may direct the Trustee to sell any Credit Improved Obligation at any time without restriction.

(c)  Defaulted Obligations. The Investment Manager may direct the Trustee to sell any Defaulted Obligation or Loss Mitigation Loan at any time without restriction. With respect to each Defaulted Obligation that has not been sold or terminated within three years after becoming a Defaulted Obligation, the Market Value and Principal Balance of such Defaulted Obligation shall be deemed to be zero.

(d)  Equity Securities. The Investment Manager may direct the Trustee to sell any Equity Security at any time without restriction and shall use its commercially reasonable efforts to effect the sale of any Equity Security (including any Equity Security held by any Non-U.S. Obligation Subsidiary), subject to any transfer restrictions applicable to such Equity Security:

(i)  within three years after receipt, if such Equity Security is (A) received upon the conversion of a Defaulted Obligation, or (B) received in an exchange initiated by the Obligor to avoid bankruptcy; and

(ii)  within 45 days after receipt if such Equity Security constitutes Margin Stock, unless such sale is prohibited by applicable law or restrictions governing such Equity Security, in which case such Equity Security shall be sold as soon as such sale is permitted by applicable law or in compliance with such restrictions.

(e)  Optional Redemption and Tax Redemption. Unless Refinancing Proceeds are being used to redeem the Secured Notes in whole or in part, after the Issuer has notified the Trustee of an Optional Redemption of the Notes in accordance with Section 9.2 or a Majority of an Affected Class has directed (by a written direction delivered to the Trustee) a Tax Redemption in accordance with Section 9.3, the Investment Manager shall direct the Trustee to sell (which sale or sales may be through participation or other arrangement) all or a portion of the Collateral Obligations if the requirements of Article IX (including the certification requirements of Section 9.4(f)(ii), if applicable) are satisfied. If any such sale is made through participations, the Issuer shall use commercially reasonable efforts to cause such participations to be converted to assignments within six months after the sale.

(f)  Discretionary Sales. The Investment Manager may direct the Trustee to sell any Collateral Obligation (other than a Credit Risk Obligation, Credit Improved Obligation, Defaulted Obligation, Equity Security or a sale made in accordance with Section 12.1(g)) at any time if, after giving effect to such sale, the Aggregate Principal Balance of all Collateral Obligations sold as described in this Section 12.1(f) in the aggregate since the Closing Date is not greater than 15% of the Initial Par Amount.

(g)  Maturity Amendments. The Investment Manager may direct the Trustee at any time without restriction to sell any Collateral Obligation that becomes subject to a proposed Maturity Amendment; provided the Investment Manager either would not be permitted to, or would not elect to, recommend that the Issuer enter into or consent to such Maturity Amendment pursuant to the Standard of Care or any provision of this Indenture or the Investment Management Agreement.

(h)  Margin Stock. The Investment Manager will use commercially reasonable efforts to sell each Equity Security, Collateral Obligation and any other security held by the Issuer that, in each case, constitutes Margin Stock not later than 45 days after the later of (x) the date of the Issuer’s acquisition thereof and (y) the date such Equity Security, Collateral Obligation or other security held by the Issuer became Margin Stock.

(i)  Unsaleable Assets. Notwithstanding the other requirements set forth in this Indenture, on any Business Day, unless an Event of Default has occurred and is continuing, the Investment Manager, in its sole discretion, may conduct an auction on behalf of the Issuer of Unsaleable Assets in accordance with the procedures described in this Section 12.1(i). Promptly after receipt of written notice from the Investment Manager of such auction, the Trustee will provide notice (in such form as is prepared by the Investment Manager) to the Holders (and, for so long as any Secured Notes are Outstanding, the Rating Agency) of an auction, setting forth in reasonable detail a description of each Unsaleable Asset and the following auction procedures: (i) any Holder or beneficial owner of Notes may submit a written bid within ten Business Days after the date of such notice to purchase one or more Unsaleable Assets no later than the date specified in the auction notice (which will be at least fifteen Business Days after the date of such notice); (ii) each bid must include an offer to purchase such Unsaleable Assets for a specified amount of cash on a proposed settlement date no later than twenty Business Days after the date of the auction notice; (iii) if no Holder or beneficial owner of Notes submits such a bid within the time period specified under clause (i) above, unless the Investment Manager determines that delivery in-kind is not legally or commercially practicable and provides written notice thereof to the Trustee, the Trustee will forward such notice thereof to each Holder and offer to deliver (at such Holder’s expense) a pro rata portion (as determined by the Investment Manager) of each unsold Unsaleable Asset to the Holders or beneficial owners of the most senior Class that provide delivery instructions to the Trustee on or before the date specified in such notice, subject to minimum denominations; provided that, to the extent that minimum denominations do not permit a pro rata distribution, the Trustee will distribute the Unsaleable Assets on a pro rata basis to the extent possible as directed by the Investment Manager in writing and the Investment Manager will select by lottery the Holder or beneficial owner to whom the remaining amount will be delivered and deliver written notice thereof to the Trustee and the Trustee shall deliver such interests as specified in such written direction; and (iv) if no such Holder or beneficial owner provides delivery instructions to the Trustee, the Trustee will promptly notify the Investment Manager and offer to deliver (at the cost of the Investment Manager) the Unsaleable Asset to the Investment Manager. If the Investment Manager declines such offer, the Trustee will take such action as directed by the Investment Manager (on behalf of the Issuer) in writing to dispose of the Unsaleable Asset, which may be by donation to a charity, abandonment or other means.

(j)  Withholding Tax Collateral Obligations. The Issuer or the Investment Manager shall use commercially reasonable efforts to effect the sale of any Collateral Obligation (other than Defaulted Obligations) that no longer meets the criteria described in clause (xxii) in the definition of “Collateral Obligation” within 18 months of the failure of such Collateral Obligation to meet such criteria (unless (1) the S&P Rating Agency Condition is satisfied or (2) the Issuer or the Investment Manager determines that such sale would not be in the best interests of the Holders of the Secured Notes).

Section 12.2  Static Collateralized Loan Obligation.

(a)  Other than as set forth in Sections 12.2(b) through (f) below, following the Closing Date, the Issuer shall not purchase any additional Collateral Obligations. For the avoidance of doubt, the Collateral securing the Secured Notes represents a static collateralized loan obligation transaction, and the Closing Date Portfolio shall not be actively managed by the Investment Manager after the Closing Date, other than (i) sales or dispositions or acquisitions of Identified Obligations, Loss Mitigation Loans or Specified Equity Securities expressly permitted under this Indenture, (ii) the settlement of trades entered into by the Issuer on or prior to the Closing Date in respect of the Closing Date Portfolio and (iii) any Identified Obligations as permitted pursuant to Section 12.2(f).

(b)  Warrants. At any time, the Issuer may exercise a warrant held in the Assets using Contributions or other amounts withdrawn from the Permitted Use Account or as otherwise permitted pursuant to Section 10.2(d); provided that, neither the Issuer (nor the Investment Manager on its behalf) shall direct such a withdrawal of Interest Proceeds in an amount that it determines would cause the deferral of interest on any Class of Secured Notes on the immediately succeeding Payment Date on a pro forma basis taking into account the payment of each of the items reasonably anticipated to be payable on the next Payment Date under Section 11.1(a)(i)(A), taking into account the Administrative Expense Cap.

(c)  Investment in Eligible Investments. Cash on deposit in any Account (other than the Payment Account and the Custodial Account) may be invested at any time in Eligible Investments in accordance with Article X.

(d)  Notwithstanding anything to the contrary, the Issuer may purchase a Loss Mitigation Loan or Specified Equity Security at any time from (A) Contributions or other amounts withdrawn from the Permitted Use Account designated for such purpose, (B) Interest Proceeds; provided that, neither the Issuer (nor the Investment Manager on its behalf) shall direct such a withdrawal of Interest Proceeds in an amount that it determines would cause the deferral of interest on any Class of Secured Notes on the immediately succeeding Payment Date on a pro forma basis taking into account the payment of each of the items reasonably anticipated to be payable on the next Payment Date under Section 11.1(a)(i)(A), taking into account the Administrative Expense Cap; or (C) Principal Proceeds, as permitted under Section 10.2(f) and, in each such case, such purchase of any Loss Mitigation Loan or Specified Equity Security will not be required to meet the definition of “Collateral Obligation”; provided further, that (i) the Investment Manager shall not direct such a withdrawal of Principal Proceeds unless each Overcollateralization Ratio Test is satisfied after giving effect to such withdrawal, (ii) the Investment Manager shall not direct such a withdrawal of Principal Proceeds pursuant to this Section 12.2(d) to purchase such Loss Mitigation Loan or Specified Equity Security unless the Investment Manager determines (in its commercially reasonable judgment) that the failure to purchase such Loss Mitigation Loan or Specified Equity Security is reasonably likely to result in a reduced overall recovery with respect to the related Defaulted Obligation or Credit Risk Obligation, as applicable, (iii) Principal Proceeds may only be used to purchase a Loss Mitigation Loan or Specified Equity Security if, after giving effect to such purchase, the Aggregate Principal Balance of the Collateral Obligations (excluding the Principal Balance of any Defaulted Obligations and including the S&P Collateral Value of any Defaulted Obligations) plus the Aggregate Principal Balance of all Eligible Investments on deposit in the Principal Collection Subaccount and the Closing Date Account is greater than or equal to the Closing Date Par Balance (provided that solely for the purposes of the calculation to be performed in the foregoing clause (iii) with respect to a Loss Mitigation Qualified Loan, the “Closing Date Par Balance” shall be reduced by $6,000,000), (iv) with respect to the acquisition of any Loss Mitigation Loans, the Aggregate Principal Balance of Loss Mitigation Loans (excluding Uptier Priming Debt) then owned by the Issuer after giving effect to such purchase may not exceed 5.0% of the Total Capitalization, (v) the Aggregate Principal Balance of Loss Mitigation Loans and Specified Equity Securities acquired since the Closing Date shall not exceed 10.0% of the Total Capitalization and (vi) the aggregate amount of Principal Proceeds applied to acquire Loss Mitigation Loans and Specified Equity Securities since the Closing Date shall not exceed 5.0% of the of the Total Capitalization.

(e)  Notwithstanding anything to the contrary herein, if the Issuer intends to enter into a Refinancing of the Secured Notes in whole but not in part, the Issuer may purchase additional Collateral Obligations in connection with such Refinancing without regard to the restrictions set forth herein (except as set forth below) so long as the following conditions are met: (i) a Reset Amendment is expected to be entered into in connection with such Refinancing; (ii) each Collateral Obligation proposed to be acquired meets the requirements set forth in the definition of Collateral Obligation hereunder (other than the requirement that such obligation be acquired on the Closing Date or be an Identified Obligation); and (iii) the commitment to purchase such Collateral Obligations occurs on or after the pricing date for the replacement securities to be issued in the related Refinancing;

provided that, that if such Refinancing is withdrawn and the purchase of Collateral Obligations committed to be purchased pursuant to this Section 12.2(e) do not satisfy the definition of Collateral Obligation (other than the requirement that such obligation be acquired on the Closing Date or be an Identified Obligation), the Issuer shall use commercially reasonable efforts to terminate such purchase prior to settlement or, to the extent such termination is not possible, to sell such obligation within 30 days of receipt, unless such sale would cause the Issuer to incur a significant loss (in the Investment Manager’s commercially reasonable discretion) with regard to the purchase price paid by the Issuer to acquire such obligations. The Trustee shall be entitled to rely upon instructions provided by the Issuer (or the Investment Manager on its behalf) for purposes of effecting the foregoing.

(f)  Notwithstanding anything to the contrary herein, on and after the Closing Date, pursuant to an Issuer Order or trade ticket delivered by an Authorized Officer of the Investment Manager on behalf of the Issuer subject to the other requirements in this Indenture (which shall be deemed to constitute a certification by the Issuer that such purchase satisfies the conditions set forth in Section 12.2(f) and 12.3 hereunder), the Issuer shall be permitted to acquire additional Collateral Obligations identified on Schedule 5 hereto (each such Collateral Obligation, an “Identified Obligation”) so long as such Identified Obligation meets the definition of “Collateral Obligation” on its related trade date and the Issuer commits to purchase such Collateral Obligation no later than the date that is 120 days following the Closing Date.

Section 12.3  Conditions Applicable to All Transactions.

(a)  Any transaction effected under this Article XII shall be conducted on an arm’s length basis and, if effected with a Person Affiliated with the Investment Manager (or with an account or portfolio for which the Investment Manager or any of its Affiliates serves as investment adviser), shall be effected in accordance with the requirements of Section 3 of the Investment Management Agreement on terms no less favorable to the Issuer than would be the case if such Person were not so Affiliated, provided that the Trustee shall have no responsibility to oversee compliance with this clause (a) by the other parties.

(b)  Upon any acquisition of an Asset, all of the Issuer’s right, title and interest to the Asset or Assets shall be Granted to the Trustee pursuant to this Indenture, such Asset or Assets shall be Delivered to the Custodian, and, if applicable, the Custodian shall receive such Asset or Assets.

(c)  [Reserved].

(d)  Upon the direction to commence any liquidation of the Assets due to an Event of Default and the acceleration of the maturity of the Secured Notes being delivered, liquidation of the Assets will be effected as described under Section 5.5. In such an event, neither the Investment Manager nor the Issuer will have the right to direct the sale of any Assets.

Section 12.4  Limitation on Certain Maturity Amendments.

The Issuer (or the Investment Manager on the Issuer’s behalf) shall only be permitted to agree to any amendment, waiver or other modification to any Collateral Obligation that would extend the stated maturity date thereof if either (a)(i) such amendment, waiver or other modification is consummated in connection with an insolvency, bankruptcy, reorganization, debt restructuring or workout of the related Obligor and (ii) immediately following such Maturity Amendment, (x) not more than 5.0% of the Total Capitalization consists of Collateral Obligations subject to a Maturity Amendment consented to in accordance with this clause (a) and (y) since the Closing Date, the Collateral Obligations subject to a Maturity Amendment consented to in accordance with this clause (a) in the aggregate does not exceed 10.0% of the Initial Par Amount or (b) the Issuer receives the consent of a Majority of the Controlling Class to such amendment, waiver or other modification. The Issuer (or the Investment Manager on the Issuer’s behalf) shall vote against any Maturity Amendment that does not comply with the conditions set forth in prior sentence.

ARTICLE XIII

Noteholders’ Relations

Section 13.1  Subordination.

(a)  Anything in this Indenture or the Notes to the contrary notwithstanding, the Holders of each Class of Notes that constitutes a Junior Class agree for the benefit of the Holders of the Notes of each Priority Class with respect to such Junior Class that such Junior Class shall be subordinate and junior to the Notes of each such Priority Class to the extent and in the manner set forth in this Indenture.

(b)  If any Holder of Notes of any Junior Class shall have received any payment or distribution in respect of such Notes contrary to the provisions of this Indenture, then, unless and until each Priority Class with respect thereto shall have been paid in full in Cash or, to the extent a Majority of such Priority Class consents, other than in Cash in accordance with this Indenture, such payment or distribution shall be received and held for the benefit of, and shall forthwith be paid over and delivered to, the Trustee, which shall pay and deliver the same to the Holders of the applicable Priority Class(es) in accordance with this Indenture; provided that if any such payment or distribution is made other than in Cash, it shall be held by the Trustee as part of the Assets and subject in all respects to the provisions of this Indenture, including this Section 13.1.

(c)  Each Holder of Notes of any Junior Class agrees with all Holders of the applicable Priority Classes that such Holder of Junior Class Notes shall not demand, accept, or receive any payment or distribution in respect of such Notes in violation of the provisions of this Indenture including, without limitation, this Section 13.1; provided that after a Priority Class has been paid in full, the Holders of the related Junior Class or Classes shall be fully subrogated to the rights of the Holders of such Priority Class. Nothing in this Section 13.1 shall affect the obligation of the Issuer to pay Holders of any Junior Class of Notes.

(d) By its acceptance of an interest in the Notes, each Holder and beneficial owner of Notes acknowledges and agrees to the provisions of Section 5.4(d).

Section 13.2  Standard of Conduct. In exercising any of its or their voting rights, rights to direct and consent or any other rights as a Holder under this Indenture, each Holder (a) does not owe any duty of care to any Person and is not obligated to act in a fiduciary or advisory capacity to any Person (including, but not limited to, any other Holder or beneficial owner of Secured Notes or LLC Interests, the Issuer, the Trustee, any holder of membership interests of the Issuer or the Investment Manager); (b) shall only consider the interests of itself and/or its Affiliates; and (c) will not be prohibited from engaging in activities that compete or conflict with those of any Person (including, but not limited to, any Holder or beneficial owner of Secured Notes or LLC Interests, the Issuer, the Trustee, any holder of membership interests of the Issuer or the Investment Manager), nor shall any such restrictions apply to any Affiliates of any Holder.

ARTICLE XIV

MISCELLANEOUS

Section 14.1  Form of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an Officer of the Issuer or the Investment Manager may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel (provided that such counsel is a nationally or internationally recognized and reputable law firm, one or more of the partners of which are admitted to practice before the highest court of any State of the United States or the District of Columbia, which law firm may, except as otherwise expressly provided in this Indenture, be counsel for the Issuer), unless such Officer knows, or should know that the certificate or opinion or representations with respect to the matters upon which such certificate or opinion is based are erroneous. Any such certificate of an Officer of the Issuer or the Investment Manager or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, the Issuer, the Investment Manager or any other Person (on which the Trustee shall also be entitled to conclusively rely), stating that the information with respect to such factual matters is in the possession of the Issuer, the Investment Manager or such other Person, unless such Officer of the Issuer or the Investment Manager or such counsel knows that the certificate or opinion or representations with respect to such matters are erroneous. Any Opinion of Counsel may also be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Officer of the Investment Manager or the Issuer, stating that the information with respect to such matters is in the possession of the Investment Manager or the Issuer, unless such counsel knows that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Whenever in this Indenture it is provided that the absence of the occurrence and continuation of a Default or Event of Default is a condition precedent to the taking of any action by the Trustee at the request or direction of the Issuer, then notwithstanding that the satisfaction of such condition is a condition precedent to the Issuer’s right to make such request or direction, the Trustee shall be protected in acting in accordance with such request or direction if it does not have knowledge of the occurrence and continuation of such Default or Event of Default as provided in Section 6.1(d).

The Bank in all of their capacities, agrees to accept and act upon instructions or directions pursuant to this Indenture or any document executed in connection herewith sent by unsecured email, facsimile transmission or other similar unsecured electronic methods, in each such case of a manually executed instruction or direction on the applicable letterhead (which instruction or direction may be in the form of a .pdf file attached to an email); provided, however, that any Person providing such instructions or directions shall provide to the Bank or an incumbency certificate listing authorized persons designated to provide such instructions or directions, which incumbency certificate shall be amended whenever a person is added or deleted from the listing. If such person elects to give the Bank email or facsimile instructions (or instructions by a similar electronic method) and the Bank in its discretion elects to act upon such instructions, the Bank’s reasonable understanding of such instructions shall be deemed controlling. The Bank shall not be liable for any losses, costs or expenses arising directly or indirectly from the Bank’s reliance upon and compliance with such instructions notwithstanding such instructions conflicting with or being inconsistent with a subsequent written instruction. Any person providing such instructions or directions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Bank including without limitation the risk of the Bank acting on unauthorized instructions, and the risk of interception and misuse by third parties and acknowledges and agrees that there may be more secure methods of transmitting such instructions than the method(s) selected by it and agrees that the security procedures (if any) to be followed in connection with its transmission of such instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances.

Section 14.2  Acts of Holders.

(a)  Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee, and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action or actions embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Issuer, if made in the manner provided in this Section 14.2.

(b)  The fact and date of the execution by any Person of any such instrument or writing may be proved in any manner which the Trustee deems sufficient.

(c)  The principal amount or face amount, as the case may be, and registered numbers of Notes held by any Person, and the date of such Person’s holding the same, shall be proved by the Notes Register.

(d)  Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Notes shall bind the Holder (and any transferee thereof) of such Notes and of any Notes instrument issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Notes instrument.

Section 14.3  Notices, etc., to Trustee, the Issuer, the Investment Manager, the Placement Agent, the Collateral Administrator, the Paying Agent, each Hedge Counterparty and the Rating Agency.

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Section 14.4  Notices to Holders; Waiver. Except as otherwise expressly provided herein, where this Indenture or, with respect to the LLC Interests, the Limited Liability Company Agreement, provides for notice to Holders of any event,

(a)  such notice shall be sufficiently given to Holders if in writing and mailed, first class postage prepaid (or, in the case of Holders of Global Notes, e-mailed to DTC), to each Holder affected by such event, at the address of such Holder as it appears in the Notes Register not earlier than the earliest date and not later than the latest date, prescribed for the giving of such notice; and

(b)  such notice shall be in the English language.

Such notices will be deemed to have been given on the date of such mailing or email, as applicable.

Notwithstanding clause (a) above, a Holder may give the Trustee a written notice that it is requesting that notices to it be given by electronic mail or by facsimile transmissions and stating the electronic mail address or facsimile number for such transmission. Thereafter, the Trustee shall give notices to such Holder by electronic mail or facsimile transmission, as so requested; provided that if such notice also requests that notices be given by mail, then such notice shall also be given by mail in accordance with clause (a) above. In lieu of the foregoing, notices for Holders may also be posted to the Trustee’s Website.

The Trustee will deliver to the Holders any information or notice relating to this Indenture requested to be so delivered by at least 25% of the Holders of any Class of Notes (by Aggregate Outstanding Amount), at the expense of the Issuer; provided that the Trustee may decline to send any such notice that it reasonably determines to be contrary to (i) any of the terms of this Indenture, (ii) any duty or obligation that the Trustee may have hereunder or (iii) applicable law. For the avoidance of doubt, such information shall not include any Accountants’ Certificate. The Trustee may require the requesting Holders to comply with its standard verification policies in order to confirm Noteholder status.

Neither the failure to mail or otherwise deliver any notice, nor any defect in any notice so mailed or otherwise delivered, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. In case by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity or by reason of any other cause it shall be impracticable to give such notice by mail of any event to Holders when such notice is required to be given pursuant to any provision of this Indenture, then such notification to Holders as shall be made with the approval of the Trustee shall constitute a sufficient notification to such Holders for every purpose hereunder.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

Section 14.5  Effect of Headings and Table of Contents. The Article and Section headings herein (including those used in cross-references herein) and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 14.6  Successors and Assigns. All covenants and agreements in this Indenture by the Issuer shall bind its respective successors and assigns, whether so expressed or not.

Section 14.7  Severability. If any term, provision, covenant or condition of this Indenture or the Notes, or the application thereof to any party hereto or any circumstance, is held to be unenforceable, invalid or illegal (in whole or in part) for any reason (in any relevant jurisdiction), the remaining terms, provisions, covenants and conditions of this Indenture or the Notes, modified by the deletion of the unenforceable, invalid or illegal portion (in any relevant jurisdiction), will continue in full force and effect, and such unenforceability, invalidity, or illegality will not otherwise affect the enforceability, validity or legality of the remaining terms, provisions, covenants and conditions of this Indenture or the Notes, as the case may be, so long as this Indenture or the Notes, as the case may be, as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the deletion of such portion of this Indenture or the Notes, as the case may be, will not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties.

Section 14.8  Benefits of Indenture. Nothing in this Indenture or in the Notes, expressed or implied, shall give to any Person, other than the parties hereto and their successors hereunder, the Investment Manager, the Collateral Administrator, the Holders of the Notes and the other Secured Parties any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 14.9  Legal Holidays. If the date of any Payment Date, Redemption Date or Stated Maturity shall not be a Business Day, then notwithstanding any other provision of the Notes or this Indenture, payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the nominal date of any such Payment Date, Redemption Date or Stated Maturity date, as the case may be.

Section 14.10  Governing Law. This Indenture shall be construed in accordance with, and this Indenture and any matters arising out of or relating in any way whatsoever to this Indenture (whether in contract, tort or otherwise), shall be governed by, the law of the State of New York.

Section 14.11  Submission to Jurisdiction. With respect to any suit, action or proceedings relating to this Indenture or any matter between the parties arising under or in connection with this Indenture (“Proceedings”), each party irrevocably: (i) submits to the non-exclusive jurisdiction of the Supreme Court of the State of New York sitting in the Borough of Manhattan and the United States District Court for the Southern District of New York, and any appellate court from any thereof; and (ii) waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party. Nothing in this Indenture precludes any of the parties from bringing Proceedings in any other jurisdiction, nor will the bringing of Proceedings in any one or more jurisdictions preclude the bringing of Proceedings in any other jurisdiction.

Section 14.12  WAIVER OF JURY TRIAL. EACH OF THE ISSUER, THE HOLDERS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY. Each party hereby (i) certifies that no representative, agent or attorney of the other has represented, expressly or otherwise, that the other would not, in the event of a Proceeding, seek to enforce the foregoing waiver and (ii) acknowledges that it has been induced to enter into this Indenture by, among other things, the mutual waivers and certifications in this paragraph.

Section 14.13  Counterparts. This Indenture (and each amendment, modification and waiver in respect of it) and the Notes may be executed and delivered in counterparts (including by facsimile transmission), each of which will be deemed an original, and all of which together constitute one and the same instrument. Delivery of an executed counterpart signature page of this Indenture by e-mail (PDF), electronic signature or facsimile (including .pdf file, .jpeg file or any electronic signature complying with the U.S. federal ESIGN Act of 2000, including Orbit, Adobe Fill & Sign, Adobe Sign, DocuSign, or any other similar platform identified by the Issuer and reasonably available at no undue burden or expense to the Trustee) shall be effective as delivery of a manually executed counterpart of this Indenture. Any electronic signature shall have the same legal validity and enforceability as a manually executed signature to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any similar federal or state law, rule or regulation, as the same may be in effect from time to time, and the parties hereby waive any objection to the contrary. Any document accepted, executed or agreed to in conformity with such laws will be binding on all parties hereto to the same extent as if it were physically executed and each party hereby consents to the use of any third party electronic signature capture service providers as may be reasonably chosen by a signatory hereto. The Trustee shall have no duty to inquire into or investigate the authenticity or authorization of any such electronic signature and shall be entitled to conclusively rely on any such electronic signature without any liability with respect thereto.

Section 14.14  Acts of Issuer. Any report, information, communication, request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or performed by the Issuer shall be effective if given or performed by the Issuer or by the Investment Manager on the Issuer’s behalf.

The Issuer agrees to coordinate with the Investment Manager with respect to any communication to the Rating Agency and to comply with the provisions of this Section 14.14 and Section 14.16, unless otherwise agreed to in writing by the Investment Manager.

Section 14.15  [Reserved].

Section 14.16  Communications with Rating Agency.

If the Issuer shall receive any written or oral communication from the Rating Agency (or any of its officers, directors or employees) with respect to the transactions contemplated hereby or under the Transaction Documents or in any way relating to the Notes, the Issuer agrees to refrain from communicating with the Rating Agency and to promptly (and, in any event, within one Business Day) notify the Investment Manager of such communication. The Issuer agrees that in no event shall it engage in any oral or written communication with respect to the transactions contemplated hereby or under the Transaction Documents or in any way relating to the Notes with the Rating Agency (or any of their respective officers, directors or employees) without the participation of the Investment Manager, unless otherwise agreed to in writing by the Investment Manager. The Trustee agrees that in no event shall a Trust Officer engage in any oral or written communication with respect to the transactions contemplated hereby or under the Transaction Documents or in any way relating to the Notes with the Rating Agency without the prior written consent (which may be in the form of e-mail correspondence) or participation of the Investment Manager, unless otherwise agreed to in writing by the Investment Manager; provided that nothing in this Section 14.16 shall prohibit the Trustee from making available on the Trustee’s Website the Monthly Reports, Distribution Reports and other notices or documentation relating to the Notes or this Indenture (other than the Placement Agreement).

Section 14.17  17g-5 Information.

(a)  The Issuer shall comply with its obligations under Rule 17g-5 promulgated under the Exchange Act (“Rule 17g-5”), by their or their agent’s posting on the 17g-5 Website, no later than the time such information is provided to the Rating Agency, all information that the Issuer or other parties on its behalf, including the Trustee and the Investment Manager, provide to the Rating Agency for the purposes of determining the initial credit rating of the Secured Notes or undertaking credit rating surveillance of the Secured Notes (the “17g-5 Information”). At all times while any Secured Notes are rated by the Rating Agency or any other NRSRO, the Issuer shall engage a third-party to post 17g-5 Information to the 17g-5 Website. On the Closing Date, the Issuer shall engage the Collateral Administrator (in such capacity, the “Information Agent”), to forward 17g-5 Information pursuant to the Collateral Administration Agreement for posting to the 17g-5 Website in accordance with the Collateral Administration Agreement. All information to be posted shall be provided to the Information Agent in an electronic format readable and uploadable (e.g., that is not locked or corrupted) by e-mail to the Rule 17g-5 Address and specifying “BlackRock DLF 2026-C CLO, LLC” and labeled for delivery to the Rating Agency.

(b)  To the extent any of the Issuer, the Trustee or the Investment Manager are engaged in oral communications with the Rating Agency, for the purposes of determining the Initial Ratings of the Secured Notes or undertaking credit rating surveillance of the Secured Notes, the party communicating with the Rating Agency shall cause such oral communication to either be (x) recorded and an audio file containing the recording to be promptly delivered to the Information Agent for Posting or (y) summarized in writing and the summary to be promptly delivered to the Information Agent for Posting.

(c)  Notwithstanding the requirements herein, the Trustee shall have no obligation to engage in or respond to any oral communications, for the purposes of determining the Initial Rating of the Secured Notes or undertaking credit rating surveillance of the Secured Notes, with the Rating Agency or any of their respective officers, directors or employees.

(d)  Notwithstanding anything to the contrary in this Indenture, a breach of this Section 14.17 shall not constitute a Default or Event of Default.

(e)  The Information Agent (except to the extent expressly provided herein and in the Collateral Administration Agreement) and the Trustee will not be responsible for maintaining the 17g-5 Website, posting any 17g-5 Information to the 17g-5 Website or assuring that the 17g-5 Website complies with the requirements of this Indenture, Rule 17g-5 or any other law or regulation. In no event will the Information Agent and the Trustee be deemed to make any representation in respect of the content of the 17g-5 Website or compliance of the 17g-5 Website with this Indenture, Rule 17g-5 or any other law or regulation.

(f)  The Information Agent and the Trustee will not be responsible or liable for the dissemination of any identification numbers or passwords for the 17g-5 Website, including by the Issuer, the Rating Agency, the NRSROs, any of their agents or any other party. The Information Agent and the Trustee will not be liable for the use of any information posted on the 17g-5 Website, whether by the Issuer, the Rating Agency, the NRSROs or any other third party that may gain access to the 17g-5 Information posted thereon.

(g)  The maintenance by the Trustee of the Trustee’s Website will not be deemed as compliance by or on behalf of the Issuer with Rule 17g-5 or any other law or regulation related thereto.

(h)  For the avoidance of doubt, no statement or report of the Independent accountants shall be required to be provided to, or shall otherwise be shared with, the Rating Agency and shall not, under any circumstances, be posted to the 17g-5 Website.

Section 14.18  Confidential Information.

(a) The Trustee, the Collateral Administrator and each Holder of Notes will maintain the confidentiality of all Confidential Information in accordance with procedures adopted by such Person in good faith to protect Confidential Information of third parties delivered to such Person; provided that such Person may deliver or disclose Confidential Information to: (i) such Person’s directors, trustees, officers, employees, agents, attorneys and affiliates who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 14.18 and to the extent such disclosure is reasonably required for the administration of this Indenture, the matters contemplated hereby or the investment represented by the Notes; (ii) such Person’s legal advisors, financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 14.18 and to the extent such disclosure is reasonably required for the administration of this Indenture, the matters contemplated hereby or the investment represented by the Notes; (iii) any other Holder, or any of the other parties to this Indenture, the Investment Management Agreement or the Collateral Administration Agreement; (iv) any Person of the type that would be, to such Person’s knowledge, permitted to acquire Notes in accordance with the requirements of Section 2.5 hereof to which such Person sells or offers to sell any such Notes or any part thereof; (v) any other Person from which such former Person offers to purchase any obligation of the Issuer; (vi) any federal or state or other regulatory, governmental or judicial authority having jurisdiction over such Person; (vii) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about the investment portfolio of such Person, reinsurers and liquidity and credit providers that agree to hold confidential the Confidential Information substantially in accordance with this Section 14.18; (viii) the Rating Agency (subject to Sections 14.16 and 14.17); (ix) any other Person with the consent of the Issuer and the Investment Manager; or (x) any other Person to which such delivery or disclosure may be necessary or appropriate (A) to effect compliance with any law, rule, regulation or order applicable to such Person, (B) in response to any subpoena or other legal process (unless prohibited by applicable law, rule, order or decree or other requirement having the force of law), (C) in connection with any litigation to which such Person is a party (unless prohibited by applicable law, rule, order or decree or other requirement having the force of law), (D) if an Event of Default has occurred and is continuing, to the extent such Person may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under the Notes or this Indenture or (E) in the Trustee’s or Collateral Administrator’s performance of its obligations under this Indenture, the Collateral Administration Agreement or other transaction document related thereto; and provided that delivery to the Holders by the Trustee or the Collateral Administrator of any report or information required by the terms of this Indenture to be provided to Holders shall not be a violation of this Section 14.18. Each Holder of Notes will, by its acceptance of Notes, be deemed to have agreed, except as set forth in clauses (vi), (vii) and (x) above, that it shall use the Confidential Information for the sole purpose of making an investment in the Notes or administering its investment in the Notes; and that the Trustee and the Collateral Administrator shall neither be required nor authorized to disclose to Holders any Confidential Information in violation of this Section 14.18. In the event of any required disclosure of the Confidential Information by such Holder, such Holder will, by its acceptance of Notes, be deemed to have agreed to use reasonable efforts to protect the confidentiality of the Confidential Information. Each Holder of Notes, by its acceptance of Notes, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 14.18.

(b) For the purposes of this Section 14.18, “Confidential Information” means information delivered to the Trustee, the Collateral Administrator or any Holder of Notes by or on behalf of the Issuer in connection with and relating to the transactions contemplated by or otherwise pursuant to this Indenture (including, without limitation, information relating to Obligors); provided that such term does not include information that: (i) was publicly known or otherwise known to the Trustee, the Collateral Administrator or such Holder prior to the time of such disclosure; (ii) subsequently becomes publicly known through no act or omission by the Trustee, the Collateral Administrator, any Holder or any Person acting on behalf of the Trustee, the Collateral Administrator or any Holder; (iii) otherwise is known or becomes known to the Trustee, the Collateral Administrator or any Holder other than (x) through disclosure by the Issuer, the Investment Manager or any of their Affiliates, as applicable, or (y) to the knowledge of the Trustee, the Collateral Administrator or a Holder, as the case may be, in each case after reasonable inquiry, as a result of the breach of a fiduciary duty to the Issuer or a contractual duty to the Issuer, the Investment Manager or any of their Affiliates, as applicable; or (iv) is allowed to be treated as non-confidential by consent of the Issuer.

(c) Notwithstanding the foregoing, the Trustee and the Collateral Administrator may disclose Confidential Information to the extent disclosure thereof may be required by law or by any regulatory or governmental authority and the Trustee and the Collateral Administrator may disclose on a confidential basis any Confidential Information to its agents, attorneys and auditors in connection with the performance of its responsibilities hereunder or under the Collateral Administration Agreement and the Trustee may make available to Intex Solutions, Inc. the information specified in Section 10.8(a) and (b) (and such other available information and reports as are identified by the Investment Manager on behalf of the Issuer).

(d) Notwithstanding anything herein to the contrary, the Investment Manager, the Issuer, the Trustee, the Collateral Administrator, the Placement Agent, the EU/UK Retention Holder, the U.S. Retention Holder, the Holders and beneficial owners of the Notes and each employee, representative or other agent of those Persons, may disclose to any and all Persons, without limitation of any kind, the U.S. federal, state and local tax treatment and tax structure of the transactions contemplated by this Indenture and all materials of any kind, including opinions or other tax analyses, that are provided to those Persons. This authorization to disclose the U.S. federal, state and local tax treatment and tax structure does not permit disclosure of information identifying the Investment Manager, the Issuer, the Trustee, the Collateral Administrator, the Placement Agent or any other party to the transactions contemplated by this Indenture, the Offering or the pricing (except to the extent such information is relevant to U.S. federal, state and local tax structure or tax treatment of such transactions).

Section 14.19  The Investment Manager. The Investment Manager is entitled to conclusively rely upon the information available to it at the time of any exercise of judgment, discretion, determination, redetermination or certification made by it (which exercise of judgment, discretion, determination, redetermination or certification may be supported as to factual matters by any relevant certificates and other documents necessary or advisable in the judgment of the Investment Manager) and shall be fully protected in making such exercise of judgment, discretion, determination, redetermination or certification in accordance with this Indenture and the standard of care set forth in the Investment Management Agreement, including, for the avoidance of doubt, in any exercise of judgment, discretion, determination, redetermination or certification made by the Investment Manager pursuant to this Indenture, the Investment Management Agreement or any other Transaction Document relating to the Benchmark, Benchmark Replacement or Benchmark Replacement Adjustment.

Section 14.20  EU Transparency and Reporting Requirements. The Issuer agrees and further covenants (as the entity designated hereby to fulfill the EU Transparency and Reporting Requirements in accordance with Article 7 of the EU Securitisation Regulation) that it will engage the Reporting Agent to make available to the Holders, any potential investors in the Notes (upon request thereby) and the competent authorities (designated as such under Article 29 of the EU Securitisation Regulation) (together, the “Relevant Recipients”) the documents, reports and information reasonably necessary to fulfill any applicable reporting obligations under the EU Transparency and Reporting Requirements including the Investor Reports, the Portfolio Reports and any reports in respect of significant events (such reports, documents and information, collectively, the “Transparency Reports”). The Reporting Agent shall compile the Transparency Reports and make such Transparency Reports available in accordance with the EU Transparency and Reporting Requirements; provided, that the Issuer may make the Transparency Reports available via the website of the Collateral Administrator which shall be accessible to any person who certifies to the Issuer and the Collateral Administrator (such certification to be in the form set out in the Collateral Administration Agreement) that it is a Relevant Recipient. It is hereby acknowledged that the appointment of the Reporting Agent, will be at the cost and expense of the Issuer.

ARTICLE XV

Assignment Of Investment Management Agreement

Section 15.1  Assignment of Investment Management Agreement.

(a)  The Issuer hereby acknowledges that its Grant pursuant to the first Granting Clause hereof includes all of the Issuer’s estate, right, title and interest in, to and under the Investment Management Agreement, including (i) the right to give all notices, consents and releases thereunder, (ii) the right to give all notices of termination and to take any legal action upon the breach of an obligation of the Investment Manager thereunder, including the commencement, conduct and consummation of Proceedings at law or in equity, (iii) the right to receive all notices, accountings, consents, releases and statements thereunder and (iv) the right to do any and all other things whatsoever that the Issuer is or may be entitled to do thereunder; provided that notwithstanding anything herein to the contrary, the Trustee shall not have the authority to exercise any of the rights set forth in (i) through (iv) above or that may otherwise arise as a result of the Grant until the occurrence of an Event of Default hereunder and such authority shall terminate at such time, if any, as such Event of Default is cured or waived.

(b)  The assignment made hereby is executed as collateral security, and the execution and delivery hereby shall not in any way impair or diminish the obligations of the Issuer under the provisions of the Investment Management Agreement, nor shall any of the obligations contained in the Investment Management Agreement be imposed on the Trustee.

(c)  Upon the retirement of the Notes, the payment of all amounts required to be paid pursuant to the Priority of Payments and the release of the Assets from the lien of this Indenture, this assignment and all rights herein assigned to the Trustee for the benefit of the Secured Parties shall cease and terminate and all the estate, right, title and interest of the Trustee in, to and under the Investment Management Agreement shall revert to the Issuer and no further instrument or act shall be necessary to evidence such termination and reversion.

(d)  The Issuer represents that the Issuer has not executed any other assignment of the Investment Management Agreement.

(e)  The Issuer agrees that this assignment is irrevocable, and that it will not take any action which is inconsistent with this assignment or make any other assignment inconsistent herewith. The Issuer will, from time to time, execute all instruments of further assurance and all such supplemental instruments with respect to this assignment as may be necessary to continue and maintain the effectiveness of such assignment.

(f)  The Issuer hereby agrees, and hereby undertakes to obtain the agreement and consent of the Investment Manager in the Investment Management Agreement, to the following:

(i)  The Investment Manager shall consent to the provisions of this assignment and agree to perform any provisions of this Indenture applicable to the Investment Manager subject to the terms (including the Standard of Care set forth in the Investment Management Agreement) of the Investment Management Agreement;

(ii)  The Investment Manager shall acknowledge that the Issuer is assigning all of its right, title and interest in, to and under the Investment Management Agreement to the Trustee as representative of the Secured Parties and the Investment Manager shall agree that all of the representations, covenants and agreements made by the Investment Manager in the Investment Management Agreement are also for the benefit of the Trustee;

(iii)  The Investment Manager shall deliver to the Trustee all copies of all notices, statements, communications and instruments delivered or required to be delivered by the Investment Manager to the Issuer pursuant to the Investment Management Agreement; and

(iv)  Except as otherwise provided in the Investment Management Agreement, neither the Issuer nor the Investment Manager shall enter into any agreement amending, modifying or terminating the Investment Management Agreement (other than an amendment or modification of the type that may be made to this Indenture without Holder consent) without obtaining the consents of Holders that would be required if an amendment or modification of the same type were being made to this Indenture and without notice to the Rating Agency thereof.

(g)  The Issuer and the Trustee agree that the Investment Manager shall be a third party beneficiary of this Indenture, and shall be entitled to rely upon and enforce such provisions of this Indenture to the same extent as if it were a party hereto.

(h)  Upon a Trust Officer of the Trustee receiving written notice from the Investment Manager that an event constituting “Cause” as defined in the Investment Management Agreement has occurred, the Trustee shall, not later than one Business Day thereafter, notify the Noteholders (as their names appear in the Notes Register).

ARTICLE XVI

HEDGE AGREEMENTS

Section 16.1  Hedge Agreements.

(a)  The Issuer (or the Investment Manager on behalf of the Issuer) may enter into Hedge Agreements from time to time after the Closing Date solely for the purpose of managing interest rate and other risks in connection with the Issuer’s issuance of, and making payments on, the Notes. Once entered into, a Hedge Agreement shall not be terminated unless the related hedged asset has been liquidated. The Issuer (or the Investment Manager on behalf of the Issuer) shall promptly provide written notice of entry into any Hedge Agreement to the Trustee and the Collateral Administrator. Notwithstanding anything to the contrary contained in this Indenture, the Issuer (or the Investment Manager on behalf of the Issuer) shall not enter into any Hedge Agreement unless the Global Rating Agency Condition has been satisfied with respect thereto. The Issuer shall provide a copy of each Hedge Agreement to the Rating Agency then rating a Class of Secured Notes and the Trustee. In addition, the Issuer shall not be permitted to enter into or amend hedge agreements unless:

(i)  either (a) the Issuer has obtained the advice of Chapman and Cutler LLP or Milbank LLP or an Opinion of Counsel of other nationally recognized counsel approved by the Placement Agent that entering into such hedge agreement will not cause the Issuer to be considered a “commodity pool” as defined in Section 1a(10) of the Commodity Exchange Act, or (b) the Issuer will be operated such that the Investment Manager and/or such other relevant party to the transaction, as applicable, will be eligible for an exemption from registration as a CPO and a CTA and all conditions precedent to obtaining such an exemption have been satisfied;

(ii)  the Issuer has received advice of Chapman and Cutler LLP or Milbank LLP or an Opinion of Counsel of other nationally recognized counsel approved by the Placement Agent that either (a) entering into such hedge agreement will not, in and of itself, cause the Issuer to become a “hedge fund or a private equity fund” as defined for the purposes of the Volcker Rule, as amended, or (b) if the Issuer were to become a “hedge fund or private equity fund,” then an exemption would apply enabling a banking entity to sponsor or acquire an ownership interest in the Issuer and to engage in covered transactions with the Issuer, notwithstanding the general prohibitions of the Volcker Rule; and

(iii)  the Issuer has received advice of Chapman and Cutler LLP or Milbank LLP, an Opinion of Counsel that such hedge agreement is an interest rate or foreign exchange derivative and the terms of such hedge agreement relate to the Collateral Obligations or the Notes and reduce the interest rate or foreign exchange risks related to the Collateral Obligations or the Notes.

For so long as the Issuer and, if applicable, the Investment Manager are subject to any of clause (i)(b) or clause (ii)(b) above, the Issuer and, if applicable, the Investment Manager shall take all action necessary to ensure ongoing compliance with the applicable exemption from registration or registration requirement, as applicable, under the Commodity Exchange Act and/or the Bank Holding Company Act, as applicable. The reasonable fees, costs, charges and expenses incurred by the Issuer and the Investment Manager (including reasonable attorneys’, accountants’ and other professional fees and expenses) in connection with these requirements shall be paid as Administrative Expenses.

(b)  Each Hedge Agreement shall contain appropriate limited recourse and non-petition provisions equivalent (mutatis mutandis) to those contained in Section 5.4(d) and Section 2.7(i). Each Hedge Counterparty shall be required to have, at the time that any Hedge Agreement to which it is a party is entered into, the Required Hedge Counterparty Ratings. Payments with respect to Hedge Agreements shall be subject to Article XI. Each Hedge Agreement shall contain an acknowledgement by the Hedge Counterparty that the obligations of the Issuer to the Hedge Counterparty under the relevant Hedge Agreement shall be payable in accordance with Article XI.

(c)  In the event of any early termination of a Hedge Agreement with respect to which the Hedge Counterparty is the sole “defaulting party” or “affected party” (each as defined in the Hedge Agreements), notwithstanding any term hereof to the contrary, (i) any termination payment paid by the Hedge Counterparty to the Issuer may be paid to a replacement Hedge Counterparty at the direction of the Investment Manager and (ii) any payment received from a replacement Hedge Counterparty may be paid to the replaced Hedge Counterparty at the direction of the Investment Manager under the terminated Hedge Agreement.

(d)  The Issuer (or the Investment Manager on its behalf) shall, upon receiving written notice of the exposure calculated under a credit support annex to any Hedge Agreement, if applicable, make a demand to the relevant Hedge Counterparty and its credit support provider, if applicable, for securities having a value under such credit support annex equal to the required credit support amount.

(e)  Each Hedge Agreement will, at a minimum, (i) include requirements for collateralization by or replacement of the Hedge Counterparty (including timing requirements) that satisfy rating agency criteria of the Rating Agency then rating a Class of Secured Notes in effect at the time of execution of the Hedge Agreement and (ii) permit the Issuer to terminate such agreement (with the Hedge Counterparty bearing the costs of any replacement Hedge Agreement) for failure to satisfy such requirement.

(f)  The Issuer shall give prompt notice to the Rating Agency then rating a Class of Secured Notes of any termination of a Hedge Agreement or agreement to provide Hedge Counterparty credit support. Any collateral received from a Hedge Counterparty under a Hedge Agreement shall be deposited in the Hedge Counterparty Collateral Account.

(g)  If a Hedge Counterparty has defaulted in the payment when due of its obligations to the Issuer under the Hedge Agreement, promptly after becoming aware thereof the Investment Manager shall make a demand on the Hedge Counterparty (or its guarantor under the Hedge Agreement) with a copy to the Trustee, demanding payment thereunder.

(h)  Each Hedge Agreement shall provide that it may not be terminated due to the occurrence of an Event of Default until liquidation of the Assets has commenced.

[Signature Pages Follow]

IN WITNESS WHEREOF, we have set our hands as of the day and year first written above.

BLACKROCK DLF 2026-C CLO, LLC, as Issuer

By: Tennenbaum Capital Partners, LLC, its Investment Manager

By	/s/ Patrick Wolfe
	Name:	Patrick Wolfe
	Title:	Managing Director

[Signature Page to Indenture]

Computershare Trust Company, N.A., as Trustee

By	/s/ Kelsey Coyle
	Name:	Kelsey Coyle
	Title:	Vice President

[Signature Page to Indenture]

Schedule 1

List of Collateral Obligations

[***]

S-1-1

Schedule 2

S&P Industry Classifications

Asset Type Code	Description
1020000	Energy Equipment and Services
1030000	Oil, Gas and Consumable Fuels
1033403	Mortgage Real Estate Investment Trusts (REITs)
2020000	Chemicals
2030000	Construction Materials
2040000	Containers and Packaging
2050000	Metals and Mining
2060000	Paper and Forest Products
3020000	Aerospace and Defense
3030000	Building Products
3040000	Construction & Engineering
3050000	Electrical Equipment
3060000	Industrial Conglomerates
3070000	Machinery
3080000	Trading Companies and Distributors
3110000	Commercial Services and Supplies
3210000	Air Freight and Logistics
3220000	Passenger Airlines
3230000	Marine Transportation
3240000	Ground Transportation
3250000	Transportation Infrastructure
4011000	Automobile Components
4020000	Automobiles
4110000	Household Durables
4120000	Leisure Products
4130000	Textiles, Apparel and Luxury Goods
4210000	Hotels, Restaurants and Leisure
4300001	Entertainment
4300002	Interactive Media and Services
4310000	Media
4410000	Distributors
4430000	Broadline Retail
4440000	Specialty Retail
5020000	Consumer Staples Distribution and Retail
5110000	Beverages
5120000	Food Products

S-2-1

Asset Type Code	Description
5130000	Tobacco
5210000	Household Products
5220000	Personal Care Products
6020000	Healthcare Equipment and Supplies
6030000	Healthcare Providers and Services
6110000	Biotechnology
6120000	Pharmaceuticals
7011000	Banks
7110000	Financial Services
7120000	Consumer Finance
7130000	Capital Markets
7210000	Insurance
7310000	Real Estate Management and Development
7311000	Diversified REITs
8030000	IT Services
8040000	Software
8110000	Communications Equipment
8120000	Technology Hardware, Storage and Peripherals
8130000	Electronic Equipment, Instruments and Components
8210000	Semiconductors and Semiconductor Equipment
9020000	Diversified Telecommunication Services
9030000	Wireless Telecommunication Services
9520000	Electric Utilities
9530000	Gas Utilities
9540000	Multi-Utilities
9550000	Water Utilities
9551701	Diversified Consumer Services
9551702	Independent Power and Renewable Electricity Producers
9551727	Life Sciences Tools & Services
9551729	Health Care Technology
9612010	Professional Services
9622292	Residential REITs
9622294	Industrial REITs
9622295	Hotel and Resort REITs
9622296	Office REITs
9622297	Health Care REITs
9622298	Retail REITs
9622299	Specialized REITs
1000-1099	Reserved
PF101	Conversion or separation of hydrocarbons into value-added energy products

S-2-2

Asset Type Code	Description
PF102	Mining and extraction
PF103	Pipelines
PF104	Storage
PF105	Utilities System
PF106	Vessels
PF107	Water treatment facilities
PF201	Alternative energy
PF202	Hydrogen
PF203	Power - Baseload - Contracted
PF204	Power - Baseload - Merchant
PF205	Power - Wind - Contracted
PF206	Power - Wind - Merchant
PF207	Power - Solar - Contracted
PF208	Power - Solar - Merchant
PF209	Power - Hydro - Contracted
PF210	Power - Hydro - Merchant
PF211	Transmission power
PF212	Waste to energy
PF301	Accommodation assets
PF302	Digital infrastructure - Contracted
PF303	Digital infrastructure - Merchant
PF304	Education assets
PF305	Entertainment assets
PF306	Health care facilities
PF307	Public buildings
PF308	Real Estate
PF401	Airport
PF402	Port - Contracted
PF403	Port - Volume
PF404	Railways - Contracted
PF405	Railways - Volume
PF406	Road - Availability
PF407	Road - Volume
PF408	Parking
S-2-3

Schedule 3

S&P Recovery Rate Tables

Section 1. Recovery Rate Tables

(a)  i. If a Collateral Obligation has an S&P Recovery Rating, the S&P Recovery Rate for such Collateral Obligation will be the applicable percentage set forth in Table 1 below, based on such S&P Recovery Rating (for the applicable recovery point estimate) and the applicable Class of Notes:

Table 1: S&P Recovery Rates for Collateral Obligations with S&P Recovery Ratings*

S&P Recovery Rating of a Collateral Obligation	Initial Liability Rating
	Recovery Point Estimate from Published Reports**	“AAA”	“AA”	“A”	“BBB”	“BB”	“B” and below
1+	100%	75.00%	85.00%	88.00%	90.00%	92.00%	95.00%
1	95%	70.00%	80.00%	84.00%	87.50%	91.00%	95.00%
1	90%	65.00%	75.00%	80.00%	85.00%	90.00%	95.00%
2	85%	62.50%	72.50%	77.50%	83.00%	88.00%	92.00%
2	80%	60.00%	70.00%	75.00%	81.00%	86.00%	89.00%
2	75%	55.00%	65.00%	70.50%	77.00%	82.50%	84.00%
2	70%	50.00%	60.00%	66.00%	73.00%	79.00%	79.00%
3	65%	45.00%	55.00%	61.00%	68.00%	73.00%	74.00%
3	60%	40.00%	50.00%	56.00%	63.00%	67.00%	69.00%
3	55%	35.00%	45.00%	51.00%	58.00%	63.00%	64.00%
3	50%	30.00%	40.00%	46.00%	53.00%	59.00%	59.00%
4	45%	28.50%	37.50%	44.00%	49.50%	53.50%	54.00%
4	40%	27.00%	35.00%	42.00%	46.00%	48.00%	49.00%
4	35%	23.50%	30.50%	37.50%	42.50%	43.50%	44.00%
4	30%	20.00%	26.00%	33.00%	39.00%	39.00%	39.00%
5	25%	17.50%	23.00%	28.50%	32.50%	33.50%	34.00%
5	20%	15.00%	20.00%	24.00%	26.00%	28.00%	29.00%
5	15%	10.00%	15.00%	19.50%	22.50%	23.50%	24.00%
5	10%	5.00%	10.00%	15.00%	19.00%	19.00%	19.00%
6	5%	3.50%	7.00%	10.50%	13.50%	14.00%	14.00%
6	0%	2.00%	4.00%	6.00%	8.00%	9.00%	9.00%

*	The S&P Recovery Rate shall be the applicable rate set forth above based on the initial rating of the Highest Ranking Class at the time of determination.

**	From S&P’s published reports. Recovery point estimates are rounded down to the nearest 5%. If a recovery estimate is not available from S&P’s published reports for a given loan with an S&P Recovery Rating of “1” through “6”, the lower estimate for the applicable recovery rating will be assumed.

S-3-1

ii. If (x) a Collateral Obligation does not have an S&P Recovery Rating and such Collateral Obligation is a senior unsecured loan, First Lien Last-Out Loans or Second Lien Loan and (y) the issuer of such Collateral Obligation has issued another debt instrument that is outstanding and senior to such Collateral Obligation (a “Senior Secured Debt Instrument”) that has an S&P Recovery Rating, the S&P Recovery Rate for such Collateral Obligation shall be determined as follows:

For Collateral Obligations Domiciled in Group A*

S&P Recovery Rating of the Senior Secured Debt Instrument	Initial Liability Rating
	“AAA”	“AA”	“A”	“BBB”	“BB”	“B” and below
1+	18%	20%	23%	26%	29%	31%
1	18%	20%	23%	26%	29%	31%
2	18%	20%	23%	26%	29%	31%
3	12%	15%	18%	21%	22%	23%
4	5%	8%	11%	13%	14%	15%
5	2%	4%	6%	8%	9%	10%
6	0%	0%	0%	0%	0%	0%
	Recovery rate

*	The S&P Recovery Rate shall be the applicable rate set forth above based on the initial rating of the Highest Ranking Class at the time of determination.

For Collateral Obligations Domiciled in Group B*

S&P Recovery Rating of the Senior Secured Debt Instrument	Initial Liability Rating
	“AAA”	“AA”	“A”	“BBB”	“BB”	“B” and below
1+	13%	16%	18%	21%	23%	25%
1	13%	16%	18%	21%	23%	25%
2	13%	16%	18%	21%	23%	25%
3	8%	11%	13%	15%	16%	17%
4	5%	5%	5%	5%	5%	5%
5	2%	2%	2%	2%	2%	2%
6	0%	0%	0%	0%	0%	0%
	Recovery rate

*	The S&P Recovery Rate shall be the applicable rate set forth above based on the initial rating of the Highest Ranking Class at the time of determination.

For Collateral Obligations Domiciled in Group C*

S&P Recovery Rating of the Senior Secured Debt Instrument	Initial Liability Rating
	“AAA”	“AA”	“A”	“BBB”	“BB”	“B” and below
1+	10%	12%	14%	16%	18%	20%
1	10%	12%	14%	16%	18%	20%
2	10%	12%	14%	16%	18%	20%
3	5%	7%	9%	10%	11%	12%
4	2%	2%	2%	2%	2%	2%
5	0%	0%	0%	0%	0%	0%
6	0%	0%	0%	0%	0%	0%
	Recovery rate

*	The S&P Recovery Rate shall be the applicable rate set forth above based on the initial rating of the Highest Ranking Class at the time of determination.

S-3-2

iii. If (x) a Collateral Obligation does not have an S&P Recovery Rating and such Collateral Obligation is a subordinated loan or subordinated bond and (y) the issuer of such Collateral Obligation has issued another debt instrument that is outstanding and senior to such Collateral Obligation that is a Senior Secured Debt Instrument that has an S&P Recovery Rating, the S&P Recovery Rate for such Collateral Obligation shall be determined as follows:

For Collateral Obligations Domiciled in Groups A and B*

S&P Recovery Rating of the Senior Secured Debt Instrument	Initial Liability Rating
	“AAA”	“AA”	“A”	“BBB”	“BB”	“B” and below
1+	8%	8%	8%	8%	8%	8%
1	8%	8%	8%	8%	8%	8%
2	8%	8%	8%	8%	8%	8%
3	5%	5%	5%	5%	5%	5%
4	2%	2%	2%	2%	2%	2%
5	0%	0%	0%	0%	0%	0%
6	0%	0%	0%	0%	0%	0%
	Recovery rate

*	The S&P Recovery Rate shall be the applicable rate set forth above based on the initial rating of the Highest Ranking Class at the time of determination.

For Collateral Obligations Domiciled in Group C*

S&P Recovery Rating of the Senior Secured Debt Instrument	Initial Liability Rating
	“AAA”	“AA”	“A”	“BBB”	“BB”	“B” and below
1+	5%	5%	5%	5%	5%	5%
1	5%	5%	5%	5%	5%	5%
2	5%	5%	5%	5%	5%	5%
3	2%	2%	2%	2%	2%	2%
4	0%	0%	0%	0%	0%	0%
5	0%	0%	0%	0%	0%	0%
6	0%	0%	0%	0%	0%	0%
	Recovery rate

*	The S&P Recovery Rate shall be the applicable rate set forth above based on the initial rating of the Highest Ranking Class at the time of determination.

(b)  If a recovery rate cannot be determined using clause (a), the recovery rate shall be determined as follows.

Recovery rates for obligors Domiciled in Group A, B or C*:

Priority Category	Initial Liability Rating
	“AAA”	“AA”	“A”	“BBB”	“BB”	“B” and “CCC”
Senior Secured Loans**
Group A	50%	55%	59%	63%	75%	79%
Group B	39%	42%	46%	49%	60%	63%
Group C	17%	19%	27%	29%	31%	34%
Senior Secured Loans (Cov-Lite Loans)**,***
Group A	41%	46%	49%	53%	63%	67%
Group B	32%	35%	39%	41%	50%	53%
Group C	17%	19%	27%	29%	31%	34%
Second Lien Loans, First Lien Last-Out Loans, Unsecured Loans, Senior Secured Bonds, Senior Secured Floating Rate Notes****
Group A	18%	20%	23%	26%	29%	31%
Group B	13%	16%	18%	21%	23%	25%
Group C	10%	12%	14%	16%	18%	20%
Subordinated loans
Group A	8%	8%	8%	8%	8%	8%
Group B	8%	8%	8%	8%	8%	8%
Group C	5%	5%	5%	5%	5%	5%

S-3-3

Priority Category	Initial Liability Rating
	“AAA”	“AA”	“A”	“BBB”	“BB”	“B” and “CCC”
Senior Secured Loans with an S&P Industry Classification that includes “PF” (other than Cov-Lite Loans)**
Country groups A, B, and C	55	60	65	70	75	80
	Recovery rate

Group A:   Australia, Austria, Belgium, Canada, Denmark, Finland, France, Germany, Hong Kong, Ireland, Israel, Italy, Japan, Luxembourg, The Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland, U.K., U.S.*****

Group B:   Brazil, Czech Republic, Mexico, Poland, South Africa, India and Malaysia. *****

Group C:   Greece, Indonesia, Kazakhstan, Russia, Turkey, Ukraine, United Arab Emirates, Vietnam and countries not included in Group A or Group B.*****

*	The S&P Recovery Rate will be the applicable rate set forth above based on the initial rating of the Highest Ranking Class at the time of determination.

**	Solely for the purpose of determining the S&P Recovery Rate for such debt obligation, no debt obligation will constitute a “Senior Secured Loan” unless such debt obligation (a) is secured by a valid first priority security interest in collateral, (b) in the Investment Manager’s commercially reasonable judgment (with such determination being made in good faith by the Investment Manager at the time of such debt obligation’s purchase and based upon information reasonably available to the Investment Manager at such time and without any requirement of additional investigation beyond the Investment Manager’s customary credit review procedures), is secured by specified collateral that has a value not less than an amount equal to the sum of (i) the aggregate principal balance of all debt obligations senior or pari passu to such debt obligations and (ii) the outstanding principal balance of such debt obligation, which value may be derived from, among other things, the enterprise value (including equity and goodwill) of the issuer of such debt obligation; (c) is not secured solely or primarily by common stock or other equity interests; and (d) is not subordinate to any other obligation; provided, that the terms of this footnote may be amended or revised at any time by a written notice from the Issuer and the Investment Manager to the Trustee and the Collateral Administrator (without the consent of any holder of any Notes), subject to the satisfaction of the S&P Rating Agency Condition, in order to conform to S&P then-current criteria for such debt obligations; provided, further, that if 100% of the value of such debt obligation is derived from the enterprise value of the issuer of such debt obligation, such debt obligation will have either (1) the S&P Recovery Rate specified for Unsecured Loans in the table above or (2) the S&P Recovery Rate determined by S&P on a case by case basis.

***	For the avoidance of doubt, each Cov-Lite Loan that is a Senior Secured Loan will constitute “Senior Secured Loans (Cov-Lite Loans)”. For the avoidance of doubt, each Cov-Lite Loan that is a Second Lien Loan, a First Lien Last Out Loan or an Unsecured Loan will constitute a Second Lien Loan, a First Lien Last Out Loan or an Unsecured Loan, as applicable.

****	Solely for the purpose of determining the S&P Recovery Rate for such obligation, (x) a Senior Secured Loan that is not a Cov-Lite Loan solely because of either proviso to the definition of the term “Cov-Lite Loan” shall be deemed to be a Cov-Lite Loan and (y) the aggregate principal balance of all Unsecured Loans, First Lien Last-Out Loans, Second Lien Loans, Senior Secured Bonds and Senior Secured Floating Rate Notes that, in the aggregate, represent up to 15% of the Total Capitalization shall have the S&P Recovery Rate specified for Unsecured Loans, First Lien Last-Out Loans, Second Lien Loans, Senior Secured Bonds and Senior Secured Floating Rate Notes in the table above and the aggregate principal balance of all Unsecured Loans, First Lien Last-Out Loans, Second Lien Loans, Senior Secured Bonds and Senior Secured Floating Rate Notes in excess of 15% of the Total Capitalization shall have the S&P Recovery Rate specified for subordinated loans in the table above.

*****	In each case, or such other countries identified as such by S&P in a press release, written criteria or other public announcement from time to time or as may be notified by S&P to the Investment Manager from time to time.

Notwithstanding the foregoing, for purposes of determining the S&P Recovery Rate of a Collateral Obligation that is a Senior Secured Loan, a Senior Secured Bond or a Senior Secured Floating Rate Note (including any Cov-Lite Loan) secured solely or primarily by common stock or other equity interest, such Collateral Obligation shall be deemed to be an Unsecured Loan.

S-3-4

Section 5. S&P Rating Factor

“S&P Rating Factor” with respect to each Collateral Obligation, the rating factor determined in accordance with the table below opposite the S&P Rating of such Collateral Obligation.

S&P Rating	S&P Global Ratings’ rating factor
AAA	13.51
AA+	26.75
AA	46.36
AA-	63.90
A+	99.50
A	146.35
A-	199.83
BBB+	271.01
BBB	361.17
BBB-	540.42
BB+	784.92
BB	1233.63
BB-	1565.44
B+	1982.00
B	2859.50
B-	3610.11
CCC+	4641.40
CCC	5293.00
CCC-	5751.10
CC	10,000.00
SD	10,000.00
D	10,000.00
S-3-5

Schedule 4

Moody’s Rating Definitions

For purposes of this Schedule 4 and the Indenture:

“Moody’s Rating”: With respect to any Collateral Obligation, as of any date of determination, the rating determined in accordance with the following methodology:

(a) With respect to a Collateral Obligation that is publicly rated by Moody’s, such public rating;

(b) With respect to a Collateral Obligation that is a Moody’s Senior Secured Loan or Participation Interest in a Moody’s Senior Secured Loan, if not determined pursuant to clause (a) above, if the Obligor of such Collateral Obligation has a corporate family rating by Moody’s, then such corporate family rating; and

(c) With respect to a Collateral Obligation, if not determined pursuant to clause (a) or (b) above, if the Obligor of such Collateral Obligation has one or more senior unsecured obligations publicly rated by Moody’s, then the Moody’s public rating on any such obligation (or, if such Collateral Obligation is a Moody’s Senior Secured Loan, the Moody’s rating that is one subcategory higher than the Moody’s public rating on any such senior unsecured obligation) as selected by the Investment Manager in its sole discretion.

For purposes of calculating a Moody’s Rating, each applicable rating, at the time of calculation, (i) on credit watch by Moody’s with positive implications will be treated as having been upgraded by one rating subcategory and (ii) on credit watch by Moody’s with negative implications will be treated as having been downgraded by one rating subcategory.

“Moody’s Senior Secured Loan”:

(a)  A loan that:

(i)  is not (and cannot by its terms become) subordinate in right of payment to any other debt obligation of the Obligor of the loan;

(ii)  (x) is secured by a valid first priority perfected security interest or lien in, to or on specified collateral securing the Obligor’s obligations under the loan and (y) such specified collateral does not consist entirely of equity securities or common stock; provided that any loan that would be considered a Moody’s Senior Secured Loan but for clause (y) above shall be considered a Moody’s Senior Secured Loan if it is a loan made to a parent entity and as to which the Investment Manager determines in good faith that the value of the common stock of the subsidiary (or other equity interests in the subsidiary) securing such loan at or about the time of acquisition of such loan by the Issuer has a value that is at least equal to the outstanding principal balance of such loan and the outstanding principal balances of any other obligations of such parent entity that are pari passu with such loan, which value may include, among other things, the enterprise value of such subsidiary of such parent entity; and

(iii)  the value of the collateral securing the loan together with other attributes of the Obligor (including, without limitation, its general financial condition, ability to generate cash flow available for debt service and other demands for that cash flow) is adequate (in the commercially reasonable judgment of the Investment Manager) to repay the loan in accordance with its terms and to repay all other loans of equal seniority secured by a first lien or security interest in the same collateral; or

(b)  a loan that:

(i)  is not (and cannot by its terms become) subordinate in right of payment to any other debt obligation of the Obligor of the loan, except that such loan can be subordinate with respect to the liquidation of such Obligor or the collateral for such loan;

S-4-1

(ii)  with respect to such liquidation, is secured by a valid second priority perfected security interest or lien in, to or on specified collateral securing the Obligor’s obligations under the loan;

(iii)  the value of the collateral securing the loan together with other attributes of the Obligor (including, without limitation, its general financial condition, ability to generate cash flow available for debt service and other demands for that cash flow) is adequate (in the commercially reasonable judgment of the Investment Manager) to repay the loan in accordance with its terms and to repay all other loans of equal or higher seniority secured in the same collateral; and

(iv)  (x) has a Moody’s facility rating and the Obligor of such loan has a Moody’s corporate family rating and (y) such Moody’s facility rating is not lower than such Moody’s corporate family rating; and

(c)  a loan that is not is not a loan for which the security interest or lien (or the validity or effectiveness thereof) in substantially all of its collateral attaches, becomes effective, or otherwise “springs” into existence after the origination thereof.

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Schedule 5

List of Identified Obligations

[***]

S-5-1

EXHIBIT A-1

FORM OF GLOBAL SECURED NOTE

[RULE 144A][TEMPORARY REGULATION S][REGULATION S] GLOBAL SECURED NOTE

representing

CLASS [A-1][A-2][B][C][D] [SENIOR] SECURED [DEFERRABLE] FLOATING RATE NOTES DUE 2034

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY TO (A)(i) A “QUALIFIED PURCHASER” (AS DEFINED FOR PURPOSES OF SECTION 3(C)(7) OF THE INVESTMENT COMPANY ACT), OR (ii) A CORPORATION, PARTNERSHIP, LIMITED LIABILITY COMPANY OR OTHER ENTITY (OTHER THAN A TRUST) EACH SHAREHOLDER, PARTNER, MEMBER OR OTHER EQUITY OWNER OF WHICH IS A QUALIFIED PURCHASER, IN EACH CASE, THAT IS (1) A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN RELIANCE ON THE EXEMPTION FROM SECURITIES ACT REGISTRATION PROVIDED BY SUCH RULE THAT IS NOT A BROKER-DEALER WHICH OWNS AND INVESTS ON A DISCRETIONARY BASIS LESS THAN U.S.$25 MILLION IN SECURITIES OF ISSUERS THAT ARE NOT AFFILIATED PERSONS OF THE DEALER AND IS NOT A PLAN REFERRED TO IN PARAGRAPH (A)(1)(I)(D) OR (A)(1)(I)(E) OF RULE 144A OR A TRUST FUND REFERRED TO IN PARAGRAPH (A)(1)(I)(F) OF RULE 144A THAT HOLDS THE ASSETS OF SUCH A PLAN, IF INVESTMENT DECISIONS WITH RESPECT TO THE PLAN ARE MADE BY THE BENEFICIARIES OF THE PLAN OR (2) SOLELY IN THE CASE OF SECURED NOTES ISSUED AS CERTIFICATED SECURED NOTES, AN INSTITUTIONAL “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501(A)(1), (2), (3), (7), (8) OR (9) UNDER THE SECURITIES ACT) (AN “IAI”) OR (B) A PERSON THAT IS NOT A “U.S. PERSON” (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) AND IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT AND IS (i) A “QUALIFIED PURCHASER” (AS DEFINED FOR PURPOSES OF SECTION 3(C)(7) OF THE INVESTMENT COMPANY ACT), OR (ii) A CORPORATION, PARTNERSHIP, LIMITED LIABILITY COMPANY OR OTHER ENTITY (OTHER THAN A TRUST) EACH SHAREHOLDER, PARTNER, MEMBER OR OTHER EQUITY OWNER OF WHICH IS A QUALIFIED PURCHASER AND THAT, IN THE CASE OF BOTH CLAUSES (A) AND (B), IS IN COMPLIANCE WITH THE CERTIFICATION AND OTHER REQUIREMENTS SPECIFIED IN THE INDENTURE REFERRED TO HEREIN AND IN COMPLIANCE WITH ANY APPLICABLE SECURITIES LAW OF ANY APPLICABLE JURISDICTION.

THE ISSUER HAS THE RIGHT, UNDER THE INDENTURE, TO COMPEL ANY BENEFICIAL OWNER OF AN INTEREST IN A NOTE THAT IS A U.S. PERSON AND IS NOT BOTH (i) A QUALIFIED PURCHASER OR A CORPORATION, PARTNERSHIP, LIMITED LIABILITY COMPANY OR OTHER ENTITY (OTHER THAN A TRUST) EACH SHAREHOLDER, PARTNER, MEMBER OR OTHER EQUITY OWNER OF WHICH IS A QUALIFIED PURCHASER AND (ii) A QUALIFIED INSTITUTIONAL BUYER OR, SOLELY IN THE CASE OF SECURED NOTES ISSUED AS CERTIFICATED SECURED NOTES, AN IAI, TO SELL ITS INTEREST IN THE NOTE, OR MAY SELL SUCH INTEREST ON BEHALF OF SUCH OWNER.

[EACH PURCHASER OR TRANSFEREE OF THIS NOTE (OR ANY INTEREST HEREIN) WILL BE REQUIRED OR DEEMED TO REPRESENT, WARRANT AND AGREE THAT (A) IF IT IS, OR IS ACTING ON BEHALF OF, A BENEFIT PLAN INVESTOR, ITS ACQUISITION, HOLDING AND DISPOSITION OF THIS NOTE (OR ANY INTEREST HEREIN) WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), AND (B) IF IT IS A GOVERNMENTAL, CHURCH, NON-U.S. OR OTHER PLAN WHICH IS SUBJECT TO ANY STATE, LOCAL, OTHER FEDERAL OR NON-U.S. LAW OR REGULATION THAT IS SUBSTANTIALLY SIMILAR TO THE PROHIBITED TRANSACTION PROVISIONS OF SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE (ANY SUCH LAW OR REGULATION, AN “OTHER PLAN LAW”), ITS ACQUISITION, HOLDING AND DISPOSITION OF THIS NOTE (OR ANY INTEREST HEREIN) WILL NOT CONSTITUTE OR RESULT IN A VIOLATION OF ANY SUCH OTHER PLAN LAW. “BENEFIT PLAN INVESTOR” MEANS A BENEFIT PLAN INVESTOR, AS DEFINED IN 29 C.F.R. SECTION 2510.3-101 AND SECTION 3(42) OF ERISA, AND INCLUDES (A) AN EMPLOYEE BENEFIT PLAN (AS DEFINED IN SECTION 3(3) OF ERISA) THAT IS SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF TITLE I OF ERISA, (B) A PLAN THAT IS SUBJECT TO SECTION 4975 OF THE CODE OR (C) ANY ENTITY WHOSE UNDERLYING ASSETS INCLUDE “PLAN ASSETS” BY REASON OF ANY SUCH EMPLOYEE BENEFIT PLAN’S OR PLAN’S INVESTMENT IN THE ENTITY.]1

1 Insert in the case of Tax Unrestricted Secured Notes only.

A-1-2

[EACH PURCHASER OR TRANSFEREE OF THIS NOTE (OR ANY INTEREST HEREIN) WILL BE REQUIRED TO (I) REPRESENT AND WARRANT IN WRITING TO THE TRUSTEE (1) WHETHER OR NOT, FOR SO LONG AS IT HOLDS THIS NOTE OR ANY INTEREST HEREIN, IT IS, OR IS ACTING ON BEHALF OF, A BENEFIT PLAN INVESTOR, (2) WHETHER OR NOT, FOR SO LONG AS IT HOLDS THIS NOTE OR ANY INTEREST HEREIN, IT IS A, OR IS ACTING ON BEHALF OF, CONTROLLING PERSON AND (3) THAT (A) IF IT IS, OR IS ACTING ON BEHALF OF, A BENEFIT PLAN INVESTOR, ITS ACQUISITION, HOLDING AND DISPOSITION OF THIS NOTE (OR ANY INTEREST HEREIN) WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), AND (B) IF IT IS A GOVERNMENTAL, CHURCH OR NON-U.S. PLAN, (X) IT IS NOT, AND FOR SO LONG AS IT HOLDS THIS NOTE OR ANY INTEREST HEREIN IT WILL NOT BE, SUBJECT TO ANY FEDERAL, STATE, LOCAL NON-U.S. OR OTHER LAW OR REGULATION THAT COULD CAUSE THE UNDERLYING ASSETS OF THE ISSUER TO BE TREATED AS ASSETS OF THE INVESTOR IN ANY NOTE (OR INTEREST THEREIN) BY VIRTUE OF ITS INTEREST AND THEREBY SUBJECT THE ISSUER OR THE INVESTMENT MANAGER (OR OTHER PERSONS RESPONSIBLE FOR THE INVESTMENT AND OPERATION OF THE ISSUER’S ASSETS) TO LAWS OR REGULATIONS THAT ARE SUBSTANTIALLY SIMILAR TO THE PROHIBITED TRANSACTION PROVISIONS OF SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE (“SIMILAR LAW”), AND (Y) ITS ACQUISITION, HOLDING AND DISPOSITION OF THIS NOTE (OR ANY INTEREST HEREIN) WILL NOT CONSTITUTE OR RESULT IN A VIOLATION OF ANY STATE, LOCAL, OTHER FEDERAL OR NON-U.S. LAWS OR REGULATIONS THAT ARE SUBSTANTIALLY SIMILAR TO THE PROHIBITED TRANSACTION PROVISIONS OF SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE (“OTHER PLAN LAW”) AND (II) AGREE TO CERTAIN TRANSFER RESTRICTIONS REGARDING ITS INTEREST IN THIS NOTE. EACH PURCHASER OR SUBSEQUENT TRANSFEREE, AS APPLICABLE, OF THIS NOTE IN THE FORM OF A CERTIFICATED NOTE WILL BE REQUIRED TO COMPLETE AN ERISA CERTIFICATE IDENTIFYING ITS STATUS AS A BENEFIT PLAN INVESTOR OR A CONTROLLING PERSON. “BENEFIT PLAN INVESTOR” MEANS A BENEFIT PLAN INVESTOR, AS DEFINED IN 29 C.F.R. SECTION 2510.3-101 AND SECTION 3(42) OF ERISA, AND INCLUDES (A) AN EMPLOYEE BENEFIT PLAN (AS DEFINED IN SECTION 3(3) OF ERISA) THAT IS SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF TITLE I OF ERISA, (B) A PLAN THAT IS SUBJECT TO SECTION 4975 OF THE CODE OR (C) ANY ENTITY WHOSE UNDERLYING ASSETS INCLUDE “PLAN ASSETS” BY REASON OF ANY SUCH EMPLOYEE BENEFIT PLAN’S OR PLAN’S INVESTMENT IN THE ENTITY. “CONTROLLING PERSON” MEANS A PERSON (OTHER THAN A BENEFIT PLAN INVESTOR) WHO HAS DISCRETIONARY AUTHORITY OR CONTROL WITH RESPECT TO THE ASSETS OF THE ISSUER OR ANY PERSON WHO PROVIDES INVESTMENT ADVICE FOR A FEE (DIRECT OR INDIRECT) WITH RESPECT TO SUCH ASSETS, OR ANY AFFILIATE OF ANY SUCH PERSON. AN “AFFILIATE” OF A PERSON INCLUDES ANY PERSON, DIRECTLY OR INDIRECTLY THROUGH ONE OR MORE INTERMEDIARIES, CONTROLLING, CONTROLLED BY OR UNDER COMMON CONTROL WITH THE PERSON. “CONTROL” WITH RESPECT TO A PERSON OTHER THAN AN INDIVIDUAL MEANS THE POWER TO EXERCISE A CONTROLLING INFLUENCE OVER THE MANAGEMENT OR POLICIES OF SUCH PERSON.

NO TRANSFER OF THIS NOTE OR ANY INTEREST HEREIN WILL BE PERMITTED, AND THE TRUSTEE WILL NOT RECOGNIZE ANY SUCH TRANSFER, IF IT WOULD CAUSE 25% OR MORE OF THE TOTAL VALUE OF THE TAX RESTRICTED SECURED NOTES TO BE HELD BY BENEFIT PLAN INVESTORS, DISREGARDING TAX RESTRICTED SECURED NOTES (OR INTERESTS THEREIN) HELD BY CONTROLLING PERSONS (THE “25% LIMITATION”).]2

2 Insert in the case of Tax Restricted Secured Notes only.

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IF ANY PURCHASER OR TRANSFEREE OF THIS NOTE (OR ANY INTEREST HEREIN) IS A BENEFIT PLAN INVESTOR, IT ACKNOWLEDGES AND AGREES THAT (I) NONE OF THE ISSUER, THE INVESTMENT MANAGER, THE PLACEMENT AGENT, THE RETENTION HOLDER, THE TRUSTEE, OR THE COLLATERAL ADMINISTRATOR OR ANY OF THEIR RESPECTIVE AFFILIATES, HAS PROVIDED ANY INVESTMENT RECOMMENDATION OR INVESTMENT ADVICE ON WHICH IT, OR ANY FIDUCIARY OR OTHER PERSON INVESTING THE ASSETS OF THE BENEFIT PLAN INVESTOR (“PLAN FIDUCIARY”), HAS RELIED IN CONNECTION WITH ITS DECISION TO INVEST IN THIS NOTE, AND THEY ARE NOT OTHERWISE UNDERTAKING TO ACT AS A FIDUCIARY, AS DEFINED IN SECTION 3(21) OF ERISA OR SECTION 4975(e)(3) OF THE CODE, TO THE BENEFIT PLAN INVESTOR OR THE PLAN FIDUCIARY IN CONNECTION WITH THE BENEFIT PLAN INVESTOR’S ACQUISITION OF THIS NOTE; AND (II) THE PLAN FIDUCIARY IS EXERCISING ITS OWN INDEPENDENT JUDGMENT IN EVALUATING THE TRANSACTION.

THE ISSUER HAS THE RIGHT, UNDER THE INDENTURE, TO COMPEL ANY BENEFICIAL OWNER OF A NOTE (OR ANY INTEREST THEREIN) WHO HAS MADE OR HAS BEEN DEEMED TO MAKE A PROHIBITED TRANSACTION OR OTHER PLAN LAW REPRESENTATION THAT IS SUBSEQUENTLY SHOWN TO BE FALSE OR MISLEADING TO SELL ITS INTEREST IN SUCH NOTE, OR MAY SELL SUCH INTEREST ON BEHALF OF SUCH OWNER.

ANY TRANSFER, PLEDGE OR OTHER USE OF THIS NOTE FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN, UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”), NEW YORK, NEW YORK, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR OF SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO.).

TRANSFERS OF THIS NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE.

TRANSFERS OF THIS NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO HEREIN.

PRINCIPAL OF THIS NOTE IS PAYABLE AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF. ANY PERSON ACQUIRING THIS NOTE MAY ASCERTAIN ITS CURRENT PRINCIPAL AMOUNT BY INQUIRY OF THE TRUSTEE.

EACH HOLDER (INCLUDING FOR PURPOSES OF THIS SECURED NOTE, EACH BENEFICIAL OWNER) AGREES TO TREAT (I) THE ISSUER AS AN ENTITY DISREGARDED AS SEPARATE FROM THE SOLE EQUITY OWNER, (II) THE SECURED NOTES (OTHER THAN SECURED NOTES HELD BY THE SOLE EQUITY OWNER) AS DEBT AND (III) THE LLC INTERESTS AS EQUITY, IN EACH CASE FOR ALL U.S. FEDERAL, STATE AND LOCAL INCOME TAX PURPOSES AND AGREES TO TAKE NO ACTION INCONSISTENT WITH SUCH TREATMENT UNLESS REQUIRED BY LAW.

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EACH HOLDER AGREES TO TIMELY FURNISH THE ISSUER, THE TRUSTEE OR THEIR RESPECTIVE AGENTS WITH ANY TAX FORMS OR CERTIFICATIONS (INCLUDING, WITHOUT LIMITATION, AN IRS FORM W-9 OR, IN THE CASE OF THE TAX UNRESTRICTED SECURED NOTES, AN APPLICABLE IRS FORM W-8 (TOGETHER WITH ALL APPLICABLE ATTACHMENTS), OR ANY SUCCESSORS TO SUCH IRS FORMS) THAT THE ISSUER, THE TRUSTEE OR THEIR RESPECTIVE AGENTS REASONABLY REQUEST IN ORDER TO ENABLE THE ISSUER OR ITS AGENTS TO (A) MAKE PAYMENTS TO THE HOLDER WITHOUT, OR AT A REDUCED RATE OF, WITHHOLDING OR DEDUCTION, (B) QUALIFY FOR AN EXEMPTION FROM, OR A REDUCED RATE OF, WITHHOLDING OR DEDUCTION IN ANY JURISDICTION FROM OR THROUGH WHICH THEY RECEIVE PAYMENTS, AND (C) SATISFY REPORTING AND OTHER OBLIGATIONS UNDER THE CODE, TREASURY REGULATIONS, OR ANY OTHER APPLICABLE LAW OR REGULATION, AND WILL UPDATE OR REPLACE SUCH TAX FORMS OR CERTIFICATIONS IN ACCORDANCE WITH THEIR TERMS OR SUBSEQUENT AMENDMENTS. EACH HOLDER ACKNOWLEDGES THAT THE FAILURE TO PROVIDE, UPDATE OR REPLACE ANY SUCH TAX FORMS OR CERTIFICATIONS MAY RESULT IN THE IMPOSITION OF WITHHOLDING OR BACK-UP WITHHOLDING ON PAYMENTS TO THE HOLDER, OR TO THE ISSUER, AND THAT AMOUNTS WITHHELD BY THE ISSUER OR ITS AGENTS THAT ARE, IN THEIR SOLE JUDGMENT, REQUIRED TO BE WITHHELD PURSUANT TO APPLICABLE TAX LAWS WILL BE TREATED AS HAVING BEEN PAID TO SUCH HOLDER BY THE ISSUER.

[EACH HOLDER OF TAX UNRESTRICTED SECURED NOTES THAT IS NOT A UNITED STATES PERSON REPRESENTS OR SHALL BE DEEMED TO REPRESENT THAT EITHER (I)(A) IT IS NOT A BANK (OR AN ENTITY AFFILIATED WITH A BANK) EXTENDING CREDIT PURSUANT TO A LOAN AGREEMENT ENTERED INTO IN THE ORDINARY COURSE OF ITS TRADE OR BUSINESS (WITHIN THE MEANING OF SECTION 881(C)(3)(A) OF THE CODE), (B) IT IS NOT A “10-PERCENT SHAREHOLDER” OF THE SOLE EQUITY OWNER WITHIN THE MEANING OF SECTION 871(H)(3) OF THE CODE, AND (C) IT IS NOT A “CONTROLLED FOREIGN CORPORATION” THAT IS RELATED TO THE SOLE EQUITY OWNER WITHIN THE MEANING OF SECTION 881(C)(3)(C) OF THE CODE, (II) IT HAS PROVIDED AN IRS FORM W-8BEN-E OR IRS FORM W-8BEN, AS APPLICABLE, REPRESENTING THAT IT IS ELIGIBLE FOR BENEFITS UNDER AN INCOME TAX TREATY WITH THE UNITED STATES THAT ELIMINATES U.S. FEDERAL INCOME TAXATION OF U.S. SOURCE INTEREST NOT ATTRIBUTABLE TO A PERMANENT ESTABLISHMENT IN THE UNITED STATES, OR (III) IT HAS PROVIDED AN IRS FORM W-8ECI REPRESENTING THAT ALL PAYMENTS RECEIVED OR TO BE RECEIVED BY IT ON THE NOTES ARE EFFECTIVELY CONNECTED WITH THE CONDUCT OF A TRADE OR BUSINESS WITHIN THE UNITED STATES FOR U.S. FEDERAL INCOME TAX PURPOSES AND INCLUDIBLE IN ITS GROSS INCOME.]3

3 Insert in the case of Tax Unrestricted Secured Notes only.

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[EACH HOLDER OF TAX RESTRICTED SECURED NOTES, AND THE HOLDER OF THE LLC INTERESTS, ACKNOWLEDGES AND AGREES THAT NO TRANSFER (INCLUDING, BUT NOT LIMITED TO, ANY ACQUISITION ON THE CLOSING DATE) OF THE TAX RESTRICTED SECURED NOTES OR LLC INTERESTS (OR ANY INTEREST THEREIN) WILL BE EFFECTIVE, AND NO SUCH TRANSFER WILL BE RECOGNIZED, UNLESS THE TRANSFEREE OF SUCH NOTES OR LLC INTERESTS (OR, IF, FOR U.S. FEDERAL INCOME TAX PURPOSES, SUCH TRANSFEREE IS A DISREGARDED ENTITY, ITS SOLE OWNER) IS A UNITED STATES PERSON AND DELIVERS (PRIOR TO THE TRANSFER) A PROPERLY COMPLETED AND SIGNED IRS FORM W-9 TO THE ISSUER OR ITS AGENT. A TRANSFER OF TAX RESTRICTED SECURED NOTES OR LLC INTERESTS WILL ONLY BE EFFECTIVE IF SUCH HOLDER (I) IS ACTING FOR ITS OWN ACCOUNT AND NOT AS THE NOMINEE OR AGENT OF ANY OTHER PERSON, (II) IS TREATED AS A UNITED STATES PERSON (OR, FOR U.S. FEDERAL INCOME TAX PURPOSES, AS A U.S. DISREGARDED ENTITY SOLELY OWNED BY A UNITED STATES PERSON AND THE DISREGARDED ENTITY WOULD QUALIFY AS A UNITED STATES PERSON IF IT WERE NOT TREATED AS A DISREGARDED ENTITY FOR U.S. FEDERAL INCOME TAX PURPOSES), (III) DELIVERS (PRIOR TO THE TRANSFER) A PROPERLY COMPLETED AND SIGNED IRS FORM W-9 TO THE ISSUER OR ITS AGENT AND (IV) IS A DIRECT TAX OWNER. EACH HOLDER OF TAX RESTRICTED SECURED NOTES, AND THE HOLDER OF THE LLC INTERESTS, ACKNOWLEDGES AND AGREES THAT ANY PURPORTED TRANSFER MADE IN VIOLATION OF THE FOREGOING REQUIREMENTS SHALL BE VOID AB INITIO.

EACH HOLDER OF TAX RESTRICTED SECURED NOTES, AND THE HOLDER OF THE LLC INTERESTS, ACKNOWLEDGES AND AGREES THAT A TRANSFER OF TAX RESTRICTED SECURED NOTES OR LLC INTERESTS WILL NOT BE RECOGNIZED OR EFFECTIVE IF IT WOULD RESULT IN THERE BEING MORE THAN 95 DIRECT TAX OWNERS OR SUCH TRANSFER WOULD OTHERWISE CAUSE THE ISSUER TO BE TREATED AS A PUBLICLY TRADED PARTNERSHIP AS DEFINED IN SECTION 7704(B) OF THE CODE; PROVIDED HOWEVER, THAT NO TRANSFER SHALL BE PERMITTED IF IT WOULD CAUSE THE ISSUER TO HAVE MORE THAN 95 BENEFICIAL OWNERS FOR U.S. FEDERAL INCOME TAX PURPOSES.

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THE HOLDER OF THE LLC INTERESTS, AND EACH HOLDER OF TAX RESTRICTED SECURED NOTES, UNDERSTANDS, REPRESENTS, AND AGREES THAT:

(I) IT MAY NOT (A) ACQUIRE, DIRECTLY OR INDIRECTLY SELL, ENCUMBER, ASSIGN, PARTICIPATE, PLEDGE, HYPOTHECATE, REHYPOTHECATE, EXCHANGE, OR OTHERWISE DISPOSE OF, SUFFER THE CREATION OF A LIEN ON, OR TRANSFER OR CONVEY IN ANY MANNER (EACH, A “TRANSFER”) ITS LLC INTERESTS OR TAX RESTRICTED SECURED NOTES (OR ANY INTEREST THEREIN OR ANY DERIVATIVE THEREOF WITHIN THE MEANING OF TREASURY REGULATIONS SECTION 1.7704-1(A)(2)(I)) (I) IF SUCH TRANSFER WOULD CAUSE THE LLC INTERESTS AND TAX RESTRICTED SECURED NOTES OR INTERESTS THEREIN (OR A DERIVATIVE THEREOF WITHIN THE MEANING OF TREASURY REGULATIONS SECTION 1.7704-1(A)(2)(I)(B)) TO BE COLLECTIVELY HELD BY MORE THAN 95 DIRECT TAX OWNERS OR (II) ON OR THROUGH (X) A UNITED STATES NATIONAL, REGIONAL OR LOCAL SECURITIES EXCHANGE, (Y) A FOREIGN SECURITIES EXCHANGE OR (Z) AN OVER THE COUNTER OR INTERDEALER QUOTATION SYSTEM THAT REGULARLY DISSEMINATES FIRM BUY OR SELL QUOTATIONS BY IDENTIFIED BROKERS OR DEALERS ((X), (Y) AND (Z), COLLECTIVELY, AN “EXCHANGE”) OR (B) CAUSE ANY OF ITS LLC INTERESTS OR TAX RESTRICTED SECURED NOTES OR ANY INTEREST THEREIN (INCLUDING ANY FINANCIAL INSTRUMENT DESCRIBED IN TREASURY REGULATIONS SECTION 1.7704-1(A)(2)(I)(B)) TO BE MARKETED ON OR THROUGH AN EXCHANGE AND NO SUCH ATTEMPTED OR PURPORTED TRANSFER SHALL BE EFFECTIVE WITHOUT THE PROPER EXECUTION AND DELIVERY OF A PURCHASER REPRESENTATION LETTER OR A TRANSFEREE CERTIFICATE BY THE TRANSFEREE; PROVIDED THAT A TRANSFER IN VIOLATION OF THE FOREGOING PROVISIONS OF THIS PARAGRAPH SHALL NOT BE PROHIBITED IF WRITTEN ADVICE OF CHAPMAN AND CUTLER LLP OR AN OPINION OF OTHER TAX COUNSEL OF NATIONALLY RECOGNIZED STANDING IN THE UNITED STATES EXPERIENCED IN SUCH MATTERS IS DELIVERED TO THE ISSUER AND THE TRUSTEE, IN FORM AND SUBSTANCE SATISFACTORY TO THE INVESTMENT MANAGER, TO THE EFFECT THAT SUCH TRANSFER WILL NOT CAUSE THE ISSUER TO BE TREATED AS AN ASSOCIATION OR A PUBLICLY TRADED PARTNERSHIP TAXABLE AS A CORPORATION FOR U.S. FEDERAL INCOME TAX PURPOSES; PROVIDED HOWEVER, THAT NO TRANSFER SHALL BE PERMITTED IF IT WOULD CAUSE THE ISSUER TO HAVE MORE THAN 95 BENEFICIAL OWNERS FOR U.S. FEDERAL INCOME TAX PURPOSES.

(II) IT MAY NOT ENTER INTO ANY FINANCIAL INSTRUMENT PAYMENTS ON WHICH ARE, OR THE VALUE OF WHICH IS, DETERMINED IN WHOLE OR IN PART BY REFERENCE TO THE TAX RESTRICTED SECURED NOTES, THE LLC INTERESTS, OR THE ISSUER (INCLUDING THE AMOUNT OF ISSUER DISTRIBUTIONS ON TAX RESTRICTED SECURED NOTES OR LLC INTERESTS, THE VALUE OF THE ISSUER’S ASSETS, OR THE RESULT OF THE ISSUER’S OPERATIONS), OR ANY CONTRACT WITH RESPECT TO THE TAX RESTRICTED SECURED NOTES OR THE LLC INTERESTS THAT OTHERWISE IS DESCRIBED IN TREASURY REGULATIONS SECTION 1.7704-1(A)(2)(I)(B);

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(III) NO TRANSFER OF TAX RESTRICTED SECURED NOTES OR LLC INTERESTS WILL BE EFFECTIVE, AND NO SUCH TRANSFER WILL BE RECOGNIZED, IF SUCH TRANSFER WOULD CAUSE THE ISSUER TO BE TREATED AS OTHER THAN A DISREGARDED ENTITY (OR, IF THE ISSUER EVER WERE TO BECOME TREATED AS A PARTNERSHIP FOR U.S. FEDERAL INCOME TAX PURPOSES, IF SUCH TRANSFER WOULD CAUSE THE ISSUER TO BE TREATED AS OTHER THAN A DISREGARDED ENTITY OR A PARTNERSHIP (THAT IS NOT A PUBLICLY TRADED PARTNERSHIP TAXABLE AS A CORPORATION)) FOR U.S. FEDERAL INCOME TAX PURPOSES;

(IV) IT WILL NOT TRANSFER ALL OR ANY PORTION OF SUCH NOTES OR LLC INTERESTS, UNLESS: (A) THE PERSON TO WHICH IT TRANSFERS SUCH NOTES OR LLC INTERESTS AGREES TO BE BOUND BY THE RESTRICTIONS AND CONDITIONS SET FORTH IN THE INDENTURE (INCLUDING THESE CLAUSES (I)-(VIII)), AND REPRESENTS, WARRANTS AND COVENANTS AS PROVIDED THEREIN AND HEREIN AND (B) IN THE CASE OF TAX RESTRICTED SECURED NOTES THAT ARE GLOBAL NOTES, THE ISSUER AND THE TRUSTEE HAVE RECEIVED A FULLY EXECUTED DAISY CHAIN LETTER;

(V) IT WILL NOT TRANSFER ALL OR ANY PORTION OF SUCH NOTES OR LLC INTERESTS WITHOUT PRIOR WRITTEN CONFIRMATION FROM THE INVESTMENT MANAGER (ON BEHALF OF THE ISSUER), WHICH CONFIRMATION SHALL NOT BE UNREASONABLY WITHHELD OR DELAYED, THAT THE TRANSFER WILL NOT CAUSE ALL OUTSTANDING LLC INTERESTS AND TAX RESTRICTED SECURED NOTES TO BE COLLECTIVELY OWNED BY MORE THAN 95 DIRECT TAX OWNERS, UNLESS THE INVESTMENT MANAGER (ON BEHALF OF THE ISSUER), RECEIVES WRITTEN ADVICE OF CHAPMAN AND CUTLER LLP, OR AN OPINION OF OTHER NATIONALLY RECOGNIZED U.S. TAX COUNSEL EXPERIENCED IN THESE MATTERS, TO THE EFFECT THAT THE TRANSFER WILL NOT CAUSE THE ISSUER TO BE TREATED AS A PUBLICLY TRADED PARTNERSHIP TAXABLE AS A CORPORATION FOR U.S. FEDERAL INCOME TAX PURPOSES AND PROVIDES SUCH HOLDER WITH A WRITTEN WAIVER OF THIS PROVISION;

(VI) IT IS A DIRECT TAX OWNER;

(VII) IT WILL ONLY TRANSFER SUCH NOTES OR LLC INTERESTS (OR ANY PORTION THEREOF) TO A DIRECT TAX OWNER; AND

(VIII) ANY TRANSFER MADE IN VIOLATION OF THE INDENTURE (INCLUDING CLAUSES (I) THROUGH (VIII) ABOVE) SHALL BE INEFFECTIVE AND VOID AB INITIO AND SHALL NOT BIND OR BE RECOGNIZED BY THE ISSUER OR ANY OTHER PERSON, AND NO PERSON TO WHICH SUCH NOTES OR LLC INTERESTS ARE TRANSFERRED SHALL BECOME A HOLDER UNLESS SUCH PERSON SATISFIES AND COMPLIES WITH CLAUSES (I) THROUGH (VII) ABOVE.

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NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THE FOREGOING CLAUSES (I) THROUGH (VIII) ABOVE, A TRANSFER SHALL BE PERMITTED IF THE ISSUER RECEIVES WRITTEN ADVICE OF CHAPMAN AND CUTLER LLP OR AN OPINION OF OTHER NATIONALLY RECOGNIZED U.S. TAX COUNSEL EXPERIENCED IN THESE MATTERS, TO THE EFFECT THAT THE TRANSFER WILL NOT CAUSE THE ISSUER TO BE TREATED AS AN ASSOCIATION OR A “PUBLICLY TRADED PARTNERSHIP” TAXABLE AS A CORPORATION FOR U.S. FEDERAL INCOME TAX PURPOSES.]4

EACH HOLDER AGREES THAT TAX RESTRICTED SECURED NOTES HELD BY THE ISSUER OR THE SOLE EQUITY OWNER CAN BE TRANSFERRED TO ONE OR MORE THIRD PARTIES UNRELATED TO THE ISSUER AND THE SOLE EQUITY OWNER ONLY IF, IN CONNECTION WITH SUCH TRANSFER, THE ISSUER RECEIVES AN OPINION IN RESPECT OF SUCH NOTES FROM MILBANK LLP OR CHAPMAN AND CUTLER LLP TO THE EFFECT THAT AFTER SUCH NOTES ARE TRANSFERRED FROM THE ISSUER OR THE SOLE EQUITY OWNER (AS APPLICABLE) TO SUCH THIRD PARTY OR THIRD PARTIES (AS APPLICABLE), SUCH NOTES WILL BE TREATED AS DEBT FOR U.S. FEDERAL INCOME TAX PURPOSES. EACH HOLDER AGREES THAT ANY PURPORTED TRANSFER OF TAX RESTRICTED SECURED NOTES NOT IN ACCORDANCE WITH THIS PARAGRAPH SHALL BE VOID AB INITIO.

4 Insert in the case of Tax Restricted Secured Notes only.

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[EACH HOLDER OF TAX UNRESTRICTED SECURED NOTES REPRESENTS THAT IT IS NOT A MEMBER OF AN “EXPANDED GROUP” (WITHIN THE MEANING OF THE TREASURY REGULATIONS ISSUED UNDER SECTION 385 OF THE CODE) THAT INCLUDES A DOMESTIC CORPORATION (AS DETERMINED FOR U.S. FEDERAL INCOME TAX PURPOSES) IF (A) SUCH DOMESTIC CORPORATION, DIRECTLY OR INDIRECTLY (THROUGH ONE OR MORE ENTITIES THAT ARE TREATED FOR U.S. FEDERAL INCOME TAX PURPOSES AS PARTNERSHIPS, DISREGARDED ENTITIES, OR GRANTOR TRUSTS), OWNS TAX RESTRICTED SECURED NOTES OR LLC INTERESTS AND (B) THE ISSUER IS A “CONTROLLED PARTNERSHIP” (WITHIN THE MEANING OF THE TREASURY REGULATIONS ISSUED UNDER SECTION 385 OF THE CODE) WITH RESPECT TO SUCH EXPANDED GROUP; PROVIDED THAT SUCH HOLDER MAY ACQUIRE TAX UNRESTRICTED SECURED NOTES IN VIOLATION OF THIS RESTRICTION IF IT PROVIDES THE ISSUER WITH AN OPINION OF NATIONALLY RECOGNIZED U.S. TAX COUNSEL EXPERIENCED IN SUCH MATTERS, IN THE FORM AND SUBSTANCE SATISFACTORY TO THE INVESTMENT MANAGER, TO THE EFFECT THAT THE TRANSFER OF SUCH NOTES WILL NOT CAUSE SUCH NOTES TO BE RECHARACTERIZED AS EQUITY UNDER THE TREASURY REGULATIONS ISSUED UNDER SECTION 385 OF THE CODE.]5

[EACH HOLDER OF TAX RESTRICTED SECURED NOTES, AND THE HOLDER OF THE LLC INTERESTS, AGREES THAT (I) IT WILL PROVIDE ANY TRANSFEREE OF SUCH NOTES OR LLC INTERESTS A CERTIFICATION THAT IT IS A UNITED STATES PERSON IN ACCORDANCE WITH SECTION 1446(F)(2) OF THE CODE AND ANY APPLICABLE TREASURY REGULATIONS THEREUNDER SUCH THAT THE TRANSFEREE WILL NOT BE OBLIGATED TO WITHHOLD UNDER SECTION 1446(F)(1) OF THE CODE, AND (II) IT SHALL PROVIDE SUCH FORMS, DOCUMENTATION, PROOF OF PAYMENT OR OTHER CERTIFICATIONS AS REASONABLY REQUIRED BY THE ISSUER TO DETERMINE THAT SUCH TRANSFEREE HAS COMPLIED WITH SECTION 1446(F) OF THE CODE (IGNORING FOR THIS PURPOSE SECTION 1446(F)(4) OF THE CODE), AND ANY SIMILAR PROVISION OF STATE, LOCAL OR NON-U.S. LAW. EACH HOLDER OF TAX RESTRICTED SECURED NOTES, AND THE HOLDER OF THE LLC INTERESTS, AGREES THAT THE ISSUER OR THE TRUSTEE MAY PROVIDE SUCH INFORMATION AND ANY OTHER INFORMATION CONCERNING ITS INVESTMENT IN SUCH NOTES OR LLC INTERESTS TO THE IRS.

EACH HOLDER OF TAX RESTRICTED SECURED NOTES UPON REQUEST BY THE ISSUER OR ITS AGENTS AGREES TO PROVIDE THE ISSUER WITH INFORMATION REGARDING ITS ADJUSTED TAX BASIS IN ITS TAX RESTRICTED SECURED NOTES.]6

EACH HOLDER AGREES THAT THE PROPORTIONAL SHARE OF ANY CONTRIBUTION REPAYMENT AMOUNT OWED TO A TRANSFEROR OF LLC INTERESTS (IMMEDIATELY PRIOR TO GIVING EFFECT TO SUCH TRANSFER) SHALL BE TRANSFERRED TO THE APPLICABLE TRANSFEREE THEREOF AS SET FORTH IN SECTION 10.3(F) OF THE INDENTURE.

EACH HOLDER AGREES THAT PRIOR TO THE TRANSFER BY THE SOLE EQUITY OWNER OF ANY SECURED NOTES OR PRIOR TO THE TRANSFER BY THE SOLE EQUITY OWNER OF THE ENTIRETY OF ITS LLC INTERESTS, (A) THE SOLE EQUITY OWNER MUST RECEIVE WRITTEN ADVICE OF CHAPMAN AND CUTLER LLP, OR AN OPINION OF OTHER NATIONALLY RECOGNIZED U.S. TAX COUNSEL EXPERIENCED IN THESE MATTERS, TO THE EFFECT THAT ANY SECURED NOTES THAT WILL BE TREATED AS ISSUED FOR U.S. FEDERAL INCOME TAX PURPOSES AS A RESULT OF THE TRANSFER WILL BE TREATED AS INDEBTEDNESS FOR U.S. FEDERAL INCOME TAX PURPOSES, AND (B) ANY SECURED NOTES THAT WILL BE TREATED AS ISSUED FOR U.S. FEDERAL INCOME TAX PURPOSES AS A RESULT OF THE TRANSFER WILL BE ISSUED WITH A SEPARATE CUSIP FROM THE SECURED NOTES OF THE CORRESPONDING CLASS THAT WERE PREVIOUSLY ISSUED FOR U.S. FEDERAL INCOME TAX PURPOSES, UNLESS THE SECURED NOTES TREATED AS ISSUED AS A RESULT OF THE TRANSFER ARE (I) TREATED AS ISSUED PURSUANT TO A “QUALIFIED REOPENING” OF THE SECURED NOTES OF THE CORRESPONDING CLASS THAT WERE PREVIOUSLY ISSUED FOR U.S. FEDERAL INCOME TAX PURPOSES, (II) OTHERWISE TREATED AS PART OF THE SAME “ISSUE” OF DEBT INSTRUMENTS AS THE SECURED NOTES OF THE CORRESPONDING CLASS THAT WERE PREVIOUSLY ISSUED FOR U.S. FEDERAL INCOME TAX PURPOSES OR (III) TREATED AS ISSUED WITH LESS THAN A DE MINIMIS AMOUNT OF ORIGINAL ISSUE DISCOUNT FOR U.S. FEDERAL INCOME TAX PURPOSES.

5 Insert in the case of Tax Unrestricted Secured Notes only.

6 Insert in the case of Tax Restricted Secured Notes only.

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[THIS NOTE HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”) FOR U.S. FEDERAL INCOME TAX PURPOSES. THE ISSUE PRICE, AMOUNT OF OID, ISSUE DATE AND YIELD TO MATURITY OF THIS NOTE MAY BE OBTAINED BY WRITING TO THE ISSUER AT ITS REGISTERED OFFICE.]7

[THE ISSUER ALSO HAS THE RIGHT, UNDER THE INDENTURE, TO COMPEL ANY HOLDER THAT DOES NOT APPROVE A RE-PRICING WITH RESPECT TO THIS NOTE PURSUANT TO THE APPLICABLE TERMS OF THE INDENTURE TO SELL ITS INTEREST IN THIS NOTE, TO SUBJECT SUCH INTEREST TO A MANDATORY TENDER AND TRANSFER, TO SELL SUCH INTEREST ON BEHALF OF SUCH OWNER OR TO REDEEM THIS NOTE.]8

[NO TRANSFER OF THIS NOTE OR ANY INTEREST HEREIN WILL BE PERMITTED, AND THE TRUSTEE WILL NOT RECOGNIZE ANY SUCH TRANSFER, IF IT WOULD CAUSE 25% OR MORE OF THE TOTAL VALUE OF ANY CLASS OF THE TAX RESTRICTED SECURED NOTES TO BE HELD BY BENEFIT PLAN INVESTORS, DISREGARDING ANY TAX RESTRICTED SECURED NOTES (OR INTERESTS THEREIN) HELD BY CONTROLLING PERSONS (THE “25% LIMITATION”).

THE ISSUER HAS THE RIGHT, UNDER THE INDENTURE, TO COMPEL ANY BENEFICIAL OWNER OF A TAX RESTRICTED SECURED NOTE (OR ANY INTEREST THEREIN) WHO HAS MADE OR HAS BEEN DEEMED TO MAKE A PROHIBITED TRANSACTION, BENEFIT PLAN INVESTOR, CONTROLLING PERSON, SIMILAR LAW OR OTHER PLAN LAW REPRESENTATION THAT IS SUBSEQUENTLY SHOWN TO BE FALSE OR MISLEADING OR WHOSE OWNERSHIP OTHERWISE CAUSES A VIOLATION OF THE 25% LIMITATION TO SELL ITS INTEREST IN THE TAX RESTRICTED SECURED NOTE, OR MAY SELL SUCH INTEREST ON BEHALF OF SUCH OWNER.]9

7 Insert into the Class [C][D] Notes (and any other Class sold at a significant discount) only.

8 Insert in the case of Re-Pricing Eligible Notes only.

9 Insert into the Tax Restricted Secured Notes only.

A-1-11

BLACKROCK DLF 2026-C CLO, LLC

[RULE 144A][TEMPORARY REGULATION S][REGULATION S] GLOBAL SECURED NOTE

representing

CLASS [A-1][A-2][B][C][D] [SENIOR] SECURED [DEFERRABLE] FLOATING RATE NOTES DUE 2034

May 27, 2026

[A-1][A-2][B][C][D]/[R][S]-[1][2]

CUSIP No.: [_]	Up to U.S.$[_]

ISIN: [_]

[Common Code: [_]]

BLACKROCK DLF 2026-C CLO, LLC, a limited liability company organized under the laws of the State of Delaware (the “Issuer”), for value received, hereby promise to pay to CEDE & CO. or registered assigns, upon presentation and surrender of this Note (except as otherwise permitted by the Indenture referred to below), the principal sum as indicated on Schedule A on the Payment Date in July 2034 (the “Stated Maturity”) except as provided below and in the Indenture. The obligations of the Issuer under this Note and the Indenture are limited recourse obligations of the Issuer payable solely from the Assets in accordance with the Indenture, and following realization of the Assets in accordance with the Indenture, all claims of the Holders shall be extinguished and shall not thereafter revive.

The Issuer promises to pay interest, if any, on the 25th day of January, April, July and October in each year, commencing October 2026 (or, if such day is not a Business Day, the next succeeding Business Day), at the rate equal to the Benchmark plus [1.55%][1.80%][2.15%][2.70%][4.75%] per annum on the unpaid principal amount hereof until the principal hereof is paid or duly provided for. Interest shall be computed on the basis of the actual number of days elapsed in the applicable Interest Accrual Period divided by 360. The interest so payable on any Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the Record Date for such interest, which shall be the fifteenth day (whether or not a Business Day) prior to such Payment Date.

Interest will cease to accrue on each Class [A-1][A-2][B][C][D] Note, or in the case of a partial repayment, on such part, from the date of repayment or Stated Maturity unless payment of principal is improperly withheld or unless a default is otherwise made with respect to such payments. The principal of this Class [A-1][A-2][B][C][D] Note shall be payable on the first Payment Date on which funds are permitted to be used for such purpose in accordance with the Priority of Payments. The principal of each Class [A-1][A-2][B][C][D] Note shall be payable no later than the Stated Maturity unless the unpaid principal of such Note becomes due and payable at an earlier date by declaration of acceleration, call for redemption or otherwise.

A-1-12

[Any interest on the Class [C][D] Notes that is not paid when due by operation of the Priority of Payments will be deferred. Any interest so deferred will be added to the principal balance of the Class [C][D] Notes, and thereafter, interest will accrue on the aggregate outstanding principal amount of the Class [C][D] Notes, as so increased.]10

Unless the certificate of authentication hereon has been executed by the Trustee or the Authenticating Agent by the manual signature of one of their Authorized Officers, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

This Note is one of a duly authorized issue of Class [A-1][A-2][B][C][D] [Senior] Secured [Deferrable] Floating Rate Notes due 2034 (the “Class [A-1][A-2][B][C][D] Notes” and, together with the other classes of Notes issued under the Indenture, the “Notes”) issued under an indenture dated as of May 27, 2026 (the “Indenture”) between the Issuer and Computershare Trust Company, N.A., as trustee (the “Trustee”, which term includes any successor trustee as permitted under the Indenture). Reference is hereby made to the Indenture and all indentures supplemental thereto for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, the Trustee and the Holders of the Notes and the terms upon which the Notes are, and are to be, authenticated and delivered.

Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Indenture.

This Note is subject to optional redemption as specified in the Indenture. In the case of any optional redemption of Class [A-1][A-2][B][C][D] Notes, interest and principal installments whose Payment Date is on or prior to the Redemption Date will be payable to the Holders of such Notes, or one or more predecessor Class [A-1][A-2][B][C][D] Notes, registered as such at the close of business on the relevant Record Date.

Transfers of this [Rule 144A][Temporary Regulation S][Regulation S] Global Secured Note shall be limited to transfers of such Global Secured Note in whole, but not in part, to a nominee of DTC or to a successor of DTC or such successor’s nominee.

[Interests in this [Rule 144A][Temporary Regulation S][Regulation S] Global Secured Note will be transferable in accordance with DTC’s rules and procedures in use at such time, and to transferees acquiring Certificated Secured Notes or to a transferee taking an interest in a [Rule 144A][Regulation S] Global Secured Note or to a transferee taking an interest in a [Regulation S][Rule 144A] Global Secured Note, subject to and in accordance with the restrictions set forth in the Indenture.]11

[This Note is a Temporary Regulation S Global Note. Interests in this Temporary Regulation S Global Note may be exchanged on or after the 40th day after the later of the Closing Date as provided in the Indenture for interests in a permanent Global Note of the same issue and Stated Maturity and of an aggregate principal amount equal to the amount so exchanged. The permanent Global Note shall be so issued and delivered in exchange for this Temporary Regulation S Global Note. Upon acceptance of this Temporary Regulation S Global Note, the beneficial owner or owners of this Temporary Regulation S Global Note will be deemed to certify that they are not U.S. persons as defined in Regulation S under the Securities Act.]

10 Applicable only to Class C Notes and Class D Notes.

11 Insert in the case of Tax Unrestricted Secured Notes only.

A-1-13

If a redemption occurs under Article IX of the Indenture, then in each case this Note may be redeemed in the manner, under the conditions and with the effect provided in the Indenture. In connection with any Optional Redemption or Tax Redemption, Holders of 100% of the Aggregate Outstanding Amount of any Class of Secured Notes may elect to receive less than 100% of the Redemption Price that would otherwise be payable to such Holders of such Class of Secured Notes.

The Issuer, the Trustee, and any agent of the Issuer or the Trustee may treat the Person in whose name this Note is registered as the owner of such Note on the Notes Register on the applicable Record Date for the purpose of receiving payments of principal of and interest on such Note and on any other date for all other purposes whatsoever (whether or not such Note is overdue), and neither the Issuer nor the Trustee nor any agent of the Issuer or the Trustee shall be affected by notice to the contrary.

If an Event of Default shall occur and be continuing, the Class [A-1][A-2][B][C][D] Notes may become or be declared due and payable in the manner and with the effect provided in the Indenture.

Interests in this [Rule 144A][Temporary Regulation S][Regulation S] Global Secured Note may be exchanged for an interest in, or transferred to a transferee taking an interest in, the corresponding [Regulation S][Temporary Regulation S][Rule 144A] Global Secured Note subject to the restrictions as set forth in the Indenture. This [Rule 144A][Temporary Regulation S][Regulation S] Global Secured Note is subject to mandatory exchange for a Certificated Secured Note under the limited circumstances set forth in the Indenture.

Upon redemption, exchange of or increase in any interest represented by this [Rule 144A][Temporary Regulation S][Regulation S] Global Secured Note, this [Rule 144A][Temporary Regulation S][Regulation S] Global Secured Note shall be endorsed on Schedule A hereto to reflect the reduction of or increase in the principal amount evidenced hereby.

[The Class [A-1][A-2][B] Notes will be issued in minimum denominations of U.S.$250,000 and integral multiples of $1 in excess thereof.]12

[The Class [C][D] Notes will be issued in minimum denominations of U.S.$600,000 and integral multiples of $1 in excess thereof.]13

Title to Notes shall pass by registration in the Notes Register kept by the Trustee, acting through its Corporate Trust Office.

12 Applicable only to Class A-1 Notes, Class A-2 Notes and Class B Notes.

13 Applicable only to Class C Notes and Class D Notes.

A-1-14

No service charge shall be made for registration of transfer or exchange of this Note, but the Issuer, the Note Registrar or the Trustee may require payment of a sum sufficient to cover any Tax payable in connection therewith.

Each holder and beneficial owner of this Note, by its acceptance of this Note, hereby agrees that they shall not institute against, or join any other Person in instituting against the Issuer any bankruptcy, reorganization, arrangement, insolvency, winding up, moratorium or liquidation proceedings or other proceedings under U.S. federal or state bankruptcy or similar laws until at least one year and one day after payment in full of the Notes, or, if longer, the applicable preference period then in effect plus one day following such payment in full.

AS PROVIDED IN THE INDENTURE, THE INDENTURE AND THE NOTES SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK.

A-1-15

IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed as of the date first set forth above.

BLACKROCK DLF 2026-C CLO, LLC

By: Tennenbaum Capital Partners, LLC, its Investment Manager

By:
Name:
Title:

A-1-16

CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within-mentioned Indenture.

Date: ______________

COMPUTERSHARE TRUST COMPANY, N.A., not in its individual capacity but solely as Trustee

By:
Authorized Signatory

A-1-17

SCHEDULE A

SCHEDULE OF EXCHANGES OR REDEMPTIONS

The outstanding principal amount of the Notes represented by this [Rule 144A][Temporary Regulation S][Regulation S] Global Secured Note on the Closing Date is U.S.$[     ]. The following exchanges, redemptions of or increase in the whole or a part of the Notes represented by this [Rule 144A][Temporary Regulation S][Regulation S] Global Secured Note have been made:

Date exchange/ redemption/ increase made	Original principal amount of this [Rule 144A][Temporary Regulation S][Regulation S] Global Secured Note	Part of principal amount of this [Rule 144A][Temporary Regulation S][Regulation S] Global Secured Note exchanged/redeemed / increased	Remaining principal amount of this [Rule 144A][Temporary Regulation S][Regulation S] Global Secured Note following such exchange/redemption/ increase	Notation made by or on behalf of the Issuer
$[_]

A-1-18

EXHIBIT A-2

FORM OF CERTIFICATED SECURED NOTE

CERTIFICATED SECURED NOTE

representing

CLASS [A-1][A-2][B][C][D] [SENIOR] SECURED [DEFERRABLE] FLOATING RATE NOTES DUE 2034

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY TO (A)(i) A “QUALIFIED PURCHASER” (AS DEFINED FOR PURPOSES OF SECTION 3(C)(7) OF THE INVESTMENT COMPANY ACT), OR (ii) A CORPORATION, PARTNERSHIP, LIMITED LIABILITY COMPANY OR OTHER ENTITY (OTHER THAN A TRUST) EACH SHAREHOLDER, PARTNER, MEMBER OR OTHER EQUITY OWNER OF WHICH IS A QUALIFIED PURCHASER, IN EACH CASE, THAT IS (1) A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN RELIANCE ON THE EXEMPTION FROM SECURITIES ACT REGISTRATION PROVIDED BY SUCH RULE THAT IS NOT A BROKER-DEALER WHICH OWNS AND INVESTS ON A DISCRETIONARY BASIS LESS THAN U.S.$25 MILLION IN SECURITIES OF ISSUERS THAT ARE NOT AFFILIATED PERSONS OF THE DEALER AND IS NOT A PLAN REFERRED TO IN PARAGRAPH (A)(1)(I)(D) OR (A)(1)(I)(E) OF RULE 144A OR A TRUST FUND REFERRED TO IN PARAGRAPH (A)(1)(I)(F) OF RULE 144A THAT HOLDS THE ASSETS OF SUCH A PLAN, IF INVESTMENT DECISIONS WITH RESPECT TO THE PLAN ARE MADE BY THE BENEFICIARIES OF THE PLAN OR (2) SOLELY IN THE CASE OF SECURED NOTES ISSUED AS CERTIFICATED SECURED NOTES, AN INSTITUTIONAL “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501(A)(1), (2), (3), (7), (8) OR (9) UNDER THE SECURITIES ACT) (AN “IAI”) OR (B) A PERSON THAT IS NOT A “U.S. PERSON” (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) AND IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT AND IS (i) A “QUALIFIED PURCHASER” (AS DEFINED FOR PURPOSES OF SECTION 3(C)(7) OF THE INVESTMENT COMPANY ACT), OR (ii) A CORPORATION, PARTNERSHIP, LIMITED LIABILITY COMPANY OR OTHER ENTITY (OTHER THAN A TRUST) EACH SHAREHOLDER, PARTNER, MEMBER OR OTHER EQUITY OWNER OF WHICH IS A QUALIFIED PURCHASER AND THAT, IN THE CASE OF BOTH CLAUSES (A) AND (B), IS IN COMPLIANCE WITH THE CERTIFICATION AND OTHER REQUIREMENTS SPECIFIED IN THE INDENTURE REFERRED TO HEREIN AND IN COMPLIANCE WITH ANY APPLICABLE SECURITIES LAW OF ANY APPLICABLE JURISDICTION.

THE ISSUER HAS THE RIGHT, UNDER THE INDENTURE, TO COMPEL ANY BENEFICIAL OWNER OF AN INTEREST IN A NOTE THAT IS A U.S. PERSON AND IS NOT BOTH (i) A QUALIFIED PURCHASER OR A CORPORATION, PARTNERSHIP, LIMITED LIABILITY COMPANY OR OTHER ENTITY (OTHER THAN A TRUST) EACH SHAREHOLDER, PARTNER, MEMBER OR OTHER EQUITY OWNER OF WHICH IS A QUALIFIED PURCHASER AND (ii) A QUALIFIED INSTITUTIONAL BUYER OR, SOLELY IN THE CASE OF SECURED NOTES ISSUED AS CERTIFICATED SECURED NOTES, AN IAI, TO SELL ITS INTEREST IN THE NOTE, OR MAY SELL SUCH INTEREST ON BEHALF OF SUCH OWNER.

A-2-1

[EACH PURCHASER OR TRANSFEREE OF THIS NOTE (OR ANY INTEREST HEREIN) WILL BE REQUIRED OR DEEMED TO REPRESENT, WARRANT AND AGREE THAT (A) IF IT IS, OR IS ACTING ON BEHALF OF, A BENEFIT PLAN INVESTOR, ITS ACQUISITION, HOLDING AND DISPOSITION OF THIS NOTE (OR ANY INTEREST HEREIN) WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), AND (B) IF IT IS A GOVERNMENTAL, CHURCH, NON-U.S. OR OTHER PLAN WHICH IS SUBJECT TO ANY STATE, LOCAL, OTHER FEDERAL OR NON-U.S. LAW OR REGULATION THAT IS SUBSTANTIALLY SIMILAR TO THE PROHIBITED TRANSACTION PROVISIONS OF SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE (ANY SUCH LAW OR REGULATION, AN “OTHER PLAN LAW”), ITS ACQUISITION, HOLDING AND DISPOSITION OF THIS NOTE (OR ANY INTEREST HEREIN) WILL NOT CONSTITUTE OR RESULT IN A VIOLATION OF ANY SUCH OTHER PLAN LAW. “BENEFIT PLAN INVESTOR” MEANS A BENEFIT PLAN INVESTOR, AS DEFINED IN 29 C.F.R. SECTION 2510.3-101 AND SECTION 3(42) OF ERISA, AND INCLUDES (A) AN EMPLOYEE BENEFIT PLAN (AS DEFINED IN SECTION 3(3) OF ERISA) THAT IS SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF TITLE I OF ERISA, (B) A PLAN THAT IS SUBJECT TO SECTION 4975 OF THE CODE OR (C) ANY ENTITY WHOSE UNDERLYING ASSETS INCLUDE “PLAN ASSETS” BY REASON OF ANY SUCH EMPLOYEE BENEFIT PLAN’S OR PLAN’S INVESTMENT IN THE ENTITY.]1

1 Insert in the case of Tax Unrestricted Secured Notes only.

A-2-2

[EACH PURCHASER OR TRANSFEREE OF THIS NOTE (OR ANY INTEREST HEREIN) WILL BE REQUIRED TO (I) REPRESENT AND WARRANT IN WRITING TO THE TRUSTEE (1) WHETHER OR NOT, FOR SO LONG AS IT HOLDS THIS NOTE OR ANY INTEREST HEREIN, IT IS, OR IS ACTING ON BEHALF OF, A BENEFIT PLAN INVESTOR, (2) WHETHER OR NOT, FOR SO LONG AS IT HOLDS THIS NOTE OR ANY INTEREST HEREIN, IT IS A, OR IS ACTING ON BEHALF OF, CONTROLLING PERSON AND (3) THAT (A) IF IT IS, OR IS ACTING ON BEHALF OF, A BENEFIT PLAN INVESTOR, ITS ACQUISITION, HOLDING AND DISPOSITION OF THIS NOTE (OR ANY INTEREST HEREIN) WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), AND (B) IF IT IS A GOVERNMENTAL, CHURCH OR NON-U.S. PLAN, (X) IT IS NOT, AND FOR SO LONG AS IT HOLDS THIS NOTE OR ANY INTEREST HEREIN IT WILL NOT BE, SUBJECT TO ANY FEDERAL, STATE, LOCAL NON-U.S. OR OTHER LAW OR REGULATION THAT COULD CAUSE THE UNDERLYING ASSETS OF THE ISSUER TO BE TREATED AS ASSETS OF THE INVESTOR IN ANY NOTE (OR INTEREST THEREIN) BY VIRTUE OF ITS INTEREST AND THEREBY SUBJECT THE ISSUER OR THE INVESTMENT MANAGER (OR OTHER PERSONS RESPONSIBLE FOR THE INVESTMENT AND OPERATION OF THE ISSUER’S ASSETS) TO LAWS OR REGULATIONS THAT ARE SUBSTANTIALLY SIMILAR TO THE PROHIBITED TRANSACTION PROVISIONS OF SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE (“SIMILAR LAW”), AND (Y) ITS ACQUISITION, HOLDING AND DISPOSITION OF THIS NOTE (OR ANY INTEREST HEREIN) WILL NOT CONSTITUTE OR RESULT IN A VIOLATION OF ANY STATE, LOCAL, OTHER FEDERAL OR NON-U.S. LAWS OR REGULATIONS THAT ARE SUBSTANTIALLY SIMILAR TO THE PROHIBITED TRANSACTION PROVISIONS OF SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE (“OTHER PLAN LAW”) AND (II) AGREE TO CERTAIN TRANSFER RESTRICTIONS REGARDING ITS INTEREST IN THIS NOTE. EACH PURCHASER OR SUBSEQUENT TRANSFEREE, AS APPLICABLE, OF THIS NOTE IN THE FORM OF A CERTIFICATED NOTE WILL BE REQUIRED TO COMPLETE AN ERISA CERTIFICATE IDENTIFYING ITS STATUS AS A BENEFIT PLAN INVESTOR OR A CONTROLLING PERSON. “BENEFIT PLAN INVESTOR” MEANS A BENEFIT PLAN INVESTOR, AS DEFINED IN 29 C.F.R. SECTION 2510.3-101 AND SECTION 3(42) OF ERISA, AND INCLUDES (A) AN EMPLOYEE BENEFIT PLAN (AS DEFINED IN SECTION 3(3) OF ERISA) THAT IS SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF TITLE I OF ERISA, (B) A PLAN THAT IS SUBJECT TO SECTION 4975 OF THE CODE OR (C) ANY ENTITY WHOSE UNDERLYING ASSETS INCLUDE “PLAN ASSETS” BY REASON OF ANY SUCH EMPLOYEE BENEFIT PLAN’S OR PLAN’S INVESTMENT IN THE ENTITY. “CONTROLLING PERSON” MEANS A PERSON (OTHER THAN A BENEFIT PLAN INVESTOR) WHO HAS DISCRETIONARY AUTHORITY OR CONTROL WITH RESPECT TO THE ASSETS OF THE ISSUER OR ANY PERSON WHO PROVIDES INVESTMENT ADVICE FOR A FEE (DIRECT OR INDIRECT) WITH RESPECT TO SUCH ASSETS, OR ANY AFFILIATE OF ANY SUCH PERSON. AN “AFFILIATE” OF A PERSON INCLUDES ANY PERSON, DIRECTLY OR INDIRECTLY THROUGH ONE OR MORE INTERMEDIARIES, CONTROLLING, CONTROLLED BY OR UNDER COMMON CONTROL WITH THE PERSON. “CONTROL” WITH RESPECT TO A PERSON OTHER THAN AN INDIVIDUAL MEANS THE POWER TO EXERCISE A CONTROLLING INFLUENCE OVER THE MANAGEMENT OR POLICIES OF SUCH PERSON.

NO TRANSFER OF THIS NOTE OR ANY INTEREST HEREIN WILL BE PERMITTED, AND THE TRUSTEE WILL NOT RECOGNIZE ANY SUCH TRANSFER, IF IT WOULD CAUSE 25% OR MORE OF THE TOTAL VALUE OF THE TAX RESTRICTED SECURED NOTES TO BE HELD BY BENEFIT PLAN INVESTORS, DISREGARDING TAX RESTRICTED SECURED NOTES (OR INTERESTS THEREIN) HELD BY CONTROLLING PERSONS (THE “25% LIMITATION”).]2

IF ANY PURCHASER OR TRANSFEREE OF THIS NOTE (OR ANY INTEREST HEREIN) IS A BENEFIT PLAN INVESTOR, IT ACKNOWLEDGES AND AGREES THAT (I) NONE OF THE ISSUER, THE INVESTMENT MANAGER, THE PLACEMENT AGENT, THE RETENTION HOLDER, THE TRUSTEE, OR THE COLLATERAL ADMINISTRATOR OR ANY OF THEIR RESPECTIVE AFFILIATES, HAS PROVIDED ANY INVESTMENT RECOMMENDATION OR INVESTMENT ADVICE ON WHICH IT, OR ANY FIDUCIARY OR OTHER PERSON INVESTING THE ASSETS OF THE BENEFIT PLAN INVESTOR (“PLAN FIDUCIARY”), HAS RELIED IN CONNECTION WITH ITS DECISION TO INVEST IN THIS NOTE, AND THEY ARE NOT OTHERWISE UNDERTAKING TO ACT AS A FIDUCIARY, AS DEFINED IN SECTION 3(21) OF ERISA OR SECTION 4975(e)(3) OF THE CODE, TO THE BENEFIT PLAN INVESTOR OR THE PLAN FIDUCIARY IN CONNECTION WITH THE BENEFIT PLAN INVESTOR’S ACQUISITION OF THIS NOTE; AND (II) THE PLAN FIDUCIARY IS EXERCISING ITS OWN INDEPENDENT JUDGMENT IN EVALUATING THE TRANSACTION.

2 Insert in the case of Tax Restricted Secured Notes only.

A-2-3

THE ISSUER HAS THE RIGHT, UNDER THE INDENTURE, TO COMPEL ANY BENEFICIAL OWNER OF A NOTE (OR ANY INTEREST THEREIN) WHO HAS MADE OR HAS BEEN DEEMED TO MAKE A PROHIBITED TRANSACTION OR OTHER PLAN LAW REPRESENTATION THAT IS SUBSEQUENTLY SHOWN TO BE FALSE OR MISLEADING TO SELL ITS INTEREST IN SUCH NOTE, OR MAY SELL SUCH INTEREST ON BEHALF OF SUCH OWNER.

TRANSFERS OF THIS NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO HEREIN.

PRINCIPAL OF THIS NOTE IS PAYABLE AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF. ANY PERSON ACQUIRING THIS NOTE MAY ASCERTAIN ITS CURRENT PRINCIPAL AMOUNT BY INQUIRY OF THE TRUSTEE.

EACH HOLDER (INCLUDING FOR PURPOSES OF THIS SECURED NOTE, EACH BENEFICIAL OWNER) AGREES TO TREAT (I) THE ISSUER AS AN ENTITY DISREGARDED AS SEPARATE FROM THE SOLE EQUITY OWNER, (II) THE SECURED NOTES (OTHER THAN SECURED NOTES HELD BY THE SOLE EQUITY OWNER) AS DEBT AND (III) THE LLC INTERESTS AS EQUITY, IN EACH CASE FOR ALL U.S. FEDERAL, STATE AND LOCAL INCOME TAX PURPOSES AND AGREES TO TAKE NO ACTION INCONSISTENT WITH SUCH TREATMENT UNLESS REQUIRED BY LAW.

EACH HOLDER AGREES TO TIMELY FURNISH THE ISSUER, THE TRUSTEE OR THEIR RESPECTIVE AGENTS WITH ANY TAX FORMS OR CERTIFICATIONS (INCLUDING, WITHOUT LIMITATION, AN IRS FORM W-9 OR, IN THE CASE OF THE TAX UNRESTRICTED SECURED NOTES, AN APPLICABLE IRS FORM W-8 (TOGETHER WITH ALL APPLICABLE ATTACHMENTS), OR ANY SUCCESSORS TO SUCH IRS FORMS) THAT THE ISSUER, THE TRUSTEE OR THEIR RESPECTIVE AGENTS REASONABLY REQUEST IN ORDER TO ENABLE THE ISSUER OR ITS AGENTS TO (A) MAKE PAYMENTS TO THE HOLDER WITHOUT, OR AT A REDUCED RATE OF, WITHHOLDING OR DEDUCTION, (B) QUALIFY FOR AN EXEMPTION FROM, OR A REDUCED RATE OF, WITHHOLDING OR DEDUCTION IN ANY JURISDICTION FROM OR THROUGH WHICH THEY RECEIVE PAYMENTS, AND (C) SATISFY REPORTING AND OTHER OBLIGATIONS UNDER THE CODE, TREASURY REGULATIONS, OR ANY OTHER APPLICABLE LAW OR REGULATION, AND WILL UPDATE OR REPLACE SUCH TAX FORMS OR CERTIFICATIONS IN ACCORDANCE WITH THEIR TERMS OR SUBSEQUENT AMENDMENTS. EACH HOLDER ACKNOWLEDGES THAT THE FAILURE TO PROVIDE, UPDATE OR REPLACE ANY SUCH TAX FORMS OR CERTIFICATIONS MAY RESULT IN THE IMPOSITION OF WITHHOLDING OR BACK-UP WITHHOLDING ON PAYMENTS TO THE HOLDER, OR TO THE ISSUER, AND THAT AMOUNTS WITHHELD BY THE ISSUER OR ITS AGENTS THAT ARE, IN THEIR SOLE JUDGMENT, REQUIRED TO BE WITHHELD PURSUANT TO APPLICABLE TAX LAWS WILL BE TREATED AS HAVING BEEN PAID TO SUCH HOLDER BY THE ISSUER.

A-2-4

[EACH HOLDER OF TAX UNRESTRICTED SECURED NOTES THAT IS NOT A UNITED STATES PERSON REPRESENTS OR SHALL BE DEEMED TO REPRESENT THAT EITHER (I)(A) IT IS NOT A BANK (OR AN ENTITY AFFILIATED WITH A BANK) EXTENDING CREDIT PURSUANT TO A LOAN AGREEMENT ENTERED INTO IN THE ORDINARY COURSE OF ITS TRADE OR BUSINESS (WITHIN THE MEANING OF SECTION 881(C)(3)(A) OF THE CODE), (B) IT IS NOT A “10-PERCENT SHAREHOLDER” OF THE SOLE EQUITY OWNER WITHIN THE MEANING OF SECTION 871(H)(3) OF THE CODE, AND (C) IT IS NOT A “CONTROLLED FOREIGN CORPORATION” THAT IS RELATED TO THE SOLE EQUITY OWNER WITHIN THE MEANING OF SECTION 881(C)(3)(C) OF THE CODE, (II) IT HAS PROVIDED AN IRS FORM W-8BEN-E OR IRS FORM W-8BEN, AS APPLICABLE, REPRESENTING THAT IT IS ELIGIBLE FOR BENEFITS UNDER AN INCOME TAX TREATY WITH THE UNITED STATES THAT ELIMINATES U.S. FEDERAL INCOME TAXATION OF U.S. SOURCE INTEREST NOT ATTRIBUTABLE TO A PERMANENT ESTABLISHMENT IN THE UNITED STATES, OR (III) IT HAS PROVIDED AN IRS FORM W-8ECI REPRESENTING THAT ALL PAYMENTS RECEIVED OR TO BE RECEIVED BY IT ON THE NOTES ARE EFFECTIVELY CONNECTED WITH THE CONDUCT OF A TRADE OR BUSINESS WITHIN THE UNITED STATES FOR U.S. FEDERAL INCOME TAX PURPOSES AND INCLUDIBLE IN ITS GROSS INCOME.]3

[EACH HOLDER OF TAX RESTRICTED SECURED NOTES, AND THE HOLDER OF THE LLC INTERESTS, ACKNOWLEDGES AND AGREES THAT NO TRANSFER (INCLUDING, BUT NOT LIMITED TO, ANY ACQUISITION ON THE CLOSING DATE) OF THE TAX RESTRICTED SECURED NOTES OR LLC INTERESTS (OR ANY INTEREST THEREIN) WILL BE EFFECTIVE, AND NO SUCH TRANSFER WILL BE RECOGNIZED, UNLESS THE TRANSFEREE OF SUCH NOTES OR LLC INTERESTS (OR, IF, FOR U.S. FEDERAL INCOME TAX PURPOSES, SUCH TRANSFEREE IS A DISREGARDED ENTITY, ITS SOLE OWNER) IS A UNITED STATES PERSON AND DELIVERS (PRIOR TO THE TRANSFER) A PROPERLY COMPLETED AND SIGNED IRS FORM W-9 TO THE ISSUER OR ITS AGENT. A TRANSFER OF TAX RESTRICTED SECURED NOTES OR LLC INTERESTS WILL ONLY BE EFFECTIVE IF SUCH HOLDER (I) IS ACTING FOR ITS OWN ACCOUNT AND NOT AS THE NOMINEE OR AGENT OF ANY OTHER PERSON, (II) IS TREATED AS A UNITED STATES PERSON (OR, FOR U.S. FEDERAL INCOME TAX PURPOSES, AS A U.S. DISREGARDED ENTITY SOLELY OWNED BY A UNITED STATES PERSON AND THE DISREGARDED ENTITY WOULD QUALIFY AS A UNITED STATES PERSON IF IT WERE NOT TREATED AS A DISREGARDED ENTITY FOR U.S. FEDERAL INCOME TAX PURPOSES), (III) DELIVERS (PRIOR TO THE TRANSFER) A PROPERLY COMPLETED AND SIGNED IRS FORM W-9 TO THE ISSUER OR ITS AGENT AND (IV) IS A DIRECT TAX OWNER. EACH HOLDER OF TAX RESTRICTED SECURED NOTES, AND THE HOLDER OF THE LLC INTERESTS, ACKNOWLEDGES AND AGREES THAT ANY PURPORTED TRANSFER MADE IN VIOLATION OF THE FOREGOING REQUIREMENTS SHALL BE VOID AB INITIO.

3 Insert in the case of Tax Unrestricted Secured Notes only.

A-2-5

EACH HOLDER OF TAX RESTRICTED SECURED NOTES, AND THE HOLDER OF THE LLC INTERESTS, ACKNOWLEDGES AND AGREES THAT A TRANSFER OF TAX RESTRICTED SECURED NOTES OR LLC INTERESTS WILL NOT BE RECOGNIZED OR EFFECTIVE IF IT WOULD RESULT IN THERE BEING MORE THAN 95 DIRECT TAX OWNERS OR SUCH TRANSFER WOULD OTHERWISE CAUSE THE ISSUER TO BE TREATED AS A PUBLICLY TRADED PARTNERSHIP AS DEFINED IN SECTION 7704(B) OF THE CODE; PROVIDED HOWEVER, THAT NO TRANSFER SHALL BE PERMITTED IF IT WOULD CAUSE THE ISSUER TO HAVE MORE THAN 95 BENEFICIAL OWNERS FOR U.S. FEDERAL INCOME TAX PURPOSES.

THE HOLDER OF THE LLC INTERESTS, AND EACH HOLDER OF TAX RESTRICTED SECURED NOTES, UNDERSTANDS, REPRESENTS, AND AGREES THAT:

(I) IT MAY NOT (A) ACQUIRE, DIRECTLY OR INDIRECTLY SELL, ENCUMBER, ASSIGN, PARTICIPATE, PLEDGE, HYPOTHECATE, REHYPOTHECATE, EXCHANGE, OR OTHERWISE DISPOSE OF, SUFFER THE CREATION OF A LIEN ON, OR TRANSFER OR CONVEY IN ANY MANNER (EACH, A “TRANSFER”) ITS LLC INTERESTS OR TAX RESTRICTED SECURED NOTES (OR ANY INTEREST THEREIN OR ANY DERIVATIVE THEREOF WITHIN THE MEANING OF TREASURY REGULATIONS SECTION 1.7704-1(A)(2)(I)) (I) IF SUCH TRANSFER WOULD CAUSE THE LLC INTERESTS AND TAX RESTRICTED SECURED NOTES OR INTERESTS THEREIN (OR A DERIVATIVE THEREOF WITHIN THE MEANING OF TREASURY REGULATIONS SECTION 1.7704-1(A)(2)(I)(B)) TO BE COLLECTIVELY HELD BY MORE THAN 95 DIRECT TAX OWNERS OR (II) ON OR THROUGH (X) A UNITED STATES NATIONAL, REGIONAL OR LOCAL SECURITIES EXCHANGE, (Y) A FOREIGN SECURITIES EXCHANGE OR (Z) AN OVER THE COUNTER OR INTERDEALER QUOTATION SYSTEM THAT REGULARLY DISSEMINATES FIRM BUY OR SELL QUOTATIONS BY IDENTIFIED BROKERS OR DEALERS ((X), (Y) AND (Z), COLLECTIVELY, AN “EXCHANGE”) OR (B) CAUSE ANY OF ITS LLC INTERESTS OR TAX RESTRICTED SECURED NOTES OR ANY INTEREST THEREIN (INCLUDING ANY FINANCIAL INSTRUMENT DESCRIBED IN TREASURY REGULATIONS SECTION 1.7704-1(A)(2)(I)(B)) TO BE MARKETED ON OR THROUGH AN EXCHANGE AND NO SUCH ATTEMPTED OR PURPORTED TRANSFER SHALL BE EFFECTIVE WITHOUT THE PROPER EXECUTION AND DELIVERY OF A PURCHASER REPRESENTATION LETTER OR A TRANSFEREE CERTIFICATE BY THE TRANSFEREE; PROVIDED THAT A TRANSFER IN VIOLATION OF THE FOREGOING PROVISIONS OF THIS PARAGRAPH SHALL NOT BE PROHIBITED IF WRITTEN ADVICE OF CHAPMAN AND CUTLER LLP OR AN OPINION OF OTHER TAX COUNSEL OF NATIONALLY RECOGNIZED STANDING IN THE UNITED STATES EXPERIENCED IN SUCH MATTERS IS DELIVERED TO THE ISSUER AND THE TRUSTEE, IN FORM AND SUBSTANCE SATISFACTORY TO THE INVESTMENT MANAGER, TO THE EFFECT THAT SUCH TRANSFER WILL NOT CAUSE THE ISSUER TO BE TREATED AS AN ASSOCIATION OR A PUBLICLY TRADED PARTNERSHIP TAXABLE AS A CORPORATION FOR U.S. FEDERAL INCOME TAX PURPOSES; PROVIDED HOWEVER, THAT NO TRANSFER SHALL BE PERMITTED IF IT WOULD CAUSE THE ISSUER TO HAVE MORE THAN 95 BENEFICIAL OWNERS FOR U.S. FEDERAL INCOME TAX PURPOSES.

A-2-6

(II) IT MAY NOT ENTER INTO ANY FINANCIAL INSTRUMENT PAYMENTS ON WHICH ARE, OR THE VALUE OF WHICH IS, DETERMINED IN WHOLE OR IN PART BY REFERENCE TO THE TAX RESTRICTED SECURED NOTES, THE LLC INTERESTS, OR THE ISSUER (INCLUDING THE AMOUNT OF ISSUER DISTRIBUTIONS ON TAX RESTRICTED SECURED NOTES OR LLC INTERESTS, THE VALUE OF THE ISSUER’S ASSETS, OR THE RESULT OF THE ISSUER’S OPERATIONS), OR ANY CONTRACT WITH RESPECT TO THE TAX RESTRICTED SECURED NOTES OR THE LLC INTERESTS THAT OTHERWISE IS DESCRIBED IN TREASURY REGULATIONS SECTION 1.7704-1(A)(2)(I)(B);

(III) NO TRANSFER OF TAX RESTRICTED SECURED NOTES OR LLC INTERESTS WILL BE EFFECTIVE, AND NO SUCH TRANSFER WILL BE RECOGNIZED, IF SUCH TRANSFER WOULD CAUSE THE ISSUER TO BE TREATED AS OTHER THAN A DISREGARDED ENTITY (OR, IF THE ISSUER EVER WERE TO BECOME TREATED AS A PARTNERSHIP FOR U.S. FEDERAL INCOME TAX PURPOSES, IF SUCH TRANSFER WOULD CAUSE THE ISSUER TO BE TREATED AS OTHER THAN A DISREGARDED ENTITY OR A PARTNERSHIP (THAT IS NOT A PUBLICLY TRADED PARTNERSHIP TAXABLE AS A CORPORATION)) FOR U.S. FEDERAL INCOME TAX PURPOSES;

(IV) IT WILL NOT TRANSFER ALL OR ANY PORTION OF SUCH NOTES OR LLC INTERESTS, UNLESS: (A) THE PERSON TO WHICH IT TRANSFERS SUCH NOTES OR LLC INTERESTS AGREES TO BE BOUND BY THE RESTRICTIONS AND CONDITIONS SET FORTH IN THE INDENTURE (INCLUDING THESE CLAUSES (I)-(VIII)), AND REPRESENTS, WARRANTS AND COVENANTS AS PROVIDED THEREIN AND HEREIN AND (B) IN THE CASE OF TAX RESTRICTED SECURED NOTES THAT ARE GLOBAL NOTES, THE ISSUER AND THE TRUSTEE HAVE RECEIVED A FULLY EXECUTED DAISY CHAIN LETTER;

A-2-7

(V) IT WILL NOT TRANSFER ALL OR ANY PORTION OF SUCH NOTES OR LLC INTERESTS WITHOUT PRIOR WRITTEN CONFIRMATION FROM THE INVESTMENT MANAGER (ON BEHALF OF THE ISSUER), WHICH CONFIRMATION SHALL NOT BE UNREASONABLY WITHHELD OR DELAYED, THAT THE TRANSFER WILL NOT CAUSE ALL OUTSTANDING LLC INTERESTS AND TAX RESTRICTED SECURED NOTES TO BE COLLECTIVELY OWNED BY MORE THAN 95 DIRECT TAX OWNERS, UNLESS THE INVESTMENT MANAGER (ON BEHALF OF THE ISSUER), RECEIVES WRITTEN ADVICE OF CHAPMAN AND CUTLER LLP, OR AN OPINION OF OTHER NATIONALLY RECOGNIZED U.S. TAX COUNSEL EXPERIENCED IN THESE MATTERS, TO THE EFFECT THAT THE TRANSFER WILL NOT CAUSE THE ISSUER TO BE TREATED AS A PUBLICLY TRADED PARTNERSHIP TAXABLE AS A CORPORATION FOR U.S. FEDERAL INCOME TAX PURPOSES AND PROVIDES SUCH HOLDER WITH A WRITTEN WAIVER OF THIS PROVISION;

(VI) IT IS A DIRECT TAX OWNER;

(VII) IT WILL ONLY TRANSFER SUCH NOTES OR LLC INTERESTS (OR ANY PORTION THEREOF) TO A DIRECT TAX OWNER; AND

(VIII) ANY TRANSFER MADE IN VIOLATION OF THE INDENTURE (INCLUDING CLAUSES (I) THROUGH (VIII) ABOVE) SHALL BE INEFFECTIVE AND VOID AB INITIO AND SHALL NOT BIND OR BE RECOGNIZED BY THE ISSUER OR ANY OTHER PERSON, AND NO PERSON TO WHICH SUCH NOTES OR LLC INTERESTS ARE TRANSFERRED SHALL BECOME A HOLDER UNLESS SUCH PERSON SATISFIES AND COMPLIES WITH CLAUSES (I) THROUGH (VII) ABOVE.

NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THE FOREGOING CLAUSES (I) THROUGH (VIII) ABOVE, A TRANSFER SHALL BE PERMITTED IF THE ISSUER RECEIVES WRITTEN ADVICE OF CHAPMAN AND CUTLER LLP OR AN OPINION OF OTHER NATIONALLY RECOGNIZED U.S. TAX COUNSEL EXPERIENCED IN THESE MATTERS, TO THE EFFECT THAT THE TRANSFER WILL NOT CAUSE THE ISSUER TO BE TREATED AS AN ASSOCIATION OR A “PUBLICLY TRADED PARTNERSHIP” TAXABLE AS A CORPORATION FOR U.S. FEDERAL INCOME TAX PURPOSES.]4

EACH HOLDER AGREES THAT TAX RESTRICTED SECURED NOTES HELD BY THE ISSUER OR THE SOLE EQUITY OWNER CAN BE TRANSFERRED TO ONE OR MORE THIRD PARTIES UNRELATED TO THE ISSUER AND THE SOLE EQUITY OWNER ONLY IF, IN CONNECTION WITH SUCH TRANSFER, THE ISSUER RECEIVES AN OPINION IN RESPECT OF SUCH NOTES FROM MILBANK LLP OR CHAPMAN AND CUTLER LLP TO THE EFFECT THAT AFTER SUCH NOTES ARE TRANSFERRED FROM THE ISSUER OR THE SOLE EQUITY OWNER (AS APPLICABLE) TO SUCH THIRD PARTY OR THIRD PARTIES (AS APPLICABLE), SUCH NOTES WILL BE TREATED AS DEBT FOR U.S. FEDERAL INCOME TAX PURPOSES. EACH HOLDER AGREES THAT ANY PURPORTED TRANSFER OF TAX RESTRICTED SECURED NOTES NOT IN ACCORDANCE WITH THIS PARAGRAPH SHALL BE VOID AB INITIO.

4 Insert in the case of Tax Restricted Secured Notes only.

A-2-8

[EACH HOLDER OF TAX UNRESTRICTED SECURED NOTES REPRESENTS THAT IT IS NOT A MEMBER OF AN “EXPANDED GROUP” (WITHIN THE MEANING OF THE TREASURY REGULATIONS ISSUED UNDER SECTION 385 OF THE CODE) THAT INCLUDES A DOMESTIC CORPORATION (AS DETERMINED FOR U.S. FEDERAL INCOME TAX PURPOSES) IF (A) SUCH DOMESTIC CORPORATION, DIRECTLY OR INDIRECTLY (THROUGH ONE OR MORE ENTITIES THAT ARE TREATED FOR U.S. FEDERAL INCOME TAX PURPOSES AS PARTNERSHIPS, DISREGARDED ENTITIES, OR GRANTOR TRUSTS), OWNS TAX RESTRICTED SECURED NOTES OR LLC INTERESTS AND (B) THE ISSUER IS A “CONTROLLED PARTNERSHIP” (WITHIN THE MEANING OF THE TREASURY REGULATIONS ISSUED UNDER SECTION 385 OF THE CODE) WITH RESPECT TO SUCH EXPANDED GROUP; PROVIDED THAT SUCH HOLDER MAY ACQUIRE TAX UNRESTRICTED SECURED NOTES IN VIOLATION OF THIS RESTRICTION IF IT PROVIDES THE ISSUER WITH AN OPINION OF NATIONALLY RECOGNIZED U.S. TAX COUNSEL EXPERIENCED IN SUCH MATTERS, IN THE FORM AND SUBSTANCE SATISFACTORY TO THE INVESTMENT MANAGER, TO THE EFFECT THAT THE TRANSFER OF SUCH NOTES WILL NOT CAUSE SUCH NOTES TO BE RECHARACTERIZED AS EQUITY UNDER THE TREASURY REGULATIONS ISSUED UNDER SECTION 385 OF THE CODE.]5

[EACH HOLDER OF TAX RESTRICTED SECURED NOTES, AND THE HOLDER OF THE LLC INTERESTS, AGREES THAT (I) IT WILL PROVIDE ANY TRANSFEREE OF SUCH NOTES OR LLC INTERESTS A CERTIFICATION THAT IT IS A UNITED STATES PERSON IN ACCORDANCE WITH SECTION 1446(F)(2) OF THE CODE AND ANY APPLICABLE TREASURY REGULATIONS THEREUNDER SUCH THAT THE TRANSFEREE WILL NOT BE OBLIGATED TO WITHHOLD UNDER SECTION 1446(F)(1) OF THE CODE, AND (II) IT SHALL PROVIDE SUCH FORMS, DOCUMENTATION, PROOF OF PAYMENT OR OTHER CERTIFICATIONS AS REASONABLY REQUIRED BY THE ISSUER TO DETERMINE THAT SUCH TRANSFEREE HAS COMPLIED WITH SECTION 1446(F) OF THE CODE (IGNORING FOR THIS PURPOSE SECTION 1446(F)(4) OF THE CODE), AND ANY SIMILAR PROVISION OF STATE, LOCAL OR NON-U.S. LAW. EACH HOLDER OF TAX RESTRICTED SECURED NOTES, AND THE HOLDER OF THE LLC INTERESTS, AGREES THAT THE ISSUER OR THE TRUSTEE MAY PROVIDE SUCH INFORMATION AND ANY OTHER INFORMATION CONCERNING ITS INVESTMENT IN SUCH NOTES OR LLC INTERESTS TO THE IRS.

5 Insert in the case of Tax Unrestricted Secured Notes only.

A-2-9

EACH HOLDER OF TAX RESTRICTED SECURED NOTES UPON REQUEST BY THE ISSUER OR ITS AGENTS AGREES TO PROVIDE THE ISSUER WITH INFORMATION REGARDING ITS ADJUSTED TAX BASIS IN ITS TAX RESTRICTED SECURED NOTES.]6

EACH HOLDER AGREES THAT THE PROPORTIONAL SHARE OF ANY CONTRIBUTION REPAYMENT AMOUNT OWED TO A TRANSFEROR OF LLC INTERESTS (IMMEDIATELY PRIOR TO GIVING EFFECT TO SUCH TRANSFER) SHALL BE TRANSFERRED TO THE APPLICABLE TRANSFEREE THEREOF AS SET FORTH IN SECTION 10.3(F) OF THE INDENTURE.

EACH HOLDER AGREES THAT PRIOR TO THE TRANSFER BY THE SOLE EQUITY OWNER OF ANY SECURED NOTES OR PRIOR TO THE TRANSFER BY THE SOLE EQUITY OWNER OF THE ENTIRETY OF ITS LLC INTERESTS, (A) THE SOLE EQUITY OWNER MUST RECEIVE WRITTEN ADVICE OF CHAPMAN AND CUTLER LLP, OR AN OPINION OF OTHER NATIONALLY RECOGNIZED U.S. TAX COUNSEL EXPERIENCED IN THESE MATTERS, TO THE EFFECT THAT ANY SECURED NOTES THAT WILL BE TREATED AS ISSUED FOR U.S. FEDERAL INCOME TAX PURPOSES AS A RESULT OF THE TRANSFER WILL BE TREATED AS INDEBTEDNESS FOR U.S. FEDERAL INCOME TAX PURPOSES, AND (B) ANY SECURED NOTES THAT WILL BE TREATED AS ISSUED FOR U.S. FEDERAL INCOME TAX PURPOSES AS A RESULT OF THE TRANSFER WILL BE ISSUED WITH A SEPARATE CUSIP FROM THE SECURED NOTES OF THE CORRESPONDING CLASS THAT WERE PREVIOUSLY ISSUED FOR U.S. FEDERAL INCOME TAX PURPOSES, UNLESS THE SECURED NOTES TREATED AS ISSUED AS A RESULT OF THE TRANSFER ARE (I) TREATED AS ISSUED PURSUANT TO A “QUALIFIED REOPENING” OF THE SECURED NOTES OF THE CORRESPONDING CLASS THAT WERE PREVIOUSLY ISSUED FOR U.S. FEDERAL INCOME TAX PURPOSES, (II) OTHERWISE TREATED AS PART OF THE SAME “ISSUE” OF DEBT INSTRUMENTS AS THE SECURED NOTES OF THE CORRESPONDING CLASS THAT WERE PREVIOUSLY ISSUED FOR U.S. FEDERAL INCOME TAX PURPOSES OR (III) TREATED AS ISSUED WITH LESS THAN A DE MINIMIS AMOUNT OF ORIGINAL ISSUE DISCOUNT FOR U.S. FEDERAL INCOME TAX PURPOSES.

[THIS NOTE HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”) FOR U.S. FEDERAL INCOME TAX PURPOSES. THE ISSUE PRICE, AMOUNT OF OID, ISSUE DATE AND YIELD TO MATURITY OF THIS NOTE MAY BE OBTAINED BY WRITING TO THE ISSUER AT ITS REGISTERED OFFICE.]7

6 Insert in the case of Tax Restricted Secured Notes only.

7 Insert into the Class C Notes and the Class D Notes (and any other Class sold at a significant discount) only.

A-2-10

[THE ISSUER ALSO HAS THE RIGHT, UNDER THE INDENTURE, TO COMPEL ANY HOLDER THAT DOES NOT APPROVE A RE-PRICING WITH RESPECT TO THIS NOTE PURSUANT TO THE APPLICABLE TERMS OF THE INDENTURE TO SELL ITS INTEREST IN THIS NOTE, TO SUBJECT SUCH INTEREST TO A MANDATORY TENDER AND TRANSFER, TO SELL SUCH INTEREST ON BEHALF OF SUCH OWNER OR TO REDEEM THIS NOTE.]8

[NO TRANSFER OF THIS NOTE OR ANY INTEREST HEREIN WILL BE PERMITTED, AND THE TRUSTEE WILL NOT RECOGNIZE ANY SUCH TRANSFER, IF IT WOULD CAUSE 25% OR MORE OF THE TOTAL VALUE OF ANY CLASS OF THE TAX RESTRICTED SECURED NOTES TO BE HELD BY BENEFIT PLAN INVESTORS, DISREGARDING ANY TAX RESTRICTED SECURED NOTES (OR INTERESTS THEREIN) HELD BY CONTROLLING PERSONS (THE “25% LIMITATION”).

THE ISSUER HAS THE RIGHT, UNDER THE INDENTURE, TO COMPEL ANY BENEFICIAL OWNER OF A TAX RESTRICTED SECURED NOTE (OR ANY INTEREST THEREIN) WHO HAS MADE OR HAS BEEN DEEMED TO MAKE A PROHIBITED TRANSACTION, BENEFIT PLAN INVESTOR, CONTROLLING PERSON, SIMILAR LAW OR OTHER PLAN LAW REPRESENTATION THAT IS SUBSEQUENTLY SHOWN TO BE FALSE OR MISLEADING OR WHOSE OWNERSHIP OTHERWISE CAUSES A VIOLATION OF THE 25% LIMITATION TO SELL ITS INTEREST IN THE TAX RESTRICTED SECURED NOTE, OR MAY SELL SUCH INTEREST ON BEHALF OF SUCH OWNER.]9

8 Insert in the case of Re-Pricing Eligible Notes only.

9 Insert into the Tax Restricted Secured Notes only.

A-2-11

BLACKROCK DLF 2026-C CLO, LLC

CERTIFICATED SECURED NOTE

representing

CLASS [A-1][A-2][B][C][D] [SENIOR] SECURED [DEFERRABLE] FLOATING RATE NOTES DUE 2034

May 27, 2026

[A-1][A-2][B][C][D]/C-[_]	U.S.$[●]

CUSIP No.: [_]

BLACKROCK DLF 2026-C CLO, LLC, a limited liability company organized under the laws of the State of Delaware (the “Issuer”), for value received, hereby promise to pay to [●] or registered assigns, upon presentation and surrender of this Note (except as otherwise permitted by the Indenture referred to below), the principal sum of [●] United States Dollars (U.S.$[●]) on the Payment Date in July 2034 (the “Stated Maturity”) except as provided below and in the Indenture. The obligations of the Issuer under this Note and the Indenture are limited recourse obligations of the Issuer payable solely from the Assets in accordance with the Indenture, and following realization of the Assets in accordance with the Indenture, all claims of the Holders shall be extinguished and shall not thereafter revive.

The Issuer promises to pay interest, if any, on the 25th day of January, April, July and October in each year, commencing October 2026 (or, if such day is not a Business Day, the next succeeding Business Day), at the rate equal to the Benchmark plus [1.55%][1.80%][2.15%][2.70%][4.75%] per annum on the unpaid principal amount hereof until the principal hereof is paid or duly provided for. Interest shall be computed on the basis of the actual number of days elapsed in the applicable Interest Accrual Period divided by 360. The interest so payable on any Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the Record Date for such interest, which shall be the fifteenth day (whether or not a Business Day) prior to such Payment Date.

Interest will cease to accrue on each Class [A-1][A-2][B][C][D] Note, or in the case of a partial repayment, on such part, from the date of repayment or Stated Maturity unless payment of principal is improperly withheld or unless a default is otherwise made with respect to such payments. The principal of this Class [A-1][A-2][B][C][D] Note shall be payable on the first Payment Date on which funds are permitted to be used for such purpose in accordance with the Priority of Payments. The principal of each Class [A-1][A-2][B][C][D] Note shall be payable no later than the Stated Maturity unless the unpaid principal of such Note becomes due and payable at an earlier date by declaration of acceleration, call for redemption or otherwise.

A-2-12

[Any interest on the Class [C][D] Notes that is not paid when due by operation of the Priority of Payments will be deferred. Any interest so deferred will be added to the principal balance of the Class [C][D] Notes, and thereafter, interest will accrue on the aggregate outstanding principal amount of the Class [C][D] Notes, as so increased.]10

Unless the certificate of authentication hereon has been executed by the Trustee or the Authenticating Agent by the manual signature of one of their Authorized Officers, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

This Note is one of a duly authorized issue of Class [A-1][A-2][B][C][D] [Senior] Secured [Deferrable] Floating Rate Notes due 2034 (the “Class [A-1][A-2][B][C][D] Notes” and, together with the other classes of Notes issued under the Indenture, the “Notes”) issued under an indenture dated as of May 27, 2026 (the “Indenture”) between the Issuer and Computershare Trust Company, N.A., as trustee (the “Trustee”, which term includes any successor trustee as permitted under the Indenture). Reference is hereby made to the Indenture and all indentures supplemental thereto for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, the Trustee and the Holders of the Notes and the terms upon which the Notes are, and are to be, authenticated and delivered.

Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Indenture.

This Note is subject to optional redemption as specified in the Indenture. In the case of any optional redemption of Class [A-1][A-2][B][C][D] Notes, interest and principal installments whose Payment Date is on or prior to the Redemption Date will be payable to the Holders of such Notes registered as such at the close of business on the relevant Record Date.

This Note may be transferred to a transferee acquiring Certificated Secured Notes, to a transferee taking an interest in a Rule 144A Global Secured Note or to a transferee taking an interest in a Regulation S Global Secured Note, subject to and in accordance with the restrictions set forth in the Indenture.

If a redemption occurs under Article IX of the Indenture, then in each case this Note may be redeemed in the manner, under the conditions and with the effect provided in the Indenture. In connection with any Optional Redemption or Tax Redemption, Holders of 100% of the Aggregate Outstanding Amount of any Class of Secured Notes may elect to receive less than 100% of the Redemption Price that would otherwise be payable to such Holders of such Class of Secured Notes.

The Issuer, the Trustee, and any agent of the Issuer or the Trustee may treat the Person in whose name this Note is registered as the owner of such Note on the Notes Register on the applicable Record Date for the purpose of receiving payments of principal of and interest on such Note and on any other date for all other purposes whatsoever (whether or not such Note is overdue), and neither the Issuer nor the Trustee nor any agent of the Issuer or the Trustee shall be affected by notice to the contrary.

10 Applicable only to Class C Notes and Class D Notes.

A-2-13

[The Class [A-1][A-2][B] Notes will be issued in minimum denominations of U.S.$250,000 and integral multiples of $1 in excess thereof.]11

[The Class [C][D] Notes will be issued in minimum denominations of U.S.$[ ] and integral multiples of $1 in excess thereof.]12

If an Event of Default shall occur and be continuing, the Class [A-1][A-2][B][C][D] Notes may become or be declared due and payable in the manner and with the effect provided in the Indenture.

Interests in this Certificated Secured Note will be transferable to transferees acquiring Certificated Secured Notes or to a transferee taking an interest in a Rule 144A Global Secured Note or to a transferee taking an interest in a Regulation S Global Secured Note, subject to and in accordance with the restrictions set forth in the Indenture.

Title to Notes shall pass by registration in the Notes Register kept by the Trustee, acting through its Corporate Trust Office.

No service charge shall be made for registration of transfer or exchange of this Note, but the Issuer, the Note Registrar or the Trustee may require payment of a sum sufficient to cover any Tax payable in connection therewith.

Each holder and beneficial owner of this Note, by its acceptance of this Note, hereby agrees that they shall not institute against, or join any other Person in instituting against the Issuer any bankruptcy, reorganization, arrangement, insolvency, winding up, moratorium or liquidation proceedings or other proceedings under U.S. federal or state bankruptcy or similar laws until at least one year and one day after payment in full of the Notes, or, if longer, the applicable preference period then in effect plus one day following such payment in full.

AS PROVIDED IN THE INDENTURE, THE INDENTURE AND THE NOTES SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK.

11 Applicable only to Class A-1 Notes, Class A-2 Notes and Class B Notes.

12 Applicable only to Class C Notes and Class D Notes.

A-2-14

IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed as of the date first set forth above.

BLACKROCK DLF 2026-C CLO, LLC

By: Tennenbaum Capital Partners, LLC, its Investment Manager

By:
Name:
Title:

A-2-15

CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within-mentioned Indenture.

Date: ________________

COMPUTERSHARE TRUST COMPANY, N.A., not in its individual capacity but solely as Trustee

By:
Authorized Signatory

A-2-16

Assignment Form

For value received

does hereby sell, assign, and transfer to

_______________________________________________

_______________________________________________
Please insert social security or
other identifying number of assignee

Please print or type name
and address, including zip code,
of assignee:

the within Security and does hereby irrevocably constitute and appoint __________________________ Attorney to transfer the Security on the books of the Trustee with full power of substitution in the premises.

Date: _____________	Your Signature*

(Sign exactly as your name appears in the security)

Signature guaranteed:

*/     NOTE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular without alteration, enlargement or any change whatsoever. Such signature must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in STAMP or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

A-2-17

EXHIBIT A-3

[RESERVED]

A-3-1

EXHIBIT A-4

[RESERVED]

A-4-1

EXHIBIT B-1

FORM OF TRANSFEROR CERTIFICATE FOR TRANSFER OF RULE 144A GLOBAL
SECURED NOTE, CERTIFICATED SECURED NOTE OR UNCERTIFICATED
SECURED NOTE TO REGULATION S GLOBAL SECURED NOTE

Computershare Trust Company, N.A., as Trustee

1505 Energy Park Drive

St. Paul, MN 55108

Attention: Transfer Agent Team – BlackRock DLF 2026 C CLO, LLC

Re:	BLACKROCK DLF 2026-C CLO, LLC (the “Issuer”); Class [A-1][A-2][B] Notes due 2034 (the “Notes”)

Reference is hereby made to the Indenture dated as of May 27, 2026 (the “Indenture”) between the Issuer and Computershare Trust Company, N.A., as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

This letter relates to U.S. $___________ Aggregate Outstanding Amount of Notes which are held in the form of a [Rule 144A Global Secured Note representing Class [A-1][A-2][B] Notes with DTC] [Certificated Secured Class [A-1][A-2][B] Notes] [Uncertificated Secured Class [A-1][A-2][B] Notes] in the name of _______________ (the “Transferor”) to effect the transfer of the Notes in exchange for an equivalent beneficial interest in a Regulation S Global Class [A-1][A-2][B] Note.

In connection with such transfer, and in respect of such Notes, the Transferor does hereby certify that such Notes are being transferred to ________________ (the “Transferee”) in accordance with Regulation S under the United States Securities Act of 1933, as amended (the “Securities Act”) and the transfer restrictions set forth in the Indenture and the Offering Circular defined in the Indenture relating to such Notes and that:

a. the offer of the Notes was not made to a person in the United States;

b. at the time the buy order was originated, the Transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the Transferee was outside the United States;

c. no directed selling efforts have been made in contravention of the requirements of Rule 903 or 904 of Regulation S, as applicable;

d. the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

e. the Transferee is a Qualified Purchaser (or a corporation, partnership, limited liability company or other entity (other than a trust), each shareholder, partner, member or other equity owner of which is a Qualified Purchaser) that is not a U.S. Person.

B-1-1

The Transferor understands that the Issuer, the Trustee and their respective counsel will rely upon the accuracy and truth of the foregoing representations, and the Transferor hereby consents to such reliance.

(Name of Transferor)

By:
Name:
Title:

Dated: _________, _____

Cc:	BLACKROCK DLF 2026-C CLO, LLC

c/o Puglisi & Associates

850 Library Avenue, Suite 204

Newark, Delaware 19711

COMPUTERSHARE TRUST COMPANY, N.A., as Trustee

9062 Old Annapolis Road

Columbia, Maryland 21045

Attention: CLO Trust Services – BlackRock DLF 2026 C CLO, LLC

B-1-2

EXHIBIT B-2

FORM OF PURCHASER REPRESENTATION LETTER AND TRANSFEREE
CERTIFICATE FOR CERTIFICATED SECURED NOTES AND UNCERTIFICATED
SECURED NOTES

[DATE]

Computershare Trust Company, N.A., as Trustee

1505 Energy Park Drive

St. Paul, MN 55108

Attention: Transfer Agent Team – BlackRock DLF 2026 C CLO, LLC

Re: BLACKROCK DLF 2026-C CLO, LLC (the “Issuer”); Class [A-1][A-2][B][C][D] Notes

Reference is hereby made to the Indenture, dated as of May 27, 2026, between the Issuer and Computershare Trust Company, N.A., as Trustee (the “Indenture”). Capitalized terms not defined in this Certificate shall have the meanings ascribed to them in the final Offering Circular of the Issuer or the Indenture.

This letter relates to U.S.$ ______________ Aggregate Outstanding Amount of Class [A-1][A-2][B][C][D] Notes (the “Notes”), in the form of one or more [Certificated Secured Notes] [Uncertificated Secured Notes] to effect the transfer of the Notes to ________ (the “Investor”).

The Investor, intending to be legally bound, hereby subscribes to acquire the aggregate principal amount of Notes set forth on the signature page hereto, at a purchase price (expressed as a percentage of par) for such Notes set forth on the signature page hereto. Such acquisition shall occur on [______________________________]. [This subscription by the Investor is irrevocable except as indicated under the caption “Important information regarding this Offering Circular and the Notes” in the Offering Circular dated May [_], 2026, relating to the offering by the Issuer of certain notes described therein. The Investor understands and agrees that the Issuer reserves the right to accept or reject, or revoke any acceptance of, this subscription for the Notes, in whole or in part, any time prior to the Closing Date.] 26

In connection with such request, and in respect of such Notes, the Investor does hereby certify that the Notes are being transferred (i) in accordance with the transfer restrictions set forth in the Indenture and (ii) pursuant to an exemption from registration under the United States Securities Act of 1933, as amended (the “Securities Act”) and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction.

26 Insert for Notes purchased on the Closing Date.

B-2-1

In addition, the Investor hereby represents, warrants and covenants for the benefit of the Issuer and its counsel that it is:

(a)	[either

(i)] a Qualified Purchaser or a corporation, partnership, limited liability company or other entity (other than a trust) each shareholder, partner, member or other equity owner of which is a Qualified Purchaser that, in each case, is either (x) an institutional “accredited investor” as defined in Rule 501(a)(1), (2), (3), (7), (8) or (9) under the Securities Act or (y) a Qualified Institutional Buyer; [or]

[(ii) a Qualified Purchaser or a corporation, partnership, limited liability company or other entity (other than a trust) each shareholder, partner, member or other equity owner of that is not a “U.S. person” as defined in Regulation S and is acquiring the Notes in an offshore transaction (as defined in Regulation S) in reliance on the exemption from registration provided by Regulation S;]27 and

(b)	acquiring the Notes for its own account (and not for the account of any other Person) where (i) the Class A-1 Notes, the Class A-2 Notes and the Class B Notes shall be issued in minimum denominations of U.S.$250,000 and integral multiples of U.S.$1.00 in excess thereof and (ii) the Class C Notes and the Class D Notes shall be issued in minimum denominations of U.S.$[__] and integral multiples of U.S.$1.00 in excess thereof. The Investor understands that it may be required to transfer its Notes in larger denominations than the applicable minimum denominations in order to comply with the foregoing restrictions. Notes shall only be transferred or resold in compliance with the terms of the Indenture.

The Investor further represents, warrants and agrees as follows:

1.	It understands that the Notes have not been and will not be registered under the Securities Act, and, if in the future it decides to offer, resell, pledge or otherwise transfer the Notes, such Notes may be offered, resold, pledged or otherwise transferred only in accordance with the provisions of the Indenture and the legends on such Notes, including the requirement for written certifications. In particular, it understands that the Notes may be transferred only to a person that is either (1) (a) a “qualified purchaser” (as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”)) or (b) a corporation, partnership, limited liability company or other entity (other than a trust), each shareholder, partner, member or other equity owner of which is a “qualified purchaser” and in the case of (a) and (b) above that is either (i) a “qualified institutional buyer” as defined in Rule 144A under the Securities Act who purchases such Notes in reliance on the exemption from Securities Act registration provided by Rule 144A thereunder or (ii) solely in the case of Notes that are issued in the form of Certificated Secured Notes, an institutional “accredited investor” as defined in Rule 501(a)(1), (2), (3), (7), (8) or (9) under the Securities Act or (2) solely in the case of the Tax Unrestricted Secured Notes, a person that is a “qualified purchaser” or a corporation, partnership, limited liability company or other entity (other than a trust), each shareholder, partner, member or other equity owner of which is a “qualified purchaser” that is not a “U.S. person” as defined in Regulation S under the Securities Act and is acquiring the Notes in an offshore transaction (as defined in Regulation S thereunder) in reliance on the exemption from registration provided by Regulation S thereunder. It acknowledges that no representation is made as to the availability of any exemption under the Securities Act or any state securities laws for resale of the Notes.

27 Insert for the Tax Unrestricted Secured Notes.

B-2-2

2.	In connection with the purchase of such Notes: (A) none of the Issuer, the Investment Manager, the EU/UK Retention Holder, the U.S. Retention Holder, the Placement Agent, the Trustee, the Calculation Agent, the Paying Agent, the Collateral Administrator or any of their respective Affiliates is acting as a fiduciary or financial or investment adviser for such beneficial owner; (B) such beneficial owner is not relying (for purposes of making any investment decision or otherwise) upon any advice, counsel or representations (whether written or oral) of the Issuer, the Investment Manager, the EU/UK Retention Holder, the U.S. Retention Holder, the Trustee, the Calculation Agent, the Paying Agent, the Collateral Administrator, the Placement Agent or any of their respective Affiliates other than any statements in the final Offering Circular for such Notes, and such beneficial owner has read and understands such final Offering Circular; (C) such beneficial owner has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent it has deemed necessary and has made its own investment decisions (including decisions regarding the suitability of any transaction pursuant to the Indenture) based upon its own judgment and upon any advice from such advisors as it has deemed necessary and not upon any view expressed by the Issuer, the Investment Manager, the EU/UK Retention Holder, the U.S. Retention Holder, the Trustee, the Calculation Agent, the Paying Agent, the Collateral Administrator, the Placement Agent or any of their respective Affiliates; (D) such beneficial owner is either (1) (in the case of a beneficial owner of an interest in a Rule 144A Global Secured Note) both (a) a “qualified institutional buyer” (as defined under Rule 144A under the Securities Act) that is not a broker-dealer which owns and invests on a discretionary basis less than U.S.$25,000,000 in securities of issuers that are not affiliated persons of the dealer and is not a plan referred to in paragraph (a)(1)(i)(D) or (a)(1)(i)(E) of Rule 144A under the Securities Act or a trust fund referred to in paragraph (a)(1)(i)(F) of Rule 144A under the Securities Act that holds the assets of such a plan, if investment decisions with respect to the plan are made by beneficiaries of the plan and (b) a “qualified purchaser” for purposes of Section 3(c)(7) of the Investment Company Act or an entity owned exclusively by “qualified purchasers” or (2) in the case of Regulation S Global Secured Notes, a “qualified purchaser” (or a corporation, partnership, limited liability company or other entity (other than a trust), each shareholder, partner, member or other equity owner of which is a “qualified purchaser”) that is not a “U.S. person” as defined in Regulation S and is acquiring such Notes in an offshore transaction (as defined in Regulation S) in reliance on the exemption from registration provided by Regulation S; (E) such beneficial owner is acquiring its interest in such Notes for its own account; (F) such beneficial owner was not formed for the purpose of investing in such Notes; (G) such beneficial owner understands that the Issuer may receive a list of participants holding interests in the Notes from one or more book-entry depositories; (H) such beneficial owner will hold and transfer at least the minimum denomination of such Notes; (I) such beneficial owner is a sophisticated investor and is purchasing the Notes with a full understanding of all of the terms, conditions and risks thereof, and is capable of and willing to assume those risks; (J) such beneficial owner will provide notice of the relevant transfer restrictions to subsequent transferees; and (K) if it is not a United States Person, it is not acquiring any Tax Unrestricted Secured Note as part of a plan to reduce, avoid or evade U.S. federal income tax within the meaning of Treasury Regulations Section 1.881-3; provided that any purchaser or transferee of Notes, which purchaser or transferee is any of (I) the Investment Manager, (II) an Affiliate of the Investment Manager or (III) a fund or account managed by the Investment Manager (or any of its Affiliates) as to which the Investment Manager (or such Affiliate) has discretionary voting authority, in each case shall not be required or deemed to make the representations set forth in clauses (A), (B) and (C) above with respect to the Investment Manager.

B-2-3

3.	[It represents, warrants and agrees that (a) if it is, or is acting on behalf of, a Benefit Plan Investor, as defined in 29 C.F.R. Section 2510.3-101 and Section 3(42) of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), its acquisition, holding and disposition of such Notes (or any interest therein) will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), and (b) if it is a governmental, church, non-U.S. or other plan which is subject to any Other Plan Law, its acquisition, holding and disposition of such Notes (or any interest therein) will not constitute or result in a violation of any such Other Plan Law.

4.	It acknowledges and agrees that all of the assurances given by it in certifications required by the Indenture as to its status under ERISA are correct and are for the benefit of the Issuer, the Trustee, the Collateral Administrator, the Placement Agent and the Investment Manager. It further agrees and acknowledges that the Issuer has the right, under the Indenture, to compel any beneficial owner of the Tax Unrestricted Secured Notes (or any interest therein) who has made or has been deemed to make a prohibited transaction or Other Plan Law representation that is subsequently shown to be false or misleading to sell its interest in such Notes, or may sell such interest on behalf of such owner.][28]

5.	[It represents and warrants (1) it will provide a certificate disclosing whether or not, for so long as it holds such Notes or any interest therein, it is, or is acting on behalf of, a Benefit Plan Investor, (2) it will provide a certificate disclosing whether or not, for so long as it holds such Notes or any interest therein, it is, or is acting on behalf of, a Controlling Person and (3) that (a) if it is, or is acting on behalf of, a Benefit Plan Investor, its acquisition, holding and disposition of such Notes (or any interest therein) will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, and (b) if it is a governmental, church or non-U.S. plan, (i) it is not, and for so long as it holds such Notes or any interest therein it will not be, subject to any Similar Law and (ii) its acquisition, holding and disposition of such Notes (or any interest therein) will not constitute or result in a violation of any Other Plan Law.

6.	It acknowledges and agrees that all of the assurances given by it in certifications required by the Indenture as to its status under the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), are correct and are for the benefit of the Issuer, the Trustee, the Collateral Administrator, the Placement Agent and the Investment Manager. It agrees and acknowledges that none of Issuer or the Trustee will recognize any transfer of the Tax Restricted Secured Notes (or any interest therein) if such transfer may result in 25% or more of the total value of the Tax Restricted Secured Notes being held by Benefit Plan Investors, as defined in 29 C.F.R. Section 2510.3-101 and Section 3(42) of ERISA. For purposes of making the 25% Limitation determination, the value of any equity interests held by a Person (other than a Benefit Plan Investor) who has discretionary authority or control with respect to the assets of the entity or any Person who provides investment advice for a fee (direct or indirect) with respect to such assets, or any affiliate of any such Person (each, a “Controlling Person”), is disregarded. An “affiliate” of a Person includes any Person, directly or indirectly through one or more intermediaries, controlling, controlled by or under common control with the Person, and “control” with respect to a Person other than an individual means the power to exercise a controlling influence over the management or policies of such Person. It further agrees and acknowledges that the Issuer has the right, under the Indenture, to compel any beneficial owner of a Tax Restricted Secured Note (or any interest therein) who has made or has been deemed to make a prohibited transaction, Benefit Plan Investor, Controlling Person, Similar Law or Other Plan Law representation that is subsequently shown to be false or misleading or whose ownership otherwise causes a violation of the 25% Limitation to sell its interest in the Tax Restricted Secured Note, or may sell such interest on behalf of such owner.][29]

28 Insert for Tax Unrestricted Secured Notes.

29 Insert for Tax Restricted Secured Notes only.

B-2-4

7.	It agrees to treat (i) the Issuer as an entity disregarded as separate from the Sole Equity Owner, (ii) the Secured Notes (other than Secured Notes held by the Sole Equity Owner) as debt and (iii) the LLC Interests as equity, in each case for all U.S. federal, state and local income tax purposes and agrees to take no action inconsistent with such treatment unless required by law.

8.	[If it is not a United States Person, it represents or shall be deemed to represent that either (i)(A) it is not a bank (or an entity affiliated with a bank) extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business (within the meaning of Section 881(c)(3)(A) of the Code), (B) it is not a “10-percent shareholder” of the Sole Equity Owner within the meaning of Section 871(h)(3) of the Code, and (C) it is not a “controlled foreign corporation” that is related to the Sole Equity Owner within the meaning of Section 881(c)(3)(C) of the Code, (ii) it has provided an IRS Form W-8BEN-E or IRS Form W-8BEN, as applicable, representing that it is eligible for benefits under an income tax treaty with the United States that eliminates U.S. federal income taxation of U.S. source interest not attributable to a permanent establishment in the United States, or (iii) it has provided an IRS Form W-8ECI representing that all payments received or to be received by it on the Notes are effectively connected with the conduct of a trade or business within the United States for U.S. federal income tax purposes and includible in its gross income.] [3][0]

9.	It agrees to timely furnish the Issuer, the Trustee or their respective agents with any tax forms or certifications (including, without limitation, an IRS Form W-9 or, in the case of the Tax Unrestricted Secured Notes, an applicable IRS Form W-8 (together with all applicable attachments), or any successors to such IRS forms) that the Issuer, the Trustee or their respective agents reasonably request in order to enable the Issuer or its agents to (A) make payments to the Investor without, or at a reduced rate of, withholding or deduction, (B) qualify for an exemption from, or a reduced rate of, withholding or deduction in any jurisdiction from or through which they receive payments, and (C) satisfy reporting and other obligations under the Code, Treasury Regulations, or any other applicable law or regulation, and will update or replace such tax forms or certifications in accordance with their terms or subsequent amendments. The Investor acknowledges that the failure to provide, update or replace any such tax forms or certifications may result in the imposition of withholding or back-up withholding on payments to the Investor, or to the Issuer, and that amounts withheld by the Issuer or its agents that are, in their sole judgment, required to be withheld pursuant to applicable tax laws will be treated as having been paid to the Investor by the Issuer.

30 Insert for Tax Unrestricted Secured Notes only.

B-2-5

10.	[It acknowledges and agrees that a Transfer of Tax Restricted Secured Notes or LLC Interests will not be recognized or effective if it would result in there being more than 95 Direct Tax Owners or such Transfer would otherwise cause the Issuer to be treated as a publicly traded partnership as defined in Section 7704(b) of the Code; provided however, that no Transfer shall be permitted if it would cause the Issuer to have more than 95 beneficial owners for U.S. federal income tax purposes.

11.	It understands, represents, and agrees that:

(i)	it may not (A) acquire, directly or indirectly sell, encumber, assign, participate, pledge, hypothecate, rehypothecate, exchange, or otherwise dispose of, suffer the creation of a lien on, or transfer or convey in any manner (each, a “Transfer”) its LLC Interests or Tax Restricted Secured Notes (or any interest therein or any derivative thereof within the meaning of Treasury Regulations Section 1.7704-1(a)(2)(i)) (i) if such Transfer would cause the LLC Interests and Tax Restricted Secured Notes or interests therein (or a derivative thereof within the meaning of Treasury Regulations Section 1.7704-1(a)(2)(i)(B)) to be collectively held by more than 95 Direct Tax Owners or (ii) on or through (x) a United States national, regional or local securities exchange, (y) a foreign securities exchange or (z) an over the counter or interdealer quotation system that regularly disseminates firm buy or sell quotations by identified brokers or dealers ((x), (y) and (z), collectively, an “Exchange”) or (B) cause any of its LLC Interests or Tax Restricted Secured Notes or any interest therein (including any financial instrument described in Treasury Regulations Section 1.7704-1(a)(2)(i)(B)) to be marketed on or through an Exchange and no such attempted or purported Transfer shall be effective without the proper execution and delivery of a purchaser representation letter or a transferee certificate by the transferee; provided that a Transfer in violation of the foregoing provisions of this paragraph 11 (or the corresponding provisions of Section 2.12(f) of the Indenture) shall not be prohibited if written advice of Chapman and Cutler LLP or an opinion of other tax counsel of nationally recognized standing in the United States experienced in such matters is delivered to the Issuer and the Trustee, in form and substance satisfactory to the Investment Manager, to the effect that such Transfer will not cause the Issuer to be treated as an association or a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes; provided however, that no Transfer shall be permitted if it would cause the Issuer to have more than 95 beneficial owners for U.S. federal income tax purposes;

(ii)	it may not enter into any financial instrument payments on which are, or the value of which is, determined in whole or in part by reference to the Tax Restricted Secured Notes, the LLC Interests, or the Issuer (including the amount of Issuer distributions on Tax Restricted Secured Notes or LLC Interests, the value of the Issuer’s assets, or the result of the Issuer’s operations), or any contract with respect to the Tax Restricted Secured Notes or the LLC Interests that otherwise is described in Treasury Regulations Section 1.7704-1(a)(2)(i)(B);

B-2-6

(iii)	no Transfer of Tax Restricted Secured Notes or LLC Interests will be effective, and no such Transfer will be recognized, if such Transfer would cause the Issuer to be treated as other than a disregarded entity (or, if the Issuer ever were to become treated as a partnership for U.S. federal income tax purposes, if such Transfer would cause the Issuer to be treated as other than a disregarded entity or a partnership (that is not a publicly traded partnership taxable as a corporation)) for U.S. federal income tax purposes;

(iv)	it will not Transfer all or any portion of such Notes or LLC Interests, unless: (A) the Person to which it Transfers such Notes or LLC Interests agrees to be bound by the restrictions and conditions set forth in the Indenture (including clauses (i) through (viii) of Section 2.12(f) thereof) and clauses (i) through (viii) of this paragraph 11, and represents, warrants and covenants as provided therein and herein and (B) in the case of Tax Restricted Secured Notes that are Global Notes, the Issuer and the Trustee have received a fully executed Daisy Chain Letter;

(v)	it will not Transfer all or any portion of such Notes or LLC Interests without prior written confirmation from the Investment Manager (on behalf of the Issuer), which confirmation shall not be unreasonably withheld or delayed, that the Transfer will not cause all outstanding LLC Interests and Tax Restricted Secured Notes to be collectively owned by more than 95 Direct Tax Owners, unless the Investment Manager (on behalf of the Issuer), receives written advice of Chapman and Cutler LLP, or an opinion of other nationally recognized U.S. tax counsel experienced in these matters, to the effect that the Transfer will not cause the Issuer to be treated as a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes and provides the Investor with a written waiver of this provision;

(vi)	it is a Direct Tax Owner;

(vii)	it will only Transfer such Notes or LLC Interests (or any portion thereof) to a Direct Tax Owner; and

(viii)	any Transfer made in violation of the Indenture (including clauses (i) through (viii) of Section 2.12(f) thereof) or clauses (i) through (viii) of this paragraph 11 shall be ineffective and void ab initio and shall not bind or be recognized by the Issuer or any other Person, and no Person to which such Notes or LLC Interests are Transferred shall become a Holder unless such Person satisfies and complies with clauses (i) through (vii) of Section 2.12(f) of the Indenture and clauses (i) through (vii) of this paragraph 11.

Notwithstanding anything to the contrary in the foregoing clauses (i) through (viii) of this paragraph 11 (and the corresponding clauses (i) through (viii) of Section 2.12(f) of the Indenture), a Transfer shall be permitted if the Issuer receives written advice of Chapman and Cutler LLP or an opinion of other nationally recognized U.S. tax counsel experienced in these matters, to the effect that the Transfer will not cause the Issuer to be treated as an association or a “publicly traded partnership” taxable as a corporation for U.S. federal income tax purposes.

B-2-7

12.	It agrees that Tax Restricted Secured Notes held by the Issuer or the Sole Equity Owner can be Transferred to one or more third parties unrelated to the Issuer and the Sole Equity Owner only if, in connection with such Transfer, the Issuer receives an opinion in respect of such Notes from Milbank LLP or Chapman and Cutler LLP to the effect that after such Notes are Transferred from the Issuer or the Sole Equity Owner (as applicable) to such third party or third parties (as applicable), such Notes will be treated as debt for U.S. federal income tax purposes. It agrees that any purported Transfer of Tax Restricted Secured Notes not in accordance with this paragraph 12 shall be void ab initio.

13.	It acknowledges and agrees that no Transfer (including, but not limited to, any acquisition on the Closing Date) of the Tax Restricted Secured Notes or LLC Interests (or any interest therein) will be effective, and no such Transfer will be recognized, unless the transferee of such Notes or LLC Interests (or, if, for U.S. federal income tax purposes, such transferee is a disregarded entity, its sole owner) is a United States Person and delivers (prior to the Transfer) a properly completed and signed IRS Form W-9 to the Issuer or its agent. A Transfer of Tax Restricted Secured Notes or LLC Interests will only be effective if the Investor (a) is acting for its own account and not as the nominee or agent of any other person, (b) is treated as a United States Person (or, for U.S. federal income tax purposes, as a U.S. disregarded entity solely owned by a United States Person and the disregarded entity would qualify as a United States Person if it were not treated as a disregarded entity for U.S. federal income tax purposes), (c) delivers (prior to the Transfer) a properly completed and signed IRS Form W-9 to the Issuer or its agent and (d) is a Direct Tax Owner. It acknowledges and agrees that any purported Transfer made in violation of the foregoing requirements shall be void ab initio.] [3][1]

14.	[It represents that it is not a member of an “expanded group” (within the meaning of the Treasury Regulations issued under Section 385 of the Code) that includes a domestic corporation (as determined for U.S. federal income tax purposes) if (a) such domestic corporation, directly or indirectly (through one or more entities that are treated for U.S. federal income tax purposes as partnerships, disregarded entities, or grantor trusts), owns Tax Restricted Secured Notes or LLC Interests and (b) the Issuer is a “controlled partnership” (within the meaning of the Treasury Regulations issued under Section 385 of the Code) with respect to such expanded group; provided that the Investor may acquire Tax Unrestricted Secured Notes in violation of this restriction if it provides the Issuer with an opinion of nationally recognized U.S. tax counsel experienced in such matters, in form and substance satisfactory to the Investment Manager, to the effect that the Transfer of such Notes will not cause such Notes to be recharacterized as equity under the Treasury Regulations issued under Section 385 of the Code.] [3][2]

15.	[It agrees that (i) it will provide any transferee of Tax Restricted Secured Notes or LLC Interests a certification that it is a United States Person in accordance with Section 1446(f)(2) of the Code and any applicable Treasury Regulations thereunder such that the transferee will not be obligated to withhold under Section 1446(f)(1) of the Code, and (ii) it shall provide such forms, documentation, proof of payment or other certifications as reasonably required by the Issuer to determine that such transferee has complied with Section 1446(f) of the Code (ignoring for this purpose Section 1446(f)(4) of the Code), and any similar provision of state, local or non-U.S. law. It agrees that the Issuer or the Trustee may provide such information and any other information concerning its investment in such Notes or LLC Interests to the IRS.

[31]	Inserted in the case of Tax Restricted Secured Notes only.

[32]	Inserted in the case of Tax Unrestricted Secured Notes only.

B-2-8

16.	It acknowledges and agrees that, upon request by the Issuer or its agents, it shall provide the Issuer with information regarding its adjusted tax basis in its Tax Restricted Secured Notes.] [3][3]

17.	It agrees that the proportional share of any Contribution Repayment Amount owed to a transferor of LLC Interests (immediately prior to giving effect to such transfer) shall be transferred to the applicable transferee thereof as set forth in Section 10.3(f) of the Indenture.

18.	It agrees that prior to the Transfer by the Sole Equity Owner of any Secured Notes or prior to the Transfer by the Sole Equity Owner of the entirety of its LLC Interests, (A) the Sole Equity Owner must receive written advice of Chapman and Cutler LLP, or an opinion of other nationally recognized U.S. tax counsel experienced in these matters, to the effect that any Secured Notes that will be treated as issued for U.S. federal income tax purposes as a result of the Transfer will be treated as indebtedness for U.S. federal income tax purposes, and (B) any Secured Notes that will be treated as issued for U.S. federal income tax purposes as a result of the Transfer will be issued with a separate CUSIP from the Secured Notes of the corresponding Class that were previously issued for U.S. federal income tax purposes, unless the Secured Notes treated as issued as a result of the Transfer are (i) treated as issued pursuant to a “qualified reopening” of the Secured Notes of the corresponding Class that were previously issued for U.S. federal income tax purposes, (ii) otherwise treated as part of the same “issue” of debt instruments as the Secured Notes of the corresponding Class that were previously issued for U.S. federal income tax purposes or (iii) treated as issued with less than a de minimis amount of original issue discount for U.S. federal income tax purposes.

19.	It agrees not to seek to commence in respect of the Issuer, or cause the Issuer to commence, a bankruptcy, reorganization, arrangement, insolvency, winding up, moratorium or liquidation Proceeding, or other Proceedings, under U.S. federal or state bankruptcy or similar laws, prior to the date which is one year (or if longer, any applicable preference period) and one day after payment in full of all Notes issued pursuant to the Indenture.

20.	To the extent required by the Issuer, the Issuer may, upon written notice to the Trustee, impose additional transfer restrictions on the Notes to comply with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 and other similar laws or regulations, including, without limitation, requiring each transferee of a Note to make representations to the Issuer in connection with such compliance.

21.	It agrees to be subject to the Bankruptcy Subordination Agreement.

33 Inserted in the case of Tax Restricted Secured Notes only.

B-2-9

22.	[It understands that no transfer of Tax Restricted Secured Notes that are Global Notes will be effective unless and until the Issuer and the Trustee have received a fully executed Daisy Chain Letter.][3][4]

23.	It is deemed to have consented, and to have provided any necessary consents, to the acquisition of Collateral Obligations on or prior to Closing Date.

24.	It understands that the Issuer, the Trustee, the Collateral Administrator, the Investment Manager, the Placement Agent and their respective counsel will rely upon the accuracy and truth of the foregoing representations, and it hereby consents to such reliance.

[The remainder of this page has been intentionally left blank.]

34 Inserted in the case of Tax Restricted Secured Notes only.

B-2-10

Name of Purchaser:

Dated:

By:

Name:

Title:

Aggregate principal amount of Class [______] Notes: U.S.$__________

Purchase price (% of par) for Class [______] Notes: ____________

Taxpayer identification number:

Address for notices:	Wire transfer information for payments:

Bank:

Address:

Bank ABA#:

Account #:

Telephone:	FAO:

Facsimile:	Attention:

Attention:

Denominations of certificates (if more than one):

Registered name:

B-2-11

cc:	BLACKROCK DLF 2026-C CLO, LLC c/o Puglisi & Associates

850 Library Avenue, Suite 204
Newark, Delaware 19711

COMPUTERSHARE TRUST COMPANY, N.A., as Trustee

9062 Old Annapolis Road

Columbia, Maryland 21045

Attention: CLO Trust Services – BlackRock DLF 2026 C CLO, LLC

B-2-12

ACCEPTED AND AGREED

BLACKROCK DLF 2026-C CLO, LLC

By: Tennenbaum Capital Partners, LLC, its Investment Manager

By:
Name:
Title:

B-2-13

EXHIBIT B-3

FORM OF TRANSFEROR CERTIFICATE FOR TRANSFER OF REGULATION S
GLOBAL SECURED NOTE, CERTIFICATED SECURED NOTE OR
UNCERTIFICATED SECURED NOTE TO RULE 144A GLOBAL SECURED NOTE

Computershare Trust Company, N.A., as Trustee

1505 Energy Park Drive

St. Paul, MN 55108

Attention: Transfer Agent Team – BlackRock DLF 2026 C CLO, LLC

Re:	BLACKROCK DLF 2026-C CLO, LLC (the “Issuer”); Class [A-1][A-2][B][C][D] Notes due 2034 (the “Notes”)

Reference is hereby made to the Indenture dated as of May 27, 2026 (the “Indenture”) between the Issuer and Computershare Trust Company, N.A., as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

This letter relates to U.S. $___________ Aggregate Outstanding Amount of Notes which are held in the form of a [Regulation S Global Secured Note representing Class [A-1][A-2][B][C][D] Notes with DTC] [Certificated Secured Class [A-1][A-2][B][C][D] Note] [Uncertificated Secured Class [A-1][A-2][B][C][D] Note] in the name of _________________ (the “Transferor”) to effect the transfer of the Notes in exchange for an equivalent beneficial interest in a Rule 144A Global Class [A-1][A-2][B][C][D] Note.

In connection with such transfer, and in respect of such Notes, the Transferor does hereby certify that such Notes are being transferred to ___________________ (the “Transferee”) in accordance with (i) the transfer restrictions set forth in the Indenture and the Offering Circular relating to such Notes and (ii) Rule 144A under the United States Securities Act of 1933, as amended, and it reasonably believes that the Transferee is purchasing the Notes for its own account, is both (a) a Qualified Purchaser or a corporation, partnership, limited liability company or other entity (other than a trust) each shareholder, partner, member or other equity owner of which is a Qualified Purchaser and (b) a Qualified Institutional Buyer and is obtaining such beneficial interest in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction.

The Transferor understands that the Issuer, the Trustee and their respective counsel will rely upon the accuracy and truth of the foregoing representations, and the Transferor hereby consents to such reliance.

(Name of Transferor)

By:
Name:
Title:

B-3-1

Dated: _________, _____

cc:	BLACKROCK DLF 2026-C CLO, LLC c/o Puglisi & Associates

850 Library Avenue, Suite 204
Newark, Delaware 19711

COMPUTERSHARE TRUST COMPANY, N.A., as Trustee
9062 Old Annapolis Road

Columbia, Maryland 21045

Attention: CLO Trust Services – BlackRock DLF 2026 C CLO, LLC

B-3-2

EXHIBIT B-4

FORM OF TRANSFEREE CERTIFICATE FOR LLC INTERESTS

[DATE]

Computershare Trust Company, N.A., as Trustee

1505 Energy Park Drive

St. Paul, MN 55108

Attention: Transfer Agent Team – BlackRock DLF 2026 C CLO, LLC

Re: BLACKROCK DLF 2026-C CLO, LLC (the “Issuer”); LLC Interests

Reference is hereby made to the Indenture, dated as of May 27, 2026, between the Issuer and Computershare Trust Company, N.A., as Trustee (the “Indenture”). Capitalized terms not defined in this Certificate shall have the meanings ascribed to them in the final Offering Circular of the Issuer or the Indenture.

This letter relates to U.S.$___________ Aggregate Outstanding Amount of LLC Interests (the “LLC Interests”) in the form of the LLC Interests to effect the transfer of the LLC Interests to ______________ (the “Investor”).

The Investor, intending to be legally bound, hereby subscribes to acquire the aggregate principal amount of Notes set forth on the signature page hereto, at a purchase price (expressed as a percentage of par) for such Notes set forth on the signature page hereto. Such acquisition shall occur on [______________________________].

The Investor hereby represents, warrants and covenants for the benefit of the Issuer and its counsel that it is:

(a) (PLEASE CHECK ONLY ONE)

_____ a “qualified institutional buyer” as defined in Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), who is also a Qualified Purchaser or a corporation, partnership, limited liability company or other entity (other than a trust) each shareholder, partner, member or other equity owner of which is a Qualified Purchaser and is acquiring the LLC Interests in reliance on the exemption from Securities Act registration provided by Rule 144A thereunder; or

_____ an institutional “accredited investor” as defined in Rule 501(a)(1), (2), (3), (7), (8) or (9) under the Securities Act who is also a Qualified Purchaser or a corporation, partnership, limited liability company or other entity (other than a trust) each shareholder, partner, member or other equity owner of which is a Qualified Purchaser; and

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The Investor further represents, warrants and agrees as follows:

1.	It understands that the LLC Interests have not been and will not be registered under the Securities Act, and, if in the future it decides to offer, resell, pledge or otherwise transfer the LLC Interests, such LLC Interests may be offered, resold, pledged or otherwise transferred only in accordance with the provisions of the Indenture and the Limited Liability Company Agreement, including the requirement for written certifications. In particular, it understands that the LLC Interests may be transferred only to a person that is (a) a “qualified purchaser” (as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”)) or (b) a corporation, partnership, limited liability company or other entity (other than a trust), each shareholder, partner, member or other equity owner of which is a “qualified purchaser” and in the case of (a) and (b) above that is either (i) a “qualified institutional buyer” as defined in Rule 144A under the Securities Act who purchases such LLC Interests in reliance on the exemption from Securities Act registration provided by Rule 144A thereunder or (ii) an institutional “accredited investor” as defined in Rule 501(a)(1), (2), (3), (7), (8) or (9) under the Securities Act. It acknowledges that no representation is made as to the availability of any exemption under the Securities Act or any state securities laws for resale of the LLC Interests.

2.	In connection with the purchase of such LLC Interests: (A) none of the Issuer, the Investment Manager, the EU/UK Retention Holder, the U.S. Retention Holder, the Placement Agent, the Trustee, the Calculation Agent, the Paying Agent, the Collateral Administrator or any of their respective Affiliates is acting as a fiduciary or financial or investment adviser for such beneficial owner; (B) such beneficial owner is not relying (for purposes of making any investment decision or otherwise) upon any advice, counsel or representations (whether written or oral) of the Issuer, the Investment Manager, the EU/UK Retention Holder, the U.S. Retention Holder, the Trustee, the Calculation Agent, the Paying Agent, the Collateral Administrator, the Placement Agent or any of their respective Affiliates other than any statements in the final Offering Circular for such Notes, and such beneficial owner has read and understands such final Offering Circular; (C) such beneficial owner has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent it has deemed necessary and has made its own investment decisions (including decisions regarding the suitability of any transaction pursuant to the Indenture) based upon its own judgment and upon any advice from such advisors as it has deemed necessary and not upon any view expressed by the Issuer, the Investment Manager, the EU/UK Retention Holder, the U.S. Retention Holder, the Trustee, the Calculation Agent, the Paying Agent, the Collateral Administrator, the Placement Agent or any of their respective Affiliates; (D) such beneficial owner is either (1) both (a) a “qualified institutional buyer” (as defined under Rule 144A under the Securities Act) that is not a broker-dealer which owns and invests on a discretionary basis less than U.S.$25,000,000 in securities of issuers that are not affiliated persons of the dealer and is not a plan referred to in paragraph (a)(1)(i)(D) or (a)(1)(i)(E) of Rule 144A under the Securities Act or a trust fund referred to in paragraph (a)(1)(i)(F) of Rule 144A under the Securities Act that holds the assets of such a plan, if investment decisions with respect to the plan are made by beneficiaries of the plan and (b) a “qualified purchaser” for purposes of Section 3(c)(7) of the Investment Company Act or an entity owned exclusively by “qualified purchasers” or (2) in the case of Regulation S Global Secured Notes, a “qualified purchaser” (or a corporation, partnership, limited liability company or other entity (other than a trust), each shareholder, partner, member or other equity owner of which is a “qualified purchaser”) that is not a “U.S. person” as defined in Regulation S and is acquiring such Notes in an offshore transaction (as defined in Regulation S) in reliance on the exemption from registration provided by Regulation S; (E) such beneficial owner is acquiring its interest in such LLC Interests for its own account; (F) such beneficial owner was not formed for the purpose of investing in such LLC Interests; (G) such beneficial owner understands that the Issuer may receive a list of participants holding interests in the LLC Interests from one or more book-entry depositories; (H) such beneficial owner will hold and transfer at least the minimum denomination of such LLC Interests; (I) such beneficial owner is a sophisticated investor and is purchasing the LLC Interests with a full understanding of all of the terms, conditions and risks thereof, and is capable of and willing to assume those risks; and (J) such beneficial owner will provide notice of the relevant transfer restrictions to subsequent transferees; provided that any purchaser or transferee of Notes, which purchaser or transferee is any of (I) the Investment Manager, (II) an Affiliate of the Investment Manager or (III) a fund or account managed by the Investment Manager (or any of its Affiliates) as to which the Investment Manager (or such Affiliate) has discretionary voting authority, in each case shall not be required or deemed to make the representations set forth in clauses (A), (B) and (C) above with respect to the Investment Manager.

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3.	It represents and warrants (1) it will provide a certificate disclosing whether or not, for so long as it holds such LLC Interests or any interest therein, it is, or is acting on behalf of, a Benefit Plan Investor, (2) it will provide a certificate disclosing whether or not, for so long as it holds such Notes or any interest therein, it is, or is acting on behalf of, a Controlling Person and (3) that (a) if it is, or is acting on behalf of, a Benefit Plan Investor, its acquisition, holding and disposition of such LLC Interests (or any interest therein) will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, and (b) if it is a governmental, church or non-U.S. plan, (i) it is not, and for so long as it holds such LLC Interests or any interest therein it will not be, subject to any Similar Law and (ii) its acquisition, holding and disposition of such Notes (or any interest therein) will not constitute or result in a violation of any Other Plan Law.

4.	It will provide notice to any Person to whom it proposes to transfer the LLC Interests of the transfer restrictions and representations set forth in Section 2.5 and Section 2.12 of the Indenture, including the Exhibits referenced therein.

5.	It acknowledges and agrees that all of the assurances given by it in certifications required by the Indenture as to its status under the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), are correct and are for the benefit of the Issuer, the Trustee, the Collateral Administrator, the Placement Agent and the Investment Manager. It agrees and acknowledges that none of Issuer or the Trustee will recognize any transfer of the Tax Restricted Secured Notes (or any interest therein) if such transfer may result in 25% or more of the total value of the Tax Restricted Secured Notes being held by Benefit Plan Investors, as defined in 29 C.F.R. Section 2510.3-101 and Section 3(42) of ERISA. For purposes of making the 25% Limitation determination, the value of any equity interests held by a Person (other than a Benefit Plan Investor) who has discretionary authority or control with respect to the assets of the entity or any Person who provides investment advice for a fee (direct or indirect) with respect to such assets, or any affiliate of any such Person (each, a “Controlling Person”), is disregarded. An “affiliate” of a Person includes any Person, directly or indirectly through one or more intermediaries, controlling, controlled by or under common control with the Person, and “control” with respect to a Person other than an individual means the power to exercise a controlling influence over the management or policies of such Person. It further agrees and acknowledges that the Issuer has the right, under the Indenture, to compel any beneficial owner of a LLC Interest (or any interest therein) who has made or has been deemed to make a prohibited transaction, Benefit Plan Investor, Controlling Person, Similar Law or Other Plan Law representation that is subsequently shown to be false or misleading or whose ownership otherwise causes a violation of the 25% Limitation to sell its interest in the LLC Interests, or may sell such interest on behalf of such owner.

B-4-3

6.	It agrees to treat (i) the Issuer as an entity disregarded as separate from the Sole Equity Owner, (ii) the Secured Notes (other than Secured Notes held by the Sole Equity Owner) as debt and (iii) the LLC Interests as equity, in each case for all U.S. federal, state and local income tax purposes and agrees to take no action inconsistent with such treatment unless required by law.

7.	It agrees to timely furnish the Issuer, the Trustee or their respective agents with any tax forms or certifications (including, without limitation, an IRS Form W-9, or any successor to such IRS form) that the Issuer, the Trustee or their respective agents reasonably request in order to enable the Issuer or its agents to (A) make payments to the Investor without, or at a reduced rate of, withholding or deduction, (B) qualify for an exemption from, or a reduced rate of, withholding or deduction in any jurisdiction from or through which they receive payments, and (C) satisfy reporting and other obligations under the Code, Treasury Regulations, or any other applicable law or regulation, and will update or replace such tax forms or certifications in accordance with their terms or subsequent amendments. The Investor acknowledges that the failure to provide, update or replace any such tax forms or certifications may result in the imposition of withholding or back-up withholding on payments to the Investor, or to the Issuer, and that amounts withheld by the Issuer or its agents that are, in their sole judgment, required to be withheld pursuant to applicable tax laws will be treated as having been paid to the Investor by the Issuer.

8.	It acknowledges and agrees that a Transfer of Tax Restricted Secured Notes or LLC Interests will not be recognized or effective if it would result in there being more than 95 Direct Tax Owners or such Transfer would otherwise cause the Issuer to be treated as a publicly traded partnership as defined in Section 7704(b) of the Code; provided however, that no Transfer shall be permitted if it would cause the Issuer to have more than 95 beneficial owners for U.S. federal income tax purposes.

9.	It understands, represents, and agrees that:

(i)	it may not (A) acquire, directly or indirectly sell, encumber, assign, participate, pledge, hypothecate, rehypothecate, exchange, or otherwise dispose of, suffer the creation of a lien on, or transfer or convey in any manner (each, a “Transfer”) its LLC Interests or Tax Restricted Secured Notes (or any interest therein or any derivative thereof within the meaning of Treasury Regulations Section 1.7704-1(a)(2)(i)) (i) if such Transfer would cause the LLC Interests and Tax Restricted Secured Notes or interests therein (or a derivative thereof within the meaning of Treasury Regulations Section 1.7704-1(a)(2)(i)(B)) to be collectively held by more than 95 Direct Tax Owners or (ii) on or through (x) a United States national, regional or local securities exchange, (y) a foreign securities exchange or (z) an over the counter or interdealer quotation system that regularly disseminates firm buy or sell quotations by identified brokers or dealers ((x), (y) and (z), collectively, an “Exchange”) or (B) cause any of its LLC Interests or Tax Restricted Secured Notes or any interest therein (including any financial instrument described in Treasury Regulations Section 1.7704-1(a)(2)(i)(B)) to be marketed on or through an Exchange and no such attempted or purported Transfer shall be effective without the proper execution and delivery of a purchaser representation letter or a transferee certificate by the transferee; provided that a Transfer in violation of the foregoing provisions of this paragraph 9 (or the corresponding provisions of Section 2.12(f) of the Indenture) shall not be prohibited if written advice of Chapman and Cutler LLP or an opinion of other tax counsel of nationally recognized standing in the United States experienced in such matters is delivered to the Issuer and the Trustee, in form and substance satisfactory to the Investment Manager, to the effect that such Transfer will not cause the Issuer to be treated as an association or a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes; provided however, that no Transfer shall be permitted if it would cause the Issuer to have more than 95 beneficial owners for U.S. federal income tax purposes;

B-4-4

(ii)	it may not enter into any financial instrument payments on which are, or the value of which is, determined in whole or in part by reference to the Tax Restricted Secured Notes, the LLC Interests, or the Issuer (including the amount of Issuer distributions on Tax Restricted Secured Notes or LLC Interests, the value of the Issuer’s assets, or the result of the Issuer’s operations), or any contract with respect to the Tax Restricted Secured Notes or the LLC Interests that otherwise is described in Treasury Regulations Section 1.7704-1(a)(2)(i)(B);

(iii)	no Transfer of Tax Restricted Secured Notes or LLC Interests will be effective, and no such Transfer will be recognized, if such Transfer would cause the Issuer to be treated as other than a disregarded entity (or, if the Issuer ever were to become treated as a partnership for U.S. federal income tax purposes, if such Transfer would cause the Issuer to be treated as other than a disregarded entity or a partnership (that is not a publicly traded partnership taxable as a corporation)) for U.S. federal income tax purposes;

(iv)	it will not Transfer all or any portion of such Notes or LLC Interests, unless (A) the Person to which it Transfers such Notes or LLC Interests agrees to be bound by the restrictions and conditions set forth in the Indenture (including clauses (i) through (viii) of Section 2.12(f) thereof) and clauses (i) through (viii) of this paragraph 9, and represents, warrants and covenants as provided therein and herein and (B) in the case of Tax Restricted Secured Notes that are Global Notes, the Issuer and the Trustee have received a fully executed Daisy Chain Letter;

(v)	it will not Transfer all or any portion of such Notes or LLC Interests without prior written confirmation from the Investment Manager (on behalf of the Issuer), which confirmation shall not be unreasonably withheld or delayed, that the Transfer will not cause all outstanding LLC Interests and Tax Restricted Secured Notes to be collectively owned by more than 95 Direct Tax Owners, unless the Investment Manager (on behalf of the Issuer), receives written advice of Chapman and Cutler LLP, or an opinion of other nationally recognized U.S. tax counsel experienced in these matters, to the effect that the Transfer will not cause the Issuer to be treated as a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes and provides the Investor with a written waiver of this provision;

B-4-5

(vi)	it is a Direct Tax Owner;

(vii)	it will only Transfer such Notes or LLC Interests (or any portion thereof) to a Direct Tax Owner; and

(viii)	any Transfer made in violation of the Indenture (including clauses (i) through (viii) of Section 2.12(f) thereof) or clauses (i) through (viii) of this paragraph 9 shall be ineffective and void ab initio and shall not bind or be recognized by the Issuer or any other Person, and no Person to which such Notes or LLC Interests are Transferred shall become a Holder unless such Person satisfies and complies with clauses (i) through (vii) of Section 2.12(f) of the Indenture and clauses (i) through (vii) of this paragraph 9.

Notwithstanding anything to the contrary in the foregoing clauses (i) through (viii) of this paragraph 9 (and the corresponding clauses (i) through (viii) of Section 2.12(f) of the Indenture), a Transfer shall be permitted if the Issuer receives written advice of Chapman and Cutler LLP or an opinion of other nationally recognized U.S. tax counsel experienced in these matters, to the effect that the Transfer will not cause the Issuer to be treated as an association or a “publicly traded partnership” taxable as a corporation for U.S. federal income tax purposes.

10.	It agrees that Tax Restricted Secured Notes held by the Issuer or the Sole Equity Owner can be Transferred to one or more third parties unrelated to the Issuer and the Sole Equity Owner only if, in connection with such Transfer, the Issuer receives an opinion in respect of such Notes from Milbank LLP or Chapman and Cutler LLP to the effect that after such Notes are Transferred from the Issuer or the Sole Equity Owner (as applicable) to such third party or third parties (as applicable), such Notes will be treated as debt for U.S. federal income tax purposes. It agrees that any purported Transfer of Tax Restricted Secured Notes not in accordance with this paragraph 12 shall be void ab initio.

11.	It represents, acknowledges and agrees that it will not Transfer any LLC Interest if such Transfer would cause there to be multiple Holders of LLC Interests for U.S. federal income tax purposes, and any purported Transfer of an LLC Interest not in accordance with this paragraph 11 shall be void ab initio.

12.	It acknowledges and agrees that no Transfer (including, but not limited to, any acquisition on the Closing Date) of the Tax Restricted Secured Notes or LLC Interests (or any interest therein) will be effective, and no such Transfer will be recognized, unless the transferee of such Notes or LLC Interests (or, if, for U.S. federal income tax purposes, such transferee is a disregarded entity, its sole owner) is a United States Person and delivers (prior to the Transfer) a properly completed and signed IRS Form W-9 to the Issuer or its agent. A Transfer of Tax Restricted Secured Notes or LLC Interests will only be effective if the Investor (a) is acting for its own account and not as the nominee or agent of any other person, (b) is treated as a United States Person (or, for U.S. federal income tax purposes, as a U.S. disregarded entity solely owned by a United States Person and the disregarded entity would qualify as a United States Person if it were not treated as a disregarded entity for U.S. federal income tax purposes), (c) delivers (prior to the Transfer) a properly completed and signed IRS Form W-9 to the Issuer or its agent and (d) is a Direct Tax Owner. It acknowledges and agrees that any purported Transfer made in violation of the foregoing requirements shall be void ab initio.

B-4-6

13.	It agrees that (i) it will provide any transferee of Tax Restricted Secured Notes or LLC Interests a certification that it is a United States Person in accordance with Section 1446(f)(2) of the Code and any applicable Treasury Regulations thereunder such that the transferee will not be obligated to withhold under Section 1446(f)(1) of the Code, and (ii) it shall provide such forms, documentation, proof of payment or other certifications as reasonably required by the Issuer to determine that such transferee has complied with Section 1446(f) of the Code (ignoring for this purpose Section 1446(f)(4) of the Code), and any similar provision of state, local or non-U.S. law. It agrees that the Issuer or the Trustee may provide such information and any other information concerning its investment in such Notes or LLC Interests to the IRS.

14.	If it receives a distribution from the Issuer in connection with a redemption in full of its LLC Interests or is a transferee (including a transferee in case of death) of the LLC Interests, it agrees to provide the Issuer with information regarding its adjusted tax basis in its LLC Interests.

15.	It agrees that the proportional share of any Contribution Repayment Amount owed to a transferor of LLC Interests (immediately prior to giving effect to such transfer) shall be transferred to the applicable transferee thereof as set forth in Section 10.3(f) of the Indenture.

16.	It agrees that prior to the Transfer by the Sole Equity Owner of any Secured Notes or prior to the Transfer by the Sole Equity Owner of the entirety of its LLC Interests, (A) the Sole Equity Owner must receive written advice of Chapman and Cutler LLP, or an opinion of other nationally recognized U.S. tax counsel experienced in these matters, to the effect that any Secured Notes that will be treated as issued for U.S. federal income tax purposes as a result of the Transfer will be treated as indebtedness for U.S. federal income tax purposes, and (B) any Secured Notes that will be treated as issued for U.S. federal income tax purposes as a result of the Transfer will be issued with a separate CUSIP from the Secured Notes of the corresponding Class that were previously issued for U.S. federal income tax purposes, unless the Secured Notes treated as issued as a result of the Transfer are (i) treated as issued pursuant to a “qualified reopening” of the Secured Notes of the corresponding Class that were previously issued for U.S. federal income tax purposes, (ii) otherwise treated as part of the same “issue” of debt instruments as the Secured Notes of the corresponding Class that were previously issued for U.S. federal income tax purposes or (iii) treated as issued with less than a de minimis amount of original issue discount for U.S. federal income tax purposes.

17.	It agrees not to seek to commence in respect of the Issuer, or cause the Issuer to commence, a bankruptcy, reorganization, arrangement, insolvency, winding up, moratorium or liquidation Proceeding, or other Proceedings, under U.S. federal or state bankruptcy or similar laws, prior to the date which is one year (or if longer, any applicable preference period) and one day after payment in full of all Notes issued pursuant to the Indenture.

B-4-7

18.	To the extent required by the Issuer, the Issuer may, upon written notice to the Trustee, impose additional transfer restrictions on the Notes to comply with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 and other similar laws or regulations, including, without limitation, requiring each transferee of a Note to make representations to the Issuer in connection with such compliance.

19.	It agrees to be subject to the Bankruptcy Subordination Agreement.

20.	It is deemed to have consented, and to have provided any necessary consents, to the acquisition of Collateral Obligations on or prior to Closing Date.

21.	It understands that the Issuer, the Trustee, the Collateral Administrator, the Investment Manager and the Placement Agent and their respective counsel will rely upon the accuracy and truth of the foregoing representations, and it hereby consents to such reliance.

[The remainder of this page has been intentionally left blank.]

B-4-8

Name of Purchaser:

Dated:

By:

Name:

Title:

Aggregate principal amount of LLC Interests: U.S.$__________

Purchase price (% of par) for LLC Interests: ____________

Taxpayer identification number:

Address for notices:	Wire transfer information for payments:

Bank:

Address:

Bank ABA#:

Account #:

Telephone:	FAO:

Facsimile:	Attention:

Attention:

B-4-9

Denominations of certificates (if more than one):

Registered name:

cc:	BLACKROCK DLF 2026-C CLO, LLC c/o Puglisi & Associates

850 Library Avenue, Suite 204
Newark, Delaware 19711

COMPUTERSHARE TRUST COMPANY, N.A., as Trustee

9062 Old Annapolis Road

Columbia, Maryland 21045

Attention: CLO Trust Services – BlackRock DLF 2026 C CLO, LLC

B-4-10

ACCEPTED AND AGREED

BLACKROCK DLF 2026-C CLO, LLC

By: Tennenbaum Capital Partners, LLC, its Investment Manager

By:
Name:
Title:

B-4-11

EXHIBIT B-5

FORM OF ERISA CERTIFICATE

The purpose of this ERISA Certificate (this “Certificate”) is, among other things, to (i) endeavor to ensure that less than 25% of the total value of the Tax Restricted Secured Notes or the LLC Interests (determined separately by class) issued by BlackRock DLF 2026-C CLO, LLC (the “Issuer”) is held by (a) an employee benefit plan that is subject to the fiduciary responsibility provisions of Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (b) a plan that is subject to Section 4975 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), or (c) any entity whose underlying assets include “plan assets” by reason of any such employee benefit plan’s or plan’s investment in the entity (collectively, “Benefit Plan Investors”), (ii) obtain from you certain representations and agreements and (iii) provide you with certain related information with respect to your acquisition, holding or disposition of the Tax Restricted Secured Notes or the LLC Interests. By signing this Certificate, you agree to be bound by its terms.

Please be aware that the information contained in this Certificate is not intended to constitute advice and the examples given below are not intended to be, and are not, comprehensive. You should contact your own counsel if you have any questions in completing this Certificate. Capitalized terms not defined in this Certificate shall have the meanings ascribed to them in the Indenture.

Please review the information in this Certificate and check the box(es) that are applicable to you.

If a box is not checked, you are agreeing that the applicable Section does not, and will not, apply to you.

1.	☐ Employee Benefit Plans Subject to ERISA or the Code. We, or the entity on whose behalf we are acting, are an “employee benefit plan” within the meaning of Section 3(3) of ERISA that is subject to the fiduciary responsibility provisions of Title I of ERISA or a “plan” within the meaning of Section 4975(e)(1) of the Code that is subject to Section 4975 of the Code.

Examples: (i) tax-qualified retirement plans such as pension, profit sharing and Section 401(k) plans, (ii) welfare benefit plans such as accident, life and medical plans, (iii) individual retirement accounts or “IRAs” and “Keogh” plans and (iv) certain tax-qualified educational and savings trusts.

2.	☐	Entity Holding Plan Assets. We, or the entity on whose behalf we are acting, are an entity or fund whose underlying assets include “plan assets” by reason of a Benefit Plan Investor’s investment in such entity or fund.

Examples: (i) an insurance company separate account, (ii) a bank collective trust fund and (iii) a hedge fund or other private investment vehicle where 25% or more of the total value of any class of its equity is held by Benefit Plan Investors.

B-5-1

If you check Box 2, please indicate the maximum percentage of the entity or fund that will constitute “plan assets” for purposes of Title I of ERISA or Section 4975 of the Code: ______%.

An entity or fund that cannot provide the foregoing percentage hereby acknowledges that for purposes of determining whether Benefit Plan Investors own less than 25% of the total value of the Tax Restricted Secured Notes or the LLC Interests (determined separately by class), 100% of the assets of the entity or fund will be treated as “plan assets” (the “25 per cent. Limitation”).

ERISA and the regulations promulgated thereunder are technical. Accordingly, if you have any question regarding whether you may be an entity described in this Section 2, you should consult with your counsel.

3.	☐	Insurance Company General Account. We, or the entity on whose behalf we are acting, are an insurance company purchasing the Tax Restricted Secured Notes or the LLC Interests with funds from our or their general account (i.e., the insurance company’s corporate investment portfolio), whose assets, in whole or in part, constitute “plan assets” for purposes of 29 C.F.R. Section 2510.3-101 as modified by Section 3(42) of ERISA (the “Plan Asset Regulations”).

If you check Box 3, please indicate the maximum percentage of the insurance company general account that will constitute “plan assets” for purposes of conducting the 25% test under the Plan Asset Regulations: ____%. IF YOU DO NOT INCLUDE ANY PERCENTAGE IN THE BLANK SPACE, YOU WILL BE COUNTED AS IF YOU FILLED IN 100% IN THE BLANK SPACE.

4.	☐	None of Sections (1) Through (3) Above Apply. We, or the entity on whose behalf we are acting, are a person that does not fall into any of the categories described in Sections (1) through (3) above. If, after the date hereof, any of the categories described in Sections (1) through (3) above would apply, we will promptly notify the Issuer and the Trustee of such change.

5.	No Prohibited Transaction. If we checked any of the boxes in Sections (1) through (3) above, we represent, warrant and agree that our acquisition, holding and disposition of the Tax Restricted Secured Notes or the LLC Interests (or any interest therein) will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

6.	Not Subject to Similar Law and No Violation of Other Plan Law. If we are a governmental, church or non-U.S. plan, we represent, warrant and agree that (a) we are not subject to any federal, state, local non-U.S. or other law or regulation that could cause the underlying assets of the Issuer to be treated as assets of an investor in any Note (or interest therein) by virtue of its interest and thereby subject the Issuer or the Investment Manager (or other persons responsible for the investment and operation of the Issuer’s assets) to laws or regulations that are substantially similar to the prohibited transaction provisions of Section 406 of ERISA or Section 4975 of the Code, and (b) our acquisition, holding and disposition of the Tax Restricted Secured Notes or the LLC Interests (or any interest therein) will not constitute or result in a violation of any state, local, other federal or non-U.S. law or regulation that is substantially similar to the prohibited transaction provisions of Section 406 of ERISA or Section 4975 of the Code.

B-5-2

7.	☐	Controlling Person. We are, or we are acting on behalf of any of: (i) the Trustee, (ii) the Investment Manager, (iii) any person that has discretionary authority or control with respect to the assets of the Issuer, (iv) any person who provides investment advice for a fee (direct or indirect) with respect to such assets or (v) any “affiliate” of any of the above persons. “Affiliate” shall have the meaning set forth in the Plan Asset Regulations. Any of the persons described in the first sentence of this Section 7 is referred to in this Certificate as a “Controlling Person.”

Note: We understand that, for purposes of determining whether Benefit Plan Investors hold less than 25% of the total value of the Tax Restricted Secured Notes or the LLC Interests (determined separately by class), the value of any Tax Restricted Secured Notes or the LLC Interests held by Controlling Persons (other than Benefit Plan Investors) are required to be disregarded.

Compelled Disposition. We acknowledge and agree that:

(i)	if any representation that we made hereunder is subsequently shown to be false or misleading or our beneficial ownership otherwise causes a violation of the 25% Limitation, the Issuer shall, promptly after such discovery (or upon notice to the Issuer from the Trustee if an Authorized Officer of the Trustee has actual knowledge and agrees to notify the Issuer upon obtaining actual knowledge), send notice to us demanding that we transfer our Tax Restricted Secured Notes or the LLC Interests (or our interests therein) to a person that is not a Non-Permitted ERISA Holder within 10 days after the date of such notice;

(ii)	if we fail to transfer our Tax Restricted Secured Notes or the LLC Interests (or our interests therein), the Issuer shall have the right, without further notice to us, to sell our Tax Restricted Secured Notes or the LLC Interests or our interests in the Tax Restricted Secured Notes or the LLC Interests, to a purchaser selected by the Issuer that is not a Non-Permitted ERISA Holder on such terms as the Issuer may choose;

(iii)	the Issuer may select the purchaser by soliciting one or more bids from one or more brokers or other market professionals that regularly deal in securities similar to the Tax Restricted Secured Notes or the LLC Interests and sell such securities (or interests therein) to the highest such bidder. However, the Issuer may select a purchaser by any other means determined by it in its sole discretion;

(iv)	by our acceptance of the Tax Restricted Secured Notes or the LLC Interests (or any interest therein), we agree to cooperate with the Issuer to effect such transfers;

(v)	the proceeds of such sale, net of any commissions, expenses and Taxes due in connection with such sale shall be remitted to us; and

(vi)	the terms and conditions of any sale under this sub-section shall be determined in the sole discretion of the Issuer, and the Issuer shall not be liable to us as a result of any such sale or the exercise of such discretion.

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Required Notification and Agreement. We hereby agree that we (a) will inform the Trustee of any proposed transfer by us of all or a specified portion of the Tax Restricted Secured Notes or the LLC Interests (or any interest therein) and (b) will not initiate any such transfer after we have been informed by the Issuer or the Transfer Agent in writing that such transfer would cause the 25% Limitation to be exceeded. We hereby agree and acknowledge that after the Trustee effects any permitted transfer of Tax Restricted Secured Notes or the LLC Interests (or interests therein) owned by us to a Benefit Plan Investor or a Controlling Person or receives notice of any such permitted change of status, the Trustee shall include such Tax Restricted Secured Notes or the LLC Interests in future calculations of the 25% Limitation made pursuant hereto unless subsequently notified that such Tax Restricted Secured Notes or the LLC Interests (or such portion or interest), as applicable, would no longer be deemed to be held by Benefit Plan Investors or Controlling Persons.

8.	Continuing Representation; Reliance. We acknowledge and agree that the representations, warranties, acknowledgements and agreements contained in this Certificate shall be deemed made on each day from the date we make such representations, warranties, acknowledgements and agreements through and including the date on which we dispose of our Tax Restricted Secured Notes or the LLC Interests (or our interests therein). We understand and agree that the information supplied in this Certificate will be used and relied upon by the Issuer and the Trustee to determine that Benefit Plan Investors own or hold less than 25% of the total value of the Tax Restricted Secured Notes or the LLC Interests (determined separately by class) upon any subsequent transfer of the Tax Restricted Secured Notes or the LLC Interests (or any interest therein) in accordance with the Indenture.

9.	Further Acknowledgement and Agreement. We acknowledge and agree that (i) all of the assurances contained in this Certificate are for the benefit of the Issuer, the Trustee, the Placement Agent and the Investment Manager as third party beneficiaries hereof, (ii) copies of this Certificate and any information contained herein may be provided to the Issuer, the Trustee, the Placement Agent, the Investment Manager, affiliates of any of the foregoing parties and to each of the foregoing parties’ respective counsel for purposes of making the determinations described above and (iii) any acquisition or transfer of the Tax Restricted Secured Notes or the LLC Interests (or any interest therein) by us that is not in accordance with the provisions of this Certificate shall be null and void from the beginning, and of no legal effect.

10.	Future Transfer Requirements.

Transferee Letter and its Delivery. We acknowledge and agree that we may not transfer any Tax Restricted Secured Notes or the LLC Interests (or any interest therein) to any person unless the Trustee has received a certificate substantially in the form of this Certificate. Any attempt to transfer in violation of this section will be null and void from the beginning, and of no legal effect.

B-5-4

Note: Unless you are notified otherwise, the name and address of the Trustee is as follows:

For Note transfer purposes and for presentment and surrender by courier of the Notes for final payment thereon:

Computershare Trust Company, N.A., as Trustee

1505 Energy Park Drive

St. Paul, MN 55108

Attention: Transfer Agent Team – BlackRock DLF 2026 C CLO, LLC

For all other purpose:

Computershare Trust Company, N.A., as Trustee

9062 Old Annapolis Road

Columbia, Maryland 21045

Attention: CLO Trust Services – BlackRock DLF 2026 C CLO, LLC

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Certificate.

________________________ [Insert Purchaser’s Name]

By:

Name:

Title:

Dated:

This Certificate relates to [U.S.$_________ of] [Tax Restricted Secured Notes][LLC Interests]

B-5-5

EXHIBIT B-6

FORM OF TRANSFEREE CERTIFICATE OF RULE 144A

GLOBAL SECURED NOTE

Computershare Trust Company, N.A., as Trustee

1505 Energy Park Drive

St. Paul, MN 55108

Attention: Transfer Agent Team – BlackRock DLF 2026 C CLO, LLC

Re:	BLACKROCK DLF 2026-C CLO, LLC (the “Issuer”); Class [A-1][A-2][B][C][D] Notes due 2034

Reference is hereby made to the Indenture, dated as of May 27, 2026 (the “Indenture”) between the Issuer and Computershare Trust Company, N.A., as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

This letter relates to U.S.$___________ Aggregate Outstanding Amount of Class [A-1][A-2][B][C][D] Notes (the “Notes”), which are to be transferred to the undersigned transferee (the “Transferee”) in the form of a Rule 144A Global Secured Note of such Class pursuant to Sections 2.2(b) and 2.5(f) of the Indenture.

In connection with such request, and in respect of such Notes, the Transferee does hereby certify that the Notes are being transferred (i) in accordance with the transfer restrictions set forth in the Indenture and (ii) pursuant to an exemption from registration under the United States Securities Act of 1933, as amended (the “Securities Act”) and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction.

In addition, the Transferee hereby represents, warrants and covenants for the benefit of the Issuer and its counsel that it is a “qualified institutional buyer” as defined in Rule 144A under the Securities Act, and is acquiring the Notes in reliance on the exemption from Securities Act registration provided by Rule 144A thereunder.

B-6-1

The Transferee further represents, warrants and agrees as follows:

1. In connection with the purchase of such Notes: (A) none of the Issuer, the Investment Manager, the EU/UK Retention Holder, the U.S. Retention Holder, the Placement Agent, the Trustee, the Calculation Agent, the Paying Agent, the Collateral Administrator or any of their respective Affiliates is acting as a fiduciary or financial or investment adviser for such beneficial owner; (B) such beneficial owner is not relying (for purposes of making any investment decision or otherwise) upon any advice, counsel or representations (whether written or oral) of the Issuer, the Investment Manager, the EU/UK Retention Holder, the U.S. Retention Holder, the Trustee, the Calculation Agent, the Paying Agent, the Collateral Administrator, the Placement Agent or any of their respective Affiliates other than any statements in the final Offering Circular for such Notes, and such beneficial owner has read and understands such final Offering Circular; (C) such beneficial owner has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent it has deemed necessary and has made its own investment decisions (including decisions regarding the suitability of any transaction pursuant to the Indenture) based upon its own judgment and upon any advice from such advisors as it has deemed necessary and not upon any view expressed by the Issuer, the Investment Manager, the EU/UK Retention Holder, the U.S. Retention Holder, the Trustee, the Calculation Agent, the Paying Agent, the Collateral Administrator, the Placement Agent or any of their respective Affiliates; (D) such beneficial owner is either (1) (in the case of a beneficial owner of an interest in a Rule 144A Global Secured Note) both (a) a “qualified institutional buyer” (as defined under Rule 144A under the Securities Act) that is not a broker-dealer which owns and invests on a discretionary basis less than U.S.$25,000,000 in securities of issuers that are not affiliated persons of the dealer and is not a plan referred to in paragraph (a)(1)(i)(D) or (a)(1)(i)(E) of Rule 144A under the Securities Act or a trust fund referred to in paragraph (a)(1)(i)(F) of Rule 144A under the Securities Act that holds the assets of such a plan, if investment decisions with respect to the plan are made by beneficiaries of the plan and (b) a “qualified purchaser” for purposes of Section 3(c)(7) of the Investment Company Act or an entity owned exclusively by “qualified purchasers” or (2) in the case of Regulation S Global Secured Notes, a “qualified purchaser” (or a corporation, partnership, limited liability company or other entity (other than a trust), each shareholder, partner, member or other equity owner of which is a “qualified purchaser”) that is not a “U.S. person” as defined in Regulation S and is acquiring such Notes in an offshore transaction (as defined in Regulation S) in reliance on the exemption from registration provided by Regulation S; (E) such beneficial owner is acquiring its interest in such Notes for its own account; (F) such beneficial owner was not formed for the purpose of investing in such Notes; (G) such beneficial owner understands that the Issuer may receive a list of participants holding interests in the Notes from one or more book-entry depositories; (H) such beneficial owner will hold and transfer at least the minimum denomination of such Notes; (I) such beneficial owner is a sophisticated investor and is purchasing the Notes with a full understanding of all of the terms, conditions and risks thereof, and is capable of and willing to assume those risks; (J) such beneficial owner will provide notice of the relevant transfer restrictions to subsequent transferees; and (K) if it is not a United States Person, it is not acquiring any Tax Unrestricted Secured Note as part of a plan to reduce, avoid or evade U.S. federal income tax within the meaning of Treasury Regulations Section 1.881-3; provided that any purchaser or transferee of Notes, which purchaser or transferee is any of (I) the Investment Manager, (II) an Affiliate of the Investment Manager or (III) a fund or account managed by the Investment Manager (or any of its Affiliates) as to which the Investment Manager (or such Affiliate) has discretionary voting authority, in each case shall not be required or deemed to make the representations set forth in clauses (A), (B) and (C) above with respect to the Investment Manager.

2. It understands that such Notes are being offered only in a transaction not involving any public offering in the United States within the meaning of the Securities Act, such Notes have not been and will not be registered under the Securities Act, and, if in the future the Transferee decides to offer, resell, pledge or otherwise transfer such Notes, such Notes may be offered, resold, pledged or otherwise transferred only in accordance with the provisions of the Indenture and the legend on such Notes. The Transferee acknowledges that no representation has been made as to the availability of any exemption under the Securities Act or any state securities laws for resale of the Notes. The Transferee understands that the Issuer has not been registered under the Investment Company Act, and that the Issuer is exempt from registration as such by virtue of Section 3(c)(7) of the Investment Company Act.

B-6-2

3. It will provide notice to each Person to whom it proposes to transfer any interest in the Notes of the transfer restrictions and representations set forth in Section 2.5 and Section 2.12 of the Indenture, including the Exhibits referenced therein and, in the case of the Tax Restricted Secured Notes, the Daisy Chain Letter.

4. It represents, warrants and agrees that (a) if it is, or is acting on behalf of, a Benefit Plan Investor, as defined in 29 C.F.R. Section 2510.3-101 and Section 3(42) of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), its acquisition, holding and disposition of such Notes (or any interest therein) will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), and (b) if it is a governmental, church, non-U.S. or other plan which is subject to any Other Plan Law, its acquisition, holding and disposition of such Notes (or any interest therein) will not constitute or result in a violation of any such Other Plan Law.

It further agrees and acknowledges that the Issuer has the right, under the Indenture, to compel any beneficial owner of a Note (or any interest therein) who has made or has been deemed to make a prohibited transaction or Other Plan Law representation that is subsequently shown to be false or misleading to sell its interest in such Notes (or any interest therein), or may sell such interest on behalf of such owner.

5. It agrees that it will not, prior to the date which is one year (or if longer, any applicable preference period) and one day after the payment in full of all Notes, institute against, or join any other Person in instituting against, the Issuer any bankruptcy, reorganization, arrangement, insolvency, winding up, moratorium or liquidation proceedings, or other proceedings under U.S. federal or state bankruptcy or similar laws.

6. It understands that no transfer of Tax Restricted Secured Notes will be effective unless and until the Issuer and the Trustee have received a fully executed Daisy Chain Letter.

7. It agrees to treat (i) the Issuer as an entity disregarded as separate from the Sole Equity Owner, (ii) the Secured Notes (other than Secured Notes held by the Sole Equity Owner) as debt and (iii) the LLC Interests as equity, in each case for all U.S. federal, state and local income tax purposes and agrees to take no action inconsistent with such treatment unless required by law.

8. It agrees to timely furnish the Issuer, the Trustee or their respective agents with any tax forms or certifications (including, without limitation, an IRS Form W-9 or, in the case of the Tax Unrestricted Secured Notes, an applicable IRS Form W-8 (together with all applicable attachments), or any successors to such IRS forms) that the Issuer, the Trustee or their respective agents reasonably request in order to enable the Issuer or its agents to (A) make payments to the Transferee without, or at a reduced rate of, withholding or deduction, (B) qualify for an exemption from, or a reduced rate of, withholding or deduction in any jurisdiction from or through which they receive payments, and (C) satisfy reporting and other obligations under the Code, Treasury Regulations, or any other applicable law or regulation, and will update or replace such tax forms or certifications in accordance with their terms or subsequent amendments. The Transferee acknowledges that the failure to provide, update or replace any such tax forms or certifications may result in the imposition of withholding or back-up withholding on payments to the Transferee, or to the Issuer, and that amounts withheld by the Issuer or its agents that are, in their sole judgment, required to be withheld pursuant to applicable tax laws will be treated as having been paid to the Transferee by the Issuer.

B-6-3

9. [If it is not a United States Person, it represents or shall be deemed to represent that either (i)(A) it is not a bank (or an entity affiliated with a bank) extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business (within the meaning of Section 881(c)(3)(A) of the Code), (B) it is not a “10-percent shareholder” of the Sole Equity Owner within the meaning of Section 871(h)(3) of the Code, and (C) it is not a “controlled foreign corporation” that is related to the Sole Equity Owner within the meaning of Section 881(c)(3)(C) of the Code, (ii) it has provided an IRS Form W-8BEN-E or IRS Form W-8BEN, as applicable, representing that it is eligible for benefits under an income tax treaty with the United States that eliminates U.S. federal income taxation of U.S. source interest not attributable to a permanent establishment in the United States, or (iii) it has provided an IRS Form W-8ECI representing that all payments received or to be received by it on the Notes are effectively connected with the conduct of a trade or business within the United States for U.S. federal income tax purposes and includible in its gross income.]35

10. To the extent required by the Issuer, the Issuer may, upon written notice to the Trustee, impose additional transfer restrictions on the Notes to comply with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 and other similar laws or regulations, including, without limitation, requiring each transferee of a Note to make representations to the Issuer in connection with such compliance.

11. It agrees to be subject to the Bankruptcy Subordination Agreement.

12. It is deemed to have consented, and to have provided any necessary consents, to the acquisition of Collateral Obligations on or prior to the Closing Date.

13. It understands that the Issuer, the Trustee, the Collateral Administrator, the Investment Manager, the Placement Agent and their respective counsel will rely upon the accuracy and truth of the foregoing representations, and it hereby consents to such reliance.

35 Inserted in the case of Tax Unrestricted Secured Notes only.

B-6-4

14. [It represents that it is not a member of an “expanded group” (within the meaning of the Treasury Regulations issued under Section 385 of the Code) that includes a domestic corporation (as determined for U.S. federal income tax purposes) if (a) such domestic corporation, directly or indirectly (through one or more entities that are treated for U.S. federal income tax purposes as partnerships, disregarded entities, or grantor trusts), owns Tax Restricted Secured Notes or LLC Interests and (b) the Issuer is a “controlled partnership” (within the meaning of the Treasury Regulations issued under Section 385 of the Code) with respect to such expanded group; provided that the Transferee may acquire Tax Unrestricted Secured Notes in violation of this restriction if it provides the Issuer with an opinion of nationally recognized U.S. tax counsel experienced in such matters, in form and substance satisfactory to the Investment Manager, to the effect that the Transfer of such Notes will not cause such Notes to be recharacterized as equity under the Treasury Regulations issued under Section 385 of the Code.]36

[With respect to such Tax Restricted Secured Notes, it further represents, warrants and agrees as follows:

15.	It understands that no transfer of Tax Restricted Secured Notes that are Global Notes will be effective unless and until the Issuer and the Trustee have received a fully executed Daisy Chain Letter.

16.	It acknowledges and agrees that a Transfer of Tax Restricted Secured Notes or LLC Interests will not be recognized or effective if it would result in there being more than 95 Direct Tax Owners or such Transfer would otherwise cause the Issuer to be treated as a publicly traded partnership as defined in Section 7704(b) of the Code; provided however, that no Transfer shall be permitted if it would cause the Issuer to have more than 95 beneficial owners for U.S. federal income tax purposes.

17.	It understands, represents, and agrees that:

A.	it may not (A) acquire, directly or indirectly sell, encumber, assign, participate, pledge, hypothecate, rehypothecate, exchange, or otherwise dispose of, suffer the creation of a lien on, or transfer or convey in any manner (each, a “Transfer”) its LLC Interests or Tax Restricted Secured Notes (or any interest therein or any derivative thereof within the meaning of Treasury Regulations Section 1.7704-1(a)(2)(i)) (i) if such Transfer would cause the LLC Interests and Tax Restricted Secured Notes or interests therein (or a derivative thereof within the meaning of Treasury Regulations Section 1.7704-1(a)(2)(i)(B)) to be collectively held by more than 95 Direct Tax Owners or (ii) on or through (x) a United States national, regional or local securities exchange, (y) a foreign securities exchange or (z) an over the counter or interdealer quotation system that regularly disseminates firm buy or sell quotations by identified brokers or dealers ((x), (y) and (z), collectively, an “Exchange”) or (B) cause any of its LLC Interests or Tax Restricted Secured Notes or any interest therein (including any financial instrument described in Treasury Regulations Section 1.7704-1(a)(2)(i)(B)) to be marketed on or through an Exchange and no such attempted or purported Transfer shall be effective without the proper execution and delivery of a purchaser representation letter or a transferee certificate by the transferee; provided that a Transfer in violation of the foregoing provisions of this paragraph 17 (or the corresponding provisions of Section 2.12(f) of the Indenture) shall not be prohibited if written advice of Chapman and Cutler LLP or an opinion of other tax counsel of nationally recognized standing in the United States experienced in such matters is delivered to the Issuer and the Trustee, in form and substance satisfactory to the Investment Manager, to the effect that such Transfer will not cause the Issuer to be treated as an association or a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes; provided however, that no Transfer shall be permitted if it would cause the Issuer to have more than 95 beneficial owners for U.S. federal income tax purposes;

36 Inserted in the case of Tax Unrestricted Secured Notes only.

B-6-5

B.	it may not enter into any financial instrument payments on which are, or the value of which is, determined in whole or in part by reference to the Tax Restricted Secured Notes, the LLC Interests, or the Issuer (including the amount of Issuer distributions on Tax Restricted Secured Notes or LLC Interests, the value of the Issuer’s assets, or the result of the Issuer’s operations), or any contract with respect to the Tax Restricted Secured Notes or the LLC Interests that otherwise is described in Treasury Regulations Section 1.7704-1(a)(2)(i)(B);

C.	no Transfer of Tax Restricted Secured Notes or LLC Interests will be effective, and no such Transfer will be recognized, if such Transfer would cause the Issuer to be treated as other than a disregarded entity (or, if the Issuer ever were to become treated as a partnership for U.S. federal income tax purposes, if such Transfer would cause the Issuer to be treated as other than a disregarded entity or a partnership (that is not a publicly traded partnership taxable as a corporation)) for U.S. federal income tax purposes;

D.	it will not Transfer all or any portion of such Notes or LLC Interests unless: (A) the Person to which it Transfers such Notes or LLC Interests agrees to be bound by the restrictions and conditions set forth in the Indenture (including clauses (i)-(viii) of Section 2.12(f) thereof) and clauses (A) through (H) of this paragraph 17, and represents, warrants and covenants as provided therein and herein and (B) in the case of Tax Restricted Secured Notes that are Global Notes, the Issuer and the Trustee have received a fully executed Daisy Chain Letter;

E.	it will not Transfer all or any portion of such Notes or LLC Interests without prior written confirmation from the Investment Manager (on behalf of the Issuer), which confirmation shall not be unreasonably withheld or delayed, that the Transfer will not cause all outstanding LLC Interests and Tax Restricted Secured Notes to be collectively owned by more than 95 Direct Tax Owners, unless the Investment Manager (on behalf of the Issuer), receives written advice of Chapman and Cutler LLP, or an opinion of other nationally recognized U.S. tax counsel experienced in these matters, to the effect that the Transfer will not cause the Issuer to be treated as a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes and provides the Transferee with a written waiver of this provision;

F.	it is a Direct Tax Owner;

G.	it will only Transfer such Notes or LLC Interests (or any portion thereof) to a Direct Tax Owner; and

H.	any Transfer made in violation of the Indenture (including clauses (i) through (viii) of Section 2.12(f) thereof) or clauses (A) through (H) of this paragraph 17 shall be ineffective and void ab initio and shall not bind or be recognized by the Issuer or any other Person, and no Person to which such Notes or LLC Interests are Transferred shall become a Holder unless such Person satisfies and complies with clauses (i) through (vii) of Section 2.12(f) of the Indenture and clauses (A) through (G) of this paragraph 17.

B-6-6

Notwithstanding anything to the contrary in the foregoing clauses (A) through (H) of this paragraph 17 (and the corresponding clauses (i) through (viii) of Section 2.12(f) of the Indenture), a Transfer shall be permitted if the Issuer receives written advice of Chapman and Cutler LLP or an opinion of other nationally recognized U.S. tax counsel experienced in these matters, to the effect that the Transfer will not cause the Issuer to be treated as an association or a “publicly traded partnership” taxable as a corporation for U.S. federal income tax purposes.

18.	It acknowledges and agrees that no Transfer (including, but not limited to, any acquisition on the Closing Date) of the Tax Restricted Secured Notes or LLC Interests (or any interest therein) will be effective, and no such Transfer will be recognized, unless the transferee of such Notes or LLC Interests (or, if, for U.S. federal income tax purposes, such transferee is a disregarded entity, its sole owner) is a United States Person and delivers (prior to the Transfer) a properly completed and signed IRS Form W-9 to the Issuer or its agent. A Transfer of Tax Restricted Secured Notes or LLC Interests will only be effective if the Transferee (a) is acting for its own account and not as the nominee or agent of any other person, (b) is treated as a United States Person (or, for U.S. federal income tax purposes, as a U.S. disregarded entity solely owned by a United States Person and the disregarded entity would qualify as a United States Person if it were not treated as a disregarded entity for U.S. federal income tax purposes), (c) delivers (prior to the Transfer) a properly completed and signed IRS Form W-9 to the Issuer or its agent and (d) is a Direct Tax Owner. It acknowledges and agrees that any purported Transfer made in violation of the foregoing requirements shall be void ab initio.

19.	It acknowledges and agrees that, upon request by the Issuer or its agents, it shall provide the Issuer with information regarding its adjusted tax basis in its Tax Restricted Secured Notes.

20.	It agrees that (i) it will provide any transferee of Tax Restricted Secured Notes or LLC Interests a certification that it is a United States Person in accordance with Section 1446(f)(2) of the Code and any applicable Treasury Regulations thereunder such that the transferee will not be obligated to withhold under Section 1446(f)(1) of the Code, and (ii) it shall provide such forms, documentation, proof of payment or other certifications as reasonably required by the Issuer to determine that such transferee has complied with Section 1446(f) of the Code (ignoring for this purpose Section 1446(f)(4) of the Code), and any similar provision of state, local or non-U.S. law. The Transferee agrees that the Issuer or the Trustee may provide such information and any other information concerning its investment in such Notes or LLC Interests to the IRS.][3][7]

21.	It agrees that the proportional share of any Contribution Repayment Amount owed to a transferor of LLC Interests (immediately prior to giving effect to such transfer) shall be transferred to the applicable transferee thereof as set forth in Section 10.3(f) of the Indenture.

37 Inserted in the case of Tax Restricted Secured Notes only.

B-6-7

22.	It agrees that prior to the Transfer by the Sole Equity Owner of any Secured Notes or prior to the Transfer by the Sole Equity Owner of the entirety of its LLC Interests, (A) the Sole Equity Owner must receive written advice of Chapman and Cutler LLP, or an opinion of other nationally recognized U.S. tax counsel experienced in these matters, to the effect that any Secured Notes that will be treated as issued for U.S. federal income tax purposes as a result of the Transfer will be treated as indebtedness for U.S. federal income tax purposes, and (B) any Secured Notes that will be treated as issued for U.S. federal income tax purposes as a result of the Transfer will be issued with a separate CUSIP from the Secured Notes of the corresponding Class that were previously issued for U.S. federal income tax purposes, unless the Secured Notes treated as issued as a result of the Transfer are (i) treated as issued pursuant to a “qualified reopening” of the Secured Notes of the corresponding Class that were previously issued for U.S. federal income tax purposes, (ii) otherwise treated as part of the same “issue” of debt instruments as the Secured Notes of the corresponding Class that were previously issued for U.S. federal income tax purposes or (iii) treated as issued with less than a de minimis amount of original issue discount for U.S. federal income tax purposes.

23.	It agrees that Tax Restricted Secured Notes held by the Issuer or the Sole Equity Owner can be Transferred to one or more third parties unrelated to the Issuer and the Sole Equity Owner only if, in connection with such Transfer, the Issuer receives an opinion in respect of such Notes from Milbank LLP or Chapman and Cutler LLP to the effect that after such Notes are Transferred from the Issuer or the Sole Equity Owner (as applicable) to such third party or third parties (as applicable), such Notes will be treated as debt for U.S. federal income tax purposes. It agrees that any purported Transfer of Tax Restricted Secured Notes not in accordance with this paragraph 23 shall be void ab initio.

B-6-8

Name of Purchaser:

Dated:

By:

Name:

Title:

Aggregate principal amount of Class [______] Notes: U.S.$__________

Purchase price (% of par) for Class [______] Notes: ____________

cc:	BLACKROCK DLF 2026-C CLO, LLC c/o Puglisi & Associates

850 Library Avenue, Suite 204
Newark, Delaware 19711

COMPUTERSHARE TRUST COMPANY, N.A., as Trustee
9062 Old Annapolis Road

Columbia, Maryland 21045

Attention: CLO Trust Services – BlackRock DLF 2026 C CLO, LLC

B-6-9

ACCEPTED AND AGREED

BLACKROCK DLF 2026-C CLO, LLC

By: Tennenbaum Capital Partners, LLC, its Investment Manager

By:
Name:
Title:

B-6-10

EXHIBIT B-7

FORM OF TRANSFEREE CERTIFICATE OF REGULATION S GLOBAL SECURED NOTE

Computershare Trust Company, N.A., as Trustee
1505 Energy Park Drive

St. Paul, MN 55108

Attention: Transfer Agent Team – BlackRock DLF 2026 C CLO, LLC

Re:	BLACKROCK DLF 2026-C CLO, LLC (the “Issuer”); Class [A-1][A-2][B] Notes due 2034

Reference is hereby made to the Indenture, dated as of May 27, 2026 (the “Indenture”) between the Issuer and Computershare Trust Company, N.A., as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

This letter relates to U.S.$___________ Aggregate Outstanding Amount of Class [A-1][A-2][B] Notes (the “Notes”), which are to be transferred to the undersigned transferee (the “Transferee”) in the form of a Regulation S Global Secured Note of such Class pursuant to Sections 2.2(b) and 2.5(f) of the Indenture.

In connection with such request, and in respect of such Notes, the Transferee does hereby certify that the Notes are being transferred (i) in accordance with the transfer restrictions set forth in the Indenture and (ii) pursuant to an exemption from registration under the United States Securities Act of 1933, as amended (the “Securities Act”) and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction.

In addition, the Transferee hereby represents, warrants and covenants for the benefit of the Issuer and its counsel that it is a person that is not a “U.S. person” as defined in Regulation S under the Securities Act, and is acquiring the Notes in an offshore transaction (as defined in Regulation S) in reliance on the exemption from Securities Act registration provided by Regulation S.

B-7-1

The Transferee further represents, warrants and agrees as follows:

1. In connection with the purchase of such Notes: (A) none of the Issuer, the Investment Manager, the EU/UK Retention Holder, the U.S. Retention Holder, the Placement Agent, the Trustee, the Calculation Agent, the Paying Agent, the Collateral Administrator or any of their respective Affiliates is acting as a fiduciary or financial or investment adviser for such beneficial owner; (B) such beneficial owner is not relying (for purposes of making any investment decision or otherwise) upon any advice, counsel or representations (whether written or oral) of the Issuer, the Investment Manager, the EU/UK Retention Holder, the U.S. Retention Holder, the Trustee, the Calculation Agent, the Paying Agent, the Collateral Administrator, the Placement Agent or any of their respective Affiliates other than any statements in the final Offering Circular for such Notes, and such beneficial owner has read and understands such final Offering Circular; (C) such beneficial owner has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent it has deemed necessary and has made its own investment decisions (including decisions regarding the suitability of any transaction pursuant to the Indenture) based upon its own judgment and upon any advice from such advisors as it has deemed necessary and not upon any view expressed by the Issuer, the Investment Manager, the EU/UK Retention Holder, the U.S. Retention Holder, the Trustee, the Calculation Agent, the Paying Agent, the Collateral Administrator, the Placement Agent or any of their respective Affiliates; (D) such beneficial owner is either (1) (in the case of a beneficial owner of an interest in a Rule 144A Global Secured Note) both (a) a “qualified institutional buyer” (as defined under Rule 144A under the Securities Act) that is not a broker-dealer which owns and invests on a discretionary basis less than U.S.$25,000,000 in securities of issuers that are not affiliated persons of the dealer and is not a plan referred to in paragraph (a)(1)(i)(D) or (a)(1)(i)(E) of Rule 144A under the Securities Act or a trust fund referred to in paragraph (a)(1)(i)(F) of Rule 144A under the Securities Act that holds the assets of such a plan, if investment decisions with respect to the plan are made by beneficiaries of the plan and (b) a “qualified purchaser” for purposes of Section 3(c)(7) of the Investment Company Act or an entity owned exclusively by “qualified purchasers” or (2) in the case of Regulation S Global Secured Notes, a “qualified purchaser” (or a corporation, partnership, limited liability company or other entity (other than a trust), each shareholder, partner, member or other equity owner of which is a “qualified purchaser”) that is not a “U.S. person” as defined in Regulation S and is acquiring such Notes in an offshore transaction (as defined in Regulation S) in reliance on the exemption from registration provided by Regulation S; (E) such beneficial owner is acquiring its interest in such Notes for its own account; (F) such beneficial owner was not formed for the purpose of investing in such Notes; (G) such beneficial owner understands that the Issuer may receive a list of participants holding interests in the Notes from one or more book-entry depositories; (H) such beneficial owner will hold and transfer at least the minimum denomination of such Notes; (I) such beneficial owner is a sophisticated investor and is purchasing the Notes with a full understanding of all of the terms, conditions and risks thereof, and is capable of and willing to assume those risks; (J) such beneficial owner will provide notice of the relevant transfer restrictions to subsequent transferees; and (K) if it is not a United States Person, it is not acquiring any Tax Unrestricted Secured Note as part of a plan to reduce, avoid or evade U.S. federal income tax within the meaning of Treasury Regulations Section 1.881-3; provided that any purchaser or transferee of Notes, which purchaser or transferee is any of (I) the Investment Manager, (II) an Affiliate of the Investment Manager or (III) a fund or account managed by the Investment Manager (or any of its Affiliates) as to which the Investment Manager (or such Affiliate) has discretionary voting authority, in each case shall not be required or deemed to make the representations set forth in clauses (A), (B) and (C) above with respect to the Investment Manager.

2. It understands that such Notes are being offered only in a transaction not involving any public offering in the United States within the meaning of the Securities Act, such Notes have not been and will not be registered under the Securities Act, and, if in the future the Transferee decides to offer, resell, pledge or otherwise transfer such Notes, such Notes may be offered, resold, pledged or otherwise transferred only in accordance with the provisions of the Indenture and the legend on such Notes. The Transferee acknowledges that no representation has been made as to the availability of any exemption under the Securities Act or any state securities laws for resale of the Notes. The Transferee understands that the Issuer has not been registered under the Investment Company Act, and that the Issuer is exempt from registration as such by virtue of Section 3(c)(7) of the Investment Company Act.

3. It is aware that, except as otherwise provided in the Indenture, the Notes being sold to it, if any, in reliance on Regulation S will be represented by one or more Regulation S Global Secured Notes, and that beneficial interests therein may be held only through DTC for the respective accounts of Euroclear or Clearstream.

B-7-2

4. It will provide notice to each Person to whom it proposes to transfer any interest in the Notes of the transfer restrictions and representations set forth in Section 2.5 and Section 2.12 of the Indenture, including the Exhibits referenced therein and, in the case of the Tax Restricted Secured Notes, the Daisy Chain Letter.

5. It represents, warrants and agrees that (a) if it is, or is acting on behalf of, a Benefit Plan Investor, as defined in 29 C.F.R. Section 2510.3-101 and Section 3(42) of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), its acquisition, holding and disposition of such Notes (or any interest therein) will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), and (b) if it is a governmental, church, non-U.S. or other plan which is subject to any Other Plan Law, its acquisition, holding and disposition of such Notes (or any interest therein) will not constitute or result in a violation of any such Other Plan Law.

It further agrees and acknowledges that the Issuer has the right, under the Indenture, to compel any beneficial owner of a Note (or any interest therein) who has made or has been deemed to make a prohibited transaction or Other Plan Law representation that is subsequently shown to be false or misleading to sell its interest in such Notes (or any interest therein), or may sell such interest on behalf of such owner.

6. It agrees that it will not, prior to the date which is one year (or if longer, any applicable preference period) and one day after the payment in full of all Notes, institute against, or join any other Person in instituting against, the Issuer any bankruptcy, reorganization, arrangement, insolvency, winding up, moratorium or liquidation proceedings, or other proceedings under U.S. federal or state bankruptcy or similar laws.

7. It understands that no transfer of Tax Restricted Secured Notes will be effective unless and until the Issuer and the Trustee have received a fully executed Daisy Chain Letter.

8. It agrees to treat (i) the Issuer as an entity disregarded as separate from the Sole Equity Owner, (ii) the Secured Notes (other than Secured Notes held by the Sole Equity Owner) as debt and (iii) the LLC Interests as equity, in each case for all U.S. federal, state and local income tax purposes and agrees to take no action inconsistent with such treatment unless required by law.

9. It agrees to timely furnish the Issuer, the Trustee or their respective agents with any tax forms or certifications (including, without limitation, an IRS Form W-9, or an applicable IRS Form W-8  (together with all applicable attachments), or any successors to such IRS forms) that the Issuer, the Trustee or their respective agents reasonably request in order to enable the Issuer or its agents to (A) make payments to the Transferee without, or at a reduced rate of, withholding or deduction, (B) qualify for an exemption from, or a reduced rate of, withholding or deduction in any jurisdiction from or through which they receive payments, and (C) satisfy reporting and other obligations under the Code, Treasury Regulations, or any other applicable law or regulation, and will update or replace such tax forms or certifications in accordance with their terms or subsequent amendments. The Transferee acknowledges that the failure to provide, update or replace any such tax forms or certifications may result in the imposition of withholding or back-up withholding on payments to the Transferee, or to the Issuer, and that amounts withheld by the Issuer or its agents that are, in their sole judgment, required to be withheld pursuant to applicable tax laws will be treated as having been paid to the Transferee by the Issuer.

B-7-3

10. To the extent required by the Issuer, the Issuer may, upon written notice to the Trustee, impose additional transfer restrictions on the Notes to comply with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 and other similar laws or regulations, including, without limitation, requiring each transferee of a Note to make representations to the Issuer in connection with such compliance.

11. It agrees to be subject to the Bankruptcy Subordination Agreement.

12. It is deemed to have consented, and to have provided any necessary consents, to the acquisition of Collateral Obligations on or prior to the Closing Date.

13. It understands that the Issuer, the Trustee, the Collateral Administrator, the Investment Manager and the Placement Agent and their respective counsel will rely upon the accuracy and truth of the foregoing representations, and it hereby consents to such reliance.

14. If it is not a United States Person, it represents or shall be deemed to represent that either (i)(A) it is not a bank (or an entity affiliated with a bank) extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business (within the meaning of Section 881(c)(3)(A) of the Code), (B) it is not a “10-percent shareholder” of the Sole Equity Owner within the meaning of Section 871(h)(3) of the Code, and (C) it is not a “controlled foreign corporation” that is related to the Sole Equity Owner within the meaning of Section 881(c)(3)(C) of the Code, (ii) it has provided an IRS Form W-8BEN-E or IRS Form W-8BEN, as applicable, representing that it is eligible for benefits under an income tax treaty with the United States that eliminates U.S. federal income taxation of U.S. source interest not attributable to a permanent establishment in the United States, or (iii) it has provided an IRS Form W-8ECI representing that all payments received or to be received by it on the Notes are effectively connected with the conduct of a trade or business within the United States for U.S. federal income tax purposes and includible in its gross income.

15. It represents that it is not a member of an “expanded group” (within the meaning of the Treasury Regulations issued under Section 385 of the Code) that includes a domestic corporation (as determined for U.S. federal income tax purposes) if (a) such domestic corporation, directly or indirectly (through one or more entities that are treated for U.S. federal income tax purposes as partnerships, disregarded entities, or grantor trusts), owns Tax Restricted Secured Notes or LLC Interests and (b) the Issuer is a “controlled partnership” (within the meaning of the Treasury Regulations issued under Section 385 of the Code) with respect to such expanded group; provided that the Transferee may acquire Tax Unrestricted Secured Notes in violation of this restriction if it provides the Issuer with an opinion of nationally recognized U.S. tax counsel experienced in such matters, in form and substance satisfactory to the Investment Manager, to the effect that the Transfer of such Notes will not cause such Notes to be recharacterized as equity under the Treasury Regulations issued under Section 385 of the Code.

16. It agrees that the proportional share of any Contribution Repayment Amount owed to a transferor of LLC Interests (immediately prior to giving effect to such transfer) shall be transferred to the applicable transferee thereof as set forth in Section 10.3(f) of the Indenture.

B-7-4

17. It agrees that prior to the Transfer by the Sole Equity Owner of any Secured Notes or prior to the Transfer by the Sole Equity Owner of the entirety of its LLC Interests, (A) the Sole Equity Owner must receive written advice of Chapman and Cutler LLP, or an opinion of other nationally recognized U.S. tax counsel experienced in these matters, to the effect that any Secured Notes that will be treated as issued for U.S. federal income tax purposes as a result of the Transfer will be treated as indebtedness for U.S. federal income tax purposes, and (B) any Secured Notes that will be treated as issued for U.S. federal income tax purposes as a result of the Transfer will be issued with a separate CUSIP from the Secured Notes of the corresponding Class that were previously issued for U.S. federal income tax purposes, unless the Secured Notes treated as issued as a result of the Transfer are (i) treated as issued pursuant to a “qualified reopening” of the Secured Notes of the corresponding Class that were previously issued for U.S. federal income tax purposes, (ii) otherwise treated as part of the same “issue” of debt instruments as the Secured Notes of the corresponding Class that were previously issued for U.S. federal income tax purposes or (iii) treated as issued with less than a de minimis amount of original issue discount for U.S. federal income tax purposes.

18. It agrees that Tax Restricted Secured Notes held by the Issuer or the Sole Equity Owner can be Transferred to one or more third parties unrelated to the Issuer and the Sole Equity Owner only if, in connection with such Transfer, the Issuer receives an opinion in respect of such Notes from Milbank LLP or Chapman and Cutler LLP to the effect that after such Notes are Transferred from the Issuer or the Sole Equity Owner (as applicable) to such third party or third parties (as applicable), such Notes will be treated as debt for U.S. federal income tax purposes. It agrees that any purported Transfer of Tax Restricted Secured Notes not in accordance with this paragraph 23 shall be void ab initio.

B-7-5

Name of Purchaser:

Dated:

___________________________________

By:

Name:

Title:

Aggregate principal amount of Class [______] Notes: U.S.$__________

Purchase price (% of par) for Class [______] Notes: ____________

cc:	BLACKROCK DLF 2026-C CLO, LLC c/o Puglisi & Associates

850 Library Avenue, Suite 204
Newark, Delaware 19711

COMPUTERSHARE TRUST COMPANY, N.A., as Trustee
9062 Old Annapolis Road

Columbia, Maryland 21045

Attention: CLO Trust Services – BlackRock DLF 2026 C CLO, LLC

B-7-6

EXHIBIT B-8

FORM OF DAISY CHAIN LETTER

[DATE]

Computershare Trust Company, N.A., as Trustee
1505 Energy Park Drive

St. Paul, MN 55108

Attention: Transfer Agent Team – BlackRock DLF 2026 C CLO, LLC

cc:	BlackRock DLF 2026-C CLO, LLC c/o Puglisi & Associates

850 Library Avenue, Suite 204
Newark, Delaware 19711

Computershare Trust Company, N.A., as Trustee
9062 Old Annapolis Road

Columbia, Maryland 21045

Attention: CLO Trust Services – BlackRock DLF 2026-C CLO, LLC

Reference is hereby made to the Indenture, dated as of May 27, 2026, between BlackRock DLF 2026-C CLO, LLC, a limited liability company organized under the laws of the State of Delaware (the “Issuer”) and Computershare Trust Company, N.A., as trustee (herein, together with its permitted successors and assigns in the trusts hereunder, the “Trustee”) (the “Indenture”). Capitalized terms used but not defined in this Daisy Chain Letter shall have the meanings ascribed to them in the Indenture.

This letter of representations and covenants (this “Daisy Chain Letter”) relates to the acquisition by the undersigned (the “Transferee”) of interests in one or more Tax Restricted Secured Notes in the principal amount(s) and for the purchase price(s) set forth on the signature page hereof (the “Notes Interests”).

In connection with and with respect to the proposed transfer of such Notes Interests and without limiting any provision of the Indenture, the Transferee hereby represents, warrants and covenants for the benefit of the Issuer and its counsel as set forth below:

1. Transferee either (A) is the beneficial owner of the Notes Interests for U.S. federal income tax purposes or (B) if it is acting as an agent, fiduciary, intermediary, nominee or otherwise as other than the beneficial owner of the Notes Interests for such purposes, it is making the following representations and entering into the following covenants and agreements on behalf of such beneficial owner (in which case, references to “Transferee” below shall, as the context requires, be construed to include the person that is the beneficial owner of the Notes Interests for U.S. federal income tax purposes).

B-8-1

2. The Transferee has received and reviewed a copy of the Offering Circular.

3. The Transferee is a United States Person and as an attachment to this Daisy Chain Letter the Transferee is providing the Issuer and the Trustee (and any of their agents) with a correct, complete and properly executed IRS Form W-9 (or applicable successor form), which includes, without limitation, its name and U.S. taxpayer identification number and signed on the date it acquires Notes Interests.

4. The Transferee has attached a certificate substantially in the form of Exhibit B-5 and either (i) if acquiring Tax Restricted Secured Notes in the form of Rule 144A Global Notes, Exhibit B-6, or (ii) if acquiring Tax Restricted Secured Notes in the form of either Uncertificated Notes or Certificated Notes, Exhibit B-2.

5. Prior to the Transfer of any Notes Interests to any person to which the Transferee subsequently makes a Transfer (“Subsequent Transferee”), the Transferee will cause such Subsequent Transferee to deliver a letter in substantially the form of this Daisy Chain Letter to the Trustee.

Any Transfer made in violation of this letter will be void ab initio, and will not bind or be recognized by the Issuer or any other Person, and no Person to which the Notes Interests are Transferred shall become a holder of an interest in Tax Restricted Secured Notes unless such Person completes and executes this Daisy Chain Letter and delivers it to the Trustee.

THIS DAISY CHAIN LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

The representations, warranties and agreements in this Daisy Chain Letter will survive the closing of the transactions contemplated hereby.

Any covenant, provision, agreement or term of this Daisy Chain Letter that is prohibited or is held to be void or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability, without in any way invalidating, affecting or impairing the remaining provisions hereof. Except as otherwise provided herein, this Daisy Chain Letter shall be binding upon and inure to the benefit of the parties and their successors, heirs, executors, legal representatives and transferees.

B-8-2

The Transferee hereby irrevocably submits to the non-exclusive jurisdiction of the Supreme Court of the State of New York sitting in the Borough of Manhattan and the United States District Court for the Southern District of New York in any action or proceeding arising out of or relating to this Daisy Chain Letter, and the Transferee hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York state or federal court. The Transferee hereby irrevocably waives, to the fullest extent that it may legally do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The Transferee irrevocably consents to the service of any and all process in any action or proceeding by the mailing or delivery of copies of such process to it at the investor’s address specified on the signature page. The Transferee agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

THE TRANSFEREE IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS DAISY CHAIN LETTER OR THE TRANSACTIONS CONTEMPLATED HEREBY.

[Remainder intentionally left blank | signature page follows]

B-8-3

[__________], as Transferee

By:

Name:

Title:

Notes Interests:

[Class][Purchase Price]

ACKNOWLEDGED AND AGREED BY:

[__________],
as Transferor

By:

Name:

Title:

B-8-4

EXHIBIT C

FORM OF CONTRIBUTION NOTICE

BlackRock DLF 2026-C CLO, LLC
c/o Puglisi & Associates

850 Library Avenue, Suite 204
Newark, Delaware 19711

(as Issuer)

Computershare Trust Company, N.A., as Trustee
9062 Old Annapolis Road

Columbia, MD 21045

Attention: CLO Trust Services – BlackRock DLF 2026 C CLO, LLC
(as Trustee)

Tennenbaum Capital Partners, LLC

2951 28th Street, Suite 1000

Santa Monica, California 90405

(as Investment Manager)

Re: Contribution

Ladies and Gentlemen:

Reference is hereby made to the Indenture, dated as of May 27, 2026, between the Issuer and the Trustee (as the same may be amended, restated, supplemented or otherwise modified, the “Indenture”).

The undersigned hereby certifies that, in connection with its Contribution pursuant to Section 10.3(f) of the Indenture, (i) it is the beneficial owner of U.S.$ __________ in Aggregate Outstanding Amount of the LLC Interests due 2034 of BlackRock DLF 2026-C CLO, LLC and (ii) it understands that its Contribution shall be received into the Permitted Use Account and applied for a Permitted Use as set forth in the Indenture.

Contribution amount: $______________.

Contributor Name:__________________

Address:

________________________

________________________

________________________

Attention:

Facsimile no.:

Telephone no.:

Email:

The undersigned directs such Contribution (or portion thereof) to be used for the following Permitted Use: ____________________________________

The undersigned hereby certifies that the Contribution identified herein and this Contribution Notice complies with the terms of the Indenture.

[signature page follows]

IN WITNESS WHEREOF, the undersigned has caused this notice to be duly executed this [_____] day of [_____________, ____].

[NAME OF CONTRIBUTOR]

By:
Name:
Title:

Acknowledged and Agreed:

TENNENBAUM CAPITAL PARTNERS, LLC

By:
Name:
Title:

EXHIBIT D

FORM OF NOTE OWNER CERTIFICATE

BlackRock DLF 2026-C CLO, LLC
c/o Puglisi & Associates

850 Library Avenue, Suite 204
Newark, Delaware 19711

(as Issuer)

Computershare Trust Company, N.A.

9062 Old Annapolis Road

Columbia, Maryland 21045

Attention: CLO Trust Services – BlackRock DLF 2026 C CLO, LLC

(as Trustee)

Tennenbaum Capital Partners, LLC

2951 28th Street, Suite 1000

Santa Monica, California 90405

(as Investment Manager)

Re:	Reports Prepared Pursuant to the Indenture, dated as of May 27, 2026, between BlackRock DLF 2026-C CLO, LLC (the “Issuer”) and Computershare Trust Company, N.A., as Trustee (the “Indenture”).

Ladies and Gentlemen:

The undersigned hereby certifies that it is the beneficial owner of U.S.$____________ in principal amount of the following Class of Notes, in each case due 2034:

☐	Class A-1 Senior Secured Floating Rate Notes

☐	Class A-2 Senior Secured Floating Rate Notes

☐	Class B Senior Secured Floating Rate Notes

☐	Class C Secured Deferrable Floating Rate Notes

☐	Class D Secured Deferrable Floating Rate Notes

The undersigned hereby requests the Trustee grant it access to or deliver to it, as applicable, and as and when granted or delivered to any Holder under the Indenture, all notices, reports or other communications required to be delivered to any Holder under the Indenture or any Transaction Document. The undersigned hereby certifies that it will notify the Trustee when it sells all or a portion of its beneficial interest in such Class of Note. Capitalized terms used but not defined herein shall have the meaning given them in the Indenture.

In consideration of the physical or electronic signature hereof by the beneficial owner, the Issuer, the Trustee, the Investment Manager, or their respective agents may from time to time communicate or transmit to the beneficial owner (a) information upon the request of the beneficial owner pursuant to the Indenture and (b) other information or communications marked or otherwise identified as confidential (collectively, but subject to the following sentence, “Confidential Information”). Confidential Information relating to the Issuer shall not include, however, any information that (i) was publicly known or otherwise known to the beneficial owner prior to the time of such communication or transmission; (ii) subsequently becomes publicly known through no act or omission by the beneficial owner or any Person acting on behalf of beneficial owner; (iii) otherwise is known or becomes known to the beneficial owner other than (x) through disclosure by the Issuer or (y) to the knowledge of the beneficial owner after reasonable inquiry, as a result of the breach of a fiduciary duty to the Issuer or a contractual duty to the Issuer; or (iv) is allowed to be treated as non-confidential by consent of the Issuer.

The beneficial owner will maintain the confidentiality of all Confidential Information in accordance with procedures adopted by the beneficial owner in good faith to protect Confidential Information of third parties delivered to the beneficial owner; provided that the beneficial owner may deliver or disclose Confidential Information to: (i) its directors, trustees, officers, employees, agents, attorneys and affiliates who agree to hold confidential the Confidential Information substantially in accordance with these terms and to the extent such disclosure is reasonably required for the administration of the matters contemplated hereby or the investment represented by the Notes; (ii) its legal advisors, financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with these terms and to the extent such disclosure is reasonably required for the matters contemplated hereby or the investment represented by the Notes; (iii) any other Holder, or any of the other parties to the Indenture or the Investment Management Agreement; (iv) except for Specified Obligor Information, any Person of the type that would be, to such Person’s knowledge, permitted to acquire Notes or any other security of the Issuer in accordance with the requirements of Section 2.5 of the Indenture to which such Person sells or offers to sell any such Note or security or any part thereof; (v) any federal or state or other regulatory, governmental or judicial authority having jurisdiction over such Person; (vi) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about the investment portfolio of such Person, reinsurers and liquidity and credit providers that agree to hold confidential the Confidential Information substantially in accordance with these provisions; (vii) the Rating Agencies or any NRSRO (subject to Section 14.17 of the Indenture); (viii) any other Person with the consent of the Issuer and the Investment Manager; or (ix) any other Person to which such delivery or disclosure may be necessary or appropriate (A) to effect compliance with any law, rule, regulation or order applicable to such Person, (B) in response to any subpoena or other legal process (unless prohibited by applicable law, rule, order or decree or other requirement having the force of law), (C) in connection with any litigation to which such Person is a party (unless prohibited by applicable law, rule, order or decree or other requirement having the force of law), (D) if an Event of Default has occurred and is continuing, to the extent such Person may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under the Notes or the Indenture or (E) in the Trustee’s performance of its obligations under the Indenture or the other transaction document related thereto; and provided that delivery to the Holder by the Trustee of any report of information required by the terms of the Indenture to be provided to Holders shall not be a violation of Section 14.18 of the Indenture. The beneficial owner agrees, except as set forth in clauses (v), (vi) and (ix) above, that it shall use the Confidential Information for the sole purpose of making an investment in the Notes or administering its investment in the Notes; and that the Trustee shall neither be required nor authorized to disclose to it any Confidential Information in violation of these provisions. In the event of any required disclosure of the Confidential Information by the beneficial owner, it hereby agrees to use reasonable efforts to protect the confidentiality of the Confidential Information.

Submission of this certificate bearing the beneficial owner’s physical or electronic signature shall constitute effective delivery hereof. This certificate shall be construed in accordance with, and this certificate and all matters arising out of or relating in any way whatsoever (whether in contract, tort or otherwise) to this certificate shall be governed by, the law of the State of New York.

IN WITNESS WHEREOF, the undersigned has caused this certificate to be duly executed this ____ day of ____________, ____.

[NAME OF BENEFICIAL OWNER]

By:
Name:
Title: Authorized Signatory

Tel.: ________________

Fax: ________________

EXHIBIT E

APPROVED APPRAISAL FIRMS

1.	Houlihan Lokey, Inc.

2.	Duff & Phelps LLC

3.	Howard & Zukin Capital, Inc.

4.	Murray, Devine and Company

5.	Lincoln Appraisal & Settlement Services

6.	Grant Thornton LLP

7.	MarkIt

8.	Thomson Reuters LPC

E-1

EXHIBIT F

[RESERVED]

F-1

EXHIBIT G

FORM OF CONFIRMATION OF REGISTRATION

[DATE]

[NAME OF HOLDER OF NOTES]

[ADDRESS OF HOLDER OF NOTES]

Re: Confirmation of Registration

Reference is hereby made to the Indenture, dated as of May 27, 2026, between BlackRock DLF 2026-C CLO, LLC, as Issuer and Computershare Trust Company, N.A., as Trustee (the “Indenture”), as the same may be supplemented or amended from time to time in accordance with its terms. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

We hereby confirm that the Notes Registrar has registered the notional amount of Uncertificated Notes specified below, in the name specified below, in the Notes Register.

Uncertificated Note: [INSERT CLASS OF NOTES]

Notional Amount:    U.S. $[____]

Registered Name:     [_____]

COMPUTERSHARE TRUST COMPANY, N.A.,

as Notes Registrar

By:
Name:
Title:

G-1

EXHIBIT H

FORM OF REQUEST FOR TRANSFER OF UNCERTIFICATED NOTE

BLACKROCK DLF 2026-C CLO, LLC

Computershare Trust Company, N.A.
1505 Energy Park Drive

St. Paul, MN 55108

Attention: Transfer Agent Team – BlackRock DLF 2026 C CLO, LLC

The Person listed as the Transferor below (the “Transferor”) requests to transfer the Uncertificated Note described below:

Uncertificated Note To Be Transferred:

_______________________________

[Insert CUSIP or ISIN No.]

Principal Amount:  U.S.$ ___________________________

Registered Name:   _________________________________

The Transferor requests that a[n] [Rule 144A Global Secured Note][Regulation S Global Secured Note][Certificated Note][Uncertificated Note] be issued pursuant to the instructions contained in the attached completed and signed Transfer Certificate.

[Signature Page Follows]

H-1

The undersigned is duly authorized by the Transferor to execute and deliver this “Request for Transfer of Uncertificated Note.” Questions concerning the foregoing or the attached should be directed to the undersigned.

___________________________

(Signature)

___________________________

(Print Name)

Telephone: ___________________________

Fax: ___________________________

Email: ___________________________

Date: ___________________________

Tax ID: ___________________________

Wiring Information: ___________________________

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